As filed with the Securities and Exchange Commission on July 2, 1999.
                                 Registration No's. 333-      and 333-
                                                       -----          -----
       =======================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                               -----------------------
                                       FORM S-4
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------------

              TXU EASTERN FUNDING COMPANY    TXU EASTERN HOLDINGS LIMITED
             (EXACT NAME OF REGISTRANT AS    (EXACT NAME OF REGISTRANT AS
               SPECIFIED IN ITS CHARTER)       SPECIFIED IN ITS CHARTER)

                   ENGLAND AND WALES               ENGLAND AND WALES
            (STATE OR OTHER JURISDICTION OF (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION) INCORPORATION OR ORGANIZATION)

                         7389                            6719
             (Primary Standard Industrial    (Primary Standard Industrial
              Classification Code Number)     Classification Code Number)

                      98-0203668                      98-0188080
                   (I.R.S. Employer                (I.R.S. Employer
                  Identification No.)             Identification No.)

                      Crown House                     Crown House
                      51 Aldwych                      51 Aldwych
               London, England WC2B 4AX        London, England WC2B 4AX
                  011-44-171-420-4000             011-44-171-420-4000

            (ADDRESS, INCLUDING ZIP CODE,    (ADDRESS, INCLUDING ZIP CODE,
           AND TELEPHONE NUMBER, INCLUDING  AND TELEPHONE NUMBER,INCLUDING
              AREA CODE, OF REGISTRANT'S      AREA CODE, OF REGISTRANT'S
             PRINCIPAL EXECUTIVE OFFICES)     PRINCIPAL EXECUTIVE OFFICES)

         ROBERT A. WOOLDRIDGE,  PETER B. TINKHAM,    ROBERT J. REGER, JR.,
                  Esq.                 Esq.                  Esq.
          Worsham, Forsythe &        Secretary     Thelen Reid & Priest LLP
           Wooldridge, L.L.P.        TXU Corp         40 West 57th Street
            1601 Bryan Street    1601 Bryan Street New York, New York 10019
          Dallas, Texas  75201 Dallas, Texas  75201     (212) 603-2000
             (214) 979-3000       (214) 812-4600


          (NAMES AND ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS,
                     INCLUDING AREA CODES, OF AGENTS FOR SERVICE)

                               -----------------------

           It is respectfully requested that the Commission send copies of all notices, orders and communications to:

         RICHARD L. HARDEN, Esq.   JOHN BUCHANAN          PHILIP ELLIS
           Winthrop, Stimson,     Secretary, TXU     Secretary, TXU Eastern
            Putnam & Roberts     Eastern Funding        Holdings Limited
               One Battery            Company         c/o Eastern Group plc
               Park Plaza      c/o Eastern Group plc     Wherstead Park
           New York, New York     Wherstead Park        Ipswich, Suffolk,
               10004-1490        Ipswich, Suffolk,       England IP9 2AQ
             (212) 858-1000       England IP9 2AQ      011-44-1473-55-3102
                                011-44-1473-55-3102


               Approximate date of commencement of proposed sale of the
                           securities to the public:
           AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES
                                      EFFECTIVE.

               If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
                              ---------

               If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
          [ ]
              ---------

                           CALCULATION OF REGISTRATION FEE
       =======================================================================
                                        Proposed
                                        maximum     Proposed
        Title of each                   offering    maximum
           class of                      price      aggregate      Amount of
        securities to   Amount to be      per       offering     registration
        be registered    registered     unit(1)     price(1)        fee(1)
       -----------------------------------------------------------------------
        6.15% Exchange
        Senior Notes    $350,000,000     100%     $350,000,000    $ 95,480
       -----------------------------------------------------------------------
        6.45% Exchange
        Senior Notes    $650,000,000     100%     $650,000,000    $173,355
       -----------------------------------------------------------------------
        6.75% Exchange
        Senior Notes    $500,000,000     100%     $500,000,000    $130,151
       -----------------------------------------------------------------------
        Guarantees by
        TXU Eastern
        Holdings
        Limited with
        respect to
        the Exchange
        Senior Notes(2)
       -----------------------------------------------------------------------
        Total         $1,500,000,000     100%   $1,500,000,000    $398,986
       =======================================================================

          (1) The filing fee has been calculated pursuant to Rule 457(f)(1) promulgated under the Securities Act of 1933 using June 25, 1999 as the specified date. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to the Guarantees by TXU Eastern Holdings Limited with respect to the Exchange Senior Notes.
          (2) No separate consideration will be received for the Guarantees of the Exchange Senior Notes.

               THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

          ===================================================================

          The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction in which an offer, solicitation or sale is not permitted.

                     Subject to Completion, dated         , 1999
                                                  --------


          PROSPECTUS



                             TXU EASTERN FUNDING COMPANY

                         OFFER TO EXCHANGE ANY OR ALL OF ITS


              $350,000,000         $650,000,000           $500,000,000
           6.15% SENIOR NOTES   6.45% SENIOR NOTES     6.75% SENIOR NOTES
            DUE MAY 15, 2002     DUE MAY 15, 2005       DUE MAY 15, 2009
                  FOR                   FOR                    FOR
            6.15% EXCHANGE        6.45% EXCHANGE         6.75% EXCHANGE
              SENIOR NOTES         SENIOR NOTES           SENIOR NOTES
            DUE MAY 15, 2002     DUE MAY 15, 2005       DUE MAY 15, 2009

              All of the senior notes and the exchange senior notes are
                                    guaranteed by

                             TXU EASTERN HOLDINGS LIMITED



                . The exchange offer and your right to withdraw your tender of senior notes will expire at 5:00 p.m., New York City time, on (), 1999 unless extended by Funding and Holdings.

                . The exchange offer is subject to customary conditions. Funding and Holdings may decide not to accept tenders that do not comply with those conditions or may waive them.

                . The terms of each series of the exchange senior notes are substantially identical to the corresponding series of senior notes, except for certain transfer restrictions and registration rights relating to the senior notes.

                . Funding and Holdings will not receive any proceeds from the exchange offer.

                . Funding and Holdings are not using an underwriter in connection with the exchange offer.

                . Funding and Holdings have applied to list the exchange senior notes on the Luxembourg Stock Exchange.


               INVESTING IN THE EXCHANGE SENIOR NOTES INVOLVES RISKS.
                           RISK FACTORS BEGINS ON PAGE ().


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus is (), 1999.

                                  TABLE OF CONTENTS

          ENFORCEABILITY OF CIVIL LIABILITIES . . . . . . . . . . . . .   4
          PRESENTATION OF CURRENCY, FINANCIAL AND OTHER INFORMATION . .   4
          UK SELLING RESTRICTIONS . . . . . . . . . . . . . . . . . . .   4
          FORWARD-LOOKING STATEMENTS  . . . . . . . . . . . . . . . . .   4
          SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . .  17
          TXU EASTERN HOLDINGS LIMITED  . . . . . . . . . . . . . . . .  21
          EASTERN GROUP plc . . . . . . . . . . . . . . . . . . . . . .  21
          TXU EASTERN FUNDING COMPANY . . . . . . . . . . . . . . . . .  21
          OWNERSHIP STRUCTURE . . . . . . . . . . . . . . . . . . . . .  22
          CAPITALIZATION OF TXU EASTERN HOLDINGS LIMITED  . . . . . . .  23
          EXCHANGE RATES  . . . . . . . . . . . . . . . . . . . . . . .  24
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND RESULTS OF OPERATIONS . . .  25
          INDUSTRY BACKGROUND . . . . . . . . . . . . . . . . . . . . .  38
          EASTERN BUSINESS OVERVIEW . . . . . . . . . . . . . . . . . .  45
          SECURITY OWNERSHIP  . . . . . . . . . . . . . . . . . . . . .  62
          MANAGEMENT OF TXU EASTERN FUNDING COMPANY . . . . . . . . . .  62
          MANAGEMENT OF TXU EASTERN HOLDINGS LIMITED  . . . . . . . . .  63
          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS  . . . . . . .  65
          MANAGEMENT OF EASTERN GROUP plc . . . . . . . . . . . . . . .  65
          EXCHANGE OFFER  . . . . . . . . . . . . . . . . . . . . . . .  67
          DESCRIPTION OF THE EXCHANGE SENIOR NOTES  . . . . . . . . . .  75
          CERTAIN INCOME TAX CONSIDERATIONS . . . . . . . . . . . . . .  93
          PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . .  99
          INDEPENDENT ACCOUNTANTS . . . . . . . . . . . . . . . . . . . 100
          LEGAL REVIEW  . . . . . . . . . . . . . . . . . . . . . . . . 100
          LEGALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . 100
          NATURE OF FINANCIAL INFORMATION . . . . . . . . . . . . . . . 100
          WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . 101
          LUXEMBOURG STOCK EXCHANGE AND OTHER INFORMATION . . . . . . . 102
          INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . F-1

               YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. TXU EASTERN FUNDING COMPANY (FUNDING) AND TXU EASTERN HOLDINGS LIMITED (HOLDINGS) HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. FUNDING AND HOLDINGS ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. THE BUSINESS PROFILE, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS OF FUNDING AND HOLDINGS MAY HAVE CHANGED SINCE THAT DATE.

               This prospectus incorporates important information about the exchange senior notes that is not included in or delivered with this prospectus. See WHERE YOU CAN FIND MORE INFORMATION. You may obtain copies of documents containing that information from Holdings, without charge, by either calling or writing to:

               TXU Eastern Holdings          TXU Eastern Holdings
                Limited                       Limited
               Crown House                   c/o TXU Corp
               51 Aldwych               or   Secretary's Office
               London WC2B 4AX               1601 Bryan Street
               England                       Dallas, TX  75201
               Telephone:                    USA
               011-44-171-420-4000.          Telephone:  214-812-4600


               In order to obtain timely delivery, you must request documents from Holdings no later than (), which is five business days before the expiration date of the exchange offer on ().

                         ENFORCEABILITY OF CIVIL LIABILITIES

               Funding is a private unlimited company and Holdings is a private limited company. Each is incorporated under the laws of England and Wales. Substantially all the assets of Funding and Holdings are located outside the US. As a result, it may not be possible for investors to effect service of process within the US upon Funding or Holdings or to enforce against either of them, in original actions or in actions for enforcement of judgments of US courts, civil liabilities based upon US securities laws.

               Funding and Holdings have appointed Thelen Reid & Priest LLP, New York, New York, as their authorized agent upon which process may be served in any action arising out of or based upon the indenture, the exchange senior notes, the guarantee, the deposit agreement or the registration rights agreement that may be instituted in any US Federal or state court having subject matter jurisdiction in the Borough of Manhattan, The City of New York, New York, and have consented to the jurisdiction of those courts in any such action or proceeding.


              PRESENTATION OF CURRENCY, FINANCIAL AND OTHER INFORMATION

               Holdings publishes its consolidated financial statements in pounds sterling. In this prospectus, references to "pounds sterling," "GBP," "pence" or "(pounds sterling)" are to currency of the United Kingdom (UK) and references to "US dollars," "US$" or "$" are to US currency. References to "NLG" are to currency of The Netherlands. As used in this prospectus, "US GAAP" means US generally accepted accounting principles and "UK GAAP" means UK generally accepted accounting principles. References to "MW" are to megawatts, "MWh" are to megawatt hours, "kW" are to kilowatts, "kWh" are to kilowatt hours, "TWh" are to terawatt hours, "GW" are to gigawatts, "GWh" are to gigawatt hours, "kV" are to kilovolts and "LV" are to low volts.

               For the convenience of the reader, this prospectus contains translations of certain pounds sterling amounts into US dollars at specified rates, or, if the rate has not been specified, at the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York (Noon Buying Rate) on March 31, 1999 of $1.61 = (pounds sterling)1.00. Funding and Holdings do not make any representation that the pounds sterling amounts have been, could have been or could be converted into US dollars at the rates indicated or at any other rates. See EXCHANGE RATES for historical information regarding Noon Buying Rates.


                               UK SELLING RESTRICTIONS

               There are restrictions on the offer and sale of beneficial interests in the exchange senior notes in the UK. Anything done by any person in relation to the exchange senior notes involving the UK must comply with all applicable provisions of the UK Financial Services Act 1986 and the UK Public Offers of Securities Regulations 1995. See PLAN OF DISTRIBUTION.


                              FORWARD-LOOKING STATEMENTS

               This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act. Funding and Holdings have based these forward-looking statements on their current expectations and projections about future events and assumptions they believe to be reasonable. These forward-looking statements are subject to risks, uncertainties and assumptions about Funding, Holdings and Holdings' subsidiaries that could cause the actual results of Funding or Holdings to differ materially from those projected in any forward-looking statement, including, among other things:

                . general economic and business conditions in the UK and in the service area for Eastern Electricity plc (Eastern Electricity), formerly Eastern Electricity's authorized area, which has been opened to competition;

                . unanticipated changes in interest rates, in rates of inflation, or in foreign exchange rates;

                . prevailing governmental, statutory, regulatory or administrative policies and initiatives affecting Holdings, its subsidiaries or the UK or European electric and gas utility industries;

                .   general industry trends;

                .   competition;

                .   power costs and availability;

                . changes in business strategy, development plans or vendor relationships;

                . availability, terms and deployment of capital and capital market conditions;

                .   availability of qualified personnel;

                . changes in, or the failure or inability to comply with, governmental regulations, including, among other things, environmental regulations;

                .   changes in tax laws;

                .   weather conditions and other natural phenomena;

                . unanticipated population growth or decline, and changes in market demand and demographic patterns;

                . access to adequate transmission facilities to meet changing demand;

                . pricing and transportation of oil, coal, natural gas and other commodities;

                . unanticipated changes in operating expenses and capital expenditures;

                . inability of various counterparties to meet their obligations with respect to financial instruments;

                . changes in technology used and services offered by Eastern Group plc (Eastern), which is an indirect subsidiary of Holdings;

                . unanticipated problems related to Eastern's internal Year 2000 (Y2K) initiative and potential adverse consequences related to Y2K non-compliance of third parties; and

                .   other factors described in this prospectus.

               Any forward-looking statements speak only as of the date of this prospectus. Funding and Holdings undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                                       SUMMARY

               This summary may not contain all the information that may be important to you. You should read the entire prospectus, including the financial data and related notes, before making an investment decision.

                             SUMMARY CORPORATE STRUCTURE

                      [Chart of Corporate Structure appears here.]



             TXU EASTERN HOLDINGS LIMITED AND TXU EASTERN FUNDING COMPANY

               Holdings is a private limited company (Company No. 3505836) incorporated under the laws of England and Wales on February 5, 1998. It is an indirect wholly-owned subsidiary of Texas Utilities Company, doing business as TXU Corp, and is a holding company for TXU Corp's UK operations.

               Funding is a private unlimited company (Company No. 3710529) incorporated on February 4, 1999 under the laws of England and Wales. It is a wholly-owned indirect subsidiary of Holdings. Funding was organized solely to provide financing for the operations of Holdings and its subsidiaries.

               Holdings' and Funding's principal offices are located at Crown House, 51 Aldwych, London WC2B 4AX, England, and the telephone number is (011) 44 171 420 4000.

                                  EASTERN GROUP PLC

               Eastern, which is an indirect subsidiary of Holdings, is the holding company for a leading integrated energy business in the UK. Its principal business operations are electricity networks and energy businesses in the UK. As used in this prospectus, "Eastern" refers to Eastern Group plc and its consolidated subsidiaries, except as the context otherwise requires.

               The networks business of Eastern is the largest distributor of electricity in England and Wales, with over 3 million customers in an authorized service area covering approximately 20,300 square kilometers in the east of England and parts of north London.

               The energy businesses incorporate retailing of electricity and gas as well as electric power generation, gas production and energy portfolio management operations. Eastern is the fourth largest generator of electricity in the UK. It currently owns, operates or has an interest in approximately 9.4% of the total UK generating capacity. Eastern's energy business is also one of the largest retailers of electricity and natural gas in England and Wales, with approximately 4.0 million electric and natural gas customers. Eastern is also forming business alliances with European power companies in order to position itself to implement its integrated energy business strategy across the rest of Europe, as these markets open to competition.

                       THE PRIVATE OFFERING OF THE SENIOR NOTES

          Senior Notes  . . . . . . .  On May 13, 1999, Funding issued and sold beneficial interests in
                                       $350,000,000 aggregate principal
                                       amount of its 6.15% senior notes,
                                       $650,000,000 aggregate principal
                                       amount of its 6.45% senior notes and
                                       $500,000,000 aggregate principal
                                       amount of its 6.75% senior notes.
                                       The offering of the senior notes was
                                       exempt from registration under the
                                       Securities Act.  The initial
                                       purchasers of the senior notes sold
                                       beneficial interests in the senior
                                       notes to qualified institutional
                                       buyers under Rule 144A and to non-US
                                       persons under Regulation S.  All the
                                       senior notes originally issued are
                                       outstanding.


                                  THE EXCHANGE OFFER

               Funding and Holdings have agreed to use their best efforts to complete the exchange offer for the senior notes by (), 1999. The terms of the exchange offer, which are specified in greater detail in EXCHANGE OFFER and in the accompanying Letter of Transmittal, include the following:

          The Exchange Offer  . . . .  Funding and Holdings are offering to exchange Funding's 6.15% exchange
                                       senior notes, Funding's 6.45%
                                       exchange senior notes and Funding's
                                       6.75% exchange senior notes, in
                                       principal amounts of $10,000 and
                                       integral multiples of $1,000 for
                                       amounts in excess of $10,000, for
                                       equal principal amounts of Funding's
                                       6.15% senior notes, Funding's 6.45%
                                       senior notes and Funding's 6.75%
                                       senior notes, respectively, that are
                                       properly tendered and accepted.
                                       Funding will issue the exchange
                                       senior notes on or promptly after
                                       the expiration date.  See EXCHANGE
                                       OFFER.

          Resale of the Exchange
           Senior Notes . . . . . . .  Funding and Holdings believe that beneficial interests in the exchange
                                       senior notes may be offered for
                                       resale, resold and otherwise
                                       transferred by most owners thereof
                                       without further compliance with the
                                       registration and prospectus delivery
                                       requirements of the Securities Act.
                                       This belief is based upon existing
                                       interpretations of the staff of the
                                       SEC's Division of Corporation
                                       Finance set forth in several no-
                                       action letters and subject to
                                       important restrictions described in
                                       EXCHANGE OFFER --"Purpose and Effect
                                       of the Exchange Offer."  Funding and
                                       Holdings do not intend to seek their
                                       own no-action letter.  There can be
                                       no assurance that the staff of the
                                       SEC's Division of Corporation
                                       Finance would make a similar
                                       determination about the exchange
                                       senior notes as it has in no-action
                                       letters about exchanges of the
                                       securities of other companies.

                                       Senior notes that are not tendered
                                       for exchange will continue to be
                                       subject to transfer restrictions and
                                       will not have registration rights.
                                       Therefore, the market for secondary
                                       resales of any senior notes that are
                                       not tendered for exchange is likely
                                       to be minimal.

          Expiration Date . . . . . .  The exchange offer will expire at
                                       5:00 p.m., New York City time, on
                                       (), 1999, or a later time as to
                                       which it is extended.  Funding and
                                       Holdings will accept for exchange
                                       any and all beneficial interests in
                                       the senior notes which are properly
                                       tendered in the exchange offer prior
                                       to that time.  The beneficial
                                       interests in the exchange senior
                                       notes issued pursuant to the
                                       exchange offer will be delivered on
                                       or promptly after that date.

          Conditions of the
           Exchange Offer . . . . . .  Funding and Holdings will be
                                       required to complete the exchange
                                       offer only if specific conditions
                                       are satisfied.  If any of the
                                       conditions to the exchange offer are
                                       not satisfied, however, Funding and
                                       Holdings may nevertheless waive them
                                       and complete the exchange offer.
                                       See EXCHANGE OFFER --"Conditions."
                                       Funding and Holdings may terminate
                                       or amend the exchange offer at any
                                       time prior to the expiration date.

          Procedures for
           Beneficial Owners  . . . .  If you are an owner of a beneficial interest in the senior notes and if
                                       you want to tender your interest in
                                       the senior notes in the exchange
                                       offer, you must contact your
                                       securities intermediary and instruct
                                       it to tender on your behalf.

          Withdrawal Rights . . . . .  You may withdraw your tender of beneficial interests in the senior
                                       notes through your securities
                                       intermediary at any time prior to
                                       5:00 p.m., New York City time, on
                                       the expiration date.

          Special Procedures
           for Holders of
           Registered
           Certificates for
           Senior Notes . . . . . . .  In the event there are certificated registered senior notes, an
                                       appropriate Letter of Transmittal
                                       and specific instructions will be
                                       delivered to registered holders.
                                       When a holder executes a Letter of
                                       Transmittal, it is making
                                       representations to Funding and
                                       Holdings.

          Exchange Agent  . . . . . .  The Bank of New York, New York.

                              THE EXCHANGE SENIOR NOTES

          The Exchange Senior Notes .  $350,000,000 principal amount of
                                       Funding's 6.15% exchange senior
                                       notes due May 15, 2002.

                                       $650,000,000 principal amount of
                                       Funding's 6.45% exchange senior
                                       notes due May 15, 2005.

                                       $500,000,000 principal amount of
                                       Funding's 6.75% exchange senior
                                       notes due May 15, 2009.

          Interest Accrual  . . . . .  Interest on each exchange senior note will accrue from the date of
                                       the last interest payment on the
                                       senior note tendered.  If no
                                       interest has been paid on the senior
                                       notes, interest will accrue from the
                                       date of issuance of the senior
                                       notes.

          Interest Payment Dates  . .  Interest will be paid on May 15 and
                                       November 15 of each year, beginning
                                       November 15, 1999.

          Guarantee . . . . . . . . .  Payments on the exchange senior notes will be fully, unconditionally and
                                       irrevocably guaranteed by Holdings.

          Ratings . . . . . . . . . .  The exchange senior notes are expected to be assigned ratings of BBB+ by
                                       Standard & Poor's Ratings Services
                                       and Baa1 by Moody's Investors Service,
                                       Inc., the same ratings as those
                                       currently assigned to the senior
                                       notes.  These ratings will have
                                       been obtained with the understanding
                                       that the rating agencies will
                                       continue to monitor the credit
                                       ratings of Funding and Holdings,
                                       and will make future adjustments
                                       when they feel it is necessary.
                                       A rating reflects only the view of
                                       a rating agency.  It is not a
                                       recommendation to buy, sell or hold
                                       the exchange senior notes.  Any
                                       rating can be revised upward or
                                       downward or withdrawn at any
                                       time by a rating agency, if it
                                       decides the circumstances warrant
                                       that change.

          Ranking . . . . . . . . . .  The exchange senior notes will be unsecured and unsubordinated
                                       obligations of Funding and will
                                       rank equally with all other
                                       existing and future unsecured and
                                       unsubordinated indebtedness of
                                       Funding.

                                       The guarantee will be an unsecured
                                       and unsubordinated obligation
                                       of Holdings.  The guarantee will
                                       rank equally with all other existing
                                       and future unsecured and
                                       unsubordinated indebtedness of
                                       Holdings.  Because Holdings is a
                                       holding company, the guarantee
                                       will be effectively subordinated
                                       to existing and future liabilities
                                       and preference share capital of
                                       Holdings' subsidiaries, with some
                                       exceptions.

                                       The indenture does not limit the
                                       amount of unsecured debt Funding
                                       or Holdings or any of their
                                       respective subsidiaries may incur.
                                       The indenture contains restrictions
                                       on the ability of Funding, Holdings
                                       and significant subsidiaries of
                                       Holdings to incur secured
                                       indebtedness unless the same
                                       security is also provided for the
                                       benefit of holders of the senior
                                       notes. See RISK FACTORS and
                                       DESCRIPTION OF THE EXCHANGE
                                       SENIOR NOTES.

                                       Funding has no operations or assets.
                                       Holdings derives substantially all
                                       of its income from its operating
                                       subsidiaries.  Therefore, the ability
                                       of Funding and Holdings to make
                                       payments on the exchange senior
                                       notes or the guarantee is dependent
                                       upon the cash flows of Holdings'
                                       operating subsidiaries.  See
                                       DESCRIPTION OF THE EXCHANGE SENIOR
                                       NOTES -- "Guarantee of Holdings;
                                       Effective Priority of Subsidiary
                                       Obligations."

          Optional Redemption . . . .  Funding may redeem the 6.45% exchange senior notes and the 6.75% exchange
                                       senior notes in whole at any time or
                                       in part from time to time prior to
                                       maturity, at a redemption price which
                                       includes a make-whole premium.  See
                                       DESCRIPTION OF THE EXCHANGE SENIOR
                                       NOTES  -- "Redemption" for additional
                                       information regarding redemption
                                       prices.

                                       The 6.15% exchange senior notes may
                                       not be redeemed prior to maturity
                                       except as described in "Additional
                                       Amounts; Tax Redemption" below.

          Additional Amounts;
           Tax Redemption . . . . . .  Any payments made by Funding or
                                       Holdings under the exchange
                                       senior notes or the guarantee
                                       generally will be made without
                                       withholding or deduction for
                                       taxes unless required by law.  If
                                       required to withhold or deduct
                                       taxes from payments due under the
                                       exchange senior notes or the
                                       guarantee, then, subject to
                                       exceptions specified in the
                                       indenture, at their option, either:

                                       .    Funding or Holdings will pay
                                            any Additional Amounts necessary
                                            so that the net amount you
                                            receive after that withholding
                                            or deduction will not be less
                                            than the amount that you would
                                            have received in the absence of
                                            the withholding or deduction; or

                                       .    Funding will redeem all but not
                                            part of the exchange senior notes
                                            at par plus accrued interest.

                                       See DESCRIPTION OF THE EXCHANGE SENIOR
                                       NOTES --"Additional Amounts" and
                                       "Optional Redemption to Avoid Additional
                                       Amounts" for additional information.
                                       References in this prospectus to
                                       payments made on the exchange senior
                                       notes or under the guarantee include
                                       any Additional Amounts that are required to be paid.

          Listing . . . . . . . . . .  Funding has applied to list the exchange senior notes on the
                                       Luxembourg Stock Exchange.

          Form and Denomination . . .  Each series of the exchange senior notes will be represented by one or
                                       more global exchange senior notes in
                                       bearer form.  Certificates for these
                                       global exchange senior notes will be
                                       deposited with The Bank of New York,
                                       as book-entry depositary, for the
                                       benefit of DTC and its participants.
                                       You will not receive exchange senior
                                       notes in certificated form unless one
                                       of the events described under the
                                       heading DESCRIPTION OF THE EXCHANGE
                                       SENIOR NOTES --"Form, Book-Entry
                                       Procedures and Transfer" occurs.
                                       Instead, the book-entry depositary
                                       will issue to DTC one or more
                                       certificateless book-entry interests
                                       representing each global exchange
                                       senior note.  DTC will operate a system
                                       of dealing in the book-entry interests
                                       by maintaining records of interests
                                       of DTC participants in book-entry
                                       interests.

                                       Beneficial interests in the exchange
                                       senior notes will be shown on, and
                                       transfers of these interests will
                                       be effected only through, records
                                       maintained in book-entry form by
                                       DTC and its direct and indirect
                                       participants, including, in the case
                                       of global exchange senior notes sold
                                       under Regulation S, depositaries for
                                       The Euroclear System and Cedelbank,
                                       societ anonyme.

                                       Beneficial interests in exchange
                                       senior notes will be in minimum
                                       principal amounts of $10,000 and
                                       multiples of $1,000 for amounts
                                       over $10,000.

          Same Day Settlement . . . .  Beneficial interests in the exchange senior notes will trade in DTC's
                                       Same-Day Funds Settlement System
                                       until maturity or redemption.
                                       Therefore, secondary market trading
                                       activity in those interests will be
                                       settled in immediately available
                                       funds.  See DESCRIPTION OF THE
                                       EXCHANGE SENIOR NOTES --"Form,
                                       Book-Entry Procedures and Transfer;
                                       Transfers and Settlement."

          Trustee and Transfer
           Agent  . . . . . . . . . .  The Bank of New York, New York.

          Paying Agents . . . . . . .  The Bank of New York, New York and
                                       Kredietbank SA Luxembourgeoise.

          Listing Agent . . . . . . .  Kredietbank SA Luxembourgeoise.

          Book-Entry Depositary
            under Deposit Agreement .  The Bank of New York, New York.

          Governing Law . . . . . . .  The exchange senior notes, the guarantee, the indenture and the
                                       deposit agreement relating to the
                                       exchange senior notes will be
                                       governed by, and construed in
                                       accordance with, the laws of the
                                       State of New York.

                         SELECTED FINANCIAL INFORMATION

               For financial reporting purposes, Eastern is considered to be the "Predecessor Company" to Holdings. The selected financial data of Eastern set forth below for, and as of, each of the four years in the period ended March 31, 1998 and for the period from April 1, 1998 through May 18, 1998, have been derived from financial statements of Eastern, which have been audited by PricewaterhouseCoopers, independent auditors. The financial statements of Eastern for each of the four years in the period ended March 31, 1998 have been prepared in accordance with UK GAAP. The financial statements of Eastern for the years ended March 31, 1997 and 1998 also have been prepared in accordance with US GAAP. Eastern's financial statements for the period from April 1, 1998 through May 18, 1998 have been prepared in accordance with US GAAP.

               The selected financial data of Holdings set forth below for the period from formation (February 5, 1998) through December 31, 1998, for the period from formation through March 31, 1999 and as of December 31, 1998 and March 31, 1999, have been derived from financial statements of Holdings, which have been audited by PricewaterhouseCoopers, independent auditors. The financial statements of Holdings have been prepared in accordance with US GAAP. Results of Holdings for the period from formation through December 31, 1998 and for the period from formation through March 31, 1999 are not indicative of results for an annual period. Because Holdings obtained control of The Energy Group PLC (TEG) (now known as Energy Holdings (No. 3) Limited), the former holding company of Eastern, on May 19, 1998, earnings of Eastern are not reflected in Holdings' results prior to May 19, 1998, other than as a result of Holdings' 22% equity interest in the net income of TEG for the period from March through May 18, 1998. In addition, Holdings' operations are affected by seasonal weather patterns.

               For more information, see MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS and the consolidated financial statements and related notes of Eastern as of March 31, 1998 and for the two years in the period then ended, and for the period from April 1, 1998 through May 18, 1998 and of Holdings for the period from formation through December 31, 1998 and for the period from formation through March 31, 1999 included elsewhere in this prospectus.

               Holdings' unaudited pro forma condensed consolidated income statement and other consolidated data presented below for the year ended December 31, 1998 reflect the acquisition by Holdings of TEG as if it had occurred as of January 1, 1998. That unaudited pro forma condensed consolidated income statement and other consolidated data have been prepared by Holdings from US GAAP historical information and assumptions deemed proper by it and include the effects of an allocation of the purchase price paid. The unaudited pro forma condensed consolidated income statement and other data presented in this prospectus are shown for illustrative purposes only and are not necessarily indicative of the future results of operations of Holdings or of the results of operations of Holdings that would have actually occurred had the transaction occurred as of January 1, 1998. This information should be read in conjunction with the unaudited pro forma condensed consolidated statement of income and notes thereto of Holdings included elsewhere in this prospectus.

                                  EASTERN GROUP PLC
                                (PREDECESSOR COMPANY)


                                     UK GAAP                     US GAAP
                           ---------------------------  ------------------------
                                                                        PERIOD
                                                                         FROM
                                        YEAR ENDED MARCH 31,            APRIL 1,
                           ------------------------------------------    1998
                                                                        THROUGH
                                                                        MAY 18,
                           1995   1996   1997  1998(1)  1997   1998(1)  1998(2)
                           ----   ----   ----  ------   ----   ------   -------
                                        ((POUNDS STERLING) MILLION)
      CONSOLIDATED INCOME
      STATEMENT DATA:
        Operating
         revenues . . . . 2,061  2,119  2,984   3,475  2,984    3,475      425
        Operating
        income/(loss) . .   244     43    346     337    298      267      (11)
        Net income/(loss)   141    221    265      49    (90)     (38)     (21)



                                      UK GAAP                 US GAAP
                           -----------------------------   -------------
                                         AS OF MARCH 31,
                           ---------------------------------------------
                           1995   1996   1997  1998(1)  1997   1998(1)
                           ----   ----   ----  -------  ----   -------
                                   ((POUNDS STERLING) MILLION)
      CONSOLIDATED BALANCE
      SHEET DATA:
        Total assets  . . 2,053  2,364  3,709   3,888  5,422    5,826
        Common stock
         equity . . . . .   832  1,189  1,314   1,167  2,025    1,802
        Minority interest    (1)    (2)    19       6     19        6
        Long-term debt and
         other obligations,
         less amounts
         due currently. .   484    682  1,466   1,499  1,837    1,976


                                                                        PERIOD
                                                                         FROM
                                                                        APRIL 1,
                                                         YEAR ENDED      1998
                                                          MARCH 31,     THROUGH
                                                        -------------   MAY 18,
                                                        1997     1998   1992(2)
                                                        ----     ----   --------
                                                      ((POUNDS STERLING)MILLION)
      CONSOLIDATED CASH
      FLOW DATA:
        Operating
         activities . . .                                292      341       74
        Investing
         activities . . .                               (229)    (234)     (78)
        Financing
         activities . . .                               (316)     121       16



                                     UK GAAP(1)                  US GAAP(1)
                            --------------------------  -----------------------
                                                                        PERIOD
                                                                         FROM
                                        YEAR ENDED MARCH 31,            APRIL 1,
                           ------------------------------------------    1998
                                                                        THROUGH
                                                                        MAY 18,
                           1995   1996   1997  1998(1)  1997   1998(1)  1998(2)
                           ----   ----   ----  -------  ----   -------  -------
                                  ((POUNDS STERLING) MILLION, EXCEPT RATIOS)
      OTHER CONSOLIDATED
      DATA:
        EBIT
         (unaudited)(3) .   217    280    364     347    303      277      (10)
        EBITDA
         (unaudited)(3) .   273    345    436     436    464      462       16
        Ratio of earnings
         to fixed charges
         (unaudited)(4) .   5.8    4.9    4.2     2.6    2.5      1.7      0.1
        Net interest
         expense  . . . .    14     22     46      85     88      126       16

                             TXU EASTERN HOLDINGS LIMITED
                                 (SUCCESSOR COMPANY)

                                       US GAAP



                                 PERIOD FROM
                                  FORMATION
                                 (FEBRUARY 5,      PERIOD FROM      PRO FORMA
                                    1998)           FORMATION       YEAR ENDED
                               THROUGH DECEMBER   THROUGH MARCH    DECEMBER 31,
                                 31, 1998(2)       31, 1999(2)       1998(5)
                               ----------------   --------------    ---------
                                  ((POUNDS STERLING) MILLION)      (UNAUDITED)

      CONSOLIDATED INCOME
      STATEMENT DATA:
        Operating revenues          2,165            3,338            3,690
        Operating income  .           314              484              508
        Net income  . . . .            77              126               94



                                AS OF DECEMBER   AS OF MARCH 31,
                                   31, 1998           1999(2)
                                --------------   ---------------
                                 ((POUNDS STERLING) MILLION)
      CONSOLIDATED BALANCE
      SHEET DATA:
        Total assets  . . .         8,529            8,583
        Total common stock
         equity . . . . . .         1,535            1,581
        Minority interest .           190              200
        Note payable to TXU
         Corp.  . . . . . .           682              682
        Long-term debt, less
         amounts due
         currently  . . . .         3,629            3,754



                                 PERIOD FROM       PERIOD FROM
                                  FORMATION         FORMATION
                               THROUGH DECEMBER      THROUGH
                                   31, 1998       MARCH 31, 1999
                               ----------------  ---------------
                                 ((POUNDS STERLING) MILLION)
      CONSOLIDATED CASH FLOW
      DATA:
        Operating activities           37               44
        Investing activities       (1,767)          (1,858)
        Financing activities        2,197            2,228



                                                   PERIOD FROM
                                 PERIOD FROM        FORMATION       PRO FORMA
                                  FORMATION          THROUGH        YEAR ENDED
                               THROUGH DECEMBER     MARCH 31,      DECEMBER 31,
                                 31, 1998(2)         1999(2)         1998(5)
                               ----------------  ----------------  ------------
                                                                   (UNAUDITED)
                                  ((POUNDS STERLING) MILLION, EXCEPT RATIOS)
      OTHER CONSOLIDATED
      DATA:
        EBIT (unaudited)(3)           360              531              539
        EBITDA
         (unaudited)(3)  . . .        504              733              771
        Ratio of earnings to
         fixed charges
         (unaudited)(4)  . .          1.5              1.7              1.4
        Net interest expense          205              278              341

          (1) In October 1997, Energy Group Overseas B.V. (Overseas), a financing subsidiary of TEG, issued $500 million aggregate principal amount of guaranteed debt securities. Overseas is now a subsidiary of Holdings, and certain of its financial statements are included in this prospectus. If interest expense of Overseas had been included in Eastern's financial statements (1) UK GAAP net income/(loss), ratio of earnings to fixed charges and net interest expense would have been (pounds sterling)42 million, 2.5 and (pounds sterling)95 million, respectively, for the year ended March 31, 1998, (2) US GAAP net income/(loss), ratio of earnings to fixed charges and net interest expense would have been (pounds sterling)(45) million, 1.7 and (pounds sterling)136 million, respectively, for the year ended March 31, 1998 and (pounds sterling)(23) million, 0.1 and (pounds sterling)19 million, respectively, for the period from April 1, 1998 through May 18, 1998, (3) UK GAAP long-term debt and other obligations, less amounts due currently, would have been (pounds sterling)1.8 billion as of March 31, 1998 and (4) US GAAP long-term debt and other obligations, less amounts due currently, would have been (pounds sterling)2.3 billion as of March 31, 1998.

          (2) On May 19, 1998, Holdings obtained effective control of Eastern pursuant to TU Acquisitions Limited's (TU Acquisitions) offer to acquire TEG. Holdings recorded its approximately 22% equity interest in the net income of TEG for the period from March through May 18, 1998 and has accounted for TEG and Eastern as consolidated subsidiaries since May 19, 1998.

          (3) EBIT equals earnings before interest income, interest expense, income taxes and minority interest. EBITDA equals earnings before interest income, interest expense, income taxes, minority interest, depreciation and amortization. This information is provided for informational purposes only. EBIT and EBITDA are not measures defined under US GAAP and have not been presented in accordance with US GAAP. Neither EBIT nor EBITDA should be construed as an alternative to operating income under US GAAP as an indicator of operating performance, or as an alternative to cash flows from operating activities under US GAAP as a measure of liquidity. EBIT and EBITDA are widely accepted financial indicators of a company's ability to incur and service debt. However, these measures of EBIT and EBITDA may not be comparable to similar measures presented by other companies.

          (4) The ratio of earnings to fixed charges is computed as the sum of earnings plus fixed charges divided by fixed charges. Earnings consist of the aggregate of net income (loss) before minority interests, income taxes and fixed charges excluding interest capitalized. Fixed charges consist of interest expensed and capitalized and the estimated interest portion of rent expense.

          (5) Pro forma financial information for the year ended December 31, 1998 gives effect to the acquisition of Eastern and Overseas by Holdings as if it had occurred on January 1, 1998. See Holdings' UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME included elsewhere in this prospectus.

                                     RISK FACTORS

               In addition to the other information in this prospectus, the following factors pertain to an investment in the beneficial interests in both the exchange senior notes offered by this prospectus and the senior notes for which they will be exchanged.

          HOLDING COMPANY STRUCTURE MAKES THE GUARANTEE SUBORDINATE TO SUBSIDIARY DEBT.

               Holdings is a holding company. Almost all of its operating income comes from Eastern and Eastern's subsidiaries. Almost all of Holdings' consolidated assets are held by Eastern and Eastern's subsidiaries. Accordingly, the ability of Holdings to service its debt, including its obligations under the guarantee, is largely dependent on the earnings of Eastern and its subsidiaries and the payment of those earnings to Holdings in the form of dividends, loans or advances and through repayment of loans or advances from Holdings. The subsidiaries of Holdings, except for Funding and any subsidiaries of Holdings to which proceeds of the senior notes were loaned, have no obligation to pay any amounts due on the exchange senior notes or to make any funds available for those payments.

               The guarantee, therefore, will be effectively subordinated to debt and preference share capital at the subsidiary level.
          The financial statements of Holdings and Eastern included in this prospectus show the aggregate amount of subsidiary debt and preference share capital as of the date of those statements.
          This includes trade payables, guarantees and leases, letters of credit and other obligations of Holdings' subsidiaries. Upon liquidation or reorganization of a subsidiary of Holdings, other than a subsidiary to which proceeds of the senior notes are loaned, the claims of that subsidiary's creditors will be senior to the claims of the holders of exchange senior notes or other creditors of Holdings. Although some debt instruments limit the amount of debt Holdings and its subsidiaries may incur, both Holdings and its subsidiaries retain the ability to incur substantial additional indebtedness and other obligations such as those under leases, letters of credit and other instruments. See MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--"Liquidity and Capital Resources; Financing Arrangements."

               Guarantees of other series of debt securities issued under the indenture and any other unsecured and unsubordinated debt obligations of Holdings will rank equally in right of payment to the guarantee of the exchange senior notes. See DESCRIPTION OF THE EXCHANGE SENIOR NOTES --"Limitation on Liens."

          HOLDINGS HAS ALREADY INCURRED SUBSTANTIAL INDEBTEDNESS IT MUST
          SERVICE.

               At March 31, 1999, after giving effect to the issuance of the senior notes and the application of the proceeds from their sale, the ratio of Holdings' consolidated net debt to consolidated net debt plus equity as determined in accordance with US GAAP was approximately 70.8%. See the consolidated financial statements of Holdings and the notes that accompany each of them. The degree to which Holdings and its consolidated subsidiaries may be leveraged in the future could affect their ability to service their indebtedness, to make capital investments, to take advantage of certain business opportunities, to respond to competitive pressures or to obtain additional financing.

          FUNDING HAS NO OPERATIONS OR ASSETS.

               Funding is a special purpose entity formed solely as a financing vehicle for Holdings and its affiliates. Therefore, Funding's ability to make interest and other payments on the exchange senior notes is entirely dependent upon Holdings making payments on its obligations to Funding as and when required. If Holdings were not to make those payments for any reason, Funding would not have sufficient funds to make payments on the exchange senior notes.

               Unexpected declines in Eastern's future business, which may result from the increasingly competitive environment in the UK electric and gas utility industries, increases in operating or capital costs, changes in regulatory policies or the inability to borrow additional funds, could impair Eastern's ability to meet its debt service obligations, or to make distributions to its parent. This could adversely affect (a) Holdings' ability to make payments on its obligations to Funding as well as Funding's ability to make payments on the exchange senior notes and (b) Holdings' ability to make any payments pursuant to the guarantee. No assurance can be given that additional financing will be available when needed, or, if available, will be obtainable on terms that are favorable to Holdings or Funding.

          CHANGES IN CURRENCY EXCHANGE RATES MAY AFFECT PAYMENT OF SENIOR
          NOTES.

               Holdings' revenues generated by Eastern will be primarily received in pounds sterling while the price which was paid to Funding for the senior notes was paid in US dollars, and the interest and principal payment obligations on the exchange senior notes will be payable in US dollars. As a result, any change in the currency exchange rate that reduces the amount in pounds sterling obtained upon conversion of the US dollar-based net proceeds of the senior notes or that increases the effective principal and interest payment obligations represented by the exchange senior notes upon conversion of pounds sterling-based revenues into US dollars may, if not appropriately hedged, have a material adverse effect on Holdings and Funding or on their ability to make payments on the exchange senior notes or the guarantee. See EXCHANGE RATES for information concerning the Noon Buying Rate for pounds sterling expressed in US dollars. Although Holdings has entered into transactions to hedge risks associated with exchange rate fluctuations, there can be no assurance that the transactions will be successful in reducing those risks.

          THERE ARE A NUMBER OF REGULATORY RISKS ASSOCIATED WITH EASTERN'S BUSINESSES.

          PRICE REGULATION OF THE NETWORKS BUSINESS

               Eastern's networks business, which involves the distribution of electricity in its UK service territory, accounted for approximately 44% of Holdings' profits before interest, taxes and exceptional items for the 12 month period ended March 31, 1998. This business is regulated under a governmental license, and the pricing is determined by a formula established by the regulator. Application of this formula may or may not allow Eastern to recoup all of its costs with respect to this business. The various elements of the formula and the terms of Eastern's license are subject to amendment from time to time. A review of the formula is scheduled to be completed by the regulator in April 2000. No assurance can be given regarding the impact, if any, that any future adjustments to the pricing formula or the terms of the license will have on Holdings. For further information, see EASTERN BUSINESS OVERVIEW -- "UK Regulatory Matters--Networks Regulation; Distribution Price Regulation."

          PRICE REGULATION OF THE ELECTRIC SUPPLY BUSINESS

               Supply charges to residential and small business customers in Eastern's electricity distribution area account for a substantial portion of Eastern's supply businesses. They are currently regulated by maximum price restraints. When the regulator determines that an adequate level of competition has been established, these supply price restraints are expected to no longer apply. A determination is not expected for at least two years. Until then, these maximum price restraints could adversely affect Holdings' revenues from these markets. For further information, see EASTERN BUSINESS OVERVIEW -- "UK Regulatory Matters--Energy Regulation; Electricity Supply Price Regulation."

          UK REGULATION ENCOURAGING COMPETITION

               Governmental agencies in the UK are reviewing various elements of the electricity generation, supply and distribution industry, with a view to increasing competition. Changes in price regulation, possibly substantial, are expected in the year 2000. Meanwhile, the phasing in of competition to all service areas, each of which had previously limited supply service to a single authorized regional electric company (REC), was completed in May 1999. With the introduction of full retail competition, it is expected that supply price restraints will no longer apply to current supply customers after April 1, 2000, except for a control on prices charged to residential and small business customers until an adequate level of competition is established. The generation market and electricity trading arrangements will also be affected by the outcome of the current regulatory reviews of energy sources and pool arrangements by governmental agencies. No assurance can be given that Eastern will maintain or increase its current market share and margins in each of these markets as they become more competitive.

          OTHER REGULATORY RISKS

               Subsidiaries of Holdings hold various licenses that subject their operations to comprehensive regulation. As a result of recent UK government reviews of the regulation of electric and gas industries, various reforms are anticipated, which may result in:

                . Divestiture of generating plant by large generators like Eastern;

                . Replacement of the wholesale trading market for electricity in England and Wales (the Pool), into which all electric generation is now sold by generators, with a set of voluntary markets;

                . Separation of the management of the distribution and supply businesses and/or the legal entities in which those businesses are held;

                . Continuation of the restrictions which limit the construction of new gas-fired generating plants; and

                .   Changes encouraging increased competition.

          No assurance can be given as to what regulatory reforms may be implemented, if any, when they might be implemented and how they might affect Eastern and Holdings. For further information, see INDUSTRY BACKGROUND and EASTERN BUSINESS OVERVIEW--"UK Regulatory Matters."

          PROPOSED EUROPEAN UNION (EU) DIRECTIVE ON THE TAXATION OF SAVINGS INCOME COULD RESULT IN WITHHOLDING TAXES.

               In May 1998, the European Commission presented to the Council of Ministers of the European Union a proposal to oblige member states to adopt either a "withholding tax system" or an "information reporting system" in relation to interest, discounts and premiums. It is unclear whether this proposal will be adopted, and, if it is adopted, whether it will be adopted in its current form. The "withholding tax system" would require a paying agent established in a member state to withhold tax at a minimum rate of 20 percent, from any interest, discount or premium paid to an individual resident in another member state unless such an individual presents a certificate obtained from the tax authorities of the member state in which he or she is resident confirming that those authorities are aware of the payment due to that individual. The "information reporting system" would require a member state to supply to other member states details of any payment of interest, discount or premium made by paying agents within its jurisdiction to individuals resident in those member states. For these purposes, the term "paying agent" is widely defined and includes an agent who collects interest, discounts or premiums on behalf of an individual beneficially entitled thereto. If this proposal were to be adopted, it would not apply to payments of interest, discounts and premiums made before January 1, 2001. If this proposal were to be adopted, tax might be required to be withheld from some or all payments on and after January 1, 2001. If that happened, Funding would be required to pay Additional Amounts to the holders of exchange senior notes. In the alternative,

          Funding could redeem the exchange senior notes at the principal amount thereof plus accrued interest. While the proposal presently applies only to payments made to individuals, there can be no assurance that it will not be extended to other persons.

          EASTERN FACES YEAR 2000 ISSUES.

               Many existing computer programs use only the last two digits to identify a year in the date field. Thus, they would not recognize a year that begins with 20 instead of 19. If not corrected, many computer applications could fail or produce erroneous data on or about the year 2000.

               As Eastern's Y2K program proceeds, Eastern will continue to assess its internal and external risks, not all of which are within its control. There can be no assurance that all material Y2K risks within Eastern's control will have been adequately identified and corrected before the end of 1999. In addition, Eastern's operations are connected with the Pool, along with those of all UK energy companies that use the Pool, and depend on the reliability of National Grid and the operations of the Pool. Eastern can make no assurances regarding the Y2K readiness of systems and parties outside its control, nor can it currently assess the effect of any non-readiness by those systems or parties. For further information, see MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS-- "Year 2000 Issues."

                             TXU EASTERN HOLDINGS LIMITED

               Almost all of Holdings' operating income is derived from Eastern and Eastern's subsidiaries and almost all of Holdings' consolidated assets are held by Eastern and Eastern's subsidiaries. Holdings is a private limited company incorporated in England and Wales in February 1998 and is an indirect wholly-owned subsidiary of TXU Corp. Holdings owns 90% of the outstanding ordinary shares of TU Finance. The remaining 10% of TU Finance's outstanding ordinary shares are owned by a wholly-owned US subsidiary of TXU Corp. In May 1998, the offer by TU Acquisitions (Company No. 3455523), a wholly-owned subsidiary of TU Finance, for all the ordinary shares of TEG, the former holding company of Eastern, was declared unconditional. In August 1998, TU Acquisitions completed the acquisition of TEG.
          In October 1998 TU Acquisitions restructured Holdings so that Eastern is now owned by another subsidiary of TU Acquisitions.


                                  EASTERN GROUP PLC

               Holdings' major business operations are conducted through the following subsidiaries of Eastern:

                . Eastern Power and Energy Trading Limited (Company No. 3116221) (Eastern Trading), which coordinates and manages for Eastern the price and volume risks associated with Eastern's generation, electricity and gas retail businesses and those of third parties;

                . Eastern Electricity, one of the largest retailers of electricity in the UK, and Eastern Energy Limited (Company No. 3181389), which supplies electricity outside the authorized area served by Eastern
                    Electricity;

                . Eastern Generation Limited (Company No. 2353756) (Eastern Generation), the fourth largest generator of electricity in the UK; and

                . Eastern Natural Gas Limited (Company No. 2907433) (Eastern Natural Gas), one of the largest retail suppliers of natural gas in the UK.

               Eastern sells electricity and natural gas under the brand name of Eastern Energy. The operations of Eastern Trading and Eastern Generation are treated by Eastern and Holdings as one segment for reporting purposes. The electric and gas supply business is treated as the Energy Retail segment and the distribution business is treated as the Networks segment for reporting purposes.


                             TXU EASTERN FUNDING COMPANY

               Funding is a private unlimited company incorporated under the laws of England and Wales and a wholly-owned indirect subsidiary of Holdings. Funding was organized solely to provide financing for the operations of Holdings and its subsidiaries. Funding's authorized and issued share capital consists of 200 ordinary shares with a nominal value of (pounds sterling)1 per share. Funding currently does not have any outstanding debt other than the senior notes.

                                 OWNERSHIP STRUCTURE

               The following organizational chart illustrates the relationship of Holdings to TXU Corp and the ownership structure of the part of Holdings consisting of Funding, Holdings and Eastern (all ownership interests are 100% unless otherwise indicated).


               [Chart of Ownership Structure appears here.]

                    CAPITALIZATION OF TXU EASTERN HOLDINGS LIMITED

               The following table sets forth, at March 31, 1999, (1) the actual consolidated capitalization of Holdings in accordance with US GAAP, and (2) the consolidated capitalization of Holdings adjusted to reflect the issuance of the senior notes previously issued and the application of the net proceeds of that issuance. This table should be read in conjunction with SUMMARY--"Selected Financial Information," MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS and the consolidated financial statements and notes thereto of Holdings included elsewhere in this prospectus. Except as disclosed in the capitalization table, there have been no material changes in the capitalization of Holdings since March 31, 1999.


                                              March 31, 1999
                           ---------------------------------------------------
                                    Actual                   As Adjusted
                           ------------------------   ------------------------
                            (pounds                    (pounds
                           sterling)    $(1)     %    sterling)   $(1)      %
                           ---------    ----    ---   ---------   ----     ---
                                           (millions, except %)
      Long-term debt and
      other obligations,
      less amounts due
      currently:
         Notes and bonds:
           Guaranteed
           notes  . . . .      310       499    5.0       310      499     4.8
           Sterling bonds      828     1,333   13.3       828    1,333    12.9
           Senior notes
            previously
            issued              --        --     --       932    1,500    14.5

         Other:
           Credit
            Facilities
            Agreement  . .     983     1,583   15.8       925    1,490    14.5
           Rent factoring
            loans  . . . .     370       596    6.0       370      596     5.8
           Other
            unsecured
            loans  . . . .     164       264    2.6       164      264     2.6
           Capital leases      782     1,259   12.6       782    1,259    12.2
           Note payable
            to TXU Corp  .     682     1,098   11.0        --       --      --
           Cross border
            leases . . . .     317       510    5.1       317      510     4.9
                            ------    ------   ----     -----    -----   -----

      Total long-term debt
         and other
         obligations,
         less amounts
         due currently  .    4,436     7,142   71.4     4,628    7,451    72.2
         due currently  .   ------     -----   ----     -----    -----   -----
      Minority interest .      200       322    3.2       200      322     3.1
                            ------     -----   ----     -----     ----   -----
      Common stock equity    1,581     2,545   25.4     1,581    2,545    24.7
                            ------     -----   ----     -----    -----   -----
      Total
       capitalization       L6,217   $10,009   100%    L6,409  $10,318   100.0%
                            ======   =======   ====    ======  =======   ======


     ------------------------

     (1) Solely for the convenience of the reader, UK pounds sterling amounts have been translated into US dollars at the Noon Buying Rate on March 31, 1999 of $1.61 = (pounds sterling)1. See EXCHANGE RATES.

                                    EXCHANGE RATES

               The following table sets out, for the periods indicated, information concerning the exchange rates between UK pounds sterling and US dollars based on the Noon Buying Rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York.

                                          PERIOD
                 FISCAL YEAR ENDED         END    AVERAGE(*)   HIGH     LOW
                 -----------------        ------  ----------   ----     ---

                                             ($ PER (POUNDS STERLING)1.00)

          March 31, 1994  . . . . . . .    1.49      1.50      1.59     1.46

          March 31, 1995  . . . . . . .    1.62      1.56      1.64     1.46

          March 31, 1996  . . . . . . .    1.53      1.56      1.62     1.50

          March 31, 1997  . . . . . . .    1.64      1.60      1.71     1.49

          March 31, 1998  . . . . . . .    1.68      1.65      1.70     1.58

          December 31, 1998 . . . . . .    1.66      1.66      1.72     1.61

          Five months ended May 31,
          1999  . . . . . . . . . . . .    1.60      1.61      1.66     1.59

          _____________________________

          * The average of the Noon Buying Rates in effect on the last business day of each month during the relevant period.

               On March 31, 1999, the Noon Buying Rate was $1.61 = (pounds sterling)1.

                       MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          INTRODUCTION

               The consolidated financial statements of Eastern as of March 31, 1998 and for the two years in the period ended March 31, 1998 and for the period from April 1, 1998 through May 18, 1998 have been prepared in accordance with US GAAP. For financial reporting purposes, Eastern is considered the predecessor company to Holdings. The consolidated financial statements of Holdings as of, and for the period from formation through, December 31, 1998 and for the period from formation through March 31, 1999 have been prepared in accordance with US GAAP. The financial statements of Overseas, a financing subsidiary of Holdings, as of, and for the period from formation through, March 31, 1998 and for the period from April 1, 1998 through May 18, 1998 have been prepared in accordance with US GAAP.

               The discussion below should be read in conjunction with the consolidated financial statements and the notes thereto of Holdings, Eastern and Overseas appearing elsewhere in this prospectus.

          ACQUISITION OF THE ENERGY GROUP PLC BY TXU CORP

               On May 19, 1998, the offer by TU Acquisitions, an indirect, wholly-owned subsidiary of Texas Utilities Company, now doing business as TXU Corp, for all of the ordinary shares of TEG, the former holding company of Eastern, was declared wholly unconditional. On August 7, 1998, TU Acquisitions completed its acquisition of TEG.

               In connection with the offer and immediately prior to the offer being declared unconditional, subsidiaries of TEG completed the sale of TEG's former coal and power trading interests in the US and Australia, referred to as the Peabody Sale. The adjusted gross consideration for the sale of these interests was $2.1 billion ((pounds sterling)1.3 billion).

          ACCOUNTING IMPACTS OF THE ACQUISITION

          Purchase accounting adjustments
          -------------------------------

               Holdings' acquisition of TEG became effective May 19, 1998 and was accounted for as a purchase in accordance with US GAAP. Accordingly, the results of operations of Eastern and other subsidiaries of TEG acquired by Holdings have been consolidated into the results of operations of Holdings beginning on that date. The total purchase consideration for the TEG businesses acquired, which refers to TEG exclusive of the operations sold in the Peabody Sale, was approximately (pounds sterling)4.4 billion. At the date of the acquisition, TEG had assets of (pounds sterling)6.0 billion, including cash of (pounds sterling)2.0 billion, and liabilities of (pounds sterling)4.5 billion, including debt of (pounds sterling)2.9 billion. The excess of the purchase consideration plus acquisition costs over the net fair value of tangible and identifiable intangible assets acquired and liabilities assumed resulted in goodwill of (pounds sterling)3.5 billion, which is being amortized over 40 years.
          See Note 1 to Holdings' consolidated financial statements.

          Accounting for coal-fired power stations
          ----------------------------------------

               Eastern entered into leases for five power stations in June and July 1996 for terms of 99 years. Under US GAAP, leases for two of the stations are accounted for as operating leases, and leases for three of the stations are accounted for as capital leases. Prior to the acquisition, the capital assets were being depreciated over 12 years and depreciation expense totalled (pounds sterling)49 million, (pounds sterling)59 million and (pounds sterling)8 million for the years ended March 31, 1997 and 1998 and for the period from April 1, 1998 through May 18, 1998, respectively. The fixed operating lease payments were being expensed on a straight-line basis over 12 years, resulting in expense of (pounds sterling)32 million for the year ended March

          31, 1997, (pounds sterling)42 million for the year ended March 31, 1998 and (pounds sterling)6 million for the period from April 1, 1998 through May 18, 1998. Twelve years represented management's best estimate of the remaining useful lives of the power plants. Contingent payments of approximately (pounds sterling)6 per megawatt hour, indexed to inflation, linked to output from these power stations are payable for up to the first seven years of operation. No such output-linked payments are required thereafter. Prior to the acquisition by TXU Corp, under US GAAP, these output-linked payments were charged to expense by Eastern in the period in which they were accruable. Output-linked payments charged to expense by Eastern totalled (pounds sterling)99 million for the year ended March 31, 1997, (pounds sterling)152 million for the year ended March 31, 1998 and (pounds sterling)13 million for the period from April 1, 1998 through May 18, 1998.

               At the time of the acquisition, Holdings established the fair value of the capital leased assets and associated debt. Additionally, as a result of alternative operating methodologies to be employed by TXU Corp, the estimated useful lives of these five power stations was extended to a range of 18 to 22 years from original lease inception.

               Subsequent to the acquisition, total lease expense for the period from formation through March 31, 1999 was (pounds sterling)94 million.

          Accounting for unfavorable gas and electricity purchase contracts
          -----------------------------------------------------------------

               In addition, Holdings recorded a liability for unfavorable gas and electricity purchase contracts. This liability, which is being amortized over the terms of the unfavorable contracts, is based on the estimated fair market value of these contracts over the present value of the future cash flows under the contracts at the applicable discount rates and prices. Although amortization of the liability for unfavorable contracts will reduce the reported expense related to this item, it will not impact Holdings' actual payments or cash flow obligations.

          RESULTS OF OPERATIONS

               For purposes of the discussion of operating results in this prospectus, the financial information of Eastern for the period from April 1, 1998 through May 18, 1998 has been combined with the post-acquisition financial information of Holdings. The business operations of Eastern and the other acquired businesses were not significantly changed as a result of the purchase by TU Acquisitions, and the post-merger and pre-merger operating results, except as affected by purchase accounting and as noted in the discussion, are comparable. The combined year ended March 31, 1999 information has not been audited. For a discussion of significant purchase accounting adjustments, see -- "Introduction -- Accounting Impacts of the Acquisition."

          OPERATING RESULTS

          Energy
          ------

               Eastern's energy business is comprised of the energy retail and the energy management and generation segments. Until October 1996, Eastern's energy operations were only in the UK, where the increase in demand for electricity in recent years has been modest. However, Eastern managed to increase the profit attributable to its energy operations significantly by:

                . adding related assets, including three power stations leased from National Power in June 1996 and two power stations leased from PowerGen in June and July 1996, which increased Eastern's generation capacity by almost 6,000 MW;

                . successfully expanding electricity and gas sales in markets opened to competition; and

                . developing energy management activities to optimize the portfolio of physical assets and supply contracts.

               The franchise market for electricity sales became fully deregulated in May 1999. Deregulation of the franchise market will allow Eastern and other licensed electricity suppliers to compete for current franchise customers outside their authorized areas. Eastern cannot predict the effect that increased competition due to the deregulation of the franchise market will have on its results of operations.

          Networks
          --------

               The networks business has been a predictable source of operating income and cash flow and, historically, the growth in units of electricity distributed has generally matched increases in the gross domestic product for the UK. The networks business is highly regulated and in 1994 and 1995 was the subject of two distribution price control reviews by the Office of Electricity Regulation covering England, Wales and Scotland (OFFER). Based on the current distribution price control formula, future increases in profit by the networks operations will depend upon unit growth and productivity improvements, which there can be no assurance Eastern will achieve. A further distribution price control review is scheduled to be completed in April 2000. Eastern cannot predict the effect of any future price control reviews by OFFER, now known as the Office of Gas and Electricity Markets or OFGEM.

          Eastern's retail sales and units distributed through the network were as follows:

                                                 YEAR ENDED MARCH 31,
                                             ---------------------------
                                              1997      1998       1999
                                             ------    ------     ------
          Retail sales (units sold):
               Electricity (GWh)  . . . . .  32,546    35,920     37,859
               Gas (millions of therms) . .   1,266     1,262      1,352
          Network sales
               (GWh distributed)  . . . . .  31,550    31,776     32,700

               The following table sets out the revenues by segment, total operating income and net interest expense of Eastern and Holdings for the periods indicated:


                                                                EASTERN
                                                                  AND
                                                 EASTERN        HOLDINGS
                                             ----------------   ---------
                                                 YEAR ENDED MARCH 31,
                                             ---------------------------
                                              1997      1998       1999
                                             ------    ------     ------
                                             ((POUNDS STERLING) MILLION)
          Revenues:
             Energy:
               Energy retail  . . . . . . .   2,158     2,151      2,298
               Energy management and
               generation . . . . . . . . .     952     1,337      1,487
             Networks . . . . . . . . . . .     420       414        427
             Other  . . . . . . . . . . . .      44        69         35
             Intra-group sales  . . . . . .    (590)     (496)      (484)
                                              -----     -----      -----
                                              2,984     3,475      3,763
                                              -----     -----      -----
          Operating income  . . . . . . . .     298       267        473
          Net interest expense  . . . . . .      88       126        294

          YEAR ENDED MARCH 31, 1999 COMPARED WITH YEAR ENDED MARCH 31, 1998

          Revenues
          --------

          Energy retail -- Revenues in the energy retail operation increased by approximately 7% from (pounds sterling)2.2 billion for the year ended March 31, 1998 to (pounds sterling)2.3 billion for the year ended March 31, 1999. The revenues are primarily determined by the volumes of gas and electricity sold and the unit sales prices. The increase in revenue is a result of higher prices in gas retail, 5.4% higher volumes in electricity retail primarily in the industrial and commercial markets and 7.1% higher volumes in gas retail primarily in the domestic market.

          Energy management and generation -- Revenues in the energy management and generation operations increased by approximately 11% from (pounds sterling)1.3 billion for the year ended March 31, 1998 to (pounds sterling)1.5 billion for the year ended March 31, 1999. This increase was attributable to a significant increase in generation output as a result of a full year's output from the King's Lynn power station which became fully operational in December 1997 and an increase in average pool prices, partially offset by reduced output from a coal-fired power station due to a fire in October 1998.

          Networks -- Revenues in the networks business increased by approximately 3% from (pounds sterling)414 million in the year ended March 31, 1998 to (pounds sterling)427 million in the year ended March 31, 1999. This increase was primarily the result of an increase of 2.9% in the GWh distributed.

          Other -- Other revenues decreased by approximately 49% from (pounds sterling)69 million in the year ended March 31, 1998 to (pounds sterling)35 million in the year ended March 31, 1999. This decrease can be attributed primarily to the sale of Eastern's contracting business in December 1997.

          Operating income
          ----------------

               Operating income increased 77% from (pounds sterling)267 million for the year ended March 31, 1998 to (pounds sterling)473 million for the year ended March 31, 1999. This increase is attributable to changes in operating income of Holdings' and Eastern's businesses as set forth below and certain purchase accounting adjustments, partially offset by higher amortization of goodwill.

               In the energy management and generation business, operating income increased because of decreased expenses as a result of the amortization of the fair value of the power station leases over extended estimated economic lives of the coal-fired stations as discussed earlier, additional power station output and the impact of purchase accounting adjustments in respect of unfavorable gas and electricity contracts. This was offset by reduced output from one of the coal-fired power stations in the last quarter ended December 31, 1998 due to a fire. That power station resumed full operations by the end of February 1999.

               Operating income for the energy retail business improved primarily as a result of lower operating costs in the gas retail business in 1999 and purchase accounting adjustments.

               In the networks operation, total operating income decreased slightly as a result of increased operating costs offset by a smaller increase in regulated income.

          Net interest expense
          --------------------

               Net interest expense increased approximately 133% from (pounds sterling)126 million for the year ended March 31, 1998 to (pounds sterling)294 million for the year ended March 31, 1999. The increase is primarily a result of interest expense related to the financing of the acquisition of TEG, partially offset by interest income on the proceeds from the sale of TEG's former coal and power trading interests.

          Total tax expense
          -----------------

               The decrease in tax expense from (pounds sterling)189 million in the year ended March 31, 1998 to (pounds sterling)101 million in the year ended March 31, 1999 relates primarily to the windfall tax charge of (pounds sterling)112 million in the year ended March 31, 1998. (See --"Windfall Tax" below.)

          YEAR ENDED MARCH 31, 1998 COMPARED WITH YEAR ENDED MARCH 31, 1997

          Revenues
          --------

          Energy retail -- Overall revenues from the energy retail business decreased approximately 0.3% from (pounds sterling)2,158 million for the year ended March 31, 1997 to (pounds sterling)2,151 million for the year ended March 31, 1998.

               In the part of the electricity retail market which was open to competition at that time (customers with an annual maximum demand over 100 kW - principally industrial and commercial customers), revenues increased by 17.6% to (pounds sterling)0.7 billion. The sales volumes increased by 30.2% to 17,278 GWh but this was offset by lower prices per unit, which principally reflect the competitive pressure on retail prices. The increase in revenues in the competitive market was offset by lower revenues in the price regulated part of the electricity retail market which was not open to competition (customers with an annual maximum demand under 100 kW - principally residential and small business customers) in which sales volumes decreased by 3.3% to 18,642 GWh arising mainly from weather effects. Revenues in the price regulated market decreased by 8% to (pounds sterling)1.2 billion reflecting the effect of the supply price control regulatory formula.

               In the gas retail market, volumes and revenues remained stable at approximately 1.3 billion therms and (pounds sterling)0.2 billion, respectively, for each period. There was, however, a substantial increase in the number of customers signed up with future contract start dates as the remaining areas of the UK gas retail market were opened up to competition.

          Energy management and generation -- Revenues of (pounds sterling)1.3 billion from the energy management and generation operations for the year ended March 31, 1998 increased approximately 40% from (pounds sterling)1.0 billion for the year ended March 31, 1997. The increase was primarily attributable to both the inclusion for a full year of the additional output provided by the five power stations leased in June and July 1996 and an underlying increase in the output levels during the year. There was also additional revenue during the commissioning period of the King's Lynn gas-fired power station.

          Networks -- Networks revenues of (pounds sterling)414 million for the year ended March 31, 1998 decreased approximately 1.4% from (pounds sterling)420 million for the year ended March 31, 1997. Revenues from Eastern's core regulated electricity distribution business, which are determined by the distribution price control formula, remained broadly stable since the allowed increase referable to the Retail Price Index was offset by the required, regulated price reduction factor of 3%. Units distributed through the network increased by 0.7% from 31,550 GWh to 31,776 GWh.

          Other - Revenues in the other segment increased from the year ended March 31, 1997 to the year ended March 31, 1998 as a result of increased revenues from the telecommunications business.

          Operating income
          ----------------

               Operating income decreased approximately 10% from (pounds sterling)298 million for the year ended March 31, 1997 to (pounds sterling)267 million for the year ended March 31, 1998.

               Operating income for energy retail operations decreased substantially as a result of lower margins and increased costs associated with adding a substantial customer base in Eastern's retail gas business, including customer acquisition costs which are expensed as incurred, and developing an infrastructure to support that customer base. During this period, operating income from the retail electricity business remained stable in the price regulated franchise market and increased slightly in the competitive market from higher gross margins. Operating income from the energy management and generation business remained stable primarily as a result of the inclusion of a loss making quarter in respect of the five leased coal-fired power stations, offset by additional output from power stations. The networks business offset the reduction in operating income for the period primarily due to cost savings in Eastern's core electricity distribution business. The losses in the other segment reduced from the year ended March 31, 1997 to the year ended March 31, 1998 because in the year ended March 31, 1997 there were charges in this segment related to exposures on the overall energy portfolio. In addition, the operating profit increased slightly in the telecommunications business which was included within this segment and was sold in December 1998.

          Net interest expense
          --------------------

               Net interest expense increased by approximately (pounds sterling)38 million from (pounds sterling)88 million in the year ended March 31, 1997 to (pounds sterling)126 million in the year ended March 31, 1998. The increase arose partly from interest capitalized in the year ended March 31, 1997 of (pounds sterling)11 million relating to the construction period of the King's Lynn gas-fired power station. In addition, some funds were placed in a tax efficient scheme in the year ended March 31, 1998 resulting in dividends receivable of approximately (pounds sterling)4 million in place of interest on cash deposits. The remaining increase is a result of interest expenses on higher borrowings, partially offset by interest income on increased cash deposits in the year ended March 31, 1998.

          Total tax expense
          -----------------

               Total tax expense decreased by (pounds sterling)115 million from (pounds sterling)304 million in the year ended March 31, 1997 to (pounds sterling)189 million in the year ended March 31, 1998. The decrease is a result of a large deferred tax charge in connection with the five coal-fired power station leases and the related rent factoring transaction in the year ended March 31, 1997 (see -- "Financing Arrangements" below). The decrease was offset by the windfall tax charge in the year ended March 31, 1998 referred to below under -- "Windfall Tax."

          LIQUIDITY AND CAPITAL RESOURCES

               Net cash generated by operating activities for the years ended March 31, 1997, 1998 and 1999 was (pounds sterling)292 million, (pounds sterling)341 million and (pounds sterling)118 million, respectively. Cash provided by (used by) changes in operating assets and liabilities was (pounds sterling)(23) million, (pounds sterling)223 million and (pounds sterling)(244) million for the years ended 1997, 1998 and 1999, respectively. The variances arise based upon changes in working capital requirements. Cash flows from operations before changes in operating assets and liabilities were (pounds sterling)315 million, (pounds sterling)118 million and (pounds sterling)362 million for the years ended 1997, 1998 and 1999, respectively.
          In 1997 net deferred tax liabilities associated with leasing transactions were established, resulting in a non-cash expense of (pounds sterling)251 million. There were no transactions of this magnitude in 1998 or 1999. The increase in 1999 in comparison to 1998 reflects net income which is (pounds sterling) 143 million higher than that recognized in 1998 as well as an increase in depreciation and amortization expense, which are non-cash items.

               In the year ended March 31, 1997, cash used for financing activities of Eastern was (pounds sterling)316 million. This included the net effect of the receipt of (pounds sterling)1.1 billion from commercial banks as a part of the rent-factoring agreement less the (pounds sterling)408 million which was set aside in investments as cash collateral for the future intra-group rental payments assigned. Further details are set out below under -- "Financing Arrangements." Also impacting 1997 cash flows was the retirement of (pounds sterling)468 million of long-term debt, the repayment of (pounds sterling)389 million of bank debt and the payment of (pounds sterling)140 million of dividends on common stock.

               In the year ended March 31, 1998, cash provided by financing activities of Eastern was (pounds sterling)121 million. In that year, long-term debt of (pounds sterling)240 million was raised and a further (pounds sterling)300 million was raised through a financing of receivables under a debt securitization program. In addition, in that same year, retirements of long-term debt totaled (pounds sterling)215 million and a dividend of (pounds sterling)200 million was paid.

               In the year ended March 31, 1999, cash provided by financing activities was (pounds sterling)2.2 billion. There were drawings under the acquisition facilities of (pounds sterling)2.1 billion (which were subsequently rearranged as described further below under "Financing Arrangements"). There was also an issue of common stock of Holdings to subsidiaries of TXU Corp of (pounds sterling)1.5 billion. These funds together provided a portion of the financing for the acquisition of TEG. Approximately (pounds sterling)1.3 billion of borrowings under the Credit Facilities Agreement were repaid during the period using the proceeds of the sale of TEG's former coal and power trading interests. Part of the acquisition of TEG was financed by the issue of common stock of TXU Corp to TEG shareholders. A subsidiary of Holdings acquired the TXU Corp common stock used for this purpose by issuing a term note to TXU Corp for (pounds sterling)882 million, (pounds sterling)200 million of which was subsequently repaid in cash in the period. TU Acquisitions also issued (pounds sterling)85 million of loan notes to TEG shareholders. Another subsidiary of TXU Corp provided the remainder of the acquisition financing. There were also additional net borrowings of approximately (pounds sterling)98 million in the period.

               Cash used in investing activities for the years ended March 31, 1997, 1998 and 1999 were (pounds sterling)229 million, (pounds sterling)234 million and (pounds sterling)1.9 billion, respectively. The amount for 1999 includes (pounds sterling)1.4 billion representing the net cash paid to acquire TEG. The capital expenditures of Eastern were (pounds sterling)204 million, (pounds sterling)254 million and (pounds sterling)281 million for the years ended March 31, 1997, 1998 and 1999, respectively. The increases primarily relate to the increased level of expenditures on the distribution network and in 1998, on the development of the telecommunications business, which was sold in December 1998. In addition, in the year ended March 31, 1997, Eastern invested (pounds sterling)29.5 million in acquiring an 11.6% interest in Severomoravska Energetica a.s., a distribution company in the Czech Republic, and (pounds sterling)19.9 million in acquiring a 52.8% interest in Teplarny Brno a.s., a district heating company in the Czech Republic. In the year ended March 31, 1998 further investments totalling (pounds sterling)9.9 million were made to increase Eastern's interest in these two companies. In the period ended March 31, 1999, a subsidiary of Holdings also acquired the offtake generated from water rights in hydroelectric power facilities in Norway for (pounds sterling)124 million and spent (pounds sterling)36 million to increase its interest in Hidroelectrica del Cantabrico, a Spanish energy company, to 5%.

          FINANCING ARRANGEMENTS

               At December 31, 1998, Holdings, TU Finance, TU Acquisitions and TEG had a joint sterling-denominated line of credit with a group of banking institutions under a credit facility agreement (Sterling Credit Agreement). The Sterling Credit Agreement had an acquisition facility and a revolving credit facility. Eastern Electricity also has a separate revolving credit facility for short-term borrowings of up to (pounds sterling)250 million to be used for Eastern Electricity's general corporate purposes. Borrowings under the acquisition facility provided financing to acquire TEG and pay acquisition related expenses. The revolving credit facility provided for short-term borrowings. At December 31, 1998, borrowings totaled (pounds sterling)750 million under the acquisition facility and a total of (pounds sterling)231 million under the two revolving credit facilities. Under the terms of the Sterling Credit Agreement, one half of the borrowings under the facilities were required to be swapped from floating rate to fixed rate and, accordingly, swaps with a notional amount of (pounds sterling)800 million were entered into. On January 2, 1999 Holdings' ability to borrow additional amounts under the acquisition facility terminated.

               The Sterling Credit Agreement was amended in March 1999.
          The amended Sterling Credit Agreement provides for borrowings up to (pounds sterling)1.275 billion and has two facilities: a (pounds sterling)750 million term facility which will terminate on March 2, 2003 and a (pounds sterling)525 million revolving credit facility which has a (pounds sterling)200 million 364-day tranche (Tranche A) and a (pounds sterling)325 million tranche which terminates March 2, 2003 (Tranche B). Holdings and TU Finance currently are the only permitted borrowers under the amended Sterling Credit Agreement. The amended Sterling Credit Agreement allows for borrowings at various interest rates based on the prevailing rates in effect in the countries in which the borrowings originate. As of March 31, 1999, (pounds sterling)750 million of borrowings were outstanding under the term facility, and approximately (pounds sterling)233 million under Tranche B. In addition, letters of credit totalling $61 million ((pounds sterling)38 million) were issued under Tranche A and letters of credit totalling $137 million ((pounds sterling)85 million) were issued under Tranche B. The amended Sterling Credit Agreement is unsecured. As of March 31, 1999, there were no borrowings outstanding under Eastern Electricity's revolving credit facility.

               As of March 31, 1999, Eastern Electricity had issued long-term, fixed rate bonds in the aggregate outstanding principal amount of (pounds sterling)750 million, and Overseas had issued notes in the aggregate principal amount of $500 million which are guaranteed by TEG and Holdings.

               Some subsidiaries of Holdings are parties to an agreement with commercial banks under which certain future intra-group rental payments receivable from the leased power stations for a five year period ending 2001 were assigned in return for a capital sum of (pounds sterling)1,097 million. That capital sum was drawn down on October 28, 1996 and (pounds sterling)408 million of the proceeds was used as collateral for obligations to a group of banks in respect of the funding of the leases of power stations. The payment of the assigned rentals or, in certain circumstances, their capital value on resale by the banks, is subject to guarantees and indemnities provided by those subsidiaries. Neither Eastern nor Holdings expects any of the provisions of its financing arrangements to affect the ability of Funding and Holdings to timely perform their respective obligations under the senior notes.

               Eastern has facilities with a financial institution whereby it may, from time to time borrow funds that are collateralized by portions of Eastern's trade accounts receivable. At March 31, 1999, Eastern had fully borrowed (pounds sterling)300 million under these facilities. The loans bear interest at an annual rate based on commercial paper rates plus 0.225%, which was 5.7% at March 31, 1999.

               On June 11, 1999, TU Finance (No. 2) Limited entered into an arrangement with a financial institution to borrow funds up to an aggregate maximum of (pounds sterling)275 million through a note purchase arrangement. (pounds sterling)150 million of this facility has been drawn down.

               On May 13, 1999, Funding issued $1.5 billion ((pounds sterling)915 million) worth of senior notes which are guaranteed by Holdings in three tranches: $350 million ((pounds sterling)214 million), 6.15% due May 15, 2002, $650 million ((pounds sterling)396 million), 6.45% due May 15, 2005, and $500 million ((pounds sterling)305 million), 6.75% due May 15, 2009. The proceeds of this issuance were used to repay the note payable to TXU Corp, to reduce borrowings under the Sterling Credit Agreement and for general corporate purposes. Shortly thereafter, Holdings entered into various interest rate and currency swaps that in effect changed the interest rates on the borrowings from fixed to variable based on LIBOR and fixed the principal amount to be repaid in sterling.

               On May 18, 1999, $198 million in letters of credit issued under the Sterling Credit Agreement/revolving credit facility matured and were not renewed.

          CUSTOMER ACQUISITION COSTS

               Beginning in the year ended March 31, 1998, Eastern has incurred customer acquisition costs associated with acquiring customers in the newly deregulated gas market. Those costs are charged to expense when incurred, although revenues from the acquired customer base are expected to be received over several years. Total charges for the years ended March 31, 1997, 1998 and 1999 were zero, (pounds sterling)41 million and (pounds sterling)25 million, respectively. Eastern expects that it will continue to incur those costs in connection with its effort to acquire natural gas customers for the foreseeable future. In addition, Eastern expects to incur similar customer acquisition costs in connection with the deregulation of the electricity franchise market.

          WINDFALL TAX

               For the year ended March 31, 1998, a windfall tax was levied on Eastern according to a formula contained in the UK Finance (No. 2) Act 1997. The liability to the tax was assessed at (pounds sterling)112 million of which half was paid on December 1, 1997 and the balance was paid on December 1, 1998. The windfall tax was included in the tax provision for the year ended March 31, 1998.

          CURRENCY RISKS; ABSENCE OF HEDGING TRANSACTIONS

               Holdings' revenues generated by Eastern will be primarily in pounds sterling while the purchase price which was paid to Funding for the senior notes was paid in US dollars, and the interest and principal payment obligations with respect to the exchange senior notes will be payable in US dollars. As a result, any change in the currency exchange rate that reduces the amount in pounds sterling obtained upon conversion of the US dollar-based net proceeds of the senior notes or that increases the effective principal and interest payment obligations represented by the exchange senior notes upon conversion of pounds sterling-based revenues into US dollars may, if not appropriately hedged, have a material adverse effect on Holdings and Funding or on their ability to make payments on the exchange senior notes or the guarantee. See EXCHANGE RATES for information concerning the Noon Buying Rate for pounds sterling expressed in US dollars. Although Holdings has entered into transactions to hedge risks associated with exchange rate fluctuations, there can be no assurance that any such transactions will be successful in reducing those risks.

          EUROPEAN MONETARY UNION (EMU)

               Most of Eastern's income and expenditures are denominated in pounds sterling or in the currencies of other countries which either are not eligible or have not joined the first stage of EMU. Eastern therefore does not expect the introduction of the Euro, the new currency of countries which participate in EMU, to have a material impact on those operations for so long as the UK continues to remain outside EMU. Eastern has prepared its accounting systems to be able to deal with the receipt of payments in Euros effective from January 1, 1999.

          EFFECT OF INFLATION

               Because of the relatively low level of inflation experienced in the UK, inflation did not have a material impact on results of operations for the periods presented.

          CHANGES IN ACCOUNTING STANDARDS

               SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," is effective for fiscal years beginning after June 15, 1999. This standard requires that all derivative financial instruments be recognized as either assets or liabilities on the balance sheet at their fair values and that accounting for the changes in their fair values is dependent upon the intended use of the derivatives and their resulting designations. The new standard will supersede or amend existing standards which deal with hedge accounting and derivatives. While Holdings has not yet determined the effects adopting this standard will have on the consolidated financial statements, those effects could be material. On May 19, 1999, the Financial Accounting Standards Board decided that it would amend SFAS 133 and defer its effective date to fiscal quarters of all fiscal years beginning after June 15, 2000.

               The Emerging Issues Task Force (EITF) has issued No. 98-10 "Accounting for Energy Trading and Risk Management Activities," which is effective for fiscal years beginning after December 15, 1998. EITF 98-10 requires that contracts for energy commodities which are entered into under trading activities should be marked to market with the gains and losses shown net in the income statement. As Holdings' fiscal year ends on December 31, Holdings adopted EITF 98-10 effective January 1, 1999 for the fiscal year ending December 31, 1999. As Holdings is not primarily involved in trading activities, EITF 98-10 has not had a material impact on the consolidated financial statements upon adoption.

          YEAR 2000 ISSUES

               Many existing computer programs use only the last two digits to identify a year in the date field. Thus, they would not recognize a year that begins with 20 instead of 19. If not corrected, many computer applications could fail or produce erroneous data on or about the year 2000.

               In August 1996, Eastern established a program of projects to ensure that all its systems are Y2K compliant. In testing for conformity, Eastern uses the revised version of the British Standards Institute's definition of Y2K Conformity. Eastern's Y2K program is sponsored by the Chief Executive of Eastern and is managed by a committee consisting of Eastern Managing Directors and Senior Managers. Each of the projects in the program has six phases: inventory; risk assessment; analysis; remediation; testing and contingency.

          EASTERN'S STATE OF READINESS

               The inventory, risk assessment and analysis of the mainframe systems were completed in June 1997. All COBOL code was fixed by November 1998. The mainframe remediation work was completed in March 1999 and the testing work is scheduled for completion by July 1999.

               Inventories of all the other information technology (IT) systems and of embedded systems that are part of controls, monitoring and protection systems, including electricity meters and customer premises and systems used in the offices of Eastern and Holdings, were completed in February 1998. Risk assessments were completed in August 1998. Many of the older IT systems have already been replaced by systems which are Y2K compliant. Remediation and testing of these systems is underway and is scheduled for completion by August 1999. Since October 1996, requirements have been included in Eastern's purchasing terms and conditions requiring Y2K readiness for new systems. Acceptance tests for any significant new or upgraded system include testing for Y2K readiness.

               The IT infrastructure is currently based on a mixture of hardware and operating systems connected by local and wide area networks. The system was remediated in March 1999 and will be tested and verified compliant by the end of July 1999. The infrastructure PABX systems were upgraded to be compliant in February 1999.

               Remediation products for three of the eight power station turbine control systems were not available from all suppliers in time for the planned summer shutdowns of 1998. Completion of this work therefore has been delayed until August 1999. All the electricity distribution systems have been checked, and testing will be completed by September 1999.

          COSTS TO ADDRESS Y2K ISSUES

               The costs of addressing the Y2K issue are estimated to be approximately (pounds sterling)20 million. These costs include all Y2K activities. They do not include the cost of achieving Y2K compliance for new IT systems installed in connection with the opening up of the domestic electricity retail market to competition, new systems installed to meet other business needs, or the cost of developing contingency plans for the energy management business. Costs of addressing the Y2K issue are being expensed as incurred. Amounts expended through December 1998 totalled (pounds sterling)2.8 million, cost expenditures for 1999 are estimated at (pounds sterling)14.7 million, of which approximately (pounds sterling)2.0 million were incurred in the first quarter of 1999, and an additional (pounds sterling)2.4 million for 2000.

          RISKS AND CONTINGENCY PLANS

               With respect to internal risks, Eastern's current assessment of the most reasonably likely worst case scenario is that impacts on either service or financial performance will not be materially adverse. Eastern believes, based on the results of testing that has already occurred on a large portion of production equipment with embedded systems, that if any disruption to service occurs, it will be isolated and of short-term duration.

               All of Eastern's businesses, other than the energy management business, have developed Y2K contingency plans. The energy management business is in the process of developing its contingency plan. The Y2K process includes a review of all the existing contingency plans and further development of contingency arrangements to cover Y2K failure scenarios. The work planned is underway and due to be completed by June 1999, to be followed by further review, testing and refinement and will result in revisions to the existing contingency plans.

               Eastern is working with its equipment suppliers to ensure their products and services are Y2K compliant. Reviews were completed by December 1998. Eastern believes that any failure of those suppliers to be compliant is unlikely to have a material effect on Eastern or its operations. Eastern's operations are heavily dependent upon the reliability of National Grid and the operations of the Pool. National Grid and the Pool have taken the position that they anticipate no material disruptions of service.

          QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

          RISK MANAGEMENT

               Holdings is exposed to a number of different market risks including changes in gas and electricity prices, interest rates and foreign currency exchange rates. Holdings has developed a control framework of policies and procedures to monitor and manage the exposures arising from volatility in these markets. To implement these policies and procedures, Holdings enters into various derivative instruments for hedging purposes. Both the energy management and the treasury operations make use of those instruments, but only well understood derivative instruments are authorized for use.

          INTEREST RATE RISK

               Holdings' exposure to interest rate risk is managed by maintaining a balance of fixed and floating rate borrowings and deposits. Interest rate swaps and forward rate agreements are used from time to time to adjust the proportion of fixed rate exposure within the specified limits.

               The table below provides information concerning Holdings' financial instruments as of March 31, 1999 that are sensitive to changes in interest rates, which include debt obligations by principal amount and interest rate swaps. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. Holdings has entered into interest rate swaps under which they have agreed to exchange the difference between fixed-rate and variable-rate interest amounts calculated with reference to specified notional principal amounts. The contracts require settlement of net interest receivable at specified intervals which generally coincide with the dates on which interest is payable on the underlying debt, primarily semi-annually. When differences exist between the swap settlement dates and the dates on which interest is payable on the underlying debt, the gap exposure, or basis risk, is managed by means of forward rate agreements. These forward rate agreements are not expected to have a material effect on Holdings' financial position, results of operations or cash flows. For interest rate swaps, the table presents notional amounts and weighted average interest rates by expected (contractual) maturity dates. Weighted average variable rates are based on rates in effect at the reporting date.

                                      Expected Maturity Date
                                  -------------------------------

                                   2000    2001    2002     2003
                                   ----    ----    ----     ----
      Long-term Debt
           (including current
           maturities):
           Fixed Rate ((pounds
           sterling)m)            225.1   923.8   127.9
           Average interest
           rate . . . .           7.35%   6.87%   7.35%
           Variable Rate
           ((pounds
           sterling)m)                                    1,004.0
           Average interest
           rate . . . .                                     6.33%

      Interest Rate Swaps:
           Fixed to Variable
           ((pounds sterling)m)
           Average pay rate . . . .
           Average Receive rate
           Variable to Fixed
           ((pounds sterling)m) . .                15.8     400.0
           Average pay rate . . . .               12.91%    6.71%
           Average receive rate . .                8.02%    5.63%



                               Expected Maturity
                                     Date                     March
                               -----------------               31,
                                                              1999
                                          There-              Fair
                                 2004      after     Total    Value
                                 ----     ------     -----    ------
      Long-term Debt
           (including
           current
           maturities):
           Fixed Rate
           ((pounds
           sterling)m)           361.9    1,160.1   2,798.8    2,874.2
           Average
           interest
           rate . . . .          8.38%      8.20%     7.61%
           Variable
           Rate
           ((pounds
           sterling)m) .                     75.6   1,079.6    1,079.6
           Average
           interest
           rate . . . .                     5.42%     6.27%

      Interest Rate Swaps:
           Fixed to Variable
           ((pounds
           sterling)m)           100.0                100.0       15.2
           Average pay
           rate . . . .          4.75%
           Average
           Receive rate          8.38%
           Variable to
           Fixed
           ((pounds
           sterling)m)                      432.0     847.8      (57.4)
           Average pay
           rate . . . .                     6.45%
           Average
           receive rate                     5.76%

          Forward rate agreements totalling (pounds sterling)355 million for a maximum duration of approximately one year to swap floating rate deposits into fixed rates were outstanding at March 31, 1999 with a weighted average interest rate of approximately 6.66%.
          The market value of these forward rate agreements was not materially different from the notional value.

          FOREIGN CURRENCY

               Holdings manages its exposure to foreign currency rates principally by matching foreign currency denominated assets with borrowings in the same currency. Currency swaps and options are also used where appropriate to hedge any residual exposures. In addition, some imports of capital equipment and fuel are denominated in foreign currencies and the sterling cost of these is fixed by means of forward contracts as soon as Holdings' contractual commitment is firm. The US$ option contracts outstanding at December 31, 1998 all matured in the period to March 31, 1999. The principal foreign currency hedges outstanding at March 31, 1999 were as follows:

              US$/GBP swaps in respect of the semi-annual interest payments on, but not the principal amount of, the $500 million of guaranteed notes previously issued to swap from US$ to GBP as follows:

                              Annual                   March 31, 1999
          Period              Amount         Rate          Fair Value
          ------              ------         ----      ---------------


     Annually to 2017    $14.8 million       1.61      (pounds sterling)(5.7)
                                                            million
     Annually to 2027    $22.5 million       1.62      (pounds sterling)(15.6)
                                                            million

          ENERGY RISK MANAGEMENT

               The energy business contracts to supply electricity to customers at fixed prices and buys output from the electricity Pool to meet the demand of these customers. Since the price of electricity purchased from the Pool can be volatile, Eastern is exposed to the risk arising from the differences between the fixed price at which it sells electricity to customers and the variable prices at which it buys electricity from the Pool. Eastern's generation business provides a physical hedge to this risk as it is exposed to Pool price fluctuations from selling electricity into the Pool. Eastern's overall exposure to those risks is managed by the energy management business which also enters into derivatives to hedge the portfolio and maintain energy price exposure to within a limit set by the Board of Directors of Eastern. The derivatives used are contracts for difference (CfDs) and electricity forward agreements (EFAs).

          CfDs are bilaterally negotiated contracts which fix the price of electricity for an agreed quantity and duration by reference to an agreed strike price. EFAs are similar in principle to CfDs but are on standard terms and tend to be for smaller quantities and shorter durations. The hypothetical loss in fair value of Eastern's CfDs and EFAs in existence at March 31, 1999 arising from a 10% adverse movement in future electricity prices is estimated at (pounds sterling)52 million. This loss is calculated by modelling the contracts against an internal forecast of Pool prices using discounted cash flow techniques. The fair value of outstanding CfDs and EFAs at March 31, 1999 was (pounds sterling)48 million, calculated as the difference between the expected value of the CfDs and EFAs, based on their known strike price and known value and the current market value, based on an estimate of forward prices for the CfD or EFA term.

               Eastern also sells fixed price gas contracts to customers and supplies the customer through a portfolio of gas purchase contracts and other wholesale contracts. Eastern's overall net exposure to the gas spot market is also managed within a limit set by the Board of Directors of Eastern using natural gas futures and swaps, as appropriate, to hedge the exposures. There were no gas swaps outstanding at March 31, 1999.

               Management of the market risks associated with the portfolio of physical generation assets, upstream gas assets and gas and electricity sales and derivative contracts is critical to the success of Eastern and therefore comprehensive risk management processes, policies and procedures have been established to monitor and control these market risks.

                                 INDUSTRY BACKGROUND

          GENERAL

               Traditionally, the electric industry in the UK, including distribution, transmission and generation, has been highly regulated. Throughout England and Wales, electricity power stations, together with the transmission and distribution systems, constitute a single integrated network. Privatization of the UK electricity industry has opened the market to new participants. Each participant must be licensed to generate, transmit or supply electricity. Almost all electricity generated in England and Wales must be sold to and purchased from the Pool. Prices for electricity are set by the Pool for each half hour based on bids of generators and a complex set of calculations that matches supply and demand.

               The gas industry in Great Britain has been privatized and competition among suppliers is encouraged, first by deregulating the supply of gas to larger customers and, more recently, to smaller customers including residential users. Most of the UK gas transmission and distribution network is owned and operated by BG plc, which is required to provide fair access to its network to all shippers of gas. Charges to shippers of gas are based on the amount of pipeline capacity reserved and the number of points of entry and exit to and from the national network.

          THE ELECTRICITY INDUSTRY IN ENGLAND AND WALES

               Almost all electricity generated at power stations in England and Wales is delivered through the high voltage transmission system owned and operated by The National Grid Company (National Grid). It is then transformed for delivery on to the local distribution networks owned and operated by holders of public electricity supply (PES) licenses such as Eastern Electricity.

               During the five years ended March 31, 1998, demand for electricity in England and Wales rose by approximately eight percent. National Grid expects demand to rise by approximately seven percent during the five years ended March 31, 2003.

               The Seven Year Statement published by National Grid reports that electricity produced by the UK generating industry, including imports from Electricit de France, in the year ended March 31, 1991, totalled approximately 300 TWh, of which approximately 66 percent was produced by coal-fired power stations and 18 percent by nuclear power stations. Sixteen percent was output from pumped storage, oil and interconnectors. During that time no combined cycle gas turbine (CCGT) power stations were in operation. The statement indicates that in the year ended December 31, 1997, including imports from Electricite de France, the percentage of total electricity generated by coal-fired power stations had declined to approximately 34 percent and the output from pumped storage, oil and interconnectors had declined to 12 percent while the percentage generated by nuclear power stations had increased to 27 percent and CCGT power stations accounted for 27 percent. Reasons for the development of CCGT generating capacity since 1991 include the availability of large volumes of natural gas, developments in technology and the privatization of the UK electricity industry, which has allowed new entrants to participate in the generation market.

               In December 1997, the UK government announced a review of energy sources for power generation, including fuel diversity, sustainable development and the role of coal. The government's conclusions were published in an October 1998 policy statement. The government's policy for issuing consents for the construction of new generating stations, as set out in the October 1998 policy statement, is that gas-powered generation would normally be inconsistent with the government's energy policy, unless the project has other benefits, such as combined heat and power
          (CHP), which has environmental or transmission system benefits.


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


          THE POOL

               The Pool was established in 1990 for bulk trading of electricity in England and Wales between generators and suppliers. The Pool reflects two principal characteristics of the physical generation and supply of electricity from a particular generator to a particular supplier. First, it is not possible to trace electricity from a particular generator to a particular supplier. Second, it is not practicable to store electricity in significant quantities. These characteristics create the need for a constant matching of supply and demand.

               All electricity generated in England and Wales, other than electricity generated by small generators connected directly to the local distribution networks rather than National Grid, must be sold to the Pool. In turn, electricity suppliers generally must buy electricity from the Pool for resale to their customers. Even groups which are both generators and licensed suppliers, such as Eastern, in most circumstances, must act through the Pool to sell all the electricity they generate and to purchase all electricity they sell to customers.

               The Pool is operated under the Pooling and Settlement Agreement, which is currently under review by the UK government. The Pooling and Settlement Agreement governs the constitution and operation of the Pool and the calculation of payments due to and from generators and suppliers of electricity. The UK government and all licensed generators and suppliers of electricity in England and Wales are parties to the Pooling and Settlement Agreement. The Pool also provides centralized settlement of accounts and clearing.

               Generators sell electricity to the Pool at a price for each unit of electricity generated. Also, generators receive availability payments when they declare themselves to be available but are not called upon to run. Suppliers buy electricity through the Pool at a price which reflects these components and which may also include additional amounts payable to National Grid.

               Prices for electricity are set by the Pool daily for each half hour of the following day based on the bids of the generators and a complex set of calculations that matches supply and demand and takes account of system security. Generators make individual bids into the Pool once each day, stating the price and volume at which they are prepared to generate at any point during the following day. National Grid ranks the generating units in an order known as the "merit order," primarily according
          to the price offered.   National Grid then schedules the
          generating units to operate according to this merit order, calling into service the least expensive generating units first and continuing to call generating units into service until enough are operating to meet demand. Factors which may constrain National Grid's ability to order stations into operation in strict observance of the merit order include the constraints of transmission systems and the technical operating characteristics of some generating units. The price paid to all generators which are called to run is set primarily by reference to the highest bid price of all the generators selected to run in that half hour. A computerized settlement system is used to calculate prices and to process metered, operational and other data and to carry out the other procedures necessary to calculate the payments due under the Pool trading arrangements. The settlement system is administered on a day to day basis by Energy Settlements and Information Services Limited, a subsidiary of National Grid, as settlement system administrator. Pool prices for the purchase of power can vary significantly from day to day and during each day.

               In order to reduce their exposure to fluctuations in Pool prices, generators and suppliers enter into financial hedging contracts with each other. These contracts are in the form of CfDs and EFAs. CfDs and EFAs in effect fix the price that a supplier pays and a generator receives for electricity. They therefore are used to reduce the price risk that would otherwise be associated with the sale and purchase of electricity through the Pool.

          ELECTRICITY SUPPLY MARKETS IN ENGLAND AND WALES

               The regulatory framework in England and Wales differs for consumers with maximum annual demands over and under 100 kW. The under 100 kW market, comprising the former regional supply monopolies (franchises) of the twelve RECs, has recently been opened to competition. It is sometimes referred to as the "ex-franchise" market. This market itself contains two subdivisions. The first consists of all residential customers and small businesses using up to 12,000 kWh/annum. It is called the designated market. The remainder of the ex-franchise market consists of smaller businesses with annual maximum demands under 100 kW that use more than 12,000 kWh/annum. The over 100 kW market consists of all customers with an annual maximum demand of 100 kW or more.

               Until September 1998, residential and small business customers in all service areas could buy electricity only from the REC authorized to supply service in the area where the customers were located. However, competition has been introduced fully and customers are now able to buy electricity from any appropriately licensed supplier. Ex-franchise customers are usually supplied with electricity in accordance with published tariffs. A price control formula set out in the supplier's PES license limits prices charged to customers in the designated market. These prices are regulated by the Director General of Electricity Supply (DGES) as described below under EASTERN BUSINESS OVERVIEW -- "UK Regulatory Matters; Energy Regulation; Electricity Supply Price Regulation." A formula determines the maximum prices which any PES license holder is permitted to charge. A separate price control formula described below under EASTERN BUSINESS OVERVIEW -- "UK Regulatory Matters; Networks Regulation; Distribution Price Regulation" determines the maximum distribution revenue which a PES license holder may earn from charges made to its own electricity supply business and other electricity suppliers for use of its distribution network. These formulas are in effect until March 31, 2000.

               To be able to supply electricity, a supplier must either have a second tier supply license (Second Tier Supply License) issued pursuant to the Electricity Act 1989 of Great Britain (Electricity Act) described below under EASTERN BUSINESS OVERVIEW -- "UK Regulatory Matters; Networks Regulation; Distribution Price Regulation" or hold a PES license for the authorized area where its customers are located. The license holder must demonstrate that it has adequate systems and processes in place to fulfill its obligations. Customers who choose to be supplied by a second tier supplier and customers in the over 100 kW market are charged under the terms of their negotiated supply contracts, which may provide for fixed or variable prices. Variable prices normally reflect expected fluctuations in the price paid by suppliers for the purchase of electricity from the Pool.

               All suppliers use the national transmission system, for which they pay published transmission charges, and the distribution system of the local PES license holder, for which they pay published distribution charges, to secure delivery of electricity to their customers.

               Electricity supply and distribution businesses in England and Wales are subject to price controls. Since the implementation of the initial price controls in 1990, there have been two reviews of the supply price control, effective for the periods from April 1, 1994 to March 31, 1998 and from April 1, 1998 to March 31, 2000. These reviews have resulted in reduced supply and distribution prices, but because related costs have also been reduced, the effect on Eastern has not been material.

               With the consent of the PES license holders, the DGES has modified the PES licenses to require that the PES license holders support the introduction of competition for franchise supply customers by offering services to competing suppliers. These services include registration, data collection and aggregation, emergency reporting and meter operation. The PES license holders may be required to provide meters to customers who pay in advance for their electricity, usually customers with outstanding obligations to the PES license holder. The PES license holders are also required to provide, collectively, consumption and other customer data and a data transfer service to facilitate customer transfers to other providers in the open electricity market.

               The RECs also have contributed to a program by the Pool to adopt settlement arrangements for the competitive market in 1998. The costs of this program will be recovered from charges to be made to suppliers by the Pool over a five year period. There is a cap above which the RECs will only partially recover these costs. Eastern's share of the costs beyond this cap is not expected to be material.


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


          REGULATION OF THE ELECTRICITY SUPPLY INDUSTRY UNDER THE
          ELECTRICITY ACT

               The Electricity Act created the institutional framework under which the industry is currently regulated, including the office of the DGES, who is appointed by the UK Secretary of State for Trade and Industry (Secretary of State). The government is currently consulting on legislation to make significant amendments to the Electricity Act to reflect proposed changes in the regulatory and legal framework of the industry. The government appointed Callum McCarthy, a former banker, as the Director General of Gas Supply (DGGS) beginning November 1, 1998. He assumed the duties of DGES beginning January 1, 1999. The Office of Gas Supply (OFGAS) merged with that of OFFER. Since June 17, 1999, the merged office has been known as OFGEM (Office of Gas and Electricity Markets).

               The DGES's functions under the Electricity Act include:

                . Granting licenses to generate, transmit or supply electricity, a function which he exercises under a general authority from the Secretary of State;

                . Proposing modifications to licenses and, in case of non-acceptance of those proposals by licensees, making license modification referrals to the Monopolies and Mergers Commission;

                .   Enforcing compliance with license conditions;

                . Advising the Secretary of State in respect of the setting of each PES license holder's non-fossil fuel obligation, which fixes the requirement for the licensee to purchase electricity from non-fossil sources;

                . Calculating the rate of the levy to reimburse generators and RECs for the extra costs involved in non-fossil fuel plant generation and collecting this fossil fuel levy;

                . Determining certain disputes between electricity licensees and customers; and

                . Setting standards of performance for electricity licensees.

          The term "supply" as used in the context of the Electricity Act covers both distribution and supply activities.

               The DGES exercises concurrently with the Director General of Fair Trading certain functions relating to monopoly situations under the UK Fair Trading Act 1973 and certain functions relating to courses of conduct which have, or might have, the effect of restricting, distorting or preventing competition in the generation, transmission or supply of electricity in contravention of the UK Competition Act 1980. The new Competition Act which becomes effective March 1, 2000 will replace certain provisions of the UK Fair Trading Act 1973 and the UK Competition Act 1980. The new Competition Act conforms to fair trade laws being enacted throughout the EU, including the introduction of stricter enforcement and investigative powers.

               Subject to these duties, the Secretary of State and the DGES are further required to exercise their functions in the manner which each considers is best calculated:

                . To protect the interests of consumers of electricity supplied by licensed suppliers in respect of price, continuity of supply and the quality of electricity supply services;

                . To promote efficiency and economy on the part of licensed electricity suppliers and the efficient use of electricity supplied to consumers;

                . To promote research and development by persons authorized by license to generate, transmit or supply electricity;

                . To protect the public from the dangers arising from the generation, transmission or supply of electricity; and

                . To secure the establishment and maintenance of machinery for promoting the health and safety of workers in the electricity industry.

          The Secretary of State and the DGES also have a duty to take into account the effect on the physical environment of activities connected with the generation, transmission or supply of electricity.

               In performing their duties to protect the interests of consumers in respect of prices and other terms of supply, the Secretary of State and the DGES are required to take into account in particular the interests of consumers in rural areas. In performing their duties to protect the interests of consumers in respect of the quality of electricity supply services, they are required to take into account in particular the interests of those who are disabled or of pensionable age.

               The Electricity Act requires the DGES and the Secretary of State to carry out their functions in the manner each considers is best calculated to ensure that all reasonable demands for electricity will be satisfied, that license holders will be able to finance their licensed activities and that will promote competition in the generation and supply of electricity.

          GOVERNMENT REVIEW OF UTILITY REGULATION

               On June 30, 1997, the UK government announced its intention to conduct a comprehensive review of the regulatory framework governing the electricity distribution and supply businesses in England and Wales, as well as the regulatory framework applicable to providers of water and telecommunications services. The review culminated in a March 1998 policy statement which sets forth a number of proposals of the UK government designed to re-examine utility regulation in the UK. Among the main proposals contained in that policy statement, some of which would require implementing legislation, are:

                . The retention of "RPI-Xd," the current distribution price control formula, as the basis for price regulation;

                .   Increased transparency and consistency of regulations;

                .   The merger of OFFER and OFGAS;

                . The separate licensing of the distribution and supply businesses of the RECs; and

                . Amendment of the statutory duties of utility regulators to provide a new primary duty to exercise their functions in the manner best calculated to protect the interests of the consumers in the short and long term wherever possible, through promoting competition and adopting price regulation to distinguish between income earned through companies' own efforts and income which results from other factors.

               On May 13, 1998, the DGES issued a consultation paper on the separation of distribution and supply businesses for RECs and the future treatment of metering and meter reading. The material proposals and recommendations set out in the consultation paper are the following:

                . Full separation of the management of the supply and distribution business was recommended and consideration of appropriate interim arrangements for separate companies that will make up the distribution and supply activities, each acting independently of the other. Measures should be introduced to ensure that each PES license holder's supply subsidiary operates at arm's length from the distribution subsidiary. These measures would include separate contracts between the supply and distribution businesses to avoid the sharing of facilities between the businesses. Separate management teams would be required for the two businesses and corporate headquarters activities would be minimized.

                . The distribution company should be responsible for the maintenance and operation of the network and have a statutory duty to develop and maintain an efficient, coordinated and economical system of electricity distribution and to facilitate competition in generation and supply. It should connect any customer to the network on reasonable terms and provide "last resort" meter reading service for any supplier not wishing to provide the service itself.

                . All suppliers should be placed on the same legislative footing, and tariff supply should be replaced by supply under contract. License conditions would be introduced to protect customers and competitors against dominant suppliers.

                . Metering services should be open to competition, and arrangements for transmission in Scotland should be brought into line with those in England and Wales.

               In October 1998, the Department of Trade and Industry published a consultation paper setting out its views, following consultation on a number of issues relating to the reform of regulatory structure in the gas and electricity markets. It intends to take account of responses to the consultation when submitting draft proposals for possible legislation in the late spring or summer of 1999. The October 1998 consultation paper sets out the government's view that separate ownership of distribution and supply companies was inappropriate, but that the two businesses should be held in separate subsidiary companies.

               In November 1998, the DGES set out further proposals on business separation. These proposals concentrate on the goal of full operational separation of integrated support activities for the distribution and supply businesses. He also appointed consultants to advise him in drawing up a separation compliance plan. These were followed on May 19, 1999 by a further OFFER document that stressed the need to move rapidly towards operational separation and proposed that work begin immediately on company specific compliance plans. OFFER also proposes the appointment of a senior level compliance manager within each REC.

               The DGES is also reviewing the operations of the Pool with a view to promoting alternative trading arrangements.

               Holdings and Eastern cannot predict the results of any of these reviews, whether proposals recommended in the consultation paper will be implemented or the ultimate effects on Eastern or Holdings.

          THE GAS INDUSTRY IN THE UK

               Natural gas is used for a wide range of residential and small business and industrial purposes and also for gas-fired electricity generating stations. Total consumption of natural gas in the UK in 1997 was equal to 54 million tons of oil which equated to 407 million barrels of oil. Production of natural gas in the UK in 1997 was equal to 87 million tons of oil. This equates to approximately 656 million barrels of oil.

               From the nationalization of the gas industry in Great Britain in 1948 until 1986, when British Gas plc was privatized, the supply of piped gas to customers was a monopoly. In parallel with the privatization of British Gas plc, steps were taken to develop greater competition within the industry, initially by deregulating the supply of gas to the contract market. The contract market is made up of customers that use more than 25,000 therms per year (1,000 tons of oil equivalent is equal to 0.3968 therms). Within the contract market there are "interruptible" customers, whose supply can be interrupted in periods of exceptional demand, and "firm" customers to whom supply is guaranteed.

               Competition has been extended to all consumers, including residential and small business customers.

               British Gas plc divided itself into two separate companies, Centrica plc and BG plc. The former is a shipper and supplier of gas, while almost all of the UK gas transmission and distribution network is owned and operated by BG plc.

               Participants in the gas industry are required to hold licenses granted by the DGGS. These are:

                . A "public gas transporter's license," which permits the licensee to carry gas through pipelines to any premises or to a pipeline system operated by another public gas transporter;

                . A "gas supplier's license," which is required to supply gas to customers; and

                . A "gas shipper's license," which allows the licensee to arrange with a public gas transporter to introduce, convey or take gas out of the transporter's pipeline system.

          In addition, the exploration for and production of gas in the North Sea is subject to license by the Department of Trade and Industry.

               BG plc is required to provide fair access to its network to all shippers of gas, who pay charges determined by the amount of capacity they have reserved on the system's entry and exit points and commodity charges based on the amount of gas actually transmitted.

               Shippers and suppliers obtain natural gas directly from offshore fields, in which they may own equity interests, from wholesalers, or from both. There are various types of contracts for the purchase of gas, but most of these currently relate directly to physical volumes to be delivered into the UK gas supply network. Many of these include "take or pay" obligations, under which the buyer agrees to pay for a minimum quantity of gas in a year, although the amount it takes in any specific time period can vary according to its need. Gas can be purchased for delivery from one day to several years ahead.

               Shippers in the gas industry have financial incentives to ensure that they have sufficient gas, within limited tolerances, to meet the needs of their suppliers and customers on a daily basis. Failure to do so could result in additional costs being incurred. Fluctuations in demand are met by altering the quantity of gas taken from fields, by adjusting wholesale purchase contracts and the use of storage. Demand may also be limited by interrupting supplies to certain interruptible customers. Any excess or shortfall in supply has to be sold to, or bought from, the network operator at prices determined each day under an agreed pricing formula.

                              EASTERN BUSINESS OVERVIEW

          GENERAL

               Eastern is an integrated energy group. Its principal business operations are electricity networks and energy businesses in the UK.

               The networks business is the largest distributor of electricity in England and Wales, with over 3 million customers in a service area covering approximately 20,300 square kilometers in the east of England and parts of north London.

               Eastern's energy business is made up of:

                . Eastern Trading, which coordinates and manages for Eastern the price and volume risks associated with Eastern's generation and electricity and gas retail businesses and those of third parties;

                . Energy Retail, Eastern's electricity and gas operations, which is one of the largest retailers of electricity in the UK, with approximately 3.2 million electricity customers of Eastern Electricity and Eastern Energy Limited and 792,000 customers of Eastern Natural Gas as of May 31, 1999; and

                . Eastern Generation, the fourth largest generator of electricity in the UK, which currently owns, operates or has an interest in ten power stations representing approximately 9.4% of the UK's total generating capacity as of December 31, 1998.

               Eastern also has interests in other parts of Europe, including Scandinavia, Germany, the Czech Republic, The
          Netherlands, Poland and Spain, and in four natural gas producing fields in the North Sea.

               The electric operations of Eastern are highly seasonal with a very substantial proportion of its profits earned in the winter months. The purchase price for electricity in each half hour varies according to total demand, the amount of generation capacity available but not needed and the prices bid by generators. Consequently, the purchase price tends to be highest during mid-week afternoons in winter, when demand is highest, or in late autumn, when a significant number of power stations undergo scheduled maintenance. Purchase prices are generally lowest during summer months. Seasonal variations in results are likely to continue under revised trading arrangements that are due to be introduced during 2000.

               The energy retail, energy management and generation and networks segments, the primary operating segments of Eastern, contributed 61%, 39% and 11%, respectively, of Eastern's revenues during the last fiscal year. For financial information by operating segment for the years ended March 31, 1997 and 1998, and for the period from April 1, 1998 through May 18, 1998, see
          Note 15 to the Consolidated Financial Statements for Eastern Group plc and Subsidiaries included elsewhere in this prospectus. For financial information by operating segment for the periods from formation (February 5, 1998) through December 31, 1998 and from formation through March 31, 1999, see Note 17 to the Consolidated Financial Statements for TXU Eastern Holdings Limited and Subsidiaries included elsewhere in this prospectus. That information has been prepared and presented in accordance with Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information."

          EASTERN'S FLEXIBLE ENERGY PORTFOLIO CONCEPT

               Eastern began as a REC, operating what is now the largest electric networks and supply business in the UK. As the UK energy market has become increasingly competitive, Eastern has been a pioneer in the development of the flexible energy portfolio concept in the UK. The growth in Eastern's electric generation and gas production assets has provided the opportunity to hedge substantially Eastern's downstream retail electricity and natural gas contracts and commitments to customers. This growth has allowed the development of a substantial portfolio of positions in physical assets and contracts with which Eastern Trading can service Eastern and other industry participants. The physical positions are not an exact match. Therefore Eastern Trading manages the resulting exposure through contracts in the markets served by adjusting the balance of supply and demand in Eastern's portfolio, by varying power station and gas field output, by contracting with counterparties and by adjusting trading prices to the retail operations. To the extent Eastern is naturally hedged, Eastern can avoid the expenses of entering into alternative hedging arrangements. Some of these arrangements are described under "Portfolio Management/Energy Trading" below.

               Overall, Eastern Trading integrates all aspects of Eastern's energy business. It coordinates Eastern's energy operations, taking into account anticipated demand and the availability to Eastern of electricity and natural gas from all sources, including generation, gas production, and contracted supplies.

               In carrying out these duties, Eastern Trading:

                . Supports the pricing and volume of sales in the competitive, franchise and ex-franchise markets through transfer pricing arrangements with Eastern's and others' retail operations;

                . Bids into the Pool both price and volume for Eastern's generation, taking account of anticipated retail demand and the overall contractual position;

                .   Manages purchases from the Pool for Eastern and others;

                .   Manages Eastern's CfDs and EFAs; and

                . Matches Eastern's gas assets and purchase contracts, including access to gas storage, with anticipated demand, including demand from Eastern's gas-fired generating plants using the other trading markets to settle the net demand/supply position.

               Finally, Eastern is also forming various business alliances with European power companies and expects to implement a similar strategy in other parts of continental Europe as markets there open to competition.

          STRATEGY FOR EASTERN'S ENERGY BUSINESS

               Eastern's strategy for the energy business is to increase Eastern's UK market share in the retail sale of gas and electricity by strengthening its existing positions in those markets. Eastern believes that substantial economic and marketing benefits are derived from operating its natural gas and electricity retailing business as a single unit. Competitive markets provide opportunities for Eastern to expand its retail base through superior marketing and a focus on service to customers. As the retail base grows, Eastern's overall energy portfolio will be adapted to manage the associated price and volume risks. Providing similar development and management of portfolios to third parties that are other energy providers gives Eastern additional opportunities to develop its customer base.

               Eastern also plans additional growth in continental Europe. Eastern expects competition to increase in European markets. As opportunities arise, Eastern intends to expand its current European presence by developing an integrated European energy business. This could be by direct acquisition or contractual arrangements. As appropriate, Eastern aims to establish positions through interests in physical assets or through contracts and trading. It expects to develop distribution and retail customer bases through direct marketing and/or alliances with businesses having existing customer bases. These steps will enable Eastern to operate profitably in these markets by taking advantage of price, weather, load curve or other differentials between connected European markets, as it does in the UK.


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


          EASTERN GENERATION

               Eastern Generation is the fourth largest generator of electricity in the UK. Its share of total UK generating capacity is approximately 9.4%. It currently owns, operates or has an interest in ten power stations in the UK. Eastern Generation also has a controlling interest in Nedalo (UK) Limited, the largest supplier of small (less than 1 MW) electrical CHP plants in the UK.

          UK GENERATION FACILITIES

               Eastern's current portfolio of power stations is predominately a mix of CCGT and coal-fired stations. It represents both base load plants, which run throughout most of the year, and mid-merit plants, which run in periods of high demand. Eastern's portfolio of power stations provides flexibility in managing the price and volume risks of its energy contracts and has enabled Eastern to diversify its fuel supply risk.

               Information on Eastern's interests in power stations in the UK is set out in the following table and discussed further below:



          -------------------------------------------------------------------
                                              INSTALLED      DATE OF EARLIEST
           PLANT            TYPE              CAPACITY(1)    COMMISSIONING
          -------------------------------------------------------------------
                                                   MW
           West Burton      Coal-fired            2,012         1967

           Rugeley B        Coal-fired            1,046         1972

           Drakelow C       Coal-fired              976         1965

           Ironbridge       Coal-fired              970         1970

           High Marnham     Coal-fired              945         1959

           Peterborough     CCGT(2)                 360         1993

           King's Lynn      CCGT(2)                 340         1997

           Barking          CCGT(2)                 135(3)      1995

           London-Citigen   CHP(4)                   31         1992

           Grimsby-MIC(5)   CHP(4)                   15         1995
                                                 ------
           Total                                  6,830
                                                 ======

          (1) In all cases installed generating capacity is equal to registered generating capacity except for Peterborough and King's Lynn, which have registered generating capacities of 405 MW and 380 MW, respectively, but installed generating capacities, as shown above, of 360 MW and 340 MW, respectively.
          (2)  Combined cycle gas turbine.
          (3) Represents Eastern's approximately 13.5% interest in a 1,000 MW plant.
          (4)  Combined heat and power plant.
          (5)  Located on the property of a customer.

               West Burton, Rugeley B and Ironbridge.  In June 1996,
               -------------------------------------
           Eastern assumed operational and commercial control, through a combination of lease and outright purchase from National Power, of all of the assets and a portion of the liabilities of the West Burton, Rugeley B and Ironbridge power stations. Eastern holds a 99-year lease over the land, buildings and plant at each of those power stations and has the right to purchase the freehold land after 50 years. Under the leases, Eastern was committed to make fixed payments totaling (pounds sterling)737.5 million, of which (pounds sterling)337.5 million was paid at commencement of the leases. The balance, together with interest at 7.75%, is payable in 2001. Further payments of approximately (pounds sterling)6 per MWh, indexed to inflation and linked to output levels from these stations, are also payable to National Power through 2004. National Power has agreed in principle with the Department of Trade and Industry to modify the payment terms, although the specific terms of the modification are not yet agreed. The new terms will not change Eastern's obligations under the leases.
          The National Power leases have been characterized as capital leases under US GAAP.

               Drakelow C and High Marnham.  Eastern has leased the land,
               ---------------------------
          buildings and plant at the Drakelow C and High Marnham power stations from PowerGen for a period of 99 years, pursuant to agreements entered into in July 1996. PowerGen is responsible for decommissioning costs should Eastern decide to close these stations during the term of the leases. Eastern is committed to fixed payments totaling (pounds sterling)230 million, subject to minor adjustments if aggregate capacity falls below a certain level. The payments, together with interest, are to be made in installments, over eight years beginning in 1996. As with the National Power leases, further output-related payments of approximately (pounds sterling)6 per MWh, indexed to inflation, are payable to PowerGen for the first five years of operation by Eastern. On November 25, 1998, the Secretary of State confirmed that, as a condition for allowing PowerGen to acquire East Midlands Electricity plc, he would require that the output-related elements of these lease arrangements be terminated 15 months early. The output-related payments to PowerGen will now terminate in March 2000.

               Peterborough.  The power station at Peterborough was
               ------------
          developed and built as a joint venture between Eastern and Hawker Siddeley Power (Peterborough) Limited between 1990 and 1993. Eastern acquired Hawker Siddeley's interest in September 1994. Eastern Trading has secured contracts with natural gas suppliers to meet the station's natural gas requirements. The Peterborough plant is operated and maintained on behalf of Eastern by a third party contractor under a seven year contract which commenced in 1993.

               King's Lynn.  The 340 MW CCGT power station at King's Lynn
               -----------
          was constructed for Eastern under a turnkey contract. The station began commercial generation in December 1997 and is operated and maintained by Eastern. Eastern Trading has secured contracts with natural gas suppliers to meet the station's natural gas needs.

               Barking.  Eastern has an interest of approximately 13.5% in
               -------
          a 1,000 MW CCGT power station at Barking which was constructed as a joint venture between Eastern and a number of other companies and which became operational in 1995.

               London-Citigen and Grimsby-MIC.  In December 1998, Eastern
               ------------------------------
          Generation acquired from BG plc two CHP plants: a 15 MW CHP plant based on the Millennium Inorganic Chemicals site at Grimsby and a 31 MW district heating and chilling plant, Citigen, in London.

               Nedalo.  Eastern owns 75% of Nedalo, which provides to
               ------
          customers small scale CHP equipment that can produce up to one electrical MW per single unit. Separate units can be grouped together to produce MW in a number equal to the number of units. Nedalo is estimated to have approximately 80% of this segment of the UK CHP market.

          NON-UK GENERATION FACILITIES

               Czech Republic.  Eastern has invested (pounds sterling)27.8
               --------------
           million in an interest of 83.7% in Teplarny Brno, a district heating and generation company based in Brno, the second largest city in the Czech Republic. Teplarny Brno owns oil and gas-fired plants that are capable of generating 851 MW of energy in the form of steam and hot water. This is sold principally to industrial and residential customers. It also owns a 169 kilometer pipeline network for distributing heat to customers' premises. Teplarny Brno also has an electricity generation capacity of approximately 97 MW. The output is sold to the regional electricity company. A CCGT plant is currently being commissioned and will provide 86 MW of additional heat capacity and 95 MW of additional electricity generating capacity. This plant, which has a contract value of approximately (pounds sterling)31.6 million as of the date of this prospectus, is expected to be fully commissioned by mid-September 1999.

               Poland.  Eastern has acquired 49% of Zamosc Energy Company,
               ------
          a joint venture with the Polish regional distribution company, Zamejska Korporacja Energetyczna SA, which was established to develop power plants in southeast Poland. A 125 MW CCGT project is being developed at Jaraslaw, but the financing has not yet been closed.

          OTHER PROJECTS

               In December 1997, the UK government stopped granting consents for the construction of new gas-fired power stations pending adoption of the stricter consents policy announced in an October 1998 policy statement on Energy Sources for Power Generation. This policy has delayed the construction of some projects by Eastern and its competitors. However, in December 1998, Eastern received government consent to build a 215 MW CHP plant to provide heat and power to Shotton Paper on Deeside.

               Eastern continues to consider other new generation projects and, in April 1999 it announced that a one MW wind turbine in Northern Ireland had successfully completed tests and had begun generating electricity. The Government imposes on electricity suppliers an obligation to purchase a portion of their requirements from renewable energy sources under the Non-Fossil Fuel Obligation (NFFO) levy scheme. The differences between the Pool price and the power purchase price from the renewable generator is covered by the NFFO levy applied to suppliers bills. As of March 31, 1999, Eastern had entered into development agreements in the UK for 100 MW installed capacity of on-shore wind projects under NFFO power purchase contracts that are awaiting planning consents from local authorities. Additional opportunities for renewable energy projects and large and small scale CHP plants are being actively considered, together with other conventional generating projects.

          COMPETITION IN GENERATION

               Eastern was the fourth largest generator in the UK as of December 31, 1998 with a share of approximately 9.4% of the UK's total UK generation capacity registered at that date. This compares to shares of approximately 22%, 20% and 10% for National Power, PowerGen and British Energy plc, respectively. Eastern's mix of generating plants enables it to operate in the mid-merit and base load sectors of the market and to spread its fuel risk. The generation market will be affected by the outcome of the review of energy sources by the UK Government and the regulatory review of electricity trading arrangements. Eastern cannot predict the impact of these reviews. The introduction of new generating facilities is likely to have an effect on the market price of electricity. However, amortization of the capital costs of older generating plant may result in a lower marginal cost of generation than new facilities that are burdened with a high debt service. For further discussion, see INDUSTRY BACKGROUND -- "The Electricity Industry in England and Wales" above.

          ENERGY RETAILING

               Eastern has integrated its electricity and gas retailing operations into a single energy business.

               The electricity retailing business involves the sale to customers of electricity that is purchased from the Pool. Pool price risk is managed on behalf of the retail business by Eastern Trading. The energy business is charged a regulated price by transmission and distribution companies, including Eastern Electricity, for the physical delivery of electricity.

               Eastern Electricity supplies electricity to customers in all sectors of the market and is one of the largest retailers of electricity in England and Wales. Eastern's service area, which covers approximately 20,300 square kilometers in the east of England and parts of north London, was one of four areas in the first group to be fully opened for competition. At May 31, 1999, Eastern Electricity supplied electricity to approximately 2.9 million customers, including approximately 2.7 million residential customers and 240,000 small businesses. Industrial and commercial customers accounted for approximately 57% of Eastern Electricity's retail sales.

               Eastern Natural Gas is one of the largest suppliers of natural gas in the UK. At December 31, 1998 Eastern's market share by volume was estimated at approximately 11% of gas delivered to the competitive industrial and commercial market. At May 31, 1999, it was supplying 792,000 customers in the UK, ranging from residential households to large industrial companies.

               In November 1998, Eastern announced a gas retailing joint venture in Holland with Energie Noord West and an electricity trading and retail joint venture with Lunds Energi in Sweden.

               In June 1999, Eastern announced details of a program to restructure the energy retailing business in order to be more cost effective in the competitive energy markets. This program will result in the closure of two principal offices with the loss of 300 permanent and 200 temporary positions. Eastern also intends to seek new ways to access the energy markets and to form more partnerships with the objective of reducing costs, improving access to customers and capitalizing on emerging new markets such as the internet.

          COMPETITION IN ELECTRICITY RETAILING

               Eastern is an active participant in the competitive UK electricity market. The competitive market is made up of customers with maximum annual demand of more than 100 kW. It typically includes large commercial and industrial users. As of December 31, 1998, this market consisted of over 51,000 sites. Eastern estimates that this represents a market size of approximately (pounds sterling)6 billion per year based upon electricity prices at that date. In addition, Eastern estimates that more than 85% of these sites are outside its authorized area, and that over 60% of its electricity sales to the competitive market are to customers outside its authorized area. Eastern had more than 13% of this market. Eastern competes in the competitive market for customers with maximum annual demand of more than 100kW on the basis of the quality of its customer service and by competitive pricing. The largest suppliers in this market over the same period were PowerGen and National Power.

               Competition has been fully introduced for customers in all areas of Great Britain. New entrants to the competitive market have been limited to British Gas Trading Limited, Independent Energy and a small number of other companies. Eastern competes nationally for residential and small business customers and, by May 31, 1999, it was supplying 158,000 customers outside its traditional service area and had agreed contracts with a further 100,000 residential customers. At the same date, approximately 195,000 customers in Eastern's service area had transferred to other suppliers.

               There is no assurance whether or not competition among suppliers of electricity will adversely affect Eastern.

          COMPETITION IN GAS SUPPLY BUSINESS

               As a result of UK government action in recent years, the UK retail gas supply market is open to competition. Eastern's main competitors are Centrica plc and the gas marketing arms of some major oil companies. Further competition is provided by a number of other electricity companies and smaller gas suppliers which are independent of the major oil companies and which each have a minor presence in the market.

               Eastern intends to maintain a significant share of this market through high-quality customer service and competitive pricing.

          PORTFOLIO MANAGEMENT/ENERGY TRADING

               Typically, holders of PES licenses issued pursuant to the Electricity Act in connection with supply and distribution within an authorized area in Great Britain are exposed to risk, as they are obliged to supply electricity to their customers at stable prices but have to purchase almost all the electricity necessary to supply those customers from the Pool at prices that are constantly changing. The ownership of generating assets provides a natural hedge against these risks; the use of financial instruments such as CfDs provide another hedging alternative.

               A CfD is an agreement between two parties calling for payments between the parties of amounts equal to the product of:

                . The difference in each settlement period between the Pool price and the price specified in the CfD (strike price) and

                . The amount of electricity provided for in that settlement period, which is usually expressed in MW of demand.

          Each settlement period is one-half hour. CfDs effectively fix the prices a supplier pays and a generator receives for electricity. If the Pool price is lower than the strike price for the settlement period, the supplier pays the generator; and if the Pool price is higher, the generator pays the supplier. In this way, CfDs reduce the financial risk otherwise associated with the sale and purchase of electricity through the Pool.

               Eastern Trading coordinates Eastern's activities in managing risk. It provides support to Eastern's energy retail activities, taking into account its energy purchases and sales and its contract portfolios, including Eastern's generating assets and natural gas production interests. Eastern Trading is responsible for setting the level of bids into the Pool for the output of each of Eastern's generating stations, other than Barking and the CHP plants. Eastern Trading uses this method to coordinate the operation of Eastern's generating stations with Eastern's fuel contract position and its retail and wholesale energy sales portfolios to Eastern's best advantage. It also coordinates the operation of Eastern's generating stations, taking into consideration the relative prices in the energy markets. Eastern Trading also earns revenue by providing risk management services to other energy retailers to assist in managing their Pool/market price risk.

               Eastern Trading manages Eastern's financial exposure to fluctuations in electricity prices by:

                .   Managing its portfolio of CfDs;

                . Bidding both price and volume for Eastern's generation output, other than for the Barking plant and the CHP plants, into the Pool for each half hour of the day; and

                . Deciding with the electricity retailing division of Eastern on the volume and pricing of sales in the competitive and ex-franchise markets.

               The overall electricity position for each half hour of the day is monitored by Eastern Trading with the goal of optimizing electricity purchases and sales positions through the use of generation facilities, long and short-term retail sales contracts and appropriate financial instruments. The overall gas position is monitored in a similar way with additional opportunities presented through the operation of gas-fired power stations, storage facilities and the use of the upstream gas assets. Together, the overall electricity and gas positions are managed by reference to risk exposure limits that are monitored by a risk management team within Eastern. The risk management team verifies that the trading instruments employed have been approved for use by Eastern Trading and carries out credit checks on current and proposed counterparties. Eastern's ability to manage that risk in the future will depend, in part, on the terms of its supply contracts, the continuation of an adequate market for hedging instruments and the performance of its generating and upstream gas assets.

               In order to help meet the expected needs of its natural gas wholesale and retail customers, including Eastern's power stations, Eastern has entered into a variety of gas purchase contracts. As of December 31, 1998, the commitments under long-term purchase contracts amounted to an estimated (pounds sterling)1.3 billion, covering periods of up to 16 years. Firm sales commitments, including estimated power station usage, at the same date amounted to an estimated (pounds sterling)3.0 billion, covering periods up to 18 years.

               Eastern Trading also purchases coal, oil and natural gas for the Eastern's UK power stations and has equity interests in four natural gas-producing fields in the North Sea. In November 1998, Eastern announced a significant expansion of its North Sea gas interests through an agreement to purchase all of BHP Petroleum's assets in the Southern North Sea for approximately (pounds sterling)102 million. In December 1998, Eastern also agreed to purchase Monument Oil's share of the Johnston field in the Southern North Sea for almost (pounds sterling)20 million. These purchases would increase Eastern's interest in the Johnston field from approximately 5.5% to 55%. Both acquisitions are subject to the approval of the UK Department of Trade and Industry. Decisions are expected before the end of 1999.

               The energy management business also trades on the Nord Pool, the electricity trading market in Scandinavia, and has recently acquired access to up to 140 MW of hydro output in Norway for 55 years, for which Eastern has paid an upfront fee of up to (pounds sterling)124 million. This agreement also provides for Eastern to acquire an additional 47MW of hydropower in Norway. In Spain, Eastern has acquired a 5% minority shareholding in Hidroelectrica del Cantabrico, S.A. It has created a 50/50 joint venture trading company with Hidroelectrica del Cantabrico, S.A., Synergia Trading S.A., covering the Iberian peninsula.

          NETWORKS

          ELECTRICITY DISTRIBUTION

               Eastern's electricity networks business consists of the ownership, management and operation of the electricity distribution network within Eastern's authorized area. Eastern receives electricity in England and Wales from National Grid. Eastern then distributes electricity to end users connected to Eastern's power lines.

               Almost all electricity customers in Eastern's authorized area, whether franchise or competitive, are connected to and dependent upon Eastern's distribution system. Eastern distributes approximately 32 TWh of electricity annually to over 3 million customers, representing more than seven million people. Most of the tangible fixed assets owned by Eastern in the UK are currently employed in the electricity distribution business. The distribution by Eastern of electricity in its authorized area is regulated by its PES license, which, other than in exceptional circumstances, is due to remain in effect until at least 2025.

          PHYSICAL DISTRIBUTION SYSTEM

               Eastern receives electricity from National Grid at 21 supply points within its authorized area and three points in the authorized areas of neighboring RECs. Most of this electricity is received at 132kV. It is then distributed to customers through Eastern's system of approximately 35,200 kilometers of overhead lines, 54,600 kilometers of underground cable and numerous transformers and switchgear, through a series of interconnected networks operating at successively lower voltages. Eastern also receives electricity directly from generating stations located in its authorized area and, from time to time, from customers' own generating plants and connections with neighboring RECs.

        At March 31, 1999, Eastern's electricity distribution system network, excluding service connections to consumers, included overhead lines and underground cables at the operating voltage levels indicated in the table below:

                            OVERHEAD      UNDERGROUND
                             LINES          CABLES
         OPERATING          (CIRCUIT       (CIRCUIT
         VOLTAGE          KILOMETERS)     KILOMETERS)
         --------         -----------    ------------
         132kV  . . . .       2,365            220
         33kV   . . . .       3,883          2,450
         25kV   . . . .           0             23
         11kV   . . . .      19,377         16,625
         6.6kV  . . . .           0             29
         3kV    . . . .           0             21
         LV     . . . .       9,533         35,221
                             ------         -------
              Total . .      35,158          54,589
                            =======         =======

   In addition to the circuits referred to above, Eastern's distribution facilities also include:

                                        AGGREGATE CAPACITY
        TRANSFORMERS         NUMBER     (MEGA VOLT AMPERES)
        ------------         ------     -------------------
        132kV . . . . . .       230          13,306
        33kV  . . . . . .       869          10,360
        11kV  . . . . . .    61,406          14,719
                             ------          ------
             Total  . . .    62,505          38,385
                             ======          ======

                                        AGGREGATE CAPACITY
        SUBSTATIONS          NUMBER     (MEGA VOLT AMPERES)
        -----------          ------     -------------------
        132kV . . . . . .        99          13,306
        33kV  . . . . . .       437          10,360
        11kV  . . . . . .    61,828          14,719
                             ------          ------
             Total  . . .    62,364          38,385
                             ======          ======

   CUSTOMERS

        Most of the revenue from use of the distribution system is from Eastern's electricity retail operations. The rest is derived from holders of Second Tier Supply Licenses in respect of the delivery of electricity to their customers located in Eastern's authorized area.

        The following table sets out details of Eastern's customers and electricity units distributed:

                                                FISCAL YEAR ENDED MARCH 31,
                                           -----------------------------------
                                             1997         1998         1999
                                           ---------    ---------    ---------
    NUMBERS OF CUSTOMERS CONNECTED AT
    YEAR END
    ----------------------------------
    Domestic (Residential)  . . . . . . .  2,868,090    2,891,970    2,957,943
    Commercial, Industrial and Other  . .    254,245      263,502      268,208
                                           ---------    ---------    ---------
         Total  . . . . . . . . . . . . .  3,122,335    3,155,472    3,226,151
                                           =========    =========    =========

    ELECTRICITY DISTRIBUTED(GWh)
    ----------------------------
    Domestic (Residential)  . . . . . . .     13,390       12,946       13,786
    Commercial, Industrial and Other  . .     18,160       18,830       18,914
                                             -------      -------      -------
         Total  . . . . . . . . . . . . .     31,550       31,776       32,700
                                             =======      =======      =======

          SYSTEM PERFORMANCE

               The performance of all UK distribution networks is monitored and publicly reported upon annually by OFFER, now known as OFGEM. According to the OFFER Report on Distribution and Transmission System Performance 1997/98, Eastern achieved the best overall distribution system performance, measured by number of faults per 100 kilometers of network, of all the PES license holders in the year ended March 31, 1998. For the year ended March 31, 1999, Eastern achieved a 25% reduction in minutes lost per customer and a 18% reduction in interruptions per 100 customers compared to the year ended March 31, 1998. These improvements exceeded the targets of 70 interruptions in a year per 100 customers and 66 minutes lost in a year per customer that Eastern had declared for itself for the year ended March 31, 2000.

          DISTRIBUTION CHARGES AND PRICE CONTROL

               The distribution charges levied by Eastern and the other RECs consist of charges for use of the system and charges for other services outside the scope of the price control, including connection charges. Distribution and supply charges are regulated by certain conditions in Eastern's PES license, which sets out a formula for determining the maximum average charge per unit distributed in any financial year. Sales of Eastern's electricity network business consist primarily of charges for the use of its distribution system, most of which are levied on Eastern's electricity retail business, being the largest supplier from the network, and are passed through to its customers. Most of the charges for the use of the distribution system are subject to distribution price controls. See --"UK Regulatory Matters" below.

          COMPETITION IN THE ELECTRICITY NETWORKS BUSINESS

               At present, Eastern experiences little competition in the operation of its electricity distribution system. In limited circumstances, some customers may establish or increase capacity for their own generation by becoming directly connected to National Grid or by establishing their own generating capacity, thereby avoiding charges for the use of the distribution system. Eastern does not currently consider this a significant threat to its electricity networks business.

          STRATEGY FOR THE ELECTRICITY NETWORKS BUSINESS

               In support of Eastern's European integrated energy business concept, the electricity networks business may evaluate growth opportunities that enhance value. Eastern is also examining opportunities to manage major third-party networks.

          CZECH REPUBLIC

               In October 1996, Eastern acquired an 11.6% minority interest in Severomoravska Energetika a.s., a Czech electricity distribution and supply company, as part of its plan to develop interests in companies that would further its integrated energy strategy overseas. This interest was increased to 16.3% in March 1998.

          FINLAND

               Eastern announced in May 1999 that it had agreed to make an investment in Savon Voima Oy, a regional electricity distributor in central Finland. The investment will be a purchase of 36% of Savon Voima Oy's share capital for a purchase price of (pounds sterling)42 million. Savon Voima Oy is currently owned by 29 local municipalities. There are put options exercisable by the municipalities which if exercised would automatically give Eastern a controlling stake. The purchase is part of Eastern's overall strategy to manage a flexible Scandinavian energy portfolio and to develop Eastern's Scandinavian businesses working with local partners.

          OTHER ACTIVITIES

               In December 1998, Eastern sold its wholly-owned subsidiary, Eastern Group Telecoms Limited, to NTL Incorporated for (pounds sterling)91 million. Eastern's current strategic plan does not focus on telecommunications activities.

          EMPLOYEES

               At December 31, 1998, Eastern had approximately 7,000 full-time employees.

               Eastern recognizes trade unions for collective bargaining purposes, and approximately 54% of employees of Eastern's businesses are union members. Union membership existed at Eastern when it was privatized. However, the new companies set up by Eastern subsequent to privatization have no obligations to recognize trade unions. Eastern Natural Gas and Eastern Trading do not recognize trade unions, and most workers in these businesses are employed under individual contracts. There have been no industrial disputes or work stoppages at Eastern during the period following its privatization in 1990.

          UK REGULATORY MATTERS

               The electricity industry in the UK, including Eastern, is subject to regulation under, among other things, the Electricity Act and certain UK and EU environmental legislation. Eastern is also subject to existing UK and EU legislation on competition and regulation in its gas business. Eastern has all of the necessary franchises, licenses and certificates required to enable it to conduct its businesses. In addition, part of any profit on disposal of certain assets vested in Eastern at the time of its privatization is subject to recovery by the Secretary of State until March 31, 2000.

               Eastern expects proposals with respect to utility regulation to be part of legislation that will be introduced in 1999 or 2000. The implementation of utility regulation could result in significant changes to the existing regulatory regime. There can be no assurance regarding the potential impact of regulatory changes, if any, on Eastern.

          ENERGY REGULATION

          GENERATION

               Unless covered by an exemption, all electricity generators operating a power station in the UK are required to have generation licenses. The conditions attached to a generation license in the UK require the holder, among other things, to be a member of the Pool and to submit the output of the power station's generating units or turbines for central dispatch. Failure to comply with any of the generation license conditions may subject the licensee to a variety of sanctions, including enforcement orders by the DGES and license revocation if an enforcement order is not complied with.

               The Secretary of State has power under the Electricity Act to require generators operating power stations with a capacity of not less than 50 MW to maintain stocks of fuel and other materials at power stations. The Secretary of State has recently completed a review of the level of fuel stocks held by generators in 1997. No increase was required, but Pool rules were changed as of December 1997 to penalize gas power plants that reduce output during times of insufficient plant margins. Eastern does not anticipate that these changes will have a material adverse effect on its results of operations.

               In the UK each PES license limits the amount of generation capacity in which each REC may hold an interest without the prior consent of the DGES. These "own-generation" limits currently restrict the participation by a REC and its affiliates in generation to a level of approximately 15% of the simultaneous maximum electricity demand in that REC's authorized area at the time of privatization. Eastern's limit is 1,000 MW. The DGES stated in January 1996 that he would be prepared to consider a REC's request to increase its own-generation capacity on the condition that it accept explicit restrictions on the contracts it signs with its own supply business. At a minimum, a REC would be prohibited from entering into contracts to provide the additional own-generation output to its franchise market. Following public consultation, the DGES set out the basis on which consents for RECs to acquire new generation capacity would be allowed. The specific consent of the DGES to the leasing by Eastern of approximately 6,000 MW of generating capacity from National Power and PowerGen was subsequently confirmed by OFFER and is not subject to the aforementioned supply business restrictions. Eastern received government consent to build a CHP plant at Shotton in December 1998 and the acquisition of additional generation capacity at Dowlais has been approved in principle by the DGES.

          ELECTRICITY RETAILING

               Subject to specific exceptions, retail suppliers of electricity in the franchise market in the UK are required either to have a PES license for an authorized area or to obtain a Second Tier Supply License. PES license holders are required under the Electricity Act to provide a supply of electricity upon request to any premises in their authorized area, except in specified circumstances. Each PES license holder is subject to various obligations under its PES license. These include prohibitions on cross-subsidies among its various regulated businesses and discrimination in respect of the supply of customers. Each PES license holder is also required to offer open access to its distribution network on non-discriminatory terms. This obligation includes a requirement not to discriminate between its own supply business and other users of its distribution system. PES license holders are subject to separate controls on the tariffs to franchise customers and in respect of distribution charges. OFGEM is reviewing the distribution and supply price controls. This is expected to lead to changes, possibly substantial, in the year 2000. Eastern is not able to predict the outcome of this review or the impact on its results of operations.

               A supplier of electricity to the competitive market in the UK must have, subject to specific exemptions, a Second Tier Supply License or a PES license for the service area in which customers are supplied.

          ELECTRICITY SUPPLY PRICE REGULATION

               Supply charges in the ex-franchise market are regulated by a maximum price control that applies to each tariff in the residential and small business customer market and effectively provides customers with price guarantees. On April 1, 1998, Eastern's tariffs were reduced by 8.9%, before adjustments for inflation. As provided in the formula, Eastern's tariffs were reduced by a further 3%, before adjustments for inflation, beginning April 1, 1999. There are no other changes in place for retail tariffs.

               As the ex-franchise market is opened to competition, supply price restraints are no longer expected to be applicable to current franchise market supply customers. However, the DGES has indicated in his supply price restraint proposals published in October 1997, that beginning April 1, 1998, price regulation would be put in place for supply to all designated (residential and small business) customers whose annual consumption is below 12,000 kWh within Eastern's authorized area, and will remain in place until an adequate level of competition is established, and, at least, until March 31, 2000.

          GAS

               The natural gas supply activities of Eastern are principally regulated by the DGGS under the UK Gas Act 1986, as amended by the UK Gas Act 1995 (Gas Acts) and by the conditions of Eastern's gas licenses granted by the DGGS. Eastern Natural Gas currently holds a gas supplier's license. Eastern's natural gas supply business is not subject to price regulation. Subsidiaries of Eastern currently hold a gas shipper's license and a public gas transporter's license.

          ENERGY TRADING

               Eastern Trading is permitted by the Financial Services Authority under the Financial Services Act 1986 to deal in CfDs, including futures and options. A subsidiary of Eastern Trading is a joint holder of production licenses relating to its equity interests in four North Sea natural gas fields.

          NETWORKS REGULATION

          DISTRIBUTION PRICE REGULATION

               A formula determines the maximum average price per unit of electricity distributed (in pence per kilowatt hour) that a REC is entitled to charge. This price, when multiplied by the expected number of units to be distributed, determines the expected distribution revenues of the REC for the relevant year. The current Distribution Price Control Formula, P x (1+(RPI-Xd)), is based on the following:

                . P is the previous year's maximum average price per unit of electricity distributed. Because the maximum average price in any year is based in part on the maximum average price in the preceding year, a price reduction in any given year has an ongoing effect on the maximum average price for all subsequent years.

                . RPI is a measure of inflation, and equals the percentage change in the UK Retail Price Index between the six-month period of July to December of the two previous years. Because RPI is based on a weighted average of the prices of goods and services purchased by a typical household, which bear little resemblance to the inputs contributing to Eastern's business costs, the RPI calculation may not accurately reflect price changes affecting Eastern.

                . The Xd factor is established by the DGES each five years. It is based on an estimate of expected efficiency gains during the next five years.

          The formula permits RECs to retain part of their additional revenues due to increased distribution of units and allows for a pound sterling for pound sterling increase in operating profit for efficient operations and reduction of expenses within a review period. In relation to the next Distribution Price Control Formula review, scheduled to be implemented in April 2000, the DGES may reduce any increase in operating profit to the extent he determines it not to be a function of efficiency savings and/or, if genuine efficiency savings have been made, he determines that customers should benefit through lower prices in the future.

               Distribution costs vary according to the voltage at which consumers are connected and the level of use of the distribution system at the time units are distributed. Changes in the mix of units distributed at different voltage levels and between peak and off-peak periods are reflected in the calculation of the maximum average permitted charge per unit distributed by reference to a "basket" of distribution categories.

               Electricity distributed to extra high voltage premises is excluded from the Distribution Price Control Formula, as are charges for specific additional services including connection charges. Connection charges must be set at a level which enables the licensee to recover no more than the appropriate proportion of the costs incurred and no more than a reasonable rate of return on the capital represented by those costs. Any dispute over connection charges may be determined by the DGES. In addition, income received in respect of exit charges related to National Grid that are incurred by a REC and received through system charges is not subject to distribution price control.

               In certain circumstances, the DGES may propose amendments to the Distribution Price Control Formula or the terms of the license. In the cases where a PES license holder is not willing to accept modifications to the Distribution Price Control Formula or other license conditions put forward by the DGES, the normal process would be for the DGES to refer the matter to Monopolies and Mergers Commission or its replacement, the Competition Commission, after the effective date of the new Competition Act.

          ENVIRONMENTAL REGULATIONS AND EMISSIONS

               Eastern's businesses are subject to numerous regulatory requirements with respect to the protection of the environment. The electricity generation industry in the UK is subject to a framework of national and EU environmental laws which regulate the construction, operation and decommissioning of generating stations. Under these laws, each generating station operated by Eastern is required to have an authorization which regulates its releases into the environment and seeks to minimize pollution of the environment taken as a whole, having regard to the best available techniques not entailing excessive cost. These authorizations are issued by the Environment Agency which has the responsibility for regulating the impact of Eastern's generating stations on the environment. The principal laws which have environmental implications for Eastern are the Electricity Act, the Environmental Protection Act 1990 and the UK Environment Act 1995.

               The Electricity Act requires Eastern to consider the preservation of natural beauty and the conservation of natural and man-made features of particular interest when it formulates proposals for development in connection with certain of its activities. Environmental assessments are required to be carried out in certain cases, including overhead line constructions at high voltages and generating station developments. Eastern has produced Environmental Policy Statements and Electricity Act
          Schedule 9 Statements which set forth the manner in which it complies with its environmental obligations.

               Possible adverse health effects of electro-magnetic fields
          (EMF) from various sources, including transmission and distribution lines, have been the subject of extensive worldwide scientific research. Over eighty independent and authoritative scientific review bodies have concluded that the scientific evidence to date does not establish that EMF cause adverse human health effects. Even with no health effects established, it is possible that the passage of legislation and changing regulatory standards could require measures to mitigate EMF. These changes could result in increased capital and operational costs. In addition, it is always possible for lawsuits to be brought by plaintiffs alleging damages caused by EMF. The National Radiological Protection Board (NRPB) is the body in the UK with the statutory responsibility for advising on EMF. Eastern fully complies with the guidance of the NRPB.

               Eastern has approximately 680 and 192 kilometers of underground cables insulated with an oil-filled wrap which operate at 33kV and 132kV, respectively. This type of cable is in common use by utilities in the UK and parts of continental Europe. These cables generally supply substantial amounts of electricity to large substations in urban areas and to large customers. Most of Eastern's cables are between 30 and 50 years old. Eastern operates these cables in accordance with the Environment Agency's Operating Code for Fluid-Filled Cables, monitoring and repairing both gradual and substantial leaks that arise through age deterioration and damage by a third party. Eastern has a program to reduce oil leakage and minimize the possibility of pollution to watercourses and ground water. This involves establishing a more effective standard procedure for dealing with cable leaks and implementation of an effective monitoring system. Eastern also has a plan for gradual replacement and refurbishment of these cables with more modern solid cables in the future. Eastern believes that its existing monitoring systems and planned replacement and refurbishment program effectively minimize the risk of major environmental incidents or additional replacement expenditures. Eastern could incur significant expenditures if it were required to replace its fluid-filled cables, other than in the ordinary course of business, pursuant to new or existing legislation; however, Eastern is not aware of any plans of any governmental authority to impose that kind of requirement.

               The principal EU Directive affecting atmosphere emissions to the environment currently in force is the Large Combustion Plants Directive (LCPD). The LCPD required the UK to reduce from 1980 levels its sulfur dioxide (SO2) emissions from its existing plants by 60% by 2003 and nitrogen oxides (NOx) emissions by 30% by 1998. The Large Combustion Plant National Plan is the mechanism by which the LCPD has been implemented in the UK and sets annual targets for reductions in emissions for the electricity industry. Discussions are under way in the EU regarding an update of the LCPD which will introduce tighter emission controls as well as national limits for 2010. The UK government has recently made a review of energy sources and electricity trading arrangements and has made proposals regarding new limits for SO2 emissions to apply in the period to 2005. The government is expected to propose tighter controls on NOx emissions in the near future. Eastern is examining the economic and practical implications of fitting a flue gas desulphurization plant to its West Burton station to operate beginning in autumn 2003.

               At a local level, the UK's Air Quality Strategy provides set targets for 2005 and places a duty on local authorities to review air quality with a view to setting up action plans for management in places where targets are unlikely to be met. When adverse meteorological conditions occur, some generating stations might have to introduce measures to comply with these targets, which could include installation of costly equipment or reduction of the operating level of the stations.

               In December 1997, the Conference of the Parties of the United Nations Framework Convention on Climate Change adopted the Kyoto Protocol which specifies targets and timetables for certain
          countries to reduce greenhouse gas emissions.   The UK is a
          signatory to the Kyoto Protocol and this involves a 12 1/2% reduction in CO2 emissions by 2010 if the Protocol is ratified. Eastern is unable to predict what impact the implementation of the Kyoto Protocol will have on it, although the UK Government is proposing to introduce a tax on the business use of energy in order to reduce energy consumption.

               Eastern believes that it is currently in compliance with, has taken, and intends to continue to take, measures to comply, in all material respects, with the applicable law and government regulations for the protection of the environment. There are no material legal or administrative proceedings pending against Eastern with respect to any environmental matter.

          FOSSIL FUEL LEVY

               All the RECs are obliged to obtain a specified amount of generating capacity from non-fossil fuel sources. Because electricity generated from non-fossil fuel plants is generally more expensive than electricity from fossil fuel plants, a fossil fuel levy has been instituted to reimburse the generators and the RECs for the extra costs involved. The DGES sets the rate of the fossil fuel levy annually. The current fossil fuel levy is 0.9% of the value of sales of electricity made in England and Wales and 0.8% of the value of sales of electricity made in Scotland.

          UK AND EU FAIR COMPETITION LAW

               Eastern is subject to the fair competition (i.e., antitrust) rules of both the UK and the EU.

               The UK Fair Trading Act 1973 and the UK Competition Act 1980 both regulate the activities of companies with market power. The UK Resale Price Act 1976 regulates resale prices. The UK Restrictive Trade Practices Act 1976 provides that failure to furnish to the Office of Fair Trading an agreement that can be registered under the Act renders unenforceable certain restrictions contained in the agreement. UK competition law is in the process of reform pursuant to the Competition Act 1998 which will become effective on March 1, 2000. In broad terms, the Competition Act 1998 conforms to fair trade laws being enacted throughout the EU, including the introduction of stricter enforcement and investigative powers.

               The Treaty of Rome contains provisions which prohibit anti-competitive agreements and practices, including the abuse of a dominant position within the EU or a substantial part of it. Penalties for violation of these provisions include fines, third party damages and making infringing contractual provisions unenforceable.

               EU Directive 93/36 was implemented by the UK in December 1996 and covers service contracts as well as supply and work contracts. Those contracts that exceed the relevant financial thresholds have to be advertised in the Official Journal of the European Communities. Disappointed suppliers and contractors who believe they have suffered harm from a company's failure to implement the correct procedures in awarding a contract are able to institute proceedings in the English High Court. The European Commission also has a role for ensuring compliance with EU procurement regulations.

          PROPERTIES

               The principal properties owned or occupied by Holdings' continuing businesses are as follows:

                                                   TERM               SITE
                          OWNER/LEASE              OF      PRINCIPAL  AREA
          PROPERTY        HOLDER       INTEREST    LEASE   USE        (ACRES)

          117             TEG (Head    Freehold    --      Offices     __
          Piccadilly,     Office)
          London          Limited

          Bedford         Eastern      Freehold    --      Offices      5.0
                          Electricity                      and Depot

          Carterhatch     Eastern      Freehold    --      Offices      4.0
          Lane, Enfield   Electricity                      and Depot

          Milton,         Eastern      Freehold    --      Offices     24.0
          Cambridge       Electricity                      and Depot

          Rayleigh        Eastern      Freehold    --      Offices      7.8
                          Electricity                      and Depot

          Wherstead       Eastern      Freehold    --      Offices     17.0
          Park,           Electricity
          Wherstead,
          Ipswich

          King's Lynn     Anglian      Freehold    --      Power       16.1
          Power Station   Power                            station
                          Generators
                          Limited

          Peterborough    Eastern      Freehold    --      Power       18.1
          Power Station   Generation                       station

          Drakelow C      Eastern      Leasehold   99      Power      177.0
          Power Station   Merchant                 years   station
                          Properties
                          Limited

          High Marnham    Eastern      Leasehold   99      Power      178.4
          Power Station   Merchant                 years   station
                          Properties
                          Limited

          Ironbridge      Eastern      Leasehold   99      Power      212.7
          Power Station   Merchant                 years   station
                          Properties
                          Limited

          Rugeley B       Eastern      Leasehold   99      Power      299.0
          Power Station   Merchant                 years   station
                          Properties
                          Limited

          West Burton     Eastern      Leasehold   99      Power      511.5
          Power Station   Merchant                 years   station
                          Properties
                          Limited

               For information concerning Eastern's generating stations, see -- "Generation" above.

          LEGAL PROCEEDINGS

               Holdings is not involved in any legal or arbitration proceedings which management believes will have a material adverse effect upon Holdings' business or financial position.

               On May 19, 1998 a complaint was filed by Optimum Solutions Limited (OSL) against National Grid, Yorkshire Electricity Group plc (Yorkshire Electricity), Eastern Electricity and Logica Plc. Yorkshire Electricity and Eastern Electricity are both members of the Pool. OSL alleges breach of confidence in respect of information supplied in the context of the development of the trading arrangements for the 1998 liberalization of electricity supply in England and Wales (Trading Arrangements). OSL requests an unspecified amount of damages relating to breach of contract, an unspecified amount of equitable compensation for misuse of the confidential information and return of material alleged to contain confidential information. It is alleged that the Pool has made use of the confidential information in the development of the Trading Arrangements and that Eastern Electricity made use of it in using the systems developed by the Pool for trading purposes. The action against Eastern Electricity is being strenuously defended.

               In February 1997, the official government representative of pensioners in the UK (Pensions Ombudsman) made final determinations against National Grid and its group trustees with respect to complaints by two pensioners in National Grid's section of the Electricity Supply Pension Scheme (ESPS) relating to the use of the pension fund surplus resulting from the March 31, 1992 actuarial valuation of the National Grid section to meet certain costs arising from the payment of pensions of early retirement upon reorganization or downsizing. These determinations were set aside by the High Court on June 10, 1997, and the arrangements made by National Grid and its group trustees in dealing with the surplus were confirmed. The two pensioners appealed this decision, and judgment has now been received although a final order is awaited. The appeal endorsed the Pensions Ombudsman's determination that the corporation was not entitled to unilaterally deal with any surplus. If a similar claim were to be made against Eastern in relation to its use of actuarial surplus in its section of the ESPS, it would vigorously defend the action, ultimately through the courts. However, if a determination were finally to be made against it and upheld in the courts, Eastern could have a potential liability to repay to its section of the ESPS an amount estimated by Eastern to be up to (pounds sterling)45 million, exclusive of any applicable interest charges.

               On January 25, 1999, the Hindustan Development Corporation issued proceedings in the Arbitral Tribunal in Delhi, India against TEG claiming damages of US$413 million for breach of contract following the termination of a Joint Development Agreement dated March 20, 1997 relating to the construction, development and operation of a lignite based thermal power plant at Barsingsar, Rajasthan. Holdings is vigorously defending this claim.

               In November 1998, five complaints were filed against subsidiaries of Eastern by five of their former sales agencies. The agencies claim a total (pounds sterling)104 million arising from the summary termination for the claimed fundamental breach of their respective contracts in April 1998. The five agencies are claiming damages for failure to give reasonable notice and for compensation under the UK Commercial Agents Regulations 1994. These actions are all being defended strenuously, and counterclaims have been filed. Eastern cannot predict the outcome of these claims and counterclaims.

                                  SECURITY OWNERSHIP

               Holdings is wholly-owned indirectly by TXU Corp. Funding is wholly-owned indirectly by Holdings. The following table shows the number of shares of common stock of TXU Corp owned by the directors of Holdings and Funding as of June 10, 1999:

                                        NUMBER OF SHARES
                            --------------------------------------

                            BENEFICIALLY
      NAME                      OWNED          PHANTOM STOCK   TOTAL
      ----                  ------------       -------------   -----

      Erle Nye                   116,520        64,168       180,688

      H. Jarrell Gibbs            34,251        27,658        61,909

      Michael J. McNally          46,778        17,274        64,052

      Robert A. Wooldridge         1,926          0            1,926

      Philip G.                    7,000         9,355        16,355
      Turberville

      Paul C. Marsh                5,000         5,479        10,479

      James Whelan                 5,000         5,479        10,479

      Derek C. Bonham              1,000        STET 0         1,000

      Directors of Funding       217,475       129,413       346,888
        and Holdings as a
        group (8 persons)
     _______________
     (*) Share units held in individual accounts in phantom stock plans of TXU Corp and Eastern. Although the plans allow the units to be paid only in the form of cash, investments in the units create essentially the same investment stake in the performance of the common stock of TXU Corp as do investments in actual shares of common stock.

               The named individuals have sole voting and investment power for the shares of common stock reported as beneficially owned. Ownership of that common stock by each individual director and for all directors as a group constituted less than 1% of the outstanding shares of TXU Corp.


                      MANAGEMENT OF TXU EASTERN FUNDING COMPANY

          MANAGEMENT OF FUNDING

               The following table lists certain information with respect to the management of Funding and Holdings as of June 10, 1999:

           NAME                          AGE          POSITION
           ----                          ---          --------

           Erle Nye                      61           Director

           H. Jarrell Gibbs              61           Director

           Michael J. McNally            44           Director

           Robert A. Wooldridge          61           Director

               Erle Nye has been a director of Funding since February 1999. He has served as a director and Chairman of the Board and Chief Executive of TXU Corp since May 1997 and of TXU Gas Company since August 1997. He has also been a director and Chairman of the Board and Chief Executive of TXU Electric Company for more than the last five years. Mr. Nye is also a director of Holdings. In addition, Mr. Nye was President of TXU Corp from February 1987 through May 1995 and President and Chief Executive of TXU Corp from May 1995 through May 1997.

               H. Jarrell Gibbs has served as a director of Funding since February 1999. He is Vice Chairman of TXU Corp and a director and Vice Chairman of the Board of TXU Gas Company. Prior thereto, Mr. Gibbs was the President of TXU Electric Company and Vice President and Principal Financial Officer of TXU Corp. Mr. Gibbs is also a director of Eastern and of Holdings.

               Michael J. McNally has served as a director of Funding since February 1999. He is the Executive Vice President and Chief Financial Officer of TXU Corp. Prior thereto, Mr. McNally was President of the Transmission Division of TXU Electric Company; Executive Vice President of TXU Electric Company; Principal of Enron Development Corporation; Managing Director of Industrial Services (Enron Capital and Trade Resources); and President of Houston Pipe Line Company and Enron Gas Liquids, Inc. Mr. McNally is also a director of TXU Electric Company, TXU Gas Company and Holdings.

               Robert A. Wooldridge has been a director of Funding since February 1999. Mr. Wooldridge is a partner in the law firm Worsham, Forsythe & Wooldridge L.L.P. in Dallas, Texas which provides legal services to Holdings and Funding, as well as TXU Corp and other subsidiaries of TXU Corp. Mr. Wooldridge is also a director of TXU Gas Company and Holdings.

          There is no family relationship between any of the above-named directors. Funding has no executive officers other than its directors.

          DIRECTOR COMPENSATION OF FUNDING

               Mr. Wooldridge does not receive compensation for his services as a director of Funding. The remaining directors of Funding listed above have received, and will continue to receive, compensation in respect of services performed by those persons as directors of Funding from their primary employer which is either TXU Corp or another subsidiary of TXU Corp. These directors receive no cash or non-cash compensation beyond that which they would otherwise receive from TXU Corp or a TXU Corp subsidiary for the services performed by them for those companies.


                      MANAGEMENT OF TXU EASTERN HOLDINGS LIMITED

          MANAGEMENT OF FUNDING AND HOLDINGS

               The following table lists certain information with respect to the management of Holdings as of June 10, 1999:

           NAME                          AGE          POSITION
           ----                          ---          --------
           Erle Nye                      61           Director
           H. Jarrell Gibbs              61           Director
           Michael J. McNally            44           Director
           Robert A. Wooldridge          61           Director
           Philip G. Turberville         47           Director
           Paul C. Marsh                 41           Director

           James Whelan                  46           Director
           Derek C. Bonham               55           Director

               Erle Nye has been a director of Holdings since February 1998. He has served as a director and Chairman of the Board and Chief Executive of TXU Corp since May 1997 and of TXU Gas Company since August 1997. He has also been a director and Chairman of the Board and Chief Executive of TXU Electric Company for more than the last five years. Mr. Nye is also a director of Funding. In addition, Mr. Nye was President of TXU Corp from February 1987 through May 1995 and President and Chief Executive of TXU Corp from May 1995 through May 1997.

               H. Jarrell Gibbs has served as a director of Holdings since February 1998. He is Vice Chairman of TXU Corp and a director and Vice Chairman of the Board of TXU Gas Company. Prior thereto, Mr. Gibbs was the President of TXU Electric Company and Vice President and Principal Financial Officer of TXU Corp. Mr. Gibbs is also a director of Eastern and of Funding.

               Michael J. McNally has served as a director of Holdings since February 1998. He is the Executive Vice President and Chief Financial Officer of TXU Corp. Prior thereto, Mr. McNally was President of the Transmission Division of TXU Electric Company; Executive Vice President of TXU Electric Company; Principal of Enron Development Corporation; Managing Director of Industrial Services (Enron Capital and Trade Resources); and President of Houston Pipe Line Company and Enron Gas Liquids, Inc. Mr. McNally is also a director of TXU Electric Company, TXU Gas Company and Funding.

               Robert A. Wooldridge has been a director of Holdings since February 1998. Mr. Wooldridge is a partner in the law firm Worsham, Forsythe & Wooldridge L.L.P. in Dallas, Texas, which provides legal services to Holdings and Funding, as well as TXU Corp and other subsidiaries of TXU Corp. Mr. Wooldridge is also a director of TXU Gas Company and Funding.

               Philip G. Turberville has served as a director of Holdings since May 1999. Mr. Turberville has served as a director and the Chairman of the Board and Chief Executive Officer of Eastern since January 4, 1999. Prior thereto, Mr. Turberville was President of the Europe Oil Products division of The Royal Dutch Shell Group, where he had worked in a variety of roles providing him with extensive international experience since 1976.

               Paul C. Marsh has served as a director of Holdings since May 1999. He has been with Eastern since October 1992 and has served as Finance Director of Eastern since February 24, 1997. Prior thereto, Mr. Marsh worked in Ernst & Young's Corporate Advisory Services Division. Prior thereto, Mr. Marsh served as Finance Director in two medium sized private sales and trading groups.

               James Whelan has served as a director of Holdings since May 1999. He has been the Managing Director, Power and Energy Trading of Eastern since July 1, 1997. Prior thereto, Mr. Whelan led Eastern's acquisitions of the National Power and PowerGen interests in 1996. Mr. Whelan joined Eastern in 1993.

               Derek C. Bonham has served as a director of Holdings since May 1999. He has served as Chairman of Imperial Tobacco Group PLC since October 1996. Prior thereto, Mr. Bonham was Chairman of The Energy Group PLC from February 1997 through July 1998. Prior thereto, Mr. Bonham served as Deputy Chairman and Chief Executive of Hanson PLC from November 1993 through February 1997 and as Chief Executive of Hanson PLC from April 1992 through November 1993. Mr. Bonham is also a director of Glaxo Wellcome PLC, Imperial Tobacco Group PLC, Newsquest PLC, Fieldens PLC and TXU Corp.

               There is no family relationship between any of the above-named directors. Holdings has no executive officers other than its directors.

          DIRECTOR COMPENSATION OF HOLDINGS

               In the fiscal year ended December 31, 1998, the directors of Holdings did not receive any compensation in respect of their services performed for Holdings. Mr. Wooldridge did not receive compensation for his services as a director of Holdings. Messrs. Nye, Gibbs and McNally received, and will continue to receive, compensation in respect of services performed by those persons as directors of Holdings from their primary employer which is either TXU Corp or another US subsidiary of TXU Corp and an affiliate of Holdings. These directors received no cash or non-cash compensation beyond that which they would have otherwise received from TXU Corp or a TXU Corp subsidiary for the services performed by them for those companies. During 1998 all persons performing the functions of executive officers of Holdings were directors of that company.


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

               Mr. Wooldridge is a partner in Worsham, Forsythe &
          Wooldridge, L.L.P., which provides legal services to Funding and Holdings, as well as TXU Corp and other subsidiaries of TXU Corp.


                           MANAGEMENT OF EASTERN GROUP PLC

               The following table lists certain information with respect to the management of Eastern as of June 10, 1999:

           NAME                          AGE          POSITION
           ----                          ---          --------

           H. Jarrell Gibbs              61           Director

           David J.H. Huber              49           Director

           Edward B. Hyams               48           Director

           James A. Keohane              49           Director

           Paul C. Marsh                 41           Director

           David W. Owens                47           Director

           Philip G. Turberville         47           Director

           James Whelan                  45           Director

               H. Jarrell Gibbs has served as a director of Eastern since July 2, 1998. He is Vice Chairman of TXU Corp and a director and Vice Chairman of the Board of TXU Gas Company. Prior thereto, Mr. Gibbs was the President of TXU Electric Company and Vice President and Principal Financial Officer of TXU Corp. Mr. Gibbs is also a director of Funding and Holdings.

               David J.H. Huber has been the Human Resources Director of Eastern since September 1, 1997. Prior thereto, Dr. Huber was the Human Resources Director of Safeway Stores plc from 1988; prior thereto, Dr. Huber was the Senior Personnel Director at Burton Group plc from 1985.

               Edward B. Hyams has served as a director of Eastern since September 13, 1996, first as the Managing Director of its networks business and, since May 1998, as the Managing Director, Generation. Prior thereto, Mr. Hyams served as Director of Engineering at Southern Electric plc from 1992.

               James A. Keohane has been the Managing Director of Eastern's Energy Retail business since October 1, 1997. Prior thereto, Mr. Keohane served as Managing Director-Supply at East Midlands plc from 1995; prior thereto, he served as Commercial Director of East Midlands plc from 1992. Prior thereto, Mr. Keohane served as Director of Energy Trading from 1989 and as Business Planning Manager of East Midlands plc from 1987.

               Paul C. Marsh has been with Eastern since October 1992 and has served as Finance Director of Eastern since February 24, 1997. Prior thereto, Mr. Marsh worked in Ernst & Young's Corporate Advisory Services Division. Prior thereto, Mr. Marsh served as Finance Director in two medium sized private sales and trading groups. Mr. Marsh has also served as a director of Holdings since May 1999.

               David W. Owens has been the Managing Director, Networks, since May 18, 1998. Prior thereto, Mr. Owens served as Managing Director at ABB Power T&D Limited from 1994. Prior thereto, Mr. Owens held a number of senior positions at GEC Alstom and GEC.

               Philip G. Turberville has served as a director and the Chairman of the Board and Chief Executive Officer of Eastern since January 4, 1999. Prior thereto, Mr. Turberville was President of the Europe Oil Products division of The Royal Dutch Shell Group, where he had worked in a variety of roles providing him with extensive international experience since 1976. Mr. Turberville has also served as a director of Holdings since May 1999.

               James Whelan has been the Managing Director, Power and Energy Trading since July 1, 1997. Prior thereto, Mr. Whelan led Eastern's acquisitions of the National Power and PowerGen interests in 1996. Mr. Whelan joined Eastern in 1993. Mr. Whelan has also served as a director of Holdings since May 1999.

               There is no family relationship among any of the above-named directors.

                                    EXCHANGE OFFER

          PURPOSE AND EFFECT OF THE EXCHANGE OFFER

               Funding issued and sold interests in the senior notes on May 13, 1999 to the initial purchasers in a private offering, and the initial purchasers subsequently sold interests in the senior notes to qualified institutional buyers in reliance on Rule 144A or in offshore transactions in accordance with Regulation S under the Securities Act. At the same time, Funding and Holdings agreed in a registration rights agreement with the initial purchasers to proceed with efforts to exchange the senior notes for exchange senior notes registered under the Securities Act.

               As of the date of this prospectus, all of the outstanding interests in senior notes are in book-entry form. It is not expected that any senior notes or exchange senior notes will be in registered certificated form at the time of the exchange. It is expected that all senior notes before the exchange, and exchange senior notes and any senior notes outstanding after the exchange, will be represented by global certificates for notes in bearer form held by The Bank of New York as depositary and that DTC will have a book-entry interest in those notes. Beneficial interests in those notes will be held through participants in DTC acting as securities intermediaries. Therefore, references in this section to senior notes or exchange senior notes are references to beneficial interests in the senior notes or exchange senior notes in bearer form except where the discussion is explicitly about certificated notes, and references to owners are to owners of those beneficial interests.

               Owners of senior notes should instruct the brokers, dealers, commercial banks or trust companies with whom they have securities accounts or their nominees to tender for them. Exchanges by owners will be represented by an exchange of global certificates for senior notes held by the depositary for global certificates for exchange senior notes. If fewer than all senior notes are tendered for exchange, the depositary will hold global certificates for both senior notes and exchange senior notes representing the appropriate aggregate amounts.

               In the registration rights agreement, Funding and Holdings agreed to use their reasonable best efforts to register notes and guarantees of those notes with the SEC for issuance in the exchange offer. Funding and Holdings will use their reasonable best efforts to keep the exchange offer open for at least 30 days after the date of this prospectus. An owner that tenders senior notes pursuant to the exchange offer and does not withdraw them will receive exchange senior notes in the same principal amount as the tendered senior notes. Interest on exchange senior notes will accrue from the date of the last interest payment on the senior notes tendered. If no interest has been paid on the senior notes, interest will accrue from the date of issuance of the senior notes. The description of the terms of the registration rights agreement in this prospectus is not complete. A copy of the registration rights agreement has been filed as an exhibit to the registration statement that includes this prospectus.

               Based on existing interpretations of the Securities Act by the staff of the SEC's Division of Corporation Finance (Staff) set forth in several no-action letters requested by other issuers of securities, Funding and Holdings believe that the exchange senior notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by the owners thereof, other than owners who are broker-dealers, without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of senior notes:

                .   Who is an affiliate of Funding and Holdings;

                . Who did not acquire the exchange senior notes to be received in the ordinary course of business; or

                . Who intends to participate in the exchange offer for the purpose of distributing exchange senior notes, or who is a broker-dealer who purchased senior notes to resell pursuant to Rule 144A or any other available exemption under the Securities Act;

          cannot rely on the interpretation of the Staff in those no-action letters, will not be entitled to tender its senior notes in the exchange offer, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the senior notes unless that sale or transfer is exempt from those requirements.

               Funding and Holdings do not intend to seek their own no-action letter, and there can be no assurance that the Staff would make a similar determination with respect to the exchange senior notes as it has in those no-action letters to other issuers of securities. In November 1998, the SEC proposed changes to the regulatory structure for offerings registered under the Securities Act. The SEC has stated that, if these proposals are adopted, the Staff will repeal its interpretations set forth in the no-action letters mentioned above. Funding and Holdings cannot predict whether these proposals will be adopted or, if they are adopted, when and in what form they will be adopted and how they will affect resales of the exchange senior notes.

               Except for those owners described above, each owner of senior notes that wants to exchange senior notes for exchange senior notes in the exchange offer will be required to represent that:

                .   It is not an affiliate of Funding and Holdings;

                . The exchange senior notes to be received by it were acquired in the ordinary course of its business; and

                . At the time of the exchange offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange senior notes.

          In addition, in connection with any resales of exchange senior notes, any Participating Broker-Dealer, a broker-dealer that acquired the exchange senior notes, other than directly from Funding, for its own account as a result of market-making or other trading activities, must deliver a prospectus meeting the requirements of the Securities Act. Applying the Staff's position in the no-action letters mentioned above, such a Participating Broker-Dealer may fulfill its prospectus delivery requirements with respect to exchange senior notes by using this prospectus, except if they are reselling an unsold allotment from the original sale of senior notes. Under the registration rights agreement, Funding and Holdings therefore must allow those Participating Broker-Dealers and other persons that have similar prospectus delivery requirements to use this prospectus in connection with the resale of exchange senior notes.

               The information set forth above concerning certain interpretations of and positions taken by the Staff is not intended to constitute legal advice, and owners of senior notes should consult their own legal advisors with respect to these matters.

          TERMS OF THE EXCHANGE OFFER

               Subject to the terms and conditions described in this prospectus and in the Letter of Transmittal that has been prepared for delivery with this prospectus to owners of senior notes, Funding and Holdings will accept any and all senior notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Funding will issue 6.15% exchange senior notes, 6.45% exchange senior notes and 6.75% exchange senior notes in exchange for equal principal amounts of 6.15% senior notes, 6.45% senior notes and 6.75% senior notes, respectively, that are properly surrendered pursuant to the exchange offer. Senior notes may be tendered only in denominations of $10,000 and integral multiples of $1,000 in excess thereof.

               As of the date of this prospectus, there were outstanding $350,000,000 aggregate principal amount of 6.15% senior notes, $650,000,000 aggregate principal amount of 6.45% senior notes and $500,000,000 aggregate principal amount of 6.75% senior notes, all of which are held in book-entry form. This prospectus, together with the Letter of Transmittal, is being sent to securities intermediaries for all owners of the senior notes.

               In the event any certificates for senior notes are issued prior to the exchange and registered on the books of Funding, a Letter of Transmittal will be sent to registered holders of those certificates with specific instructions for delivery of certificates and the interests they represent.

               Funding and Holdings intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Exchange Act. The terms of the exchange senior notes of each series will be the same as the terms of the senior notes of the related series except that the exchange senior notes will not have transfer restrictions or any terms relating to registration rights. The exchange senior notes of each series will evidence the same debt as the senior notes of the related series. The exchange senior notes of each series will be issued under and entitled to the benefits of the indenture pursuant to which the related senior notes were issued.

               Senior notes that are not tendered for exchange in the exchange offer will remain outstanding and also will be entitled to the rights and benefits that the owners have under the indenture. Unless they are Participating Broker-Dealers, they will no longer have any rights under the registration rights agreement. They will, however, remain subject to transfer restrictions, and the market for secondary resales is likely to be minimal.

               Funding and Holdings will be deemed to have accepted properly tendered senior notes when, as and if Funding has given oral or written notice thereof to the exchange agent for the exchange offer.

               Owners who tender senior notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange pursuant to the exchange offer. Funding and Holdings will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See --"Fees and Expenses."

          EXPIRATION DATE; EXTENSIONS; AMENDMENTS

               The term "Expiration Date," means 5:00 p.m., New York City time on (), 1999, unless Funding and Holdings, in their sole discretion, extend the exchange offer, in which case the term "Expiration Date" will mean the latest date and time to which the exchange offer is extended.

               In order to extend the exchange offer, Funding and Holdings will notify the exchange agent of any extension by oral or written notice and by public announcement, which may be in the form of a news release. Public announcement of an extension will be made before 9:00 a.m., New York City time, on the next business day after the then Expiration Date.

               Funding and Holdings reserve the right, in their sole discretion:

                . To delay accepting any senior notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under -- "Conditions" will not have been satisfied, by giving oral or written notice of that delay, extension or termination to the exchange agent; or

                . To amend the terms of the exchange offer in any manner consistent with the registration rights agreement.

          Any delay in acceptances, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the depositary and to DTC for delivery to its participants. If the exchange offer is amended in a manner determined by Funding and Holdings to constitute a material change, Funding and Holdings will promptly disclose that amendment by means of a prospectus supplement that will be made available to owners of senior notes, and Funding and Holdings will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the owners, if the exchange offer would otherwise expire during that five to ten business day period.

               Without limiting the manner in which Funding and Holdings may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, Funding and Holdings will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to an appropriate news agency.

               Upon satisfaction or waiver of all the conditions to the exchange offer, Funding and Holdings will accept, promptly after the Expiration Date, all senior notes properly tendered and will issue exchange senior notes promptly after acceptance of the senior notes. See --"Conditions." The exchange senior notes issued will be represented by global certificates in bearer form to be held by The Bank of New York as depositary. For purposes of the exchange offer, Funding and Holdings will be deemed to have accepted properly tendered exchange senior notes for exchange when, as and if Funding and Holdings have given oral or written notice thereof to the exchange agent.

               In all cases, issuance of exchange senior notes for senior notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of a confirmation of tender by book-entry of those senior notes into the exchange agent's account at DTC pursuant to the Letter of Transmittal; provided, however, that Funding and Holdings reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offer. If any tendered senior notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, then those unaccepted senior notes evidencing the unaccepted portion will be credited to an account maintained at DTC without expense to the tendering owner as promptly as practicable after the expiration or termination of the exchange offer.

          CONDITIONS

               Notwithstanding any other term of the exchange offer, Funding and Holdings will not be required to exchange any exchange senior notes for any senior notes of any series and may terminate the exchange offer before the acceptance of senior notes for exchange, if, with respect to that series, the exchange offer violates any applicable law or interpretation of the staff of the SEC.

               If Funding and Holdings determine in their sole discretion that there is that kind of violation, Funding and Holdings may:

                . Terminate the exchange offer or refuse to accept any senior notes and have all tendered notes credited to the appropriate account at DTC. No termination will affect the remaining obligations of Funding and Holdings under the registration rights agreement;

                . Extend the exchange offer and retain all senior notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of owners who tendered those senior notes to withdraw their tendered senior notes; or

                . Waive any unsatisfied conditions with respect to the exchange offer and accept all properly tendered senior notes which have not been withdrawn. If that waiver constitutes a material change to the exchange offer, Funding and Holdings will promptly disclose that waiver by means of a prospectus supplement that will be distributed to the owners of senior notes, and Funding and Holdings will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the holders, if the exchange offer would otherwise expire during the five to ten business day period.

          PROCEDURES FOR TENDERING

               To tender senior notes in the exchange offer, an owner must instruct its securities intermediary by use of the Letter of Transmittal, or any other means acceptable to its securities intermediary. A timely confirmation of tender by book-entry of the beneficial interests in the senior notes into the exchange agent's account at DTC pursuant to the procedure for tender by book-entry described below must be received by the exchange agent prior to the Expiration Date. The same Letter of Transmittal may be used for senior notes of any or all series.

               A tender by an owner which is not withdrawn prior to the Expiration Date will constitute an agreement between that owner and Funding and Holdings in accordance with the terms and subject to the conditions in this prospectus.

               THE METHOD OF DELIVERY OF THE SENIOR NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE SECURITIES INTERMEDIARY IS AT THE ELECTION AND RISK OF THE OWNER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT TENDERING OWNERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY OF CONFIRMATION OF TENDER BY BOOK-ENTRY BY THE SECURITIES INTERMEDIARY TO DTC AND BY DTC TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. OWNERS OF SENIOR NOTES SHOULD INSTRUCT THE BROKERS, DEALERS, COMMERCIAL BANKS OR TRUST COMPANIES WITH WHOM THEY HAVE SECURITIES ACCOUNTS OR THEIR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR THEM.

               All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered senior notes and withdrawal of tendered senior notes will be determined by Funding and Holdings in their sole discretion, which determination will be final and binding. Funding and Holdings reserve the absolute right to reject any and all senior notes not properly tendered or senior notes the acceptance of which would, in the opinion of counsel for Funding and Holdings, be unlawful. Funding and Holdings also reserve the right to waive any defects, irregularities or conditions of tender as to particular senior notes. Funding's and Holdings' interpretation of the terms and conditions of the exchange offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of senior notes must be cured within a period of time as Funding and Holdings will determine. Although Funding and Holdings intend to notify owners of defects or irregularities with respect to tenders of senior notes, none of Funding, Holdings, the exchange agent or any other person will incur any liability for failure to give that notification. Tenders of senior notes will not be deemed to have been made until the defects or irregularities have been cured or waived.

               In addition, Funding and Holdings reserve the right in their sole discretion to purchase or make offers for any senior notes that remain outstanding subsequent to the Expiration Date or, as set forth above under --"Conditions," to terminate the exchange offer and, to the extent permitted by applicable law, purchase senior notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.

               By tendering, each owner will be deemed to have represented to Funding and Holdings that, among other things:

                . The exchange senior notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving beneficial ownership in the exchange senior notes, whether or not interests are held in the name of another person, such as a participant in DTC;

                . Neither the owner nor any such other person is engaging in or intends to engage in a distribution of the beneficial interests in the exchange senior notes;

                . Neither the owner nor any such other person has an arrangement or understanding with any person to participate in the distribution of the exchange senior notes; and

                . Neither the owner nor any such other person is an "affiliate," as defined in Rule 405 of the Securities Act, of Funding or Holdings.

               In all cases, issuance of exchange senior notes for senior notes tendered pursuant to the exchange offer will be made only after timely receipt by the exchange agent of confirmation of tender by book-entry of those beneficial interests in the senior notes into the exchange agent's account at DTC. If any tendered senior notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, the non-exchanged beneficial interests in the senior notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer without expense to the tendering owner.

          TENDER BY BOOK-ENTRY

               The exchange agent will make a request to establish an account with respect to the beneficial interests in the senior notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of beneficial interests in the senior notes by causing DTC to transfer the beneficial interests in the senior notes into the exchange agent's account in accordance with DTC's procedures for transfer.

          WITHDRAWAL OF TENDERS

               Except as otherwise provided in this prospectus, tenders of senior notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

               To withdraw a tender of senior notes in the exchange offer, an owner should notify its securities intermediary. A withdrawal will be effective upon notice received by the exchange agent from DTC, prior to 5:00 p.m., New York City time on the Expiration Date by telegram, facsimile transmission, letter or withdrawal by book-entry noting:

                . The series and principal amount of senior notes, delivered for exchange; and

                . A statement that the owner is withdrawing the senior notes for exchange.

               All questions as to the validity, form and eligibility (including time of receipt) of those notices will be determined by Funding and Holdings, and their determination will be final and binding on all parties. Any senior notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and the non-exchanged beneficial interests in the senior notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer without expense to the tendering owner unless the senior notes so withdrawn are validly retendered. Properly withdrawn senior notes may be retendered by following one of the procedures described above under --"Procedures for Tendering" at any time prior to the Expiration Date.

          EXCHANGE AGENT

               The Bank of New York has been appointed exchange agent of the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the exchange agent addressed as follows:

           By Registered Mail or Certified     By Overnight Courier:
           Mail:

           The Bank of New York                The Bank of New York
           101 Barclay Street, 7E              101 Barclay Street
           New York, New York 10286            Corporate Trust Services
           Attention: Reorganization Section,  Window
           Gertrude Jean Pierre                Ground Level
                                               New York, New York  10286
                                               Attention: Reorganization
                                               Section,
                                               Gertrude Jean Pierre

           By Telephone:                       By Facsimile:

           (212) 815-6920                      (212) 815-6339


          LUXEMBOURG STOCK EXCHANGE

               The senior notes are listed, and Funding and Holdings have applied to list the exchange senior notes, on the Luxembourg Stock Exchange. Funding and Holdings and will use their reasonable best efforts to effect this listing. As long as the exchange senior notes are listed on that Exchange:

                . The exchange of certificated senior notes, if any, for the exchange senior notes may be done through Kredietbank, the Luxembourg paying agent;

                . Funding and Holdings will provide Kredietbank SA Luxembourgeoise, the Luxembourg paying agent, with necessary documentation regarding the exchange offer;

                . All of the necessary documentation regarding the exchange offer will be made available at the offices of Kredietbank SA Luxembourgeoise, the Luxembourg paying agent; and

                . Funding and Holdings will cause the publication of a notice in a daily leading newspaper with general circulation in Luxembourg and will submit that notice to the Luxembourg Stock Exchange:

                         - before the exchange offer, announcing the offer and indicating procedures to be followed; and

                         - after the exchange offer, giving the results of the exchange.

          FEES AND EXPENSES

               The expenses of soliciting tenders will be paid by Funding and Holdings. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone or in person by officers and regular employees of Funding and Holdings and their affiliates.

               Funding and Holdings have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers-dealers or others soliciting acceptances of the exchange offer. Funding and Holdings will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

               The cash expenses to be incurred in connection with the exchange offer will be paid by Funding and Holdings and are estimated in the aggregate to be approximately $(). The expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees and printing costs, among others.


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


               Funding and Holdings will pay all transfer taxes, if any, applicable to the exchange of the senior notes pursuant to the exchange offer.

               The exchange offer is being made to satisfy Funding's and Holdings' obligations under the registration rights agreement. Funding and Holdings will not receive any proceeds from the exchange offer. In consideration of issuing global exchange senior notes in bearer form to the depositary in the exchange offer, Funding and Holdings will receive an equal principal amount of global senior notes in bearer form. Global senior notes in bearer form that are properly tendered in the exchange offer and not validly withdrawn will be accepted, canceled and retired and cannot be reissued.


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

                       DESCRIPTION OF THE EXCHANGE SENIOR NOTES

               The following description applies only to exchange senior notes, but all of the terms will also apply to any senior notes outstanding after the exchange offer. However, those senior notes will not be registered under the Securities Act and will remain subject to transfer restrictions.

               The senior notes were and the exchange senior notes will be issued pursuant to an indenture dated as of May 1, 1999 among Funding, Holdings and The Bank of New York, as trustee. The indenture includes a full, unconditional and irrevocable guarantee of the senior notes and the exchange senior notes by Holdings.

               Global certificates for the exchange senior notes in bearer form will be held by The Bank of New York as depositary under a deposit agreement. Beneficial interests in the exchange senior notes will trade through DTC. Specific terms of each series of the exchange senior notes will be described in an officer's certificate delivered to the trustee. Terms of the exchange senior notes and the indenture are summarized below. This summary is not complete. You should read the indenture, the Trust Indenture Act, the officer's certificates and the deposit agreement for a more complete description. Copies of the indenture, the officer's certificates and the deposit agreement are available upon request to the trustee or depositary. Whenever particular provisions or defined terms in the indenture are referred to under this DESCRIPTION OF THE EXCHANGE SENIOR NOTES, those provisions or defined terms are incorporated by reference in this prospectus. For your convenience, we indicate sections of the indenture where they are described.

               Each series of debt securities issued under the indenture will be unsecured and unsubordinated obligations of Funding. Funding is a financing company whose sole source of funds is payment on loans it makes to Holdings. The exchange senior notes will be fully, unconditionally and irrevocably guaranteed by Holdings as to payment of principal, premium, if any, and interest and any Additional Amounts (as described below), and the guarantee will be an unsecured and unsubordinated obligation of Holdings. See --"Guarantee of Notes by Holdings; Effective Priority of Subsidiary Obligations." The indenture does not limit the aggregate amount of indebtedness that Funding, Holdings or Holdings' subsidiaries may issue or the number of series or amount of debt securities that may be issued under the indenture.

               The covenants contained in the indenture will not afford beneficial owners of the exchange senior notes protection in the event of a highly-leveraged transaction involving Funding or Holdings.

          PAYMENT OF INTEREST AND PRINCIPAL

               Interest on each series of exchange senior notes will:

                . Be payable in US dollars at the rate per annum specified in the title of the series;

                . Be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a month, on the basis of the actual number of days elapsed;

                . Be payable semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 1999;

                . Originally accrue from, and include May 13, 1999, the date of initial issuance; and

                . Be payable on overdue interest to the extent permitted by law at the same rate as interest is payable on principal.


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


               In the event that any payment date is not a business day, payment will be made on the next business day, and no interest or other payment will result from the delay. With respect to payments, a business day is a day, other than a Saturday, Sunday or a day on which banking institutions and trust companies are generally authorized or required to remain closed in the place of payment.

               The record date for any exchange senior notes in certificated form will be the fifteenth day of the calendar month prior to the relevant interest payment date, whether or not it is a business day in The City of New York.

               The Bank of New York is paying agent for the exchange senior notes in The City of New York. So long as the exchange senior notes are listed on the Luxembourg Stock Exchange, Funding will maintain a paying agent in Luxembourg. Initially that paying agent will be Kredietbank SA Luxembourgeoise.

               Interest on each exchange senior note will be paid on each interest payment date to the bearer or, if the exchange senior notes are in certificated form, to the holder in whose name that exchange senior note is registered as of the close of business on the related record date, except that interest payable at maturity or upon redemption will be paid to the holder to whom principal is paid. If interest has not been paid when due on any exchange senior note, the defaulted interest may be payable to the bearer or, if the exchange senior notes are in certificated form, to the registered owner as of the close of business on a date selected by the trustee which may be not more than 15 days and not less than 10 days before the date proposed by Funding or Holdings for payment (Indenture, Section 307).

               The 6.15% exchange senior notes will mature on May 15, 2002. The 6.45% exchange senior notes will mature on May 15, 2005. The 6.75% exchange senior notes will mature on May 15, 2009.

               The principal of and interest on the exchange senior notes at maturity will be payable, at par, upon presentation of the exchange senior notes at the office of a paying agent. Funding may change the place of payment on the exchange senior notes, appoint one or more additional paying agents (including Funding) and may remove any paying agent, all at its discretion so long as there is a paying agent in The City of New York and, while the exchange senior notes are listed on the Luxembourg Stock Exchange, in Luxembourg.

          GUARANTEE OF HOLDINGS; EFFECTIVE PRIORITY OF SUBSIDIARY
          OBLIGATIONS

               Holdings has fully, unconditionally and irrevocably agreed to make the guarantee payments listed below in full to the holders of the exchange senior notes if they are not made by Funding, as and when due, regardless of any defense, right of set-off or counterclaim (except the defense of payment) that Holdings may have or assert. The following payments will be subject to the guarantee, without duplication:

                . Any accrued and unpaid interest required to be paid on the exchange senior notes;

                . Principal and premium, if any, plus all accrued and unpaid interest and Additional Amounts, if any, required to be paid on the exchange senior notes at maturity, upon acceleration or upon redemption (Indenture, Section 1401).

               Holdings' obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Holdings to the holders of exchange senior notes or The Bank of New York, as paying agent, or other paying agent for the exchange senior notes or by causing Funding to pay those amounts to those holders.

               The guarantee will remain in effect until all exchange senior notes and senior notes are paid. It will rank equally in right of payment to guarantees of other series of debt securities issued under the indenture (Indenture, Section 1401). The guarantee will also rank equally with any other senior debt obligations of Holdings except as described under --"Limitation on Liens."


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


               Holdings is a holding company that derives substantially all of its income from Eastern and its subsidiaries. Substantially all of Holdings' consolidated assets are held by Eastern and its subsidiaries. Accordingly, the ability of Holdings to service its debt, including its obligations under the guarantee, is largely dependent on the earnings of Eastern and its subsidiaries and the payment of those earnings to Holdings in the form of dividends, loans or advances, and through repayment of loans or advances from Holdings to those subsidiaries. The subsidiaries of Holdings, except for Funding, have no obligation to pay any amounts due on the exchange senior notes or to make any funds available for those payments.

               The guarantee therefore is effectively subordinated to debt and preference share capital at the subsidiary level. The financial statements of Holdings and its predecessors included in this prospectus show the aggregate amount of subsidiary debt and preference share capital as of the date of those statements.
          This includes trade payables, guarantees and leases, letters of credit and other obligations of Holdings' subsidiaries. Upon liquidation or reorganization of a subsidiary of Holdings, the claims of that subsidiary's creditors will be superior to the claims of the holders of exchange senior notes or other creditors of Holdings. Although some debt instruments limit the amount of debt Holdings and its subsidiaries may incur, both Holdings and its subsidiaries retain the ability to incur substantial additional indebtedness and other obligations such as those under leases, letters of credit and other instruments.

          DENOMINATIONS

               The exchange senior notes will be payable only in US dollars. The exchange senior notes and beneficial interests in them will be issued, and may be transferred, only in principal amounts of $10,000 and integral multiples of $1,000 for amounts in excess of $10,000.

          FORM, BOOK-ENTRY PROCEDURES AND TRANSFER

          INTRODUCTION

               Beneficial interests in the exchange senior notes will trade through DTC. The exchange senior notes of each series in which beneficial interests are sold will be issued in the form of one or more global exchange senior notes in bearer form. Upon issuance, the trustee will authenticate and deliver the global exchange senior notes of each series to The Bank of New York, which will hold those global exchange senior notes as depositary for the benefit of DTC pursuant to the deposit agreement. The depositary will issue to DTC or its nominee, in respect of each global exchange senior note, one or more certificateless book-entry interests, which together will represent a 100% beneficial interest in the global exchange senior notes of that series. The exchange senior notes issued pursuant to the registration rights agreement will be held in global bearer form by the depositary and certificateless book-entry interests representing beneficial ownership of these exchange senior notes will be held by, or on behalf of, DTC.

               The depositary will record Cede & Co., as nominee of DTC, on its books as the initial registered owner of the book-entry interests and will also record any subsequent registration and transfer of the book-entry interests. Unless and until the global exchange senior notes are exchanged in whole for certificated registered exchange senior notes, the depositary may not register the transfer of the book-entry interests except as a whole by DTC or its nominee to DTC or another nominee of DTC or a successor of DTC or a nominee of that successor.

               Upon the issuance by the depositary of the book-entry interests to DTC, DTC will credit the participants' accounts with the interests owned on its book-entry registration and transfer system. Ownership of beneficial interests in the book-entry interests will be shown on DTC's records or the records of direct or indirect participants of DTC. Transfer of beneficial interests in the book-entry interests will be effected only through records maintained by DTC or its direct or indirect participants. The beneficial interests in the exchange senior notes are governed by the terms and conditions of the indenture, the deposit agreement and the letters of representations from Funding to DTC.


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


               Pursuant to the deposit agreement, the global bearer exchange senior notes may be transferred only as a whole and, with Funding's consent, by the depositary or its nominee to the depositary or to a successor depositary or nominee.

               For so long as the depositary or its nominee is the holder of the global exchange senior notes, the depositary or its nominee will be considered the sole owner of the exchange senior notes for all purposes under the indenture. Except as set forth below under "--Certificated Registered exchange senior notes," owners of beneficial interests in the exchange senior notes will not be entitled to have exchange senior notes registered in their names and will not receive physical delivery of exchange senior notes in certificated form. They will not be considered the owners or holders of the exchange senior notes under the indenture or the deposit agreement. Accordingly, each person owning a beneficial interest must rely on the procedures of the depositary and DTC and, if that person is not a participant in DTC, on the procedures of the participant through which that person owns its beneficial interest, to exercise its rights and perform its obligations under the indenture or the deposit agreement. Those beneficial interests held through Euroclear or Cedelbank may also be subject to the procedures and requirements of that system.

               Notwithstanding any statement in this prospectus, Funding reserves the right to require such legends on the exchange senior notes as it may determine are necessary to ensure compliance with the securities laws of the US and the individual states and with any other applicable laws.

          DTC

               DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC facilitates settlement transactions among its participants through electronic computerized book-entry changes in participants' accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies and clearing corporations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.

               DTC management is aware that some computer applications, systems, and the like for processing data (systems) that are dependent upon calendar dates, including dates before, on, or after January 1, 2000, may encounter "Year 2000 Problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to security holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete, and a testing phase, which is expected to be completed within appropriate time frames.

               However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electric utility service providers, among others. DTC has informed the industry that it is contacting, and will continue to contact, third party vendors from which DTC acquires services to: (1) impress upon them the importance of such services being Year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation, and, as appropriate, testing, of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

               DTC has established a Year 2000 Project Office and will provide information concerning DTC's Year 2000 compliance to persons requesting such information. The address is as follows:
          The Depository Trust Company, Year 2000 Project Office, 55 Water Street, New York, New York 10041. Telephone numbers for the DTC


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


          Year 2000 Project Office are (212) 855-8068 and (212) 855-8881.
          In addition, information concerning DTC's Year 2000 compliance can be obtained from its web site at the following address: www.dtc.org.

               According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

          EUROCLEAR AND CEDELBANK

               Euroclear and Cedelbank each holds securities for its account holders and facilitates the clearance and settlement of securities transactions by electronic book-entry transfer between its respective account holders, thereby eliminating the need for physical movements of certificates and any risk that transfers of securities will not be simultaneous.

               Euroclear and Cedelbank provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Cedelbank also deal with residential securities markets in several countries through established depositary and custodial relationships. Euroclear and Cedelbank have established an electronic link between their two systems which allows their respective account holders to settle trades with each other.

               Account holders in Euroclear and Cedelbank are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Euroclear and Cedelbank is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

               Account holders' overall contractual relations with Euroclear and Cedelbank are governed by the respective rules and operating procedures of Euroclear and Cedelbank and any applicable laws. Euroclear and Cedelbank act under those rules and operating procedures only on behalf of their respective account holders and have no record of or relationship with persons holding through their account holders.

          TRANSFERS AND SETTLEMENT

               All transfers of beneficial interests in book-entry interests will be recorded on the book-entry system maintained by DTC, will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between account holders in Euroclear and Cedelbank will be effected in the ordinary way in accordance with the respective rules and operating procedures of Euroclear and Cedelbank.

               Subject to compliance with the transfer restrictions applicable to the beneficial interests, cross-market transfers between participants in DTC, on the one hand, and Euroclear or Cedelbank account holders, on the other hand, will be effected through DTC, in accordance with DTC's rules, on behalf of Euroclear or Cedelbank, as the case may be, through a depositary. Cross-market transfers will require delivery of instructions to Euroclear or Cedelbank, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines of that system. Euroclear account holders and Cedelbank account holders may not deliver instructions directly to the depositaries for Euroclear or Cedelbank.

               Because of time zone differences, the securities account of a Euroclear or Cedelbank account holder purchasing a book-entry interest from a participant in DTC will be credited, and any crediting will be reported to the relevant Euroclear or Cedelbank account holder, during the securities settlement processing day immediately following the DTC settlement date. This must be a business day for Euroclear and Cedelbank. Cash received in Euroclear or Cedelbank as a result of sales of a book-entry interest by or through a Euroclear or Cedelbank account holder to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear


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


          or Cedelbank cash account only as of the business day for Euroclear or Cedelbank following the DTC settlement date.

               Although the foregoing sets out the procedures of DTC, Euroclear and Cedelbank in order to facilitate the transfer of interests in the exchange senior notes among participants of DTC, Euroclear and Cedelbank, none of DTC, Euroclear and Cedelbank are under any obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

               Funding, Holdings, the trustee, the depositary and any of the agents will not have any responsibility for the performance by DTC, Euroclear and Cedelbank or their respective participants of their respective obligations under the rules and procedures governing their operation.

          PAYMENTS ON THE EXCHANGE SENIOR NOTES

               Payments on the global exchange senior notes will be made by Funding through the trustee or other paying agent to the depositary as the holder of global exchange senior notes. The depositary will, in turn, make payments in the same amounts to DTC. DTC will immediately credit participants' accounts with those payments in amounts proportionate to their interests in the book-entry interests as shown on the records of DTC. Payments by participants to owners of beneficial interests will be made according to standing customer instructions and customary practices. DTC will have no responsibility for payments by its participants.

               Neither Funding, Holdings, the trustee nor any paying agent will have any responsibility for payments made or to be made by the depositary to DTC in respect of the exchange senior notes or the book-entry interests in them, including any payments of Additional Amounts. Only DTC and its direct and indirect participants will be responsible for maintaining records of beneficial interests in book-entry interests and making payments related to those beneficial interests.

          REDEMPTION OF BOOK-ENTRY INTERESTS

               If any global exchange senior notes are redeemed, the depositary will deliver the amount received by it to DTC. In the event of a partial redemption, selection of interests in the related book-entry interest to be redeemed will be made by DTC on a pro rata basis or on any other basis that DTC deems fair and appropriate.

               If all the exchange senior notes of any series are redeemed, the depositary will surrender the global exchange senior notes of that series to the trustee or the paying agent in Luxembourg for cancellation. The depositary will cancel the book-entry interests issued with respect to those exchange senior notes. If there is a partial redemption, the depositary will surrender the related global exchange senior note to the trustee or the paying agent in Luxembourg for reduction of principal amount by endorsement on the reverse of the global exchange senior note or in exchange for a substitute global exchange senior note in a reduced principal amount. The depositary will record on its books a corresponding reduction in the principal amount of the book-entry interests issued with respect to the global exchange senior note.

          ACTION BY HOLDERS OF EXCHANGE SENIOR NOTES

               Funding understands that DTC, under its current practices, would authorize its participants owning interests to take any action holders are entitled to take under the indenture. Those participants would authorize indirect participants to take that action or would otherwise act upon the instructions of owners of beneficial interests holding through them.


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


               Within 10 days after receipt by the depositary of notice of any request for consents or similar action relating to the global exchange senior notes under the deposit agreement or the indenture, the depositary will mail to DTC a notice containing:

                .   Information contained in the notice to the depositary;

                . The record date for response to the request or other action;

                . A statement that, on or prior to a specified date no later than 180 days after the record date, DTC may instruct the depositary as to the request or other action; and

                .   The manner in which those instructions may be given.

          The depositary will try to act in accordance with DTC's instructions, provided that the depositary has been offered security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with these instructions. The depositary will not itself exercise any discretion in the granting of consents or the taking of any other action in respect of book-entry interests or global exchange senior notes. DTC is expected to follow its customary practices and procedures with respect to soliciting instructions from its participants.

          REPORTS AND NOTICES

               Notices to holders of the exchange senior notes listed on the Luxembourg Stock Exchange will be published in a leading daily newspaper having general circulation in Luxembourg, probably the Luxemburger Wort. The depositary will promptly send to DTC a copy of any notices, reports and other communications received by it relating to Funding, the senior notes or the book-entry interests. In the case of certificated registered exchange senior notes, all notices regarding the exchange senior notes will also be mailed to the last known addresses of the holders shown on the security register for the exchange senior notes.

          AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

               The deposit agreement may be amended by Funding and the depositary without the consent of DTC or the beneficial owners of the exchange senior notes:

                . To cure any defect, omission, inconsistency or ambiguity;

                . To add covenants and agreements of Funding or the depositary;

                . To assign the depositary's rights and duties to a qualified successor;

                . To conform the deposit agreement to the requirements of the Securities Act, the Exchange Act, the Investment Company Act of 1940 or the Trust Indenture Act or any other applicable securities laws;

                . To modify the deposit agreement in connection with an amendment to the indenture that does not require the consent of DTC; or

                . To amend or supplement the deposit agreement in any way which, in the opinion of counsel acceptable to Funding, is not materially adverse to DTC or beneficial owners of an interest in the book-entry interests or inconsistent with the deposit agreement itself.

          Otherwise, no amendment that materially adversely affects DTC or any beneficial owner of an exchange senior note may be made to the deposit agreement without the consent of DTC or the beneficial owner.


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


               The deposit agreement will cease to be of further effect when the indenture has been satisfied and discharged or:

                . Certificated registered exchange senior notes have been issued and the global exchange senior notes have been canceled;

                . All sums payable by Funding under the deposit agreement have been paid; and

                . The deposit agreement has been satisfied and discharged.

          RESIGNATION OF DEPOSITARY

               The depositary may resign upon 60 days' written notice to Funding and DTC. The resignation of the depositary will become effective upon acceptance of a successor depositary to similar arrangements. If no successor has been appointed by Funding within 120 days, then DTC may request issuance of the certificated registered exchange senior notes in the names and denominations as DTC instructs in writing. The depositary will thereupon surrender the global exchange senior notes to the trustee for cancellation and the trustee shall distribute the certificated registered exchange senior notes in accordance with the instructions of DTC.

          OBLIGATION OF DEPOSITARY

               The depositary will undertake to perform only those duties specifically set forth in the deposit agreement and, subject to exceptions set forth in the deposit agreement, will assume no obligation under the deposit agreement other than for its own bad faith, negligence or willful misconduct in the performance of its duties under the deposit agreement.

          CERTIFICATED REGISTERED EXCHANGE SENIOR NOTES

               Owners of beneficial interests in the exchange senior notes shall be entitled to receive certificated registered exchange senior notes only in the limited circumstances set forth below:

                . DTC will not continue to hold the book-entry interests related to the global exchange senior notes or is no longer a clearing agency registered under the Exchange Act and Funding does not replace DTC within 120 days;

                . The depositary will not continue as depositary and no successor is appointed within 120 days; or

                . Funding, in its sole discretion, determines that the global exchange senior notes shall be so exchangeable.

          In addition, if an Event of Default under the indenture occurs and is continuing with respect to one or more series of exchange senior notes, any owner of a beneficial interest in the global exchange senior notes in default will, upon written request, be entitled to receive certificated registered exchange senior notes in exchange for the interest. In no event will an owner of beneficial interests be entitled to receive certificated exchange senior notes in bearer form.

               Certificated registered exchange senior notes will be issued only in principal amounts of $10,000 and additional multiples of $1,000 for amounts over $10,000. They will be issued in registered form only, without coupons, and will have the same interest rate, terms, maturity and be in the same aggregate principal amount as the related global exchange senior note. These certificated registered exchange senior notes shall be registered in the names of which the depositary notifies the trustee based on the instructions of DTC. It is expected that those instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests.


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


               Holders of certificated registered exchange senior notes will be paid interest by check, except that registered owners of certificated registered exchange senior notes in an aggregate principal amount in excess of $50,000,000 may request payment of interest by wire transfer. Checks will be mailed to those holders at their last address known to the Security Registrar.

               BENEFICIAL OWNERS SHOULD BE AWARE THAT, UNDER CURRENT UK TAX LAW, FOLLOWING THE ISSUANCE OF CERTIFICATED REGISTERED EXCHANGE SENIOR NOTES, UK INCOME TAX (CURRENTLY AT THE RATE OF 20%) WILL BE WITHHELD ON ANY PAYMENTS OF INTEREST. SEE CERTAIN INCOME TAX CONSIDERATIONS --"UK TAX CONSIDERATIONS." IF CERTIFICATED REGISTERED EXCHANGE SENIOR NOTES ARE ISSUED FOLLOWING AN EVENT OF DEFAULT PURSUANT TO THE REQUEST OF BENEFICIAL OWNERS OF INTERESTS IN THE GLOBAL EXCHANGE SENIOR NOTES, FUNDING WILL NOT PAY ANY ADDITIONAL AMOUNTS TO THOSE REQUESTING BENEFICIAL OWNERS (OR THEIR SUCCESSORS) IN RESPECT OF SUCH CERTIFICATED REGISTERED EXCHANGE SENIOR NOTES. SEE -- "ADDITIONAL AMOUNTS."

               However, payment of interest may be made free of deduction of UK income tax or subject to a reduced deduction by virtue of relief being available to the holder of certificated registered exchange senior notes under a double taxation treaty between the UK and the country of which that holder is resident. See CERTAIN INCOME TAX CONSIDERATIONS --"UK Tax Considerations." In some cases, if an owner of a beneficial interest receives a certificated registered New Note other than pursuant to its request, such owner will be entitled to receive Additional Amounts with respect to that certificated registered senior note. See -- "Additional Amounts."

          REGISTRATION AND TRANSFER

               The transfer of certificated exchange senior notes may be registered, and exchange senior notes may be exchanged for other exchange senior notes of the same series of authorized denominations with the same terms and principal amounts at the corporate trust office of The Bank of New York in The City of New York or at the office of the paying agent in Luxembourg while the exchange senior notes are listed on the Luxembourg Stock Exchange. Funding may change the place for registration of transfer of the certificated exchange senior notes and may designate one or more additional places for that registration and exchange, all at its discretion. No service charge will be made for any registration of transfer or exchange of the exchange senior notes, but Funding may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the exchange senior notes. Funding will not be required to execute or to provide for the registration of transfer of, or the exchange of:

                . Any exchange senior notes during a period of 15 days prior to giving any notice of redemption; or

                . Any exchange senior notes selected for redemption in whole or in part, except the unredeemed portion of any exchange senior notes being redeemed in part
                    (Indenture, Section 305).

          REDEMPTION

                . If Funding or Holdings is required to pay any Additional Amounts on any series of exchange senior notes or its related guarantee, Funding may redeem all exchange senior notes of the affected series at any time at the principal amount thereof plus accrued interest and any accrued Additional Amounts. Required payments of Additional Amounts are described in detail below.


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                .   Funding may redeem all or part of the 6.45% exchange
                    senior notes and 6.75% exchange senior notes at any time prior to maturity at a redemption price equal to:

                    -    the greater of:

                         - 100% of the principal amount of the exchange senior notes to be redeemed, and

                         - the sum of the present values of all interest and principal payments scheduled from the redemption date to the maturity date calculated as described below

                    - plus, in each case, accrued interest to the date of redemption and any accrued Additional Amounts.

               For purposes of determining this redemption price, future payments will be calculated on a semi-annual basis for 360-day years of twelve 30-day months. The present value will be determined by discounting each future payment at the "Treasury Rate" plus 20 basis points, in the case of the 6.45% exchange senior notes, and 25 basis points, in the case of the 6.75% exchange senior notes.

               The "Treasury Rate" used to calculate the redemption price for any redemption date will equal the semi-annual equivalent yield to maturity of the Comparable Treasury Security.

               The "Comparable Treasury Security" will be a United States Treasury security selected by an independent investment banker because (1) it has a maturity comparable to the remaining term of the exchange senior notes to be redeemed and (2) is a security that would ordinarily be used to price new issues of corporate debt securities of comparable maturity to the remaining term of the exchange senior notes to be redeemed. The independent investment banker that selects the comparable Treasury security will be one of the Reference Treasury Dealers appointed by the trustee after consultation with Funding.

               In determining the yield to maturity of the Comparable Treasury Security, a price will be assumed for that security for any redemption date that is equal to:

                . The average of the bid and asked prices for the Comparable Treasury Security (expressed in each case as a percentage of its principal amount) on the third business day before the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for US Government Securities," or

                . If those prices are not published that day, the average of the Reference Treasury Dealer Quotations actually obtained by the trustee for that redemption date.

               "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Security, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by that Reference Treasury Dealer at 5:00 p.m. on the third business day before the redemption date.

               "Reference Treasury Dealer" means each of Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if either of them is no longer a primary US Government securities dealer in The City of New York, Funding shall substitute a dealer that is.

               If the exchange senior notes are in global form, Funding will give notice to the holder of the exchange senior notes to be redeemed 30 to 60 days before the redemption date. If the exchange senior notes are in certificated form, Funding will mail notice to each holder of exchange senior notes to be redeemed 30


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          days to 60 days before the redemption date.  In addition, if the exchange senior notes are listed on the Luxembourg Stock Exchange, notice of the redemption will also be published in a leading daily newspaper with general circulation in Luxembourg, probably the Luxemburger Wort, 30 to 60 days before the redemption date. At the time notice is given or mailed, the redemption may be made subject to receipt of redemption moneys by the trustee on or before the redemption date (Indenture, Section
          404).

               No further interest or Additional Amounts will accrue after the redemption date upon payment by Funding or Holdings to the trustee of the redemption price on the exchange senior notes.

          ADDITIONAL AMOUNTS

               All payments made pursuant to the guarantee or on the exchange senior notes will be made without withholding or deduction for any taxes or other governmental charges imposed by a jurisdiction in which Funding or Holdings was organized or is managed or has a place of business, or any political subdivision or taxing authority of that jurisdiction (each a Taxing Jurisdiction), unless the withholding or deduction is required by law. If any required withholding or deduction is made (Gross-Up Taxes), Funding or Holdings will pay to each holder of exchange senior notes as an Additional Amount the amount as may be necessary so that the net amount received by each holder of exchange senior notes after the withholding or deduction equals the amount that the holder would have received absent that withholding or deduction, except that no Additional Amounts will be payable:

                . To or for a holder who is liable for Gross-Up Taxes because of the holder's connection with the relevant jurisdiction, whether as a citizen, a resident or a national of the jurisdiction or because the holder carries on a business or maintains a permanent establishment there or is physically present there;

                . To or for a holder who presents an exchange senior note required to be presented for payment more than 30 days after the date on which payment first becomes due, unless that holder would have been entitled to those Additional Amounts by presenting an exchange senior note on the last day of the 30 day period;

                . To or for a holder who presents an exchange senior note, when presentation is required, at any place other than in The City of New York, or, so long as the exchange senior notes are listed on the Luxembourg Stock Exchange, in Luxembourg;

                . To or for a holder who would not be liable for the Gross-Up Tax by making a declaration of non-residence or similar claim for exemption to the relevant tax authority; or

                .   To or for a holder of a certificated exchange senior
                    note issued following and during the continuance of an Event of Default at the request of that holder, or its predecessor holder.

               No Additional Amounts will be payable with respect to any exchange senior note if the beneficial owner would not have been entitled to that payment if that beneficial owner had been a holder.

               References in this prospectus to any payments pursuant to the guarantee shall include any Additional Amounts payable in connection therewith.


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


          OPTIONAL REDEMPTION TO AVOID ADDITIONAL AMOUNTS

               Funding will have the right to redeem all but not fewer than all of the exchange senior notes of a series at the principal amount thereof plus accrued interest and any accrued Additional Amounts upon not less than 30 nor more than 60 days' notice if Funding or Holdings certifies to the trustee that it would be required to pay Additional Amounts with respect to that series because of:

                . An amendment to, clarification of, change in, or announced change to occur in the future in, the laws or regulations of a Taxing Jurisdiction or any political subdivision or taxing authority of the Taxing
                    Jurisdiction;

                . The issuance of certificated registered exchange senior notes:

                    - at the request of beneficial owners of the exchange senior notes, following an Event of Default;

                    - because DTC will not or cannot continue to hold the interests in the exchange senior notes in book-entry form and Funding does not replace DTC within 120 days; or

                    - because The Bank of New York will not or cannot continue to act as depositary for the exchange senior notes and Funding does not replace it within 120 days;

          and if Funding or Holdings further certifies to the trustee that Funding or Holdings cannot avoid the requirement to pay
          Additional Amounts by taking reasonable steps available to it.

          DEFEASANCE

               Funding and Holdings will be discharged from their obligations on the exchange senior notes or any other series of debt securities issued under the indenture when either of them deposits with the trustee cash or government securities sufficient to pay the principal, interest, any premium and any other sums when due on or prior to the stated maturity date or a redemption date for that series of debt securities (Indenture, Section 701).

          LIMITATION ON LIENS

               So long as any exchange senior notes remain outstanding, neither Funding nor Holdings nor any subsidiary of Holdings may secure any debt with a lien on any of its coal, gas or electricity properties or gas or electricity contracts, or on shares of stock or on any debt of any subsidiary of Holdings that owns any of those properties or contracts, unless all exchange senior notes and the guarantee are secured by an equal or prior lien.

               Exceptions include the following permitted liens:

                . Liens on property or shares of stock existing at the time they were acquired or which secured their purchase price, or debt incurred within 270 days for the purpose of financing the cost of acquisition, improvement or construction of or on the property;

                .   Liens existing at the date of the indenture;

                . Liens on property or on shares of stock or indebtedness of any entity existing at the time it is merged into or consolidated with Funding, Holdings or a subsidiary;

                . Liens arising by operation of law, other than by reason of default;


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


                . Liens to secure short-term debt incurred in the ordinary course of business;

                . Mechanic's liens, worker's compensation or similar liens;

                .   Liens to secure project finance debt;

                . Liens arising in connection with certain securities, commodities, or currency contracts;

                . Liens securing Holdings' or Funding's debt to some of its subsidiaries;

                . Liens for taxes or governmental charges which are not yet delinquent or are being disputed in good faith by appropriate proceedings;

                . A lien on any gas or electricity contracts that the Board of Directors of Holdings has determined are not material to the business of Holdings and its subsidiaries taken as a whole;

                . A lien on property or shares of stock or indebtedness of an entity existing at the time it becomes a subsidiary, if the lien was not created in contemplation of the entity becoming a subsidiary;

                . Liens relating to the cash management facilities of Holdings or its subsidiaries;

                . Liens in favor of Funding or Holdings from any of their subsidiaries;

                . Any extension, renewal or replacement of a permitted lien; and

                . A Lien with respect to debt in an aggregate amount which, together with all other secured debt of Funding or Holdings and the value of its properties sold and leased back, excluding permitted sale and leaseback transactions, does not at the time exceed 10% of Holdings' consolidated tangible assets net of current liabilities (Indenture, Section 608).

          LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

               So long as any debt securities remain outstanding, neither Funding nor Holdings will, and they will not permit any subsidiary of Holdings that owns coal, gas or electricity properties or gas or electricity contracts or shares of a subsidiary owning them, to sell and lease back for a period of more than three years, including renewals, any of these properties, contracts or shares which it has owned for more than 270 days unless, after giving effect to the sale and leaseback, the lesser of (x) the aggregate value of all properties of Funding, Holdings and those Holdings' subsidiaries subject to sale and leaseback transactions and (y) the present value of the total rent to be paid during the remaining term of the lease plus all debt of Funding, Holdings and those Holdings' subsidiaries secured by liens does not exceed 10% of Holdings' consolidated tangible assets net of current liabilities. Liens which are exceptions to the limitation on liens noted above will not be included in that calculation.

               Sale and leasebacks will also be permitted with respect to any property:

                . If a lien on the property to be leased would be excepted from the limitation on liens noted above;

                . If Funding, Holdings or a Holdings subsidiary will have expended, within the time periods and for one or more of the purposes noted below, an amount equal to the greater of (a) the net proceeds received from the sale and leaseback and (b) the fair market value of the property to be leased at the time of entering into the sale and leaseback:


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

                     . within the period beginning a year before and ending a year after the receipt of proceeds from the sale and leaseback, for other property (including capital improvements thereon) subject to the limitation on liens noted above, or shares of a subsidiary owning that property;

                     . within a year following the receipt of proceeds from the sale and leaseback, for the repayment of either long-term debt of Holdings which ranks equally with the senior notes or long-term debt of certain Holdings subsidiaries, but, unless the payment is required because of the sale and leaseback, not if the debt repayment is at maturity or pursuant to any mandatory prepayment or sinking fund provision (Indenture, Section
                         609).

          CONSOLIDATION, MERGER, AND SALE OF ASSETS

               Under the terms of the indenture, neither Funding nor Holdings may consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

                . The surviving or successor entity is organized under the laws of any jurisdiction and validly existing under the laws of that jurisdiction and it expressly assumes the obligations of Funding or Holdings, as the case may be, on all debt securities, the guarantee and under the indenture;

                . Immediately after giving effect to the transaction, no Event of Default and event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and

                . Funding or Holdings, as the case may be, will have delivered to the trustee a certificate of an officer and an opinion of counsel as provided in the indenture (Indenture, Section 1101).

               The indenture does not restrict Funding or Holdings from entering into a merger in which Funding or Holdings, as the case may be, is the surviving entity (Indenture, Section 1103).

          EVENTS OF DEFAULT

               "Event of Default," when used in the indenture with respect to each series of the exchange senior notes, means any of the following has occurred:

                . Failure to pay interest on any exchange senior note of that series within 30 days after it is due;

                . Failure to pay the principal of or any premium on any exchange senior note of that series when due;

                . Failure to perform or remedy any breach of any other covenant in the indenture, other than a covenant that does not relate to that series of debt securities, that continues for 90 days after Funding or Holdings receives written notice from the trustee, or Funding or Holdings and the trustee receive a written notice from the holders of 25% or more in principal amount of the debt securities of that series;

                . The guarantee of that series becomes ineffective or is disaffirmed by Holdings;

                . Certain events in bankruptcy or insolvency of Funding or Holdings;


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

                . Certain events in bankruptcy or insolvency of a subsidiary of Holdings whose gross assets are 25% or more of Holdings' consolidated gross assets or whose gross revenues are 25% or more of Holdings' consolidated gross revenues;

                . Default in the payment when due of indebtedness for money borrowed exceeding $50,000,000 of Funding, Holdings or any subsidiary of Holdings whose gross assets are 25% or more of Holdings' consolidated gross assets or whose gross revenues are 25% or more of Holdings' consolidated gross revenues; or

                . Failure to pay Additional Amounts on any exchange senior note of that series within 30 days after it is due (Indenture, Section 801).

               An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. The trustee will give notice to the holders of debt securities of the relevant series of any default known to the trustee in the manner and to the extent required by the Trust Indenture Act, unless cured or waived, in respect to payment of the exchange senior notes, effectiveness of the guarantee, payment of indebtedness of Funding, Holdings or a subsidiary of Holdings, or bankruptcy or insolvency of Funding, Holdings or any subsidiary of Holdings. The trustee will not give notice to the holders of debt securities of any other default known to the trustee until at least 45 days after the occurrence of the default (Indenture, Section 902).

          REMEDIES

               If an Event of Default with respect to fewer than all the series of debt securities occurs and continues, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series, together with accrued interest, to be due and payable immediately. However, if the Event of Default applies to all outstanding debt securities under the indenture, only the trustee or holders of at least 25% in principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make that declaration of acceleration (Indenture, Section 802).

               At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the Event of Default giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if Funding or Holdings has paid or deposited with the trustee a sum sufficient to pay:

                     . All overdue interest on all debt securities of the series;

                     . The principal of and premium, if any, on any debt securities of the series which have otherwise become due and interest that is currently due;

                     . To the extent permitted by law, interest on overdue interest;

                     . All amounts due to the trustee under the indenture; and

                     . Any other Event of Default with respect to the debt securities of that series has been cured or waived as provided in the indenture (Indenture, Section 802).

               There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of Funding or Holdings.


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


               Other than its duties in case of an Event of Default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee. However, if the Event of Default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The trustee is not obligated to comply with directions that conflict with law or other provisions of the indenture (Indenture, Section 812).

               No holder of debt securities of any series will have any right to institute any proceeding under the indenture, or any remedy under the indenture, unless:

                . The holder has previously given to the trustee written notice of a continuing Event of Default;

                . The holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an Event of Default has occurred and is continuing have made a written request to the trustee, and have offered reasonable indemnity to the trustee, to institute proceedings;

                . The trustee has failed to institute any proceeding for 60 days after notice; and

                . The holders of a majority in aggregate principal amount of all series in default have not given the trustee direction inconsistent with the written request within that 60 day period (Indenture, Section 807).

          However, these limitations do not apply to a suit by a holder of a debt security for payment of the principal, premium, if any, or interest or Additional Amounts, if any, due on the debt security on or after the applicable due date (Indenture, Section 808).

               Holdings will provide to the trustee an annual statement by an appropriate officer as to compliance with all conditions and covenants under the indenture (Indenture, Section 606).

          MODIFICATION AND WAIVER

               Without the consent of any holder of debt securities, Funding, Holdings and the trustee may enter into one or more supplemental indentures for any of the following purposes:

                . To evidence the assumption by any permitted successor of the covenants of Funding or Holdings in the indenture and in the debt securities;

                . To add additional covenants of Funding or Holdings or to surrender any right or power of Funding or Holdings under the indenture;

                .   To add additional Events of Default;

                . To change or eliminate or add any provision to the indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of debt securities of any series in any material respect, that change, elimination or addition will become effective only:

                    (1) when the consent of the holders of debt securities of that series has been obtained in accordance with the indenture; or


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

                    (2) when no debt securities of the affected series remain outstanding under the indenture;

                . To provide collateral security for all but not part of the debt securities;

                . To establish the form or terms of debt securities of any other series or any guarantees as permitted by the indenture;

                . To provide for the issuance of additional bearer securities and related coupons, if any;

                . To evidence and provide for the acceptance of appointment of a separate or successor trustee;

                . To provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

                . To change any place where principal, premium, if any, and interest will be payable, debt securities may be surrendered for registration of transfer or exchange and notices to Funding and Holdings may be served; or

                . To cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the indenture; provided that the action shall not adversely affect the interests of the holders of debt securities of any series in any material respect (Indenture, Section 1201).

               The holders of a majority in aggregate principal amount of the debt securities of all series then outstanding may waive compliance by Funding and Holdings with some restrictive provisions of the indenture (Indenture, Section 607). The holders of a majority in aggregate principal amount of the debt securities of one or more but less than all series or tranches then outstanding may waive compliance by Funding and Holdings with some restrictive provisions of the indenture with respect to those series or tranches (Indenture, Section 607). The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest or Additional Amounts, if any, and some covenants and provisions of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected (Indenture, Section 813).

               If the Trust Indenture Act of 1939 is amended after the date of the indenture in such a way as to require changes to the indenture, the indenture will be deemed to be amended so as to conform to that amendment of that Act. Funding, Holdings and the trustee may, without the consent of any holders of any debt securities, enter into one or more supplemental indentures to evidence the amendment (Indenture, Section 1201).

               The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding is required for all other modifications to the indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No amendment or modification may:

                . Change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;


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


                . Reduce the percentage in principal amount of the outstanding debt securities of any series whose consent is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

                . Modify certain of the provisions of the indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected thereby (Indenture, Section 1202).

               A supplemental indenture which changes the indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under the indenture of the holders of the debt securities of any other series (Indenture, Section 1202).

               The indenture provides that debt securities owned by Funding, Holdings or anyone else required to make payment on the debt securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

               Funding or Holdings may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but neither Funding or Holdings will have any obligation to do so. If a record date is fixed for that purpose, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after the record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities will be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of these debt securities. A transferee will be bound by acts of the trustee, Funding or Holdings taken in reliance thereon, whether or not notation of the action is made upon the debt security (Indenture, Section 104).

          RESIGNATION OF A TRUSTEE

               A trustee may resign at any time by giving written notice to Funding and Holdings or may be removed at any time by act of the holders of a majority in principal amount of all outstanding series of debt securities and notice of that act has been delivered to the trustee, Funding and Holdings. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if Funding and Holdings deliver to the trustee resolutions of their Boards of Directors appointing a successor trustee and that successor has accepted the appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture (Indenture, Section 910).

          NOTICES

               Notices to holders of global bearer exchange senior notes will be given as provided for in the exchange senior notes. The depositary will forward these notices to DTC. These notices will then be forwarded to owners of beneficial interests in accordance with DTC's procedures. If certificated registered exchange senior notes are issued, notices will be given by mail to the addresses of the holders as they may appear in the security register for those exchange senior notes (Indenture, Section
          106).  So long as the exchange senior notes are listed on the


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          Luxembourg Stock Exchange, notices will also be published in a leading daily newspaper with general circulation in Luxembourg, probably the Luxemburger Wort.

          TITLE

               Funding, Holdings, the trustee, and any agent of Funding, Holdings or the trustee, will treat the bearer as the absolute owner of the global bearer exchange senior note. If certificated notes are issued, Funding, Holdings, the trustee, and any agent of Funding, Holdings or the trustee may treat the person in whose name certificated exchange senior notes are registered as the absolute owner thereof, whether or not the exchange senior notes may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary (Indenture, Section 308).

          GOVERNING LAW

               The indenture, the deposit agreement, the exchange senior notes and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York (Indenture, Section 112).

          REGARDING THE TRUSTEE

               The trustee under the indenture is The Bank of New York. The Bank of New York is also depositary under the deposit agreement. Holdings and certain of its affiliates also maintain various banking and trust relationships with The Bank of New York. One of the initial purchasers of the senior notes, BNY Capital Markets, Inc., is an affiliate of the trustee.

          STATUS

               The exchange senior notes will be unsecured and unsubordinated obligations of Funding and will rank equally without any preference among themselves. Funding is a special purpose entity whose sole source of funds is payment on loans it makes to Holdings.

          MEETINGS OF HOLDERS OF SENIOR NOTES

               The indenture contains provisions for the calling of meetings of holders of one or more series of the exchange senior notes to consider matters affecting their interest, including consents or waivers or other actions by the holders. See - "Modification and Waiver" and "Remedies." The trustee may call a meeting of holders of one or more series at any time. The trustee shall call a meeting at the request of Funding, Holdings or the holders of 33% in aggregate principal amount of the exchange senior notes of one or more series, considered as one class. Notice of the meeting shall be given to the holders of the exchange senior notes of the affected series not less than 21 nor more than 180 days prior to the date of the meeting. The holders of a majority in principal amount of the exchange senior notes of the affected series, considered as one class, shall constitute a quorum at the meeting. Attendance at a meeting may be in person or by proxy.


                          CERTAIN INCOME TAX CONSIDERATIONS

          UK TAX CONSIDERATIONS

               The following is a summary of current law and practice in the UK relating to the taxation of the exchange senior notes. Some aspects do not apply to certain classes of taxpayers (such as dealers).


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


               Prospective noteholders who may be subject to tax in a jurisdiction other than the UK or who may be unsure as to their tax position should seek their own professional advice.

               For the purposes of this summary, references to noteholders are references to the holders of interests in exchange senior notes and the holders of certificated registered exchange senior notes (certificated exchange senior notes).

          INTEREST AND OTHER PROFITS, GAINS AND LOSSES IN RELATION TO THE EXCHANGE SENIOR NOTES

          Interest on the Bearer Exchange Senior Notes - Withholding Tax
          --------------------------------------------------------------

               The exchange senior notes will constitute "quoted Eurobonds" as long as they continue to be in bearer form and listed on a "recognised stock exchange." The Luxembourg Stock Exchange is a "recognised stock exchange" for these purposes. Accordingly, payments of interest on the exchange senior notes may be made without withholding or deduction for, or on account of, UK income tax:

               (a) where payment is made by or through a person outside the UK; or

               (b) where the payment is made by or through a person in the UK and either:

                    (1) the beneficial owner of the exchange senior notes and of the interest thereon is not resident in the UK, or

                    (2)  the exchange senior notes are held in a
                         "recognised clearing system"; DTC, on whose behalf the exchange senior notes will be held by the depositary, is designated as a "recognised clearing system" for this purpose;

                    and a declaration to that effect in the required form has been given to the paying agent (and the UK Inland Revenue has not issued a direction that it considers that no exemption from the requirement to withhold or deduct applies).

               In all other cases, whether or not payment is made through a paying agent, interest on the exchange senior notes will be paid under deduction of UK income tax at the lower rate (currently, 20%), unless the Inland Revenue has previously directed, in relation to a particular holder of exchange senior notes, that payment should be made free of such deduction or subject to a reduced deduction by virtue of relief being available to the holder of such exchange senior notes under the provisions of any applicable double taxation treaty.

               A person (a collecting agent) in the UK who, in the course of a trade or profession, either:

                    (a) acts as custodian of the exchange senior notes and receives interest on the exchange senior notes, or directs that interest on the exchange senior notes be paid to another person, or consents to such payment;

                    (b) collects or secures payment of, or receives interest on, the exchange senior notes for another person (including the holder of such exchange senior notes); or

                    (c) acts for another person in arranging to collect or secure payment of interest on the exchange senior notes;


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


          (except by means solely of clearing a check or arranging for the clearing of a check) will be required to withhold UK income tax at the lower rate unless:

                    (1) the relevant exchange senior notes are held in a "recognised clearing system" and the collecting agent either:

                         (A) pays or accounts for the interest directly or indirectly to the "recognised clearing system;" or

                         (B) is acting as a depositary for the "recognised clearing system";

                    (2) the beneficial owner of the exchange senior notes and of the interest thereon is not resident in the UK; or

                    (3) one of certain other exceptions to the requirement to withhold applies by reference to the status of the recipient (for example, the exchange senior notes are held by a discretionary trust not having UK resident beneficiaries, a foreign government, a UK bank, a charity or a tax-exempt pension fund).

               In the case of most of the above exceptions, conditions imposed by regulations (including, where so required, the making of a declaration in the required form) may have to be satisfied. The collecting agent will be required to withhold if the Inland Revenue, having reason to believe that no exception applies, issues a direction to that effect.

          Interest on Certificated Exchange Senior Notes - Withholding Tax
          ----------------------------------------------------------------

               Interest on certificated exchange senior notes will be payable subject to deduction of UK income tax at the lower rate (currently, 20%), unless the Inland Revenue has previously directed, in relation to a particular holder of certificated exchange senior notes, that payment should be made free of such deduction or subject to a reduced deduction by virtue of relief available to the holder of such certificated exchange senior notes under the provisions of any applicable double taxation treaty.

          Taxation of Interest and Other Profits, Gains and Losses in
          -----------------------------------------------------------
          relation to the Exchange Senior Notes
          -------------------------------------

               Unless otherwise stated, the following summary applies to noteholders who are UK resident persons and non-UK resident persons who hold exchange senior notes (including interests in bearer exchange senior notes) for the purposes of a business carried on in the UK through a branch or agency.

               (1)  Corporate noteholders

                    A corporate noteholder will, in any accounting period, normally bring into account, for the purposes of UK corporation tax on income, debits and credits in such accounting period relating to interest on the exchange senior notes and fluctuations in the value of the exchange senior notes (including fluctuations as a result of changes in the US dollar/sterling exchange rate) broadly in accordance with the noteholder's statutory accounting treatment. If any UK income tax is deducted from interest paid to such noteholder, the sterling equivalent at the time of deduction of such income tax will either be offset against any income tax payable by the noteholder in respect of certain payments which it makes or be available for credit against the noteholder's liability to corporation tax.

                    The exchange of senior notes for exchange senior notes pursuant to the exchange offer may constitute a disposal of the senior notes by corporate noteholders.

                    However, depending on the accounting treatment, such a disposal is unlikely to result in a charge to corporation tax which is greater than if no exchange had taken place.

               (2)  Non-corporate noteholders

                    Non-corporate noteholders will generally be liable for UK income tax on the gross amount of any interest received in respect of the exchange senior notes (by reference to the US dollar/sterling exchange rate at the date of receipt). If any income tax is deducted from interest paid to such a noteholder, credit will be available for its sterling equivalent at the time of deduction.

                    The disposal of all or some of the exchange senior notes (including on redemption) by a non-corporate noteholder would generally be treated, for the purposes of UK capital gains tax, as a disposal or part disposal of those exchange senior notes by that noteholder.
                    Such a disposal or part disposal could, depending on that noteholder's individual circumstances, give rise to a liability for capital gains tax. Taper, or graduated, relief may be available to reduce any gain arising on such a disposal or part disposal, depending on the length of time for which the exchange senior notes disposed of have been held at the time of disposal. However, under the "accrued income scheme," a transfer of exchange senior notes could also give rise to a charge to UK income tax in respect of an amount representing interest on the exchange senior notes which has accrued since the preceding interest payment date (or since issue); any amount charged to income tax in that way would be deducted from the disposal proceeds for the purposes of capital gains tax. The exchange of senior notes for exchange senior notes pursuant to the exchange offer should constitute a conversion of securities, and, therefore, should not be treated as a disposal for the purposes of UK capital gains tax.

                    Under proposals announced but not yet enacted, the UK tax treatment of certain securities will be amended. If those proposals are enacted in their current form, the tax treatment of exchange senior notes for non-corporate noteholders who are "connected" with Funding for UK tax purposes (which is unlikely to be the case) would be different from that set out above.

               (3)  Other noteholders

                    A noteholder who is neither a UK resident person nor a non-UK resident person holding exchange senior notes for the purposes of a business carried on in the UK through a branch or agency will not be subject to UK tax on any interest received on the exchange senior notes or any fluctuations in value of the exchange senior notes, except to the extent that UK income tax is deducted at source. As mentioned above, such a noteholder should be able to obtain payment of interest on the exchange senior notes without deduction of tax.

          STAMP DUTY AND STAMP DUTY RESERVE TAX

               No stamp duty or stamp duty reserve tax will be payable on the issue of the bearer exchange senior notes or the certificated exchange senior notes.

               No stamp duty will be payable on the transfer by delivery of bearer exchange senior notes. No stamp duty reserve tax will be payable on an agreement to transfer bearer exchange senior notes.

               No stamp duty reserve tax or stamp duty will be payable on an agreement for the transfer of, or on the transfer of, certificated exchange senior notes.


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


          US INCOME TAX CONSIDERATIONS

               The following summary describes certain US federal income tax consequences of the acquisition, ownership and disposition of the exchange senior notes. Except where noted, it deals only with exchange senior notes held as capital assets within the meaning of section 1221 of the US Internal Revenue Code of 1986, as amended (Code), and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding the exchange senior notes as part of a hedging or conversion transaction or a straddle, persons who have a functional currency other than the US dollar, or persons who are not US holders (as defined below). In addition, this discussion does not address the tax consequences to persons who purchased the senior notes other than pursuant to their initial issuance and distribution, and who acquire the exchange senior notes other than pursuant to the exchange offer. Furthermore, the discussion below is based upon the Code, existing and proposed Treasury regulations promulgated thereunder, and current administrative rulings and judicial decisions thereon, all of which are subject to change, possibly on a retroactive basis, so as to result in US federal income tax consequences different from those discussed below.

               As used in this prospectus, a US holder means a holder of a beneficial interest in an exchange senior note that is (1) a citizen or resident of the US, (2) a corporation, partnership or other entity created or organized in or under the laws of the US or any political subdivision thereof, (3) an estate the income of which is subject to US federal income taxation regardless of its source, or (4) a trust the administration of which is subject to the primary supervision of a court within the US and for which one or more US persons have the authority to control all substantial decisions.

               Prospective holders of beneficial interests in the exchange senior notes are advised to consult with their tax advisors as to the US federal income tax consequences of the purchase, ownership and disposition of the exchange senior notes in light of their particular circumstances, as well as the effect of any state, local or other tax laws.


          EXCHANGE OF SENIOR NOTES FOR EXCHANGE SENIOR NOTES

               An exchange of beneficial interests in senior notes for beneficial interests in exchange senior notes pursuant to the exchange offer should not constitute a taxable event for US federal income tax purposes because the exchange senior notes should not be considered materially different in kind or extent from the senior notes. Rather, beneficial interests in exchange senior notes should be treated as a continuation of beneficial interests in senior notes in the hands of a US holder. As a result, US holders who effect such an exchange should not recognize any income, gain or loss for US federal income tax purposes with respect to that exchange. In addition, a US holder's tax basis in an exchange senior note will be the same as that holder's basis in the senior note exchanged therefor, and a US holder's holding period in an exchange senior note will include that holder's holding period in the senior note exchanged therefor.


          PAYMENTS OF INTEREST

               Stated interest on an exchange senior note (including any Additional Amounts and any Gross-Up Taxes in respect of which such Additional Amounts are paid) will generally be taxable to a US holder as ordinary income at the time it is paid or accrued in accordance with the US holder's method of accounting for tax purposes.

               For purposes of computing the US foreign tax credit limitation, interest income received from Funding and payments received from Holdings in respect of the guarantee will generally be treated as foreign source income and, in general, passive income or financial services income, or, if subject to a withholding tax of 5% or more, high withholding tax income.

          SALE, EXCHANGE OR REDEMPTION OF THE EXCHANGE SENIOR NOTES

               Upon the sale, exchange or redemption of beneficial interests in the exchange senior notes, a US holder will recognize gain or loss equal to the difference between (1) the amount realized upon the sale, exchange or redemption (excluding any accrued and unpaid interest not previously included in income) and (2) such US holder's adjusted tax basis in the exchange senior notes. A US holder's adjusted tax basis in the exchange senior notes generally will be the initial purchase price it paid for the senior notes exchanged therefor, net of accrued interest. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, at the time of sale, exchange or redemption, the exchange senior notes are treated as having been held for more than one year. Under current law, the deductibility of capital losses is subject to limitations. The net capital gains of individuals are taxed at lower rates than ordinary income.

               Any gain or loss realized by a US holder on the sale, exchange or redemption of the exchange senior notes generally will be treated as from sources within the US for purposes of computing the US foreign tax credit limitation.

          INFORMATION REPORTING AND BACKUP WITHHOLDING

               To the extent required by law, income on the exchange senior notes will be reported to US holders on Form 1099, which should be mailed to such holders by January 31 following each calendar year.

               Payment of the proceeds from the disposition of the exchange senior notes to or through the US office of a broker is subject to information reporting unless the US holder establishes an exemption from information reporting.

               Payments made in respect of, and proceeds from the sale of, the exchange senior notes may be subject to "backup withholding" tax of 31% if the US holder fails to comply with certain identification requirements, or has previously failed to report in full dividend and interest income, or does not otherwise establish its entitlement to an exemption. Any withheld amounts will be refunded or allowed as a credit against such US holder's US federal income tax liability, provided that certain required information is furnished to the US Internal Revenue Service.


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

                                 PLAN OF DISTRIBUTION

               Except as described below, a broker-dealer may not participate in the exchange offer in connection with a distribution of the exchange senior notes, which, for the purposes of this PLAN OF DISTRIBUTION section, generally means beneficial interests in exchange senior notes. Each broker-dealer that receives exchange senior notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange senior notes. Based on SEC staff interpretations, a broker-dealer could use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange senior notes received in the exchange offer where the beneficial interests in senior notes for which they were exchanged were acquired as a result of market-making activities or other trading activities. Funding and Holdings have agreed that for a period not to exceed 90 days, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ____________ ___, 1999 all dealers effecting transactions in the exchange senior notes may be required to deliver a prospectus.

               The information set forth above concerning SEC staff interpretations is not intended to constitute legal advice, and broker-dealers should consult their own legal advisors with respect to these matters.

               Funding and Holdings will not receive any proceeds from the exchange offer or any sale of exchange senior notes by broker-dealers. Exchange senior notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange senior notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange senior notes. Any broker-dealer that resells exchange senior notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange senior notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange senior notes and any commissions or concessions received by any of those persons may be deemed to be underwriting compensation under the Securities Act. Any broker or dealer registered under the Exchange Act who holds senior notes that were acquired for its own account as a result of market-making activities or other trading activities (other than senior notes acquired directly from Funding and Holdings) may exchange those senior notes pursuant to the exchange offer; however, that broker or dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange senior notes received by the broker or dealer in the exchange offer. This prospectus delivery requirement may be satisfied by the delivery by that broker or dealer of this prospectus. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

               Funding and Holdings have agreed to pay the expenses of registration of the exchange senior notes and will indemnify the holders of the exchange senior notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

               Prior to the exchange offer, there has been no public market for the senior notes. Funding and Holdings do not intend to apply for listing of the exchange senior notes on any securities exchange other than the Luxembourg Stock Exchange. There can be no assurance that an active market for the exchange senior notes will develop. To the extent that a market for the exchange senior notes does develop, the market value of the exchange senior notes will depend on market conditions (including yields on alternative investments), general economic conditions, Funding and Holdings' financial condition and other conditions. Those conditions might cause the exchange senior notes, to the extent that they are actively traded, to trade at a significant discount from face value. Funding and Holdings have not entered into any arrangement or understanding with any person to distribute the exchange senior notes to be received in the exchange offer.

               Funding and Holdings have not agreed to compensate broker-dealers who effect the exchange of senior notes on behalf of holders.


                               INDEPENDENT ACCOUNTANTS

               The consolidated financial statements of Eastern and Holdings, and the financial statements of Overseas set forth in this prospectus have been audited by PricewaterhouseCoopers, independent auditors, as stated in their reports set forth in this prospectus.


                                     LEGAL REVIEW

               The statements made as to matters of law and legal conclusions in this prospectus under CERTAIN INCOME TAX CONSIDERATIONS -- "UK Tax Considerations" have been reviewed by Norton Rose, London, England, and are set forth in this prospectus in reliance upon the opinion of that firm given upon their authority as experts. The statements made as to matters of law and legal conclusions in this prospectus under CERTAIN INCOME TAX CONSIDERATIONS -- "US Income Tax Considerations" have been reviewed by Thelen Reid & Priest LLP, New York, New York, and are set forth in this prospectus in reliance upon the opinion of that firm given upon their authority as experts.


                                       LEGALITY

               The validity of the exchange senior notes is being passed upon for Funding and Holdings by Worsham, Forsythe & Wooldridge, L.L.P., Dallas, Texas, by Thelen Reid & Priest LLP, by E.J. Lean, General Counsel to Funding and Holdings. However, all matters pertaining to the incorporation of Funding and Holdings and all other matters of UK law relating to Funding and Holdings will be passed upon only by E.J. Lean. At December 31, 1998, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P. owned approximately 41,000 shares of the common stock of TXU Corp.


                           NATURE OF FINANCIAL INFORMATION

               The financial information in this prospectus in respect of Holdings and Eastern set forth in SUMMARY -- "Selected Financial Information," CAPITALIZATION and MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS does not constitute statutory accounts under Section 240 of the UK Companies Act 1985 (Companies Act). Statutory accounts of Eastern for the fiscal year ended March 31, 1998 to which a portion of that financial information relates have been delivered to the Registrar of Companies in England and Wales. The auditors of Eastern have made a report under Section 236 of the Companies Act on the statutory accounts for that fiscal year which was not qualified within the meaning of Section 262 of the Companies Act and did not contain a statement made under Section 237(2) or 237(3) of the Companies Act.


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


                         WHERE YOU CAN FIND MORE INFORMATION

               Holdings will be required to file reports under the Exchange Act of 1934 and will file those reports with the SEC. These SEC filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov. You will also be able to read and copy any of these SEC filings at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, these filings will be available at the offices of the paying agent in Luxembourg.

               No separate financial statements of Funding are included or incorporated by reference in this prospectus. Holdings and Funding do not consider that those financial statements would be material to holders of beneficial interests in the exchange senior notes because (1) Funding is a newly incorporated company that has no operating history and no independent operations, and
          (2) Funding was formed for the sole purpose of providing financing for the operations of Holdings and its subsidiaries. In addition, Funding does not expect to file reports under the Exchange Act as a result of the registration of the exchange senior notes under the Securities Act. See TXU EASTERN FUNDING COMPANY.

               Copies of the indenture and the deposit agreement with respect to the exchange senior notes will be available at the offices of the paying agents for the exchange senior notes.


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

                   LUXEMBOURG STOCK EXCHANGE AND OTHER INFORMATION

          LISTING

               A notice relating to the issue (Notice Legale) as well as the Memorandum and Articles of Association of Funding and the Memorandum and Articles of Association of Holdings have been lodged with the Chief Registrar of the District Court of Luxembourg (Greffier en chef du Tribunal d'Arrondissement de et a Luxembourg) where these documents may be examined and copies obtained.

          EUROCLEAR AND CEDELBANK

               The exchange senior notes have been accepted for clearance through Cedelbank and Euroclear. For the 6.15% exchange senior notes, the Common Code number is () and the ISIN number is (). For the 6.45% exchange senior notes, the Common Code number is () and the ISIN number is (). For the 6.75% exchange senior notes, the Common Code number is () and the ISIN number is ().

          AUTHORIZATION

               Funding was authorized to issue the exchange senior notes by resolution of its Board of Directors on February 19, 1999. Holdings was authorized to issue the guarantee by resolution of its Board of Directors on February 19, 1999.

          SIGNIFICANT OR MATERIAL CHANGE

               Except as disclosed herein, there has been no significant change in the financial or trading position of (1) Funding since its incorporation, (2) Holdings since its incorporation and (3) Eastern and its consolidated subsidiaries since March 31, 1998, the date of the last published consolidated accounts of those companies. Since those dates, except as disclosed in this prospectus, there has been no material adverse change in the financial position or prospects of Funding, Holdings or Eastern and its subsidiaries.

          LITIGATION

               Neither Funding nor Holdings is involved in any litigation or arbitration proceedings which are material in the context of the issue of the exchange senior notes nor, so far as Funding or Holdings is aware, is any such litigation or arbitration pending or threatened.

          AUDITORS

               Funding has not published any financial statements since its date of incorporation.

               Holdings produced its first audited financial statements on March 3, 1999.

               The following additional audited financial statements for Holdings are included in this prospectus:

               (1) for the period from formation through December 31, 1998; and

               (2)  for the period from formation through March 31, 1999.

               The financial information in respect of Eastern and its subsidiaries as of March 31, 1998 and for the two year period then ended, that is contained in this document does not constitute statutory accounts within the meaning of Section 240 of the Companies Act. Statutory accounts for each of the two years in the two year period ended March 31, 1998 have been delivered to the Registrar of Companies in England and Wales, and Price Waterhouse gave an unqualified report on those accounts, without any statement under Section 237(2) or (3) of the Companies Act.

          DOCUMENTS AVAILABLE

               Copies of the following documents may be inspected at (and, in the case of the financial statements referred to in clause
          (iii) below, obtained from) the offices of the paying agent for the exchange senior notes in Luxembourg during usual business hours on any weekday (Saturdays and public holidays excepted) so long as any of the exchange senior notes remain outstanding:

               (i)    the Memorandum and Articles of Association of Funding;

               (ii)   the Memorandum and Articles of Association of Holdings;

               (iii) the latest annual consolidated financial statements of Holdings and certain interim financial statements of Holdings, which are expected to be a available on a quarterly basis; financial statements of Funding are not prepared or published, nor are they expected to be prepared or published in the future (if, in the future, Funding is required to prepare and publish financial statements, such financial statements will be also be available at the offices of the paying agent for the exchange senior notes in Luxembourg); and

               (iv) the indenture and each officer's certificate (which contains the forms of a series of the exchange senior notes), the deposit agreement and the letters of representations.

                            INDEX TO FINANCIAL STATEMENTS



          TXU EASTERN HOLDINGS LIMITED AND SUBSIDIARIES (Successor
          Company)                                                     Page
                                                                       ----

          Report of Independent Accountants . . . . . . . . . . . .     F-3
          Financial Statements:
             Consolidated balance sheets as of December 31, 1998 and
               as of March 31, 1999   . . . . . . . . . . . . . . .     F-4
             Statements of consolidated income for the period from
               formation through December 31, 1998 and for the
               period from formation through March 31, 1999 . . . . .   F-6
             Statements of consolidated comprehensive income for
               the period from formation through December 31, 1998
               and for the period from formation through
               March 31, 1999 . . . . . . . . . . . . . . . . . . . .   F-7
             Statements of consolidated common stock equity for the
               period from formation through December 31, 1998 and
               for the period from formation through March 31, 1999 .   F-8
             Statements of consolidated cash flows for the period from
               formation through December 31, 1998 and for the
               period from formation through March 31, 1999 . . . .     F-9
             Notes to the consolidated financial statements . . . .    F-11


          EASTERN GROUP plc AND SUBSIDIARIES (Predecessor Company)

          Report of Independent Accountants . . . . . . . . . . . .    F-34
          Financial Statements:
             Consolidated balance sheet as of March 31, 1998 . . . F-35 Statements of consolidated income for the years ended March 31, 1997 and 1998 and for the
               period from April 1, 1998 through May 18, 1998 . . .    F-37
             Statements of consolidated comprehensive income for the
               years ended March 31, 1997 and 1998 and for the
               period from April 1, 1998 through May 18, 1998 . . .    F-38
             Statements of consolidated common stock equity for the
               years ended March 31, 1997 and 1998 and for the
               period from April 1, 1998 through May 18, 1998 . . .    F-39
             Statements of consolidated cash flows for the years
               ended March 31, 1997 and 1998 and for the
               period from April 1, 1998 through May 18, 1998   . .    F-40
             Notes to the consolidated financial statements . . . .    F-41

          ENERGY GROUP OVERSEAS B.V.

          Report of Independent Accountants . . . . . . . . . . . . .  F-60
          Financial Statements:
             Balance Sheet as of March 31, 1998 . . . . . . . . . . .  F-61
             Statements of income for the periods from formation
               through March 31, 1998 and from April 1, 1998 through
               May 18, 1998 . . . . . . . . . . . . . . . . . . . . .  F-62
             Statements of comprehensive income for the periods
               from formation through March 31, 1998 and from
               April 1, 1998 through May 18, 1998 . . . . . . . . . .  F-63
             Statements of common stock equity for the periods
               from formation through March 31, 1998 and from
               April 1, 1998 through May 18, 1998 . . . . . . . . . .  F-64
             Statements of cash flows for the periods from
               formation through March 31, 1998 and from
               April 1, 1998 through May 18, 1998 . . . . . . . . . .  F-65
             Notes to the financial statements  . . . . . . . . . . .  F-66

          PRICEWATERHOUSECOOPERS LLP


                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------

To the Board of Directors and
Shareholders of TXU Eastern Holdings Limited and Subsidiaries

In our opinion, the accompanying consolidated balance sheets and the related statements of consolidated income, of comprehensive income, of common stock equity and of cash flows present fairly, in all material respects, the financial position of TXU Eastern Holdings Limited and its subsidiaries at December 3l, 1998 and March 31, 1999, and the results of their operations and their cash flows for the periods from formation (February 5, 1998) to December 31, 1998 and from formation to March 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United Kingdom which do not differ significantly with those in the United States and which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers
London, England
June 30, 1999



PricewaterhouseCoopers is the successor partnership to the UK firms of Price Waterhouse and Coopers & Lybrand. The principal place of business of PricewaterhouseCoopers and its associate partnerships, and of Coopers & Lybrand, is 1 Embankment Place, London WC2N 6NN. The principal place of business of Price Waterhouse is Southwark Towers, 32 London Bridge Street, London SE1 9SY. Lists of the partners' names are available for inspection at those places.

All partners in the associate partnerships are authorised to conduct business as agents of, and all contracts for services to clients are with, PricewaterhouseCoopers. PricewaterhouseCoopers is authorised by the Institute of Chartered Accountants in England and Wales to carry on investment business.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
CONSOLIDATED BALANCE SHEETS
((pound) million)

                                                                          AS OF              AS OF
                                                                     DECEMBER 31, 1998    MARCH 31, 1999
                                                                     -----------------    --------------
ASSETS

Property, plant and equipment, net                                         2,676             2,516
                                                                           -----             -----
Current assets
     Cash and cash equivalents                                               467               414
     Accounts receivable (net of allowance for uncollectible accounts of(pound)22 million and(pound)17 million at December 31, 1998
       and March 31, 1999, respectively)                                     585               619
     Inventories:
       Materials and supplies                                                 25                23
       Fuel stock                                                            116                97
     Prepayments                                                              40                22
     ACT recoverable                                                          30                30
     Other current assets                                                     40                29
                                                                           -----             -----
Total current assets                                                       1,303             1,234
                                                                           -----             -----
Investments
     Restricted cash                                                         717               730
     Other                                                                   233               284
                                                                           -----             -----
Total investments                                                            950             1,014
                                                                           -----             -----
Deferred debits
     Goodwill (net of accumulated amortization of(pound)52 million and(pound)73 million at December 31, 1998 and
       March 31, 1999, respectively)                                       3,209             3,451
     Prepayments for pensions                                                257               259
     Other deferred debits                                                   134               109
                                                                           -----             -----
Total deferred debits                                                      3,600             3,819
                                                                           -----             -----
TOTAL ASSETS                                                               8,529             8,583
                                                                           =====             =====


The accompanying notes are an integral part of these consolidated financial statements.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
CONSOLIDATED BALANCE SHEETS
((pound) million, except for par value)


                                                                         AS OF                AS OF
                                                                    DECEMBER 31, 1998     MARCH 31, 1999
                                                                    -----------------     --------------
CAPITALIZATION AND LIABILITIES

Capitalization
     Common stock (3,000,000,000 shares at US$1 par and 100 deferred shares at(pound)1 par authorized) 2,455,705,299 shares and 100
       deferred shares issued and outstanding                               1,467              1,467
     Retained earnings                                                         76                125
     Accumulated other comprehensive loss                                      (8)               (11)
                                                                           ------             ------

     Total common stock equity                                              1,535              1,581
                                                                           ------             ------

     Minority interest                                                        190                200
                                                                           ------             ------

     Note payable to Texas Utilities Company                                  682                682
     Long-term debt, less amounts due currently                             3,629              3,754
                                                                           ------             ------

     Total long-term debt                                                   4,311              4,436
                                                                           ------             ------

     Total capitalization                                                   6,036              6,217
                                                                           ------             ------


Current liabilities
     Notes payable - banks                                                    238                 53
     Long-term debt due currently                                             382                486
     Short-term loans on accounts receivable                                  300                300
     Accounts payable:
       Affiliates                                                               7                  7
       Other                                                                  532                403
     Taxes accrued                                                            162                213
     Interest accrued                                                          53                 16
     Other current liabilities                                                 17                 56
                                                                           ------             ------

     Total current liabilities                                              1,691              1,534
                                                                           ------             ------
Deferred credits and other noncurrent liabilities
     Deferred income taxes, net                                               321                334
     Provision for unfavorable contracts                                      250                248
     Due to affiliates                                                         33                 45
     Other deferred credits and noncurrent liabilities                        198                205
                                                                           ------             ------

     Total deferred credits and other noncurrent liabilities                  802                832
                                                                           ------             ------

Commitments and contingencies (Notes 12 and 13)                              --                 --

TOTAL CAPITALIZATION AND LIABILITIES                                        8,529              8,583
                                                                           ======             ======


The accompanying notes are an integral part of these consolidated financial statements.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
STATEMENTS OF CONSOLIDATED INCOME
((pound) million)

                                                              PERIOD FROM FORMATION     PERIOD FROM FORMATION
                                                                     THROUGH                   THROUGH
                                                                DECEMBER 31, 1998           MARCH 31, 1999
                                                                -----------------           --------------
Operating revenues                                                     2,165                     3,338

Costs and expenses
     Purchased power                                                     961                     1,480
     Gas purchased for resale                                            367                       646
     Operation and maintenance                                           379                       526
     Depreciation and amortization                                       144                       202
                                                                      ------                    ------

Total operating expenses                                               1,851                     2,854
                                                                      ------                    ------

Operating income                                                         314                       484

Other income - net                                                        46                        47
                                                                      ------                    ------

Income before interest, income taxes and minority interest               360                       531

Interest income                                                           64                        78
Interest expense, net of capitalized interest of(pound)4
   million and(pound)5 million for the periods from formation through December 31, 1998 and March 31, 1999,
   respectively                                                          269                       356
                                                                      ------                    ------

Income before income taxes and minority interest                         155                       253

Income tax expense                                                        67                       106
                                                                      ------                    ------

Income before minority interest                                           88                       147

Minority interest                                                         11                        21
                                                                      ------                    ------

Net income                                                                77                       126
                                                                      ======                    ======





The accompanying notes are an integral part of these consolidated financial statements.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME
((pound) million)

                                                                       PERIOD FROM             PERIOD FROM
                                                                   FORMATION THROUGH        FORMATION THROUGH
                                                                   DECEMBER 31, 1998          MARCH 31, 1999
                                                                   -----------------          --------------
Net income                                                                  77                     126

Other comprehensive income

     Unrealized loss on securities classified as available for sale         (8)                    (11)

     Cumulative translation adjustment                                      --                      --
                                                                        ------                  ------

Comprehensive income                                                        69                     115
                                                                        ======                  ======










The accompanying notes are an integral part of these consolidated financial statements.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
STATEMENTS OF CONSOLIDATED COMMON STOCK EQUITY
((pound) million)

                                                                      PERIOD FROM FORMATION THROUGH DECEMBER 31, 1998
                                                                     --------------------------------------------------
                                                                                                      ACCUMULATED OTHER
                                                                     COMMON           RETAINED          COMPREHENSIVE
                                                                      STOCK           EARNINGS              LOSS
                                                                     ------           --------        -----------------

Balance at February 5, 1998                                              --                --                 --

Net income                                                               --                77                 --

Cash dividends                                                           --                (1)                --

Stock issued (2,456 million shares)                                   1,467                --                 --

Unrealized loss on securities classified as available for sale           --                --                 (8)

Cumulative translation adjustment                                        --                --                 --
                                                                      -----             -----              -----

Balance at December 31, 1998                                          1,467                76                 (8)
                                                                      =====             =====              =====


                                                                        PERIOD FROM FORMATION THROUGH MARCH 31, 1999
                                                                     --------------------------------------------------
                                                                                                      ACCUMULATED OTHER
                                                                     COMMON           RETAINED          COMPREHENSIVE
                                                                      STOCK           EARNINGS              LOSS
                                                                     ------           --------        -----------------

Balance at February 5, 1998                                              --                --                 --

Net income                                                               --               126                 --

Cash dividends                                                           --                (1)                --

Stock issued (2,456 million shares)                                   1,467                --                 --

Unrealized loss on securities classified as available for sale           --                --                (11)

Cumulative translation adjustment                                        --                --                 --
                                                                      -----             -----              -----

Balance at March 31, 1999                                             1,467               125                (11)
                                                                      =====             =====              =====




The accompanying notes are an integral part of these consolidated financial statements.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
STATEMENTS OF CONSOLIDATED CASH FLOWS
((pound) million)

                                                                             Period from              Period from
                                                                         formation through         formation through
                                                                          December 31, 1998         March 31, 1999
                                                                          -----------------         --------------
Cash flows - operating activities
     Net income                                                                      77                    126
     Adjustments to reconcile net income to cash provided by
       operating activities:
     Depreciation and amortization                                                  144                    202
     Amortization of fair value of long-term debt                                    (5)                    (6)
     Deferred income taxes                                                           24                     35
     Net gain on sale of businesses                                                 (13)                   (12)
     Minority interest                                                               11                     21
     Undistributed equity in earnings of TEG                                         (2)                    (2)
     Changes in operating assets and liabilities:
         Accounts receivable                                                       (138)                  (173)
         Inventories                                                                (26)                    (7)
         Prepayments and other assets                                                (7)                   (16)
         Accounts payable
              Affiliates                                                              7                      7
              Other                                                                 198                     73
         Interest accrued                                                            40                      1
         Taxes accrued                                                              (95)                   (77)
         Other liabilities                                                         (211)                  (173)
         Due to affiliates                                                           33                     45
                                                                                 ------                 ------

                  Cash provided by operating activities                              37                     44
                                                                                 ------                 ------
Cash flows - investing activities
     Acquisition of TEG, net of cash acquired of(pound)2,011 million             (1,432)                (1,444)
     Capital expenditures                                                          (207)                  (230)
     Purchase of Citigen (London) Ltd and BG Cogen Ltd                              (14)                   (14)
     Proceeds from sale of businesses                                                60                     63
     Investment in Svartisen                                                       (124)                  (124)
     Investment in marketable securities                                            (36)                   (36)
     Other investments                                                              (14)                   (73)
                                                                                 ------                 ------

                  Cash used in investing activities                              (1,767)                (1,858)
                                                                                 ======                 ======



The accompanying notes are an integral part of these consolidated financial statements.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company) STATEMENTS OF CONSOLIDATED CASH FLOWS (continued)
((pound) million)

                                                                             PERIOD FROM              PERIOD FROM
                                                                         FORMATION THROUGH         FORMATION THROUGH
                                                                         DECEMBER 31, 1998          MARCH 31, 1999
                                                                          -----------------         --------------
Cash flows - financing activities
     Net borrowings under the:
         Acquisition facility                                                     1,821                  1,821
         Interim facility                                                           243                    243
         Other long-term debt                                                        66                    360
         Issuance of common stock to parent                                       1,467                  1,467
     Retirements of :
         Acquisition facility                                                    (1,071)                (1,071)
         Interim facility                                                          (243)                  (243)
         Loan notes                                                                  (9)                    (9)
         Other long-term debt                                                      (174)                  (242)
     Change in notes payable - banks                                                168                    (27)
     Change in minority interest                                                    166                    166
     Retirements of advances from Texas Utilities                                  (200)                  (200)
     Debt financing cost                                                            (36)                   (36)
     Dividends paid                                                                  (1)                    (1)
                                                                                 ------                 ------

Cash provided by financing activities                                             2,197                  2,228
                                                                                 ------                 ------

Net change in cash and cash equivalents                                             467                    414

Cash and cash equivalents - beginning balance                                      --                     --
                                                                                 ------                 ------

Cash and cash equivalents - ending balance                                          467                    414
                                                                                 ======                 ======
Supplemental cash flow disclosures:
Cash paid for interest                                                              223                    310
Cash paid for income taxes                                                          137                    148

Non-cash transactions
     Investment received in consideration for sale of EG
       Telecoms                                                                      22                     22
     Consolidation of debt and related investment on
       cross-border leases                                                          170                    170
     Issuance of loan notes upon acquisition of TEG                                  85                     85
     Advances from Texas Utilities upon acquisition of TEG                          882                    882




The accompanying notes are an integral part of these consolidated financial statements.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.   Description of Business

     The  business  and   operations  of  TXU  Eastern   Holdings   Limited  and
     Subsidiaries (the Company) are divided into three principal segments, as follows:

     (i) The energy retail business which supplies electricity and gas to national domestic, industrial and commercial customers in the United Kingdom;

     (ii) The energy management and generation business which manages an integrated portfolio of generation assets, physical gas assets and contracts; and

    (iii) The   networks   business   which  owns,   manages  and  operates  the
          electricity distribution system.

     These businesses are carried out primarily in the United Kingdom with interests increasingly being developed throughout the rest of Europe.

     Formation

     The Company is a holding company that owns 90% of the outstanding common stock of TU Finance (No. 2) Limited (TU Finance) which in turn owns 100% of the common stock of TU Acquisitions Limited (TU Acquisitions).

     The Company was incorporated as a private limited company on February 5, 1998. Through a series of restructurings and capital transactions subsequent to its formation, the Company became an indirect, wholly owned subsidiary of Texas Utilities Company (Texas Utilities). The "period from formation through December 31, 1998" referred to in these financial statements represents February 5, 1998 through December 31, 1998, inclusive. The "period from formation through March 31, 1999" referred to in these financial statements represents February 5, 1998 through March 31, 1999, inclusive. From March 1998 to May 18, 1998 the Company, through TU Acquisitions, had acquired an equity interest in The Energy Group PLC (TEG) of approximately 22%, which resulted in the recognition of equity income of (pound)2 million, which is reflected in "Other Income-net" in the Statement of Consolidated Income.

     The Company has two classes of shares outstanding, ordinary and deferred. Both classes are held by wholly owned subsidiaries of Texas Utilities. The principal difference between the two classes is that ordinary shares have voting rights, whereas deferred shares do not.

     Purchase Accounting

     As of May 19, 1998, TU Acquisitions acquired control of TEG. This business combination was accounted for as a purchase. Substantially all of TEG's continuing operations are conducted through Eastern Group plc (Eastern), one of the largest integrated electricity and gas groups in the United Kingdom. Also on May 19, 1998, TEG sold its United States and Australian coal businesses and United States energy marketing operations (Peabody
     Sale). The "TEG Businesses Acquired" refers to TEG, exclusive of the operations sold in the Peabody Sale.

     The total purchase consideration for the TEG Businesses Acquired was approximately (pound)4.4 billion. The excess of the purchase consideration plus acquisition costs over the net fair value of tangible and identifiable intangible assets acquired and liabilities assumed resulted in goodwill of (pound)3.5 billion, which is being amortized over 40 years.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


1.   Description of Business (continued)

     In addition to the cash offer, shareholders of TEG were offered a share alternative, which gave them the option to exchange their TEG shares for shares of Texas Utilities' common stock and a loan note option. TU Acquisitions exchanged 37,316,884 shares of Texas Utilities' common stock for TEG shares held by those who elected the share alternative, and paid cash or issued loan notes in exchange for the remainder of TEG shares. TU Acquisitions acquired the shares of Texas Utilities common stock used in its exchange for TEG shares by issuing a term note to Texas Utilities for (pound)882 million.

2.   Basis of Presentation and Significant Accounting Policies

     The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (US GAAP).

     Consolidation -- The consolidated financial statements include the accounts of the Company and all majority owned subsidiaries. Minority interest represents the minority shareholders' proportionate share in the equity or income of the Company's majority-owned subsidiaries.

     All significant intercompany items and transactions have been eliminated in consolidation. Investments in significant unconsolidated affiliates are accounted for by the equity method.

     Use of estimates -- The preparation of the Company's consolidated financial statements, in conformity with US GAAP, requires management to make estimates and assumptions about future events that affect the reporting and disclosure of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense during the period covered by the consolidated financial statements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information.

     Presentation - Certain December 31, 1998 amounts have been restated to conform to the March 31, 1999 presentation.

     Cash and cash equivalents - Cash equivalents consist of highly liquid investments, which are readily convertible into cash and have maturities of three months or less.

     Inventories - Inventories consist of fuel stock, material and supplies, and are stated at the lower of cost or net realizable value. The cost of inventories is determined using a weighted average cost method.

     Capitalized   interest  -  Interest  is   capitalized   on  major   capital
     expenditures during the period of construction.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


2.   Basis of Presentation and Significant Accounting Policies (continued)

     Property, plant and equipment - Property, plant and equipment are stated at cost less accumulated depreciation. The cost of additions, improvements, and interest on construction are capitalized, while maintenance and repairs are charged to expense when incurred.

     Leased generating stations meeting certain criteria and related equipment are capitalized and the present value of the related lease payments is recorded as a liability. Depreciation of capitalized lease assets is computed on the straight-line basis over the shorter of the estimated remaining useful life of the asset or the lease term.

     Depletion of gas reserves is charged on a unit-of-production basis, based on an assessment of proven reserves. Depreciation of all other property, plant and equipment, is determined on the straight-line method over estimated useful lives of the assets as follows:

Electricity generating station assets      30 years
Electricity generating station assets      Shorter of lease period or estimated
under capital lease                        remaining useful life
Electricity distribution system assets     40 years (3% per annum for first 20
                                           years and 2% per annum for last
                                           20 years)
Buildings                                  Up to 60 years
Leasehold improvements                     Shorter of remaining lease term or
                                           estimated useful life
Plant and equipment                        Up to 10 years

     Customer contributions to the construction of electricity distribution system assets are amortized to income over a forty-year period, at a rate of 3% per year for the first 20 years and 2% per year for the last 20 years. The unamortized amount of these contributions is deducted from property, plant and equipment.

     Upon sale, retirement, abandonment or other disposition of property, the cost and related accumulated depreciation are eliminated from the accounts and any gain or loss is reflected in income.

     The United Kingdom Government is entitled to claim a portion of any gain realized by the Company on certain property disposals made up to March 31, 2000. Provisions for such claims are made when an actual disposal occurs.

     Provision is made for abandonment costs relating to gas fields. Such provisions are determined in accordance with local conditions and requirements, and on the basis of costs estimated at the respective balance sheet date. These costs are expensed on a unit-of-production basis.

     The Company early adopted Statement of Position 98-1, "Accounting for the costs of computer software developed or obtained for internal use" (SOP 98-1) beginning on May 19, 1998. Their costs are being amortized over a five year period.

     Valuation of long-lived assets - The Company periodically evaluates the carrying value of long-lived assets to be held and used, including goodwill, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the projected undiscounted cash flows from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily utilizing the anticipated cash flows discounted at a rate commensurate with the risk involved.

     Goodwill - Goodwill is capitalized and amortized over 40 years using the straight-line method. The Company reviews the goodwill recoverability period on a regular basis.

     Derivative financial instruments - The Company defers the effect of changes in the market value of derivative financial instruments for contracts for differences and electricity forward agreements, which are

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


2.   Basis of Presentation and Significant Accounting Policies (continued)

     used to hedge firm commitments, to the period when the related transaction is completed. In the event that an overall analysis of the firm commitments being hedged indicates that the Company is in a net loss position, a provision is made for these anticipated losses. Transactions that are entered into that do not meet the criteria for hedge accounting are marked to market on the balance sheet at the period end, and the unrealized gain or loss is recognized in the Statement of Consolidated Income for that period.

     Revenue recognition - Electricity and gas sales revenues are recognized when services are provided to customers and include an estimated accrual for the value of electricity and gas consumed by customers between the date of their last meter reading and the period-end date. Operating revenues are stated exclusive of value added tax, but inclusive of the fossil fuel levy.

     Foreign currencies - Assets and liabilities of foreign subsidiaries are translated at the exchange rate on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments resulting from this process are charged or credited to the cumulative currency translation adjustment account in common stock equity. Gains and losses on foreign currency transactions are included in nonoperating expenses on the Statement of Consolidated Income.

     Income taxes - Income tax expense includes United Kingdom and other national income taxes. The Company intends to reinvest the earnings of its foreign subsidiaries into those businesses. Accordingly, no provision has been made for taxes which would be payable if such earnings were distributed to the Company.

     Advance Corporation Tax (ACT) recoverable represents the amount of tax paid or payable on outgoing dividends paid and proposed which can be set off against a corporation tax liability arising currently or in the future, thereby reducing current tax expense.

     Deferred income taxes are determined under the liability method. Deferred income taxes represent liabilities to be paid or assets to be received in the future and reflect the tax consequences on future years of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. Future tax rate changes would affect those deferred tax liabilities or assets in the period when the tax rate change is enacted.

     Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not.

     Marketable securities - The Company has classified all of its marketable securities as available for sale. Available for sale securities are carried at fair value with the unrealized gains and losses reported as a component of accumulated other comprehensive income in common stock equity. Declines in fair value that are other than temporary are reflected in the Statement of Consolidated Income.

     Appraisal   and   development   expenditure   of  gas  fields  -  Appraisal
     expenditures are accounted for under the successful efforts method. General seismic and other costs are expensed as incurred.

     Ceiling test - The capitalized costs of gas fields under evaluation, under development or in production are assessed each year on a field-by-field basis. To the extent that the future net revenues from the remaining commercial reserves, or, in the case of prospects under evaluation, the estimated potential commercial reserves, are less than the net capitalized costs of the field, a charge is made to the Statement of Consolidated Income.

     New  accounting  standards - Statement  of Financial  Accounting  Standards
     (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," was originally to be effective for fiscal years beginning after June 15, 1999. This statement requires that all derivative financial instruments be recognized as either assets or liabilities on the balance sheet at their fair values and that accounting for the changes in their fair

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


2.   Basis of Presentation and Significant Accounting Policies (continued)

     values is dependent upon the intended use of the derivatives and their resulting designations. The new standard will supersede or amend existing standards that deal with hedge accounting and derivatives. The Company has not determined the effect that adopting this standard will have on its consolidated financial statements. On May 19, 1999, the Financial Accounting Standards Board decided that it would amend SFAS No. 133, and defer its effective date to all fiscal quarters of all fiscal years beginning after June 15, 2000.

     The Emerging Issues Task Force (EITF) has issued No. 98-10 "Accounting for Energy Trading and Risk Management Activities", which is effective for fiscal years beginning after December 15, 1998. EITF 98-10 requires that contracts for energy commodities which are entered into under trading activities should be marked to market with the gains and losses shown net in the income statement. As the Company's fiscal year ends on December 31, the Company adopted EITF 98-10 effective January 1, 1999 for the fiscal year ending December 31, 1999. As the Company is not primarily involved in trading activities, EITF 98-10 has not had a material impact on the consolidated financial statements upon adoption.

3.   Property, Plant and Equipment

     Property,   plant  and   equipment,   stated   at  cost  less   accumulated
     depreciation, consisted of:

                                           December 31, 1998     March 31, 1999
                                            ----------------    ----------------
                                            ((pound)million)    ((pound)million)
     Electricity distribution system            1,143               1,142
     Electricity generating stations            1,262               1,124
     Upstream gas assets                           35                  35
     Other land and buildings                     100                 102
     Plant and equipment                          225                 239
     Accumulated depreciation                     (89)               (126)
                                                -----               -----
     Net property, plant and equipment          2,676               2,516
                                                =====               =====

     Depreciation expense for the period from formation through December 31, 1998 was (pound)92 million and for the period from formation through March 31, 1999 was (pound)129 million.

     Electricity generating stations and plant and equipment include assets under capital leases as follows:

                                           December 31, 1998     March 31, 1999
                                            ((pound)million)    ((pound)million)
                                            ----------------    ----------------
     Cost                                         913                 835
     Accumulated depreciation                     (25)                (36)
                                                -----               -----
     Net book value                               888                 799
                                                =====               =====


     Capitalized software costs totalling (pound)14 million are included in plant and equipment as of December 31, 1998 and March 31, 1999. Amortization expense relating to software costs of (pound)1 million has been recorded in the period from formation through March 31, 1999. No amortization expense was recorded in the period to December 31, 1998.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company) NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


4.   Restricted Cash

     At December 31, 1998 and at March 31, 1999, (pound)408 million of deposits has been used to cash-collateralize existing future lease obligations to certain banks related to the funding of the leases of three power stations from National Power PLC (see Note 9). Additionally (pound)309 million and (pound)317 million at December 31, 1998 and March 31, 1999, respectively, have been used to cash-collateralize existing future lease obligations arising from a cross-border leasing arrangement on two other power stations (Note 9). When the Company invested in Eastern Norge Kobbelv AS (Kobbelv) (see Note 5) it was required to place on restricted deposit (pound)5 million, which is also included in restricted cash at March 31, 1999.

5.   Investments

     Marketable investments are classified as available for sale, and are considered non-current based upon management's intentions in holding the investments. Marketable investments consisted of:

                                 Cost                    Fair market value            Unrealized gain/(loss)
                        -------------------------     --------------------------     -------------------------
                        December 31,    March 31,     December 31,     March 31,     December 31,    March 31,
     ((pound)million)      1998           1999           1998            1999           1998           1998
                        ------------    ---------     ------------     ---------     ------------    ---------
      SME                   28             23             13               11            (15)          (12)
      HC                    56             53             63               54              7             1
                           ---            ---            ---              ---            ---           ---
                            84             76             76               65             (8)          (11)
                           ===            ===            ===              ===            ===           ===


     At December 31, 1998 and March 31, 1999, the Company held a 16% investment in Severomoravska Energetika (SME), which is listed in the Czech Republic. At December 31, 1998 and March 31, 1999, the Company held a 5% investment in Hidroelectrica del Cantabrico (HC), which is listed in Spain. As the Company does not have the ability to exercise significant influence over either SME's or HC's operating and financial policies, these investments have been accounted for as marketable securities and accordingly have been marked to market at December 31, 1998 and March 31, 1999.

     Non-marketable investments at December 31, 1998 and March 31, 1999 consist principally of an investment of (pound)124 million in Eastern Norge Svartisen AS (Svartisen) consisting of the offtake generated from water rights in hydro-electric power plants in Norway over the next 55 years, commencing in 1998. In February of 1999, the Company invested (pound)27 million in Kobbelv which also consists of the offtake generated from water rights in hydro-electric power plants over the next 55 years. The carrying value at December 31, 1998 and March 31, 1999 of an investment in the preferred stock of NTL Incorporated (NTL Inc.), the acquiror of the Company's telecoms business, which was received as a portion of the consideration for the sale (Note 15) was (pound)22 million. The remaining (pound)11 million at December 31, 1998 and (pound)46 million at March 31, 1999 consists of other investments.

     There were no sales of marketable securities during the period from formation through December 31, 1998 and March 31, 1999.

6.   Pensions

     The majority of Eastern employees are members of the Electricity Supply Pension Scheme (ESPS) which provides pensions of a defined benefit nature for employees throughout the England and Wales Electricity Supply Industry. The ESPS operates on the basis that there is no cross-subsidy between employers and the financing of Eastern's pension liabilities is therefore independent of the experience of other participating employers. The assets of the ESPS are held in a separate trustee-administered fund and consists principally of United Kingdom and European equities, United Kingdom property holdings and cash. The pension cost relating to the Eastern portion of the ESPS is assessed in accordance with the advice of independent qualified actuaries using the projected unit method. The benefits under these plans are primarily based on years of service and compensation levels as defined under the respective plan provisions.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


6.   Pensions (continued)

     As part of the purchase accounting for TEG, the accrued pension liabilities were adjusted to recognize all previously unrecognized gains or losses arising from past experience.

     The Company determined the additional pension expense for the three months from January 1, 1999 through March 31, 1999 based on forecasted expense from the December 31, 1998 actuary report.

                                                                 Period from           Period from
                                                              formation through     formation through
                                                              December 31, 1998      March 31, 1999
                                                              -----------------      --------------
                                                                         ((pound) million)
     Change in benefit obligation:
     -----------------------------
     Benefit obligation at beginning of period                         882                   882
     Service cost                                                        7                    11
     Interest cost                                                      33                    46
     Plan participants' contributions                                    5                     7
     Plan amendment                                                      7                     7
     Actuarial loss                                                     82                    23
     Benefits paid                                                     (31)                  (44)
     Net transfer of obligations to other plans                         --                   (27)
                                                                    ------                ------
     Ending benefit obligation                                         985                   905
                                                                    ======                ======

     Change in plan assets:
     ----------------------
     Fair value of plan assets at beginning of period                1,130                 1,130
     Actual return on plan assets                                      (25)                   38
     Employer contribution                                               3                     7
     Plan participants contributions                                     5                     7
     Benefits paid                                                     (31)                  (44)
     Net transfer of assets to other plans                              --                   (28)
                                                                    ------                ------
     Ending fair value of plan assets                                1,082                 1,110
                                                                    ======                ======

     Funded Status:
     --------------
     Funded status                                                      97                   205
     Unrecognized net actuarial loss                                   153                    47
     Unrecognized prior service cost                                     7                     7
                                                                    ------                ------
     Prepaid  benefit cost                                             257                   259
                                                                    ======                ======

     Weighted average assumptions:
     -----------------------------
     Discount rate                                                     5.5%                  5.5%
     Expected return on plan assets                                    6.0%                  6.0%
     Rate of compensation increase                                     3.5%                  3.5%

     Components of net periodic pension (benefit):
     ---------------------------------------------
     Service cost                                                        7                    11
     Interest cost                                                      33                    46
     Expected return on plan assets                                    (45)                  (61)
     Net amortization                                                   --                     1
                                                                    ------                ------
     Net periodic pension benefit                                       (5)                   (3)
                                                                    ======                ======


     The transfer of assets of (pound)28 million in the period to March 31, 1999 and the related transfer of benefit obligations of (pound)27 million relate to the sale of the contracting business which occurred in January of 1998.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


7.   Taxation

     The components of income tax expense are as follows:

                                          Period from             Period from
                                       formation through       formation through
                                       December 31, 1998        March 31, 1999
                                       ----------------        ----------------
                                       ((pound)million)        ((pound)million)

     Current:
     United Kingdom                           24                         51
     United States                            18                         19
     Other Countries                           1                          1
                                             ---                        ---
                                              43                         71
     Deferred:

     United Kingdom                           24                         35
                                             ---                        ---

     Total income tax expense                 67                        106
                                             ===                        ===


     Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                           December 31, 1998              March 31, 1999
                                                           ----------------              ----------------
                                                           ((pound)million)              ((pound)million)

     Deferred tax assets:
     Leased assets                                              (353)                          (387)
     Tax loss carryforwards                                       (9)                            (9)
     Provision for unfavorable contracts                         (75)                           (74)
     Other                                                       (54)                           (85)
                                                                ----                           ----

          Total deferred tax assets                             (491)                          (555)

     Valuation allowance for deferred tax assets                 138                            187
                                                                ----                           ----

     Net deferred tax assets                                    (353)                          (368)
                                                                ----                           ----
     Deferred tax liabilities:
     Excess of book value over taxation value of fixed
       assets                                                    281                            292
     Leased assets                                               334                            326
     Other                                                        59                             84
                                                                ----                           ----

          Total deferred tax liabilities                         674                            702
                                                                ----                           ----

          Net deferred tax liabilities                           321                            334
                                                                ====                           ====

     The recognized deferred tax asset is based upon the expected future utilization of net operating loss carryforwards and the reversal of other temporary differences. For financial reporting purposes, the Company has recognized a valuation allowance for those benefits for which realization does not meet the more likely than not criteria. The valuation allowance has been recognized in respect of leased assets. The Company continually reviews the adequacy of the valuation allowance and is recognizing these benefits only as reassessment indicates that it is more likely than not that the benefits will be realized.

     There was no valuation allowance at formation (February 5, 1998). At the date of acquisition of TEG (May 19, 1998), the valuation allowance acquired was (pound)130 million, which increased by (pound)8 million in the period to December 31, 1998, resulting in a balance of (pound)138 million at December 31, 1998. For the period

TXU Eastern Holdings Limited and Subsidiaries (Successor Company) NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

7.   Taxation (continued)

     to March 31, 1999, the valuation allowance increased by (pound)57 million, resulting in a balance of (pound)187 million at March 31, 1999.

     Income before income taxes:

                                                                   Period from              Period from
                                                                formation through        Formation through
                                                                December 31, 1998         March 31, 1999
                                                                ----------------         ----------------
                                                                 ((pound)million)        ((pound)million)

     United Kingdom                                                    103                      198
     United States                                                      51                       54
     Other Countries                                                     1                        1
                                                                       ---                      ---

     Total income before income taxes and minority interest            155                      253
                                                                       ===                      ===


     United Kingdom income tax expense at the statutory tax rate is reconciled below to the actual income tax expense:

                                                                   Period from              Period from
                                                                formation through        formation through
                                                                December 31, 1998         March 31, 1999
                                                                ----------------         ----------------
                                                                ((pound)million)         ((pound)million)

     Tax at United Kingdom statutory rate (31%)                         48                       78
     Non-deductible goodwill                                            16                       22
     Effect of overseas tax rates                                        2                        2
     Effect of tax rate on United Kingdom dividends                     (4)                      (4)
     Tax rate change                                                    (8)                      (8)
     Movement in valuation allowance charged to expense                  8                       11
     Non-deductible expenses                                             5                        5
                                                                       ---                      ---

     Income tax expense                                                 67                      106
                                                                       ===                      ===


     As at December 31, 1998 and March 31, 1999, the Company has net operating loss carryforwards of (pound)9 million that are available to offset future taxable income. The net operating loss carryforwards have no expiration date.

     On July 31, 1998, legislation was enacted that decreased the United Kingdom statutory income tax rate on companies by 1% with effect from April 1,
     1999. In accordance with the provisions of Statement of Financial Accounting Standards No. 109, the assets and liabilities for deferred income taxes were adjusted to reflect the expected reversal of certain temporary differences at the lower income tax rate.

     The tax effect of the components included in accumulated other comprehensive income for the period from formation through December 31, 1998 was a benefit of (pound)2 million and for the period from formation through March 31, 1999 was a benefit of (pound)6 million.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


8.   Related Party Transactions

     As part of the funding for the acquisition of TEG, Texas Utilities provided shares of its common stock in exchange for a two year term note from TU Acquisitions in the amount of (pound)882 million that matures in May 2000 with an interest rate of 6.7% per annum. In December 1998, (pound)200 million of this note was repaid, leaving an outstanding balance of (pound)682 million at both December 31, 1998 and March 31, 1999 (see Note
     19). The interest on the two year term note is due at maturity, and the "Due to affiliates" balance at December 31, 1998 and March 31, 1999 reflects (pound)33 million and (pound)45 million, respectively of accrued interest.

     The 10% holding in TU Finance of (pound)177 million and (pound)187 at December 31, 1998 and March 31, 1999 respectively, which is held by a wholly owned subsidiary of Texas Utilities, has been included in "Minority interest".

     At December 31, 1998 and March 31, 1999 the balance of (pound)7 million in the "Accounts payable - Affiliate" account arises from payments of amounts by Texas Utilities on behalf of the Company.

9.   Notes Payable and Long-term Debt

     Weighted average interest rates at December 31, 1998 and March 31, 1999 on notes payable to banks is 8.98% and 13.8%, respectively.

     Long-term debt consists of the following:

                                                                       December 31, 1998           March 31, 1999
                                                                        ----------------          ----------------
                                                                        ((pound)million)          ((pound)million)

      Notes and Bonds:
           $200 million 7.425% guaranteed notes due 2017                       121                      124
           $300 million 7.55% guaranteed notes due 2027                        181                      186
     (pound)350 million 8.375% bonds due 2004                                  363                      362
     (pound)200 million 8.5% bonds due 2025                                    237                      237
     (pound)200 million 8.75% bonds due 2012                                   229                      229

      Other:
           Sterling Credit Agreement (See Note 10)                             801                      983
           Rent factoring loans (weighted average interest rate of
             7.35%, due 1999-2001)                                             649                      595
           Other unsecured loans, due in installments (weighted
             average rates range from 4.95% - 10.8%)                           139                      164
           Capital leases                                                      982                    1,043
           Note payable to Texas Utilities, 6.7% term note due 2000
             (see Note 19)                                                     682                      682
           Cross-border leases                                                 309                      317
                                                                             -----                    -----

      Total long-term debt                                                   4,693                    4,922
      Less current portion                                                     382                      486
                                                                             -----                    -----

      Long-term debt, less amounts due currently                             4,311                    4,436
                                                                             =====                    =====

     The $200 million and $300 million notes due in 2017 and 2027, respectively, are guaranteed by TEG and the Company.

     Rent factoring loans - Certain subsidiaries of Eastern entered into an agreement with commercial banks whereby future intra-group rental payments receivable were assigned to these banks in return for a capital sum. (pound)408 million of the capital sums at both December 31, 1998 and March 31, 1999 have been deposited

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


9.   Notes Payable and Long-term Debt (continued)

     to cash collateralize existing future lease obligations to certain banks related to the funding of the leases of three power stations leased from National Power (see Note 4).

     Long-term debt balances are denominated in the following currencies:

                                                 December 31,      March 31,
                                                    1998             1999
                                              ----------------  ----------------
                                              ((pound)million)  ((pound)million)

     Sterling                                      4,044              4,232
     United States dollars                           611                627
     Other                                            38                 63
                                                   -----              -----

     Total long-term debt                          4,693              4,922
                                                   =====              =====


     (pound)100 million of the (pound)350 million 8.375% bonds included in long-term debt has been converted into floating rate debt by way of interest rate swaps, which expire in the year 2004.

     Long-term debt, excluding capital lease balances, is repayable as follows:

                                               Year Ending         Year Ending
                                               December 31,         March 31,
                                            ----------------    ----------------
                                            ((pound)million)    ((pound)million)

     1999                                            222                 --
     2000                                            919                225
     2001                                            190                924
     2002                                             24                128
     2003                                            801              1,004
     2004                                            362                362
     Thereafter                                    1,193              1,236
                                                   -----              -----

                                                   3,711              3,879
     Capital leases                                  982              1,043
                                                   -----              -----
     Total long-term debt                          4,693              4,922
                                                   =====              =====

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


9.   Notes Payable and Long-term Debt (continued)

     Capital lease obligations - As at December 31, 1998 and March 31, 1999, future minimum lease payments for assets under capital leases, together with the present value of minimum lease payments, were:

                                                         Year Ending        Year Ending
                                                         December 31          March 31
                                                      ----------------    ----------------
                                                      ((pound)million)    ((pound)million)

     1999                                                      48                 --
     2000                                                      50                 53
     2001                                                     461                 54
     2002                                                      17                465
     2003                                                      16                 21
     2004                                                      16                 19
     Thereafter                                                67                204
                                                             ----               ----

     Total future minimum lease payments                      675                816
     Less amounts representing interest                      (105)              (177)
                                                             ----               ----

     Present value of future minimum lease payments           570                639
                                                             ----               ----

     Current                                                   46                 50
     Non-current                                              524                589
                                                             ----               ----

     Total                                                    570                639
                                                             ====               ====


     Substantially all of the capital lease obligations relate to coal-fired power stations. Additional payments of approximately (pound)6 per megawatt hour (indexed from 1996 prices) linked to output levels from the stations are payable for the first seven years of their operation by Eastern (operations commenced in 1996). In accounting for the acquisition of TEG, a liability for the estimated probable additional payments linked to output levels for coal-fired generating stations was established. At December 31, 1998 and March 31, 1999, the balance of the liability of (pound)412 million and (pound)404 million, respectively, is included with capital lease obligations, of which (pound)114 million and (pound)211 million are classified as current, respectively.

     The lease agreement for three of the coal-fired power stations contains a purchase option of (pound)1 in 2046. The lease is for a total of ninety-nine years.

     In the period ended March 31, 1999, the Company entered into a capital lease relating to the King's Lynn Power Station with a present value obligation amount of (pound)68 million over the next 25 years.

     Cross-border leases -Certain subsidiaries of Eastern have entered into cross-border lease transactions in respect of two power stations that are wholly owned by the Company. The Company has retained control of the power stations and their output and is responsible for their operations. The debt arising on the cross-border leases is fully collaterized by restricted cash on deposit (see Note 4).

     The Company's debt agreements contain certain covenants with which they must comply, including leverage ratios, levels of net assets and interest coverage covenants. At December 31, 1998, the Company was in compliance with all such covenants.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


10.  Lines of Credit and Other Credit Facilities

     Lines of credit - At December 31, 1998, the Company, TU Finance, TU Acquisitions and TEG had a joint sterling-denominated line of credit with a group of banking institutions under a credit facility agreement (Sterling Credit Agreement). At December 31, 1998, the Sterling Credit Agreement provided for borrowings of up to (pound)1,525 million, of which (pound)351 million was available for use. The Sterling Credit Agreement had two facilities - Acquisition and Revolving Credit. The Sterling Credit Agreement bears interest at LIBOR plus 1.25%. The Company has entered into various interest rates swaps as required by the Sterling Credit Agreements.

     The Acquisition Facility provides for borrowings aggregating (pound)825 million outstanding at any one time and terminates March 2, 2003. Borrowings under this facility provided financing to acquire TEG and pay acquisition-related expenses. As part of this facility, (pound)75 million has been allocated to financing the repayment of outstanding loan notes issued upon acquisition.

     The Revolving Credit Facility provides for borrowings aggregating (pound)450 million outstanding at any one time and terminates March 2, 2003. A separate Eastern Electricity Revolving Credit Facility provides for borrowings of up to (pound)250 million which can be used by Eastern Electricity plc for general corporate purposes.

     At December 31, 1998, (pound)750 million was borrowed under the Acquisition Facility, (pound)51 million was borrowed under the Revolving Credit Facility and (pound)180 million was borrowed under the Eastern Electricity Revolving Credit Facility. The amounts outstanding under the Acquisition Facility and Revolving Credit Facility represent long-term debt. There are letters of credit associated with the Sterling Credit Agreement. Obligations of commercial banks under standby letters of credit totalled (pound)118 million at December 31, 1998 which, together with the (pound)51 million of borrowings reduced the amounts available for use under the Revolving Credit Facility to (pound)281 million at December 31, 1998. Borrowings under the Eastern Electricity Revolving Credit Facility are classified as short-term debt.

     The Sterling Credit Agreement was amended in March 1999. The amended Sterling Credit Agreement provides for borrowings of up to (pound)1.275 billion and has two facilities: a (pound)750 million term facility which will terminate on March 2, 2003 and a (pound)525 million revolving credit facility which has a (pound)200 million 364-day tranche (Tranche A) and a (pound)325 million tranche which terminates March 2, 2003 (Tranche B). The Company and TU Finance currently are the only permitted borrowers under the amended Sterling Credit Agreement. The amended Sterling Credit Agreement allows for borrowings at various interest rates based on the prevailing rates in effect in the countries in which the borrowings originate. As of March 31, 1999, (pound)750 million of borrowings were outstanding under the term facility, and approximately (pound)233 million were outstanding under Tranche B (see Note 19). In addition, letters of credit totalling $61 million ((pound)38 million) were issued under Tranche A and letters of credit totalling $137 million ((pound)85 million) were issued under Tranche
     B. The amended Sterling Credit Agreement is unsecured.

     There were no borrowings outstanding at March 31, 1999 under the Eastern Electricity Revolving Credit Facility.

     Promissory note program - The Company has a one year promissory note program issued within the Czech Republic which has been utilized to fund its investment in SME and Teplarny Brno a.s. The note bears interest at an annual rate determined on the date of issuance based on PRIBOR plus 0.7%, which was 13.89%. At December 31, 1998 and March 31, 1999, (pound)58 million and (pound)52 million, respectively, was outstanding under the promissory note program.

     Short-term loan on accounts receivable - Eastern has facilities with a financial institution whereby it may, from time to time, borrow funds from the financial institution. Outstanding borrowings under the agreements may not exceed certain levels and are collateralized by portions of Eastern Group's trade accounts receivable. At December 31, 1998 and March 31, 1999, Eastern had borrowed (pound)300 million

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


10.  Lines of Credit and Other Credit Facilities (continued)

     under these facilities. The loan bears interest at an annual rate of based on commercial paper rates plus 0.225%, which at December 31, 1998 and March 31, 1999 was 6.53% and 5.7%, respectively.

     Letters of credit - At December 31, 1998 the Company had outstanding letters of credit totalling (pound)121 million, (pound)118 million of which was outstanding under the Revolving Credit Facility discussed above. At March 31, 1999 the Company had outstanding letters of credit totalling (pound)126 million, (pound)123 million of which was outstanding under the amended Sterling Credit Agreement discussed above.

11.  Provision for Unfavorable Contracts

     As part of the purchase accounting for TEG, the Company has made provisions for certain unfavorable long-term gas and electricity purchase contracts. The electricity provision relates to two contracts that expire in 2009, while the gas provision relates to eight contracts that expire in 2011.

     During the period from formation through December 31, 1998 and the period from formation through March 31, 1999, (pound)74 million and (pound)76 million, respectively, of the provision was released to offset expenses recognized on purchases under unfavorable electricity and gas contacts. Of the amounts recognized in the Statement of Consolidated Income, (pound)41 million, which is net of a release payment of (pound)24 million, was related to one gas contract from which the Company negotiated in November 1998. Negotiations for release under the contract were not under consideration at the purchase date.

12.  Commitments

     The Company evaluates its position relative to asserted and unasserted claims, loss-making purchase commitments or future commitments and makes provisions as needed.

     The Company's investment in Svartisen (the offtake generated by water rights in hydro-electric power plants in Norway) requires coverage of approximately 31.2% of the costs incurred in relation to the operation of the power plant, as well as a portion of the maintenance costs, property tax, and feeding costs (defined as fixed charges such as connection and capacity charges and volume related charges such as an energy charge) for 55 years, beginning in 1998. The electricity generated from the hydro-electric plants will be sold into the Norwegian power pool, from which the Company will receive income.

     Gas take-or-pay contracts - The Company is party to various types of contracts for the purchase of gas. Almost all include "take-or-pay" obligations under which the buyer agrees to pay for a minimum quantity of gas in a year. In order to help meet the expected needs of its wholesale and retail customers, the Company has entered into a range of gas purchase contracts. As at December 31, 1998 and March 31, 1999, the commitments under long-term gas purchase contracts amounted to an estimated (pound)1.3 billion covering periods up to 16 years forward. Management does not consider it likely, on the basis of the Company's current expectations of demand from its customers as compared with its take-or-pay obligations under such purchase contracts, that any material payments will become due from the Company for gas not taken.

     Coal contracts - In November 1998, the Company agreed two coal purchase agreements with a supplier, supplementing the 12 million tons the Company had previously contracted to take from said supplier between 1998 and 2001. The first agreement is for 25 million tons in total between 1998 and 2003. The second agreement is for 21 million tons in total between 2003 and 2009. Total committed purchases under these contracts were approximately (pound)1.4 billion and (pound)1.3 billion at December 31, 1998 and March 31, 1999, respectively.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


12.  Commitments (continued)

     Rental   commitments  -  The  future  minimum  rental   commitments   under
     non-cancellable operating leases were as follows:

                                              Year ending          Year Ending
                                              December 31,          March 31,
                                            ----------------    ----------------
                                            ((pound)million)    ((pound)million)

     1999                                          53                  53
     2000                                          36                  36
     2001                                          37                  37
     2002                                          34                  34
     2003                                          30                  30
     Thereafter                                    27                  27
                                                  ---                 ---

     Total                                        217                 217
                                                  ===                 ===


     The operating lease commitments relate to coal-fired power stations. Additional variable payments of approximately (pound)6 per megawatt hour (indexed to 1996 prices) linked to output levels from these stations are payable through 2000, the first four years of the lease agreement, by the Company.

     Rental expense for operating leases amounted to (pound)16 million and (pound)25 million for the periods ended December 31, 1998 and March 31, 1999, respectively. Rental expense for operating leases during the periods ended December 31, 1998 and March 31, 1999 includes (pound)10 million and (pound)14 million, respectively, of minimum lease payments and (pound)6 million and (pound)11 million, respectively, of variable lease payments.

     Other commitments - In December 1998 the Company agreed to purchase various assets in the North Sea from Monument Oil for (pound)20 million. The assets comprise a 20% stake in the Johnston field plus a number of non-producing gas discoveries and prospects. In November 1998, the Company reached an agreement to purchase all of BHP Petroleum's assets in the North Sea for (pound)102 million. The assets comprise a 30% stake in the Johnston field, an 18% stake in Ravenspurn North field plus a number of non-producing gas discoveries and prospects in a total of seven exploration licenses. Both transactions are subject to approval from the Department of Trade and Industry and consents from other parties participating in the fields.

13.  Contingencies

     The Company is subject to business risks that are actively managed to limit exposures.

     In February 1997, the official government representative of pensioners (Pensions Ombudsman) made a determination against the National Grid Company plc (National Grid) and its group trustees with respect to complaints by two pensioners in National Grid's section of the ESPS relating to the use of the pension fund surplus resulting from the March 31, 1992 actuarial valuation of the National Grid section to meet certain costs arising from the payment of pensions on early retirement upon reorganization or downsizing. These determinations were set aside by the High Court on June 10, 1997 and the arrangements made by National Grid and its group trustees in dealing with the surplus were confirmed. The two pensioners have now appealed against this decision and judgment has now been received although a final order is awaited. The appeal was allowed endorsing the Pensions Ombudsman's determination that the corporation was not entitled to unilaterally deal with any surplus. If a similar complaint were to be made against Eastern in relation to its use of actuarial surplus in its section of the ESPS, it would vigorously defend the action, ultimately through the courts. However, if a determination were finally to be made against it and upheld by the courts, Eastern could have a potential liability to repay to its section of the ESPS an amount estimated by the Company to be up to (pound)45 million (exclusive of any applicable interest charges).

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


13.  Contingencies (continued)

     General - In addition to the above, the Company and its subsidiaries are involved in various legal and administrative proceedings arising in the ordinary course of its business. The Company believes that all such lawsuits and resulting claims would not have a material effect on its financial position, results of operation or cash flows.

     Financial Guarantees -- TEG has guaranteed up to $110 million ((pound)65 million at December 31, 1998 and (pound)68 million at March 31, 1999) of certain liabilities that may be incurred and payable by the purchasers of the businesses sold in the Peabody Sale with respect to the Peabody Holding Company Retirement Plan for Salaried Employees, the Powder River Coal Company Retirement Plan and the Peabody Coal UMWA Retirement Plan, subject to certain specified conditions.

     TEG entered into various guarantees of obligations of affiliates of its former subsidiary Citizens Power LLC, arising under power purchase agreements and note purchase agreements in connection with various Citizens Power energy restructuring projects, as well as various indemnity agreements in connection with such projects. The Company and TEG continue to be the guarantor or the indemnifying party, as the case may be, under these various agreements. In connection with the acquisition, letters of credit were issued under the Sterling Credit Facility in the amount of $198 million ((pound)118 million at December 31, 1998 and (pound)123 million at March 31, 1999) to support certain debt financings associated with these restructuring projects. (See Note 19).

     As a consequence of a restructuring whereby a subsidiary of TU Acquisitions transferred Eastern to another wholly-owned subsidiary of TU Acquisitions, the Company and certain other affiliated United Kingdom subsidiaries of Texas Utilities may be required to make certain adjustments to the guarantees, which the Directors of the Company do not currently expect to have a material adverse impact on the Company.

14.  Employee Share Plans

     During 1998, the Company instituted the Eastern Group Long Term Incentive Plan (LTIP) which is administered by a remuneration committee. Awards of "phantom stock" in Texas Utilities under the LTIP may be made available to the management group, senior managers and salaried directors of Eastern. Participants of the LTIP receive awards based on the number of shares that a specified percentage of their annual basic pay could purchase, using the stock price of Texas Utilities at or around the date of grant. For grants during the periods May 19, 1998 through December 31, 1998 and May 19, 1998 through March 31, 1999, the stock price of Texas Utilities at May 19, 1998 was utilized. There were no grants between February 5, 1998 and May 18, 1998, inclusive.

     Awards are subject to achieving certain performance criteria. There is a deferral period from the end of the financial period in which the awards were granted for which the participants must remain with the Company before becoming vested in their awards. For the awards granted in 1998, the deferral period for directors is one year. For the management group and senior managers, one-half of the awards will vest on January 1, 2000, with the balance of the awards vesting on January 1, 2001. For the awards granted in 1999, the deferral period for directors is one year and for the management group and senior managers is two years.

     At the end of the deferral period, the Company shall pay to the participant, in cash, an amount equal to the higher of the stock price of Texas Utilities at the end of the deferral period, or a guaranteed price. The guaranteed price is the stock price used to calculate the awards granted, adjusted for interest at 6% compounded annually up to the date of payment.

     The Company granted 145,878 awards on September 1, 1998, of which 1,785 lapsed due to participants leaving the Company prior to December 31, 1998, with an additional 8,216 lapses in the period from January 1, 1999 through March 31, 1999. Additionally, the Company granted 178,276 awards on

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


14.  Employee Share Plans (continued)

     January 1, 1999. None of the 144,093 or 314,153 awards outstanding at December 31, 1998 or March 31, 1998, respectively, were exercisable due to the vesting criteria.

     Compensation expense recognized under the plan for the periods ended December 31, 1998 and March 31, 1999 were (pound)1 million and (pound)2 million, respectively. The Company applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" and related Interpretations in accounting for its employee share plans. Had compensation costs for the LTIP been determined in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", there would be no difference in the compensation expense recognized.

15.  Disposal and Acquisitions

     On December 22, 1998, the Company disposed of Eastern Group Telecoms. The Company recorded a gain relating to the disposal of (pound)13 million. In consideration for the business, the Company received cash of (pound)60 million and an investment in the preferred stock of the purchaser, NTL Inc., with a carrying value of (pound)22 million. The investment is not traded on any stock exchange and is not convertible into cash until July 2000, but the value has been guaranteed by NTL Inc.

     On December 19,  1998,  the Company  acquired  two combined  heat and power companies from British Gas plc for total consideration of (pound)14 million. Citigen (London) Limited is a cogeneration company using two 16 megawatt gas diesel engines to supply electricity, district heating and chilled water to customers in the City of London. BG Cogen Limited uses a 15 megawatt cogeneration plant to supply steam and electricity to Millennium Inorganic Chemicals.

16.  Dividend Restrictions

     Certain debt instruments of the Company contain provisions that, under certain conditions, restrict distributions on or acquisitions of common stock. At December 31, 1998 and March 31, 1999 retained earnings was not restricted as a result of such provisions.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


17.  Segments

                                         Period from formation through   Period from formation through
                                               December 31, 1998              March 31, 1999
                                                             Capital/                     Capital/
                                                            investment                   investment
                                          Contribution     expenditure   Contribution   expenditure
                                          ------------     -----------   ------------   -----------
                                                ((pound)million)              ((pound)million)
     Energy retail                              (13)            21           (31)            22
     Energy management and generation           121             61           264             99
     Networks                                   100             82           157            109
     Other                                       18             17            20             18
                                               ----           ----          ----           ----

                                                226            181           410            248

     Cost of capital elimination                 86             --           118             --
     Unallocated corporate costs                (17)           214           (40)           229
                                               ----           ----          ----           ----
                                                295            395           488            477
                                               ----           ----          ----           ----
     Purchase accounting and US GAAP
       adjustments                               57             --            35             --
     Unallocated restructuring costs            (22)            --           (22)            --
     Unallocated investment income               30             --            30             --
                                               ----           ----          ----           ----
     Income before interest, income
       taxes and minority interest              360             --           531             --
                                               ====           ====          ====           ====

     The segments have been identified on the basis of the underlying nature of the business and its customer base and the corresponding skill sets required, e.g., engineering, portfolio management and customer services.

     The energy retail business segment provides electricity and gas to United Kingdom national domestic, industrial and commercial users. It also has commenced retailing joint ventures in continental Europe. The energy management and generation business segment manages an integrated portfolio of contracts and physical gas and generation assets. The contracts include supplying the energy retail business with electricity and gas as well as contracts with third party energy retailers, traders and wholesalers. The networks business segment owns and manages the electricity distribution system and its principal customer base is energy retail and other electricity  suppliers.  The  other  category  consists  of  two  operating segments, metering and telecoms which fall below the quantitative thresholds for determining reportable segments.

     As set out above, contribution is defined as operating profit before exceptional and extraordinary items, but after a notional charge for the cost of capital. Capital/investment expenditure includes all items of capital and investment expenditures including the European equity investment, but the figure excludes proceeds on the sale of investments. The cost of capital is calculated as 0.5% per month on working capital and is eliminated on consolidation. Overhead costs, such as those incurred by the Company at head office and core costs related to information technology are not allocated amongst the segments.

                                   Period from formation through              Period from formation through
                                         December 31, 1998                            March 31, 1999
                                ----------------------------------         ----------------------------------
                                Revenues         Long-lived assets         Revenues         Long-lived assets
                                --------         -----------------         --------         -----------------
                                                               ((pound) million)
    United Kingdom                2,150                 2,606                3,303                 2,455
    Other countries                  15                    70                   35                    61
                                  -----                 -----                -----                 -----
    Total                         2,165                 2,676                3,338                 2,516
                                  =====                 =====                =====                 =====

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


17.  Segments (continued)

     Revenues are attributed to countries based on location of customers. There are no revenues for transactions with a single external customer that are 10% or more of the Company's revenue. The electricity trading market in England and Wales (the Pool) is not considered by the Company to be an external customer, as all electricity generated is sold into the Pool and is subsequently repurchased from the Pool for resale.

18.  Derivative and Financial Instruments

     The Company uses derivative financial instruments for purposes other than trading and does so to reduce its exposure to fluctuations in electricity prices, gas prices, interest rates and foreign exchange rates. Derivative financial instruments used by the Company include contracts for differences, electricity forward agreements, interest rate swaps, interest forward rate agreements, options, gas swaps futures and foreign exchange forward contracts.

     Electricity price risk management - Electricity forward contracts are primarily used by the Company to hedge future changes in electricity prices. Almost all electricity generated in England and Wales must be sold to the electricity trading market in England and Wales (the Pool), and electricity suppliers must likewise generally buy electricity from the Pool for resale to their customers. The Pool is operated under a Pooling and Settlement Agreement to which all licensed generators and suppliers of electricity in Great Britain are party. These trading arrangements are currently under review by the United Kingdom government.

     The Company enters into electricity forward contracts to assist in the management of its exposure to fluctuations in electricity pool prices. The contracts bought and sold are contracts for differences (CfDs) and electricity forward agreements (EFAs) that fix the price of electricity for an agreed quantity and duration by reference to an agreed strike price. EFAs are similar in nature to CfDs, except that they tend to last for shorter time periods and are based on standard industry terms rather than being individually negotiated. Long-term CfDs are in place to hedge a portion of the electricity to be purchased through to 2009. Such CfDs represent an annual commitment of approximately five terawatt hours (TWh), declining on a linear basis to approximately two TWh by 2005 and finally expiring in 2010. There are no similar long-term commitments under EFAs. The impact of changes in the market value of these contracts, which serve as hedges, is deferred until the related transaction is completed.

     The fair value of outstanding CfDs and EFAs at December 31, 1998 and March 31, 1999 was (pound)61 million and (pound)48 million, respectively, calculated as the difference between the expected value of the CfDs or EFAs, based on their known strike price and known volume, and the current market value, based on an estimate of forward prices for the CfD or EFA term. It should be noted that the market for the CfDs and EFAs has not been liquid to date and there is no readily identifiable market through which the majority of CfDs or EFAs could be realized through an exchange. No easily definable forward price curve exists for the duration and shape of the CfDs or EFAs that would be agreed generally.

     Gas swaps and futures - In the gas retail business, the Company sells fixed price contracts to customers and supplies the customer through a portfolio of gas purchase contracts and other wholesale contracts. The overall net exposure of the Company to the gas spot market is managed by using gas swaps and futures.

     Interest rate management - Interest rate swaps and forward rate agreements are used by the Company to convert between fixed rates and floating rates as required. Gains and losses from interest rate swaps and forward rate agreements are accrued over the contract period. At December 31, 1998 and March 31, 1999, the Company held two interest rate swaps which convert (pound)100 million of the (pound)350 million 8.375% bonds due 2004 into floating rate debt; (pound)35 million is based on LIBOR and (pound)65 million is based on LIBOR less 0.7625%.

     At December 31, 1998 and March 31, 1999, the Company had various interest rate swaps as required by the Sterling Credit Agreement. The Sterling Credit Agreement requires that one-half of the borrowings under

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


18.  Derivative and Financial Instruments (continued)

     these facilities be swapped from a floating to a fixed interest rate with a maturity of at least two years from July 28, 1998. The aggregate notional amount of these interest rate swaps entered into is (pound)800 million, with an average maturity of six years and average fixed rates of 6.58% and 6.54% at December 31, 1998 and March 31, 1999, respectively.

     In addition, the Company has various other interest rate swaps on subsidiary borrowings with a notional amount of (pound)48 million to swap floating rate interest to fixed rates, a portion of which matures in 2002 and the remaining portion matures in 2008.

     Forward rate agreements totalling (pound)531 million and (pound)355 million for a maximum duration of less than one year to swap floating rate deposits into fixed rates were outstanding at December 31, 1998 and March 31, 1999, respectively.

     Foreign currency risk management - The Company has exposure to foreign currency movements and uses derivative financial instruments to manage this exposure (principally on US$ denominated debt interest payments and investments in European countries). The instruments used are forward purchase contracts and options. The policy with regard to any such exposures is to match assets owned in foreign countries with borrowings in that same currency. Where there are firm commitments to purchase goods in a foreign currency then forward contracts or options are used to fix the exchange rate. At December 31, 1998, there were US$ options outstanding of $10 million (at put rates of $1.57) and US$ options outstanding of $10 million (at call rates of $1.60). All of these contracts matured in the period ended March 31, 1999.

     The Company has entered into contracts to fix the exchange rate on the interest payments to be made under the US$ denominated debt. For the $200 million 7.425% notes due 2017, the Company has entered into a contract which sets the exchange rate between sterling and US$ at 1.605 over the life of the debt. For the $300 million 7.55% notes due 2027, the Company has entered into a contract which sets the exchange rate between sterling and US$ at 1.625 over the life of the debt.

     Concentrations and credit risk - The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash equivalents, trade receivables and derivative contracts.

     The Company only deposits cash with banks that have a rating in excess of AA or invests in commercial paper from issuers with ratings of A1 or P1. Maximum limits are set for each bank based on their ratings and also maximum limits are set for each country.

     The  Company's  trade  receivables   result  primarily  from  its  gas  and
     electricity retail operations and reflect a broad customer base including industrial, commercial and domestic customers.

     Credit risk relates to the risk of loss that the Company would incur as a result of non-performance by counterparties to their respective derivative instruments. The Company maintains credit policies with regard to its counterparties that management believes significantly minimize overall credit risk. The Company generally does not obtain collateral to support the agreements but establishes credit limits and monitors the financial viability of counterparties and believes its credit risk is minimal on these transactions. The extent of this exposure varies with the prevailing interest and currency rates and was not material throughout the period.

     Approximately 54% by volume of the Company's CfDs and EFAs traded in the periods ended December 31, 1998 and March 31, 1999 were contracted with two primary counterparties. The risk of loss to the Company arising from non-performance by these counterparties is considered unlikely.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


18.  Derivative and Financial Instruments (continued)

     Fair value of financial instruments - The carrying amount and fair value of the material financial instruments used by the Company are as follows:

                                                              December 31, 1998                 March 31, 1999
                                                           ----------------------          -----------------------
                                                              ((pound)million)                 ((pound)million)

                                                           Carrying         Fair           Carrying          Fair
                                                            Amount          Value           Amount           Value
                                                            ------          -----           ------           -----
     Assets
          Other investments                                   233             233              284             284
          Cash and cash equivalents                           467             467              414             414
          Restricted cash                                     717             717              730             730

     Liabilities
          Notes payable - banks (current)                     238             238               53              53
          Note payable to Texas Utilities                     682             682              682             682
          Total long-term debt                              3,029           3,096            3,197           3,272
          Short term loans on accounts receivable             300             300              300             300

     Other financial instruments - favorable/(unfavorable)
          Interest rate swaps                                  --             (31)              --             (42)
          Foreign exchange contracts                           --             (18)              --             (21)
          Gas swaps                                            --              (2)              --              --
          CfDs and EFAs                                        --              61               --              48
     Financial guarantees and letters of credit                --            (186)              --            (194)

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


18.  Derivative and Financial Instruments (continued)

     The following methods and assumptions were used to determine the above fair values:

     (i) The fair value of other investments is estimated based on quoted market prices where available and other estimates.

     (ii) The carrying amounts of cash and cash equivalents, restricted cash, notes payable - banks, short term loans on accounts receivable and the notes payable to Texas Utilities approximate their fair values because of the short maturity of these instruments.

    (iii) The fair value of long term debt varies with market conditions and is estimated based on current rates for similar financial instruments offered to the Company.

     (iv) The fair value of the interest rate swaps is based on the cancellation value of each swap agreement independently calculated by reference to the forward sterling interest rate curve for the unexpired portion of the swap.

     (v) The fair value of foreign exchange contracts is based upon valuations provided by the counterparty.

     (vi) The fair value of the gas swaps is based on the net present value of discounted future cash flows in accordance with underlying gas forward curves.

    (vii) The fair value of the CfDs and EFAs is based upon a discounted cash flow analysis using an estimate of forward prices in the Pool.

   (viii) The fair value of financial guarantees and letters of credit is based upon fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

19.  Subsequent events

     On May 13, 1999 the TXU Eastern Funding Company issued US$1.5 billion ((pound)915 million) worth of Senior Notes which are guaranteed by the Company in three tranches; US$350 million ((pound)214 million), 6.15% due May 15, 2002, US$650 million ((pound)396 million), 6.45% due May 15, 2005, and US$500 million ((pound)305 million), 6.75% due May 15, 2009. The proceeds of this issuance were used to repay the note payable to Texas Utilities Company and to reduce borrowings under the Sterling Credit Agreement and for other corporate purposes. Shortly thereafter, the Company entered into various interest rate and currency swaps that in effect changed the interest rate on the borrowings from fixed to variable based on LIBOR, and fixed the principal amount to be repaid in sterling.

     On June 11, 1999, TU Finance (No. 2) Limited entered into arrangements with a financial institution to borrow funds up to an aggregate maximum of (pound)275 million through a note purchase arrangement. (pound)150 million of the facility has been drawn down.

     On May 6, 1999, the Company paid (pound)42 million for a 36% interest in Savon Voima Oy (SVO). This agreement includes an option which allows the majority shareholders of SVO to require the Company to purchase the remaining 64% interest in SVO at prices that are based upon a multiple of the original purchase price for the first three years. After three years the purchase price is based upon a calculation which considers SVO's results of operations, as well as cash and cash equivalents and long-term debt balances on hand at the date the option is exercised. The option may be exercised at any time by the majority shareholders and does not expire.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


19.  Subsequent events (continued)

     On May 18, 1999, $198 million in letters of credit issued under the Sterling Credit Agreement/Revolving Credit Facility matured and were not renewed.

[LETTERHEAD] PRICEWATERHOUSECOOPERS LLP

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------


To the Board of Directors and Shareholders of Eastern Group plc and Subsidiaries

In our opinion, the accompanying consolidated balance sheet and the related statements of consolidated income, of comprehensive income, of common stock equity and of cash flows present fairly, in all material respects, the financial position of Eastern Group plc and Subsidiaries at March 3l, 1998, and the results of their operations and their cash flows for the years ended March 31, 1997 and March 31, 1998 and for the period from April 1, 1998 through May 18, 1998 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United Kingdom which do not differ significantly with those in the United States and which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers
London, England
April 26, 1999


PricewaterhouseCoopers is the successor partnership to the UK firms of Price Waterhouse and Coopers & Lybrand. The principal place of business of PricewaterhouseCoopers and its associate partnerships, and of Coopers & Lybrand, is 1 Embankment Place, London WC2N 6NN. The principal place of business of Price Waterhouse is Southwark Towers, 32 London Bridge Street, London SE1 9SY. Lists of the partners' names are available for inspection at those places.

All partners in the associate partnerships are authorised to conduct business as agents of, and all contracts for services to clients are with, PricewaterhouseCoopers. PricewaterhouseCoopers is authorised by the Institute of Chartered Accountants in England and Wales to carry on investment business.

Eastern Group plc and Subsidiaries (Predecessor Company)
CONSOLIDATED BALANCE SHEET
((pound) million)

                                                                                                    As of
                                                                                                March 31, 1998
                                                                                                --------------
Assets


Property, plant and equipment, net                                                                  2,365

Current assets
     Cash and cash equivalents                                                                        714
     Accounts receivable (net of allowance for uncollectable accounts of(pound)13 million)            529
     Inventories
          Materials and supplies                                                                       23
          Fuel stock                                                                                  100
     Prepayments                                                                                        4
     ACT recoverable                                                                                   22
     Other current assets                                                                               3
                                                                                                    -----


Total current assets                                                                                1,395
                                                                                                    -----

Investments
     Restricted cash                                                                                  547
     Other                                                                                             42
                                                                                                    -----


Total investments                                                                                     589
                                                                                                    -----

Deferred debits
     Goodwill (net of accumulated amortization of(pound)82 million)                                 1,222
     Prepayments for pensions                                                                         150
     Other deferred debits                                                                            105
                                                                                                    -----


Total deferred debits                                                                               1,477
                                                                                                    -----


Total assets                                                                                        5,826
                                                                                                    =====





The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
CONSOLIDATED BALANCE SHEET
((pound) million)

                                                                      As of
                                                                  March 31, 1998
                                                                  --------------

Capitalization and liabilities
Capitalization
     Contributed capital                                               2,603
     Retained deficit                                                   (794)
     Accumulated other comprehensive loss                                 (7)
                                                                      ------

Total common stock equity                                              1,802
                                                                      ------

     Minority interest                                                     6
                                                                      ------

     Long-term debt, less amounts due currently                        1,976
                                                                      ------

Total capitalization                                                   3,784
                                                                      ------

Current liabilities
     Notes payable - banks                                                57
     Long-term debt due currently                                        228
     Short-term loans on accounts receivable                             300
     Accounts payable                                                    218
     Taxes accrued                                                       182
     Interest accrued                                                     39
     Other current liabilities                                           292
                                                                      ------

Total current liabilities                                              1,316
                                                                      ------

Deferred credits and other noncurrent liabilities
     Deferred income taxes, net                                          434
     Other deferred credits and noncurrent liabilities                   292
                                                                      ------

Total deferred credits and other noncurrent liabilities                  726
                                                                      ------

Commitments and contingencies (Notes 11 and 12)                           --

Total capitalization and liabilities                                   5,826
                                                                      ======



The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
STATEMENTS OF CONSOLIDATED INCOME
((pound) million)

                                                                                                   Period from
                                                                                                  April 1, 1998
                                                                Year ended       Year ended         through
                                                              March 31, 1997   March 31, 1998     May 18, 1998
                                                              --------------   --------------     ------------
Operating revenues                                                 2,984            3,475              425

Costs and expenses
     Purchased power                                               1,600            1,703              202
     Gas purchased for resale                                        368              514               85
     Operation and maintenance                                       557              806              123
     Depreciation and amortization                                   161              185               26
                                                                  ------           ------           ------

Total operating expenses                                           2,686            3,208              436
                                                                  ------           ------           ------

Operating income (loss)                                              298              267              (11)

Other income - net                                                     5               10                1
                                                                  ------           ------           ------

Income (loss) before interest, income taxes and minority
   interest                                                          303              277              (10)

Interest income                                                       40               76               12

Interest expense, net of capitalized interest                        128              202               28
                                                                  ------           ------           ------

Income (loss) before income taxes and minority interest              215              151              (26)

Income tax expense (benefit)                                         304              189               (5)
                                                                  ------           ------           ------

Loss before minority interest                                        (89)             (38)             (21)

Minority interest                                                     (1)              --               --
                                                                  ------           ------           ------

Net loss                                                             (90)             (38)             (21)
                                                                  ======           ======           ======






The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME
((pound) million)

                                                                                                  Period from
                                                                                                  April 1, 1998
                                                                Year ended       Year ended          through
                                                              March 31, 1997   March 31, 1998     May 18, 1998
                                                              --------------   --------------     ------------
Net loss                                                            (90)            (38)              (21)

Other comprehensive loss:

     Unrealized loss on securities classified as available
       for sale                                                      (5)             (2)               (3)
                                                                    ---             ---               ---


Comprehensive loss                                                  (95)            (40)              (24)
                                                                    ===             ===               ===




The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
STATEMENTS OF CONSOLIDATED COMMON STOCK EQUITY
((pound) million)

                                                                                                      Accumulated
                                                                                                         other
                                                                      Contributed     Retained        comprehensive
                                                                        capital        deficit           income
                                                                        -------        -------           ------
Balance at April 1, 1996                                                 2,518           (326)             --

Net loss for year ended March 31, 1997                                      --            (90)             --

Cash dividends for the year ended March 31, 1997                            --           (140)             --

Tax relief received from Parent                                             68             --              --

Unrealized loss on securities classified as available for
   sale for the year ended March 31, 1997                                   --             --              (5)
                                                                         -----          -----           -----

Balance at March 31, 1997                                                2,586           (556)             (5)
                                                                         -----          -----           -----

Balance at April 1, 1997                                                 2,586           (556)             (5)

Net loss for the year ended March 31, 1998                                  --            (38)             --

Cash dividends for the year ended March 31, 1998                            --           (200)             --

Tax relief received from Parent                                             17             --              --

Unrealized loss on securities classified as available for
   sale for the year ended March 31, 1998                                   --             --              (2)
                                                                         -----          -----           -----

Balance at March 31, 1998                                                2,603           (794)             (7)
                                                                         -----          -----           -----

Balance at April 1, 1998                                                 2,603           (794)             (7)

Net loss for the period from April 1, 1998 through May 18, 1998             --            (21)             --

Unrealized loss on securities classified as available for
   sale for the period from April 1, 1998 through May 18, 1998              --             --              (3)
                                                                         -----          -----           -----

Balance at May 18, 1998                                                  2,603           (815)            (10)
                                                                         =====          =====           =====



The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
STATEMENTS OF CONSOLIDATED CASH FLOWS
((pound) million)

                                                                                               Period from
                                                                                              April 1, 1998
                                                              Year ended       Year ended       through
                                                            March 31, 1997   March 31, 1998   May 18, 1998
                                                            --------------   --------------   ------------
Cash flows - operating activities
   Net loss                                                        (90)           (38)           (21)
   Adjustments to reconcile net loss to cash provided by
      operating activities:
   Gain on disposal of assets                                       (8)            (5)            --
   Depreciation and amortization                                   161            185             26
   Minority interest                                                 1             --             --
   Deferred income taxes                                           251            (24)            (7)
   Changes in operating assets and liabilities:
         Accounts receivable                                      (126)            78             65
         Inventories                                               (81)           (25)            10
         Prepayments and other assets                               (9)             8             (4)
         Accounts payable                                          106            (82)             6
         Interest accrued                                           35              4             27
         Taxes accrued                                             (53)           101              2
         Other liabilities                                         105            139            (30)
                                                                  ----           ----           ----
                  Cash provided by operating activities            292            341             74
                                                                  ----           ----           ----

Cash flows - investing activities
   Capital expenditures                                           (204)          (254)           (51)
   Proceeds from sales of assets                                    25             30             --
   Investment in marketable securities                             (29)            (3)           (27)
   Other investments                                               (21)            (7)            --
                                                                  ----           ----           ----
         Cash used in investing activities                        (229)          (234)           (78)
                                                                  ----           ----           ----
Cash flows - financing activities
   Borrowings under long-term debt                                 692            240             --
   Retirements of  long-term debt                                 (468)          (215)            --
   Change in notes payable - banks                                (389)            (4)            16
   Receivable financing                                             --            300             --
   Debt financing cost                                             (11)            --             --
   Dividends paid                                                 (140)          (200)            --
                                                                  ----           ----           ----
         Cash (used in) provided by financing activities          (316)           121             16
                                                                  ----           ----           ----
Net change in cash and cash equivalents                           (253)           228             12
                                                                  ----           ----           ----
Cash and cash equivalents - beginning balance                      739            486            714
                                                                  ----           ----           ----
Cash and cash equivalents - ending balance                         486            714            726
                                                                  ----           ----           ----
Supplemental cash flow disclosures:
   Cash paid for interest                                           93            198              5
   Cash paid for income taxes                                       18             90             --
Non-cash transactions:
   Record capital lease and related obligations                    705             --             --
   Consolidation of debt and related investment on
     cross-border leases                                           408            139             --



The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   Description of Business

     The business and operations of Eastern Group plc and Subsidiaries (Eastern) are divided into three principal segments, as follows:

     The energy retail business which supplies electricity and gas to national domestic, industrial and commercial customers in the United Kingdom;

     The energy management and generation business which manages an integrated portfolio of generation assets, physical gas assets and contracts; and

     The networks business which owns, manages and operates the electricity distribution system

     These businesses are carried out primarily in the United Kingdom with interests increasingly being developed throughout the rest of Europe.

     Prior to May 19, 1998, Eastern was owned by The Energy Group PLC (TEG). On May 19, 1998, TU Acquisitions Limited, a subsidiary of TXU Corp, acquired control of TEG (see Note 17).

2.   Basis of Presentation and Significant Accounting Policies

     The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (US GAAP).

     Consolidation -- The consolidated financial statements include the accounts of Eastern and all majority owned subsidiaries. Minority interest represents the minority shareholders' proportionate share in the equity or income of Eastern's majority-owned subsidiaries.

     All significant intercompany items and transactions have been eliminated in consolidation. Investments in significant unconsolidated affiliates are accounted for by the equity method.

     Use of estimates -- The preparation of Eastern's consolidated financial statements, in conformity with US GAAP, requires management to make estimates and assumptions about future events that affect the reporting and disclosure of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense during the period covered by the consolidated financial statements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information.

     Cash and cash equivalents -- Cash equivalents consist of highly liquid investments, which are readily convertible into cash and have maturities of three months or less.

     Inventories - Inventories consist of fuel stock, material and supplies, and are stated at the lower of cost or net realizable value. The cost of inventories is determined using a weighted average cost method.

     Capitalized   interest  -  Interest  is   capitalized   on  major   capital
     expenditures during the period of construction.

     Property, plant and equipment - Property, plant and equipment are stated at cost less accumulated depreciation. The cost of additions, improvements, and interest on construction are capitalized, while maintenance and repairs are charged to expense when incurred.

     Leased generating stations meeting certain criteria and related equipment are capitalized and the present value of the related lease payments is recorded as a liability. Depreciation of capitalized lease assets is

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


2.   Basis of Presentation and Significant Accounting Policies (continued)

     computed on the straight-line basis over the shorter of the estimated remaining useful life of the asset or the lease term.

     Depletion of gas reserves is charged on a unit-of-production basis, based on an assessment of proven reserves. Depreciation of all other property, plant and equipment is determined on the straight-line method over estimated useful lives of the assets as follows:


Electricity generating station assets      30 years

Electricity generating station assets
under capital lease                        Shorter of lease period or estimated
                                           remaining useful life

Electricity distribution system assets     40 years (3% per annum for first 20
                                           years and 2% per annum for last
                                           20 years)

Buildings                                  Up to 60 years

Leasehold improvements                     Shorter of remaining lease term or
                                           estimated useful life

Plant and equipment                        Up to 10 years

     Customer contributions to the construction of electricity distribution system assets are amortized to income over a forty-year period, at a rate of 3% per year for the first 20 years and 2% per year for the last 20 years. The unamortized amount of these contributions is deducted from property, plant and equipment.

     Upon sale, retirement, abandonment or other disposition of property, the cost and related accumulated depreciation are eliminated from the accounts and any gain or loss is reflected in income.

     The United Kingdom Government is entitled to claim a portion of any gain realized by Eastern on certain property disposals made up to March 31, 2000. Provisions for such claims are made when an actual disposal occurs.

     Provision is made for abandonment costs relating to gas fields. Such provisions are determined in accordance with local conditions and requirements, and on the basis of costs estimated at the respective balance sheet date. These costs are expensed on a unit-of-production basis.

     Valuation of long lived assets - The Company periodically evaluates the carrying value of long-lived assets to be held and used, including goodwill, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the projected undiscounted cash flows from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily utilizing the anticipated cash flows discounted at a rate commensurate with risk involved.

     Goodwill - Goodwill is capitalized and amortized over 40 years using the straight-line method. The Company reviews the goodwill recoverability period on a regular basis. Amortization expense for each of the years ended March 31, 1997 and 1998 was (pound)33 million and for the period from April 1, 1998 through May 18, 1998 was (pound)4 million.

     Derivative financial instruments - Eastern defers the effect of changes in the market value of derivative financial instruments for contracts for differences and electricity forward agreements, which are used to hedge firm commitments, to the period when the related transaction is completed. In the event that an overall analysis of the firm commitments being hedged indicates that Eastern is in a net loss position, a provision is made for these anticipated losses. Transactions that are entered into that do not meet the criteria for hedge accounting are marked to market on the balance sheet at the period end, and the unrealized gain or loss is recognized in the Statement of Consolidated Income for that period.

     Revenue recognition - Electricity and gas sales revenues are recognized when services are provided to customers and include an estimated accrual for the value of electricity and gas consumed by customers

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


2.   Basis of Presentation and Significant Accounting Policies (continued)

     between the date of their last meter reading and the period-end date. Operating revenues are stated exclusive of value added tax, but inclusive of the fossil fuel levy.

     Foreign currencies - Assets and liabilities of foreign subsidiaries are translated at the exchange rate on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments resulting from this process are charged or credited to the cumulative currency translation adjustment account in common stock equity. Gains and losses on foreign currency transactions are included in the Statement of Consolidated Income.

     Income taxes - Income tax expense includes United Kingdom and other national income taxes. Eastern intends to reinvest the earnings of its foreign subsidiaries into those businesses. Accordingly, no provision has been made for taxes which would be payable if such earnings were distributed to Eastern.

     Advance Corporation Tax (ACT) recoverable represents the amount of tax paid or payable on outgoing dividends paid and proposed which can be set off against a corporation tax liability arising currently or in the future, thereby reducing current tax expense.

     Deferred income taxes are determined under the liability method. Deferred income taxes represent liabilities to be paid or assets to be received in the future and reflect the tax consequences on future years of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. Future tax rate changes would affect those deferred tax liabilities or assets in the period when the tax rate change is enacted. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not.

     Marketable securities - Eastern has classified all of its marketable securities as available for sale. Available for sale securities are carried at fair value with the unrealized gains and losses reported as a component of accumulated other comprehensive income in common stock equity. Declines in fair value that are other than temporary are reflected in the Statement of Consolidated Income.

     Appraisal   and   development   expenditure   of  gas  fields  -  Appraisal
     expenditures are accounted for under the successful efforts method. General seismic and other costs are expensed as incurred.

     Ceiling test - The capitalized costs of gas fields under evaluation, under development or in production are assessed each year on a field-by-field basis. To the extent that the future net revenues from the remaining commercial reserves, or, in the case of prospects under evaluation, the estimated potential commercial reserves, are less than the net capitalized costs of the field, a charge is made to the profit and loss account.

     New  accounting  standards - Statement  of Financial  Accounting  Standards
     (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," was to be effective for fiscal years beginning after June 15, 1999. This statement requires that all derivative financial instruments be recognized as either assets or liabilities on the balance sheet at their fair values and that accounting for the changes in their fair values is dependent upon the intended use of the derivatives and their resulting designations. The new standard will supersede or amend existing standards that deal with hedge accounting and derivatives. Eastern has not determined the effect that adopting this standard will have on its consolidated financial statements.

     The Emerging Issues Task Force (EITF) has issued No. 98-10 "Accounting for Energy Trading and Risk Management Activities" which is effective for fiscal years beginning after December 15, 1998. EITF 98-10 requires that contracts for energy commodities which are entered into under trading activities should be marked to market with the gains and losses shown net in the income statement. As Eastern is not primarily involved in trading activities, EITF 98-10 should not have a material impact on the consolidated financial statements upon adoption.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

3.   Property, Plant and Equipment

     Property,   plant  and   equipment,   stated   at  cost  less   accumulated
     depreciation, consisted of:

                                                                March 31, 1998
                                                               ((pound) million)
                                                               -----------------
     Electricity distribution system                                 1,567
     Electricity generating stations                                 1,154
     Upstream gas assets                                                45
     Other land and buildings                                          102
     Plant and equipment                                               360
     Accumulated depreciation                                         (863)
                                                                    ------

     Net property, plant and equipment                               2,365
                                                                    ======


     Depreciation expense for the years ended March 31, 1997 and 1998 was (pound)128 million and (pound)152 million, respectively, and for the period from April 1, 1998 through May 18, 1998 was (pound)22 million.

     Electricity generating stations and plant and equipment include assets under capital leases as follows:


                                                                March 31, 1998
                                                               ((pound) million)
                                                               -----------------
     Cost                                                              839
     Less accumulated depreciation                                    (126)
                                                                      ----

     Net book value                                                    713
                                                                      ====


4.   Restricted Cash

     At March 31, 1998, (pound)408 million of deposits has been used to cash-collateralize existing future lease obligations to certain banks related to the funding of the leases of three power stations from National Power PLC (Note 9). Additionally (pound)139 million at March 31, 1998 has been used to cash-collateralize existing future lease obligations arising from a cross-border leasing arrangement on two other power stations (Note
     9).

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


5.   Investments

     Marketable investments are classified as available for sale, and are considered non-current based upon management's intentions in holding the investments. Marketable investments consisted of:

                                                 Fair market        Unrealized
     March 31, 1997                Cost             value          gain/(loss)
                                   ----             -----          -----------
                                              ((pound)million)

     SME                             29               24                (5)
                                    ---              ---               ---
                                     29               24                (5)
                                    ===              ===               ===

                                                 Fair market        Unrealized
     March 31, 1998                Cost             value          gain/(loss)
                                   ----             -----          -----------
                                              ((pound)million)

     SME                             25               18                (7)
     HC                               3                3                --
                                    ---              ---               ---
                                     28               21                (7)
                                    ===              ===               ===

                                                 Fair market        Unrealized
     May 18, 1998                  Cost             value          gain/(loss)
                                   ----             -----          -----------
                                              ((pound)million)

     SME                             35               25               (10)
     HC                              20               20                --
                                    ---              ---               ---
                                     55               45               (10)
                                    ===              ===               ===


     At March 31, 1998 Eastern held an 11.8% investment in Severomoravska Energetika (SME), which is listed in the Czech Republic. During the period from April 1, 1998 through May 18, 1998, Eastern's Investment in SME increased to 16%. During the year ended March 31, 1998, Eastern acquired a 1.8% investment in Hidroelectrica del Cantabrico (HC), which is listed in Spain. As Eastern does not have the ability to exercise significant influence over either SME's or HC's operating and financial policies, these investments have been accounted for as marketable securities and accordingly have been marked to market at March 31, 1997 and 1998 and May 18, 1998.

     There were no sales of marketable securities in the two year period ended March 31, 1998, or from April 1, 1998 through May 18, 1998.

     At March 31, 1998 Eastern held an additional (pound)21 million in other investments.

6.   Pensions

     The majority of Eastern's employees are members of the Electricity Supply Pension Scheme (ESPS) which provides pensions of a defined benefit nature for employees throughout the England and Wales Electricity Supply Industry. The ESPS operates on the basis that there is no cross-subsidy between employers and the financing of Eastern's pension liabilities is therefore independent of the experience of other participating employers. The assets of the ESPS are held in a separate trustee-administered fund and consists principally of United Kingdom and European equities, United Kingdom property holdings and cash. The pension cost relating to the Eastern portion of the ESPS is assessed in accordance with the advice of independent qualified actuaries using the projected unit method. The benefits under these plans are primarily based on years of service and compensation levels as defined under the respective plan provisions.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


6.   Pensions (continued)

     The assets of the Electricity Supply Pension Scheme are held in a separate trustee administered fund and consist principally of United Kingdom and European equities, United Kingdom property holdings and cash.

     Eastern has adopted SFAS No. 132, "Employer's Disclosure about Pensions and other Post-retirement Benefits" for the year ended March 31, 1998.

                                                                  Year ended
                                                                March 31, 1998
                                                                --------------
                                                               ((pound) million)
     Change in benefit obligations
     -----------------------------

     Benefit obligation at beginning of year                           702


     Service cost                                                        9
     Interest cost                                                      53
     Plan participants' contributions                                    7
     Termination liability                                              15
     Actuarial loss                                                    100
     Benefits paid                                                     (51)
                                                                    ------

     Benefit obligation at end of year                                 835
                                                                    ======
     Change in plan assets:
     ----------------------

     Fair value of plan assets at beginning of year                    874


     Actual return on plan assets                                      285
     Employer contribution                                              14
     Plan participants' contributions                                    7
     Benefits paid                                                     (51)
                                                                    ------

     Fair value of plan assets at end of year                        1,129
                                                                    ======
     Funded Status:
     --------------

     Funded status                                                     294
     Unrecognized net actuarial gain                                  (151)
     Unrecognized prior service cost                                     7
                                                                    ------

     Prepayments for pensions                                          150
                                                                    ======

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


6.   Pensions (continued)

     Weighted average assumptions:

                                                                                                 Period from
                                                                                                April 1, 1998
                                                               Year ended       Year ended         through
                                                             March 31, 1997   March 31, 1998     May 18, 1998
                                                             --------------   --------------     ------------
                                                                   %                 %                %
     Expected long-term rate of return on assets                    8.5               7.0              7.0
     Rate of salary increases                                       5.0               4.0              4.0
     Discount rate                                                  8.0               7.0              6.5

     Components of net periodic pension benefit:

                                                                                            Period from
                                                                                          April 1, 1998
                                                         Year ended       Year ended         through
                                                       March 31, 1997   March 31, 1998     May 18, 1998
                                                       --------------   --------------     ------------
                                                                      ((pound) million)

     Service cost-benefits earned during the period            9                 9             1
     Interest cost on projected benefit obligations           58                53             7
     Expected return on plan assets                          (75)              (69)          (10)
     Net amortization and deferral                            --                 1            --
                                                             ---               ---           ---
     Net periodic benefit                                     (8)               (6)           (2)
                                                             ===               ===           ===

     During 1997 and 1998 special retirement programs were offered to encourage early retirements among certain employees which resulted in additional pension cost of (pound)12 million and (pound)15 million in the years ended March 31, 1997 and 1998, respectively.

7.   Taxation

     The components of income tax expense are as follows:

                                                                                        Period from
                                                                                       April 1, 1998
                                                      Year ended       Year ended         through
                                                    March 31, 1997   March 31, 1998     May 18, 1998
                                                    --------------   --------------     ------------
                                                                  ((pound) million)
     Current:
          United Kingdom                                    53              213                 2
                                                          ----             ----              ----

     Deferred:
          United Kingdom                                   251              (24)               (7)
                                                          ----             ----              ----

              Total income tax expense/(benefit)           304              189                (5)
                                                          ====             ====              ====

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


7.   Taxation (continued)

     Income/(loss) before income taxes is as follows:

                                                                                              Period from
                                                                                             April 1, 1998
                                                             Year ended       Year ended         through
                                                           March 31, 1997   March 31, 1998    May 18, 1998
                                                           --------------   --------------    ------------
                                                                          ((pound) million)
     United Kingdom                                               212             157              (27)
     Other countries                                                3              (6)               1
                                                                 ----            ----             ----

          Total income/(loss) before income taxes and
            minority interest                                     215             151              (26)
                                                                 ====            ====             ====


     Significant components of the Company's deferred tax assets and liabilities at March 31, 1998 are as follows:

                                                                     As at
                                                                 March 31, 1998
                                                                 --------------
                                                               ((pound) million)
     Deferred tax assets
     Tax loss carry forwards                                               (1)
     Leased assets                                                       (450)
     Other                                                                (98)
                                                                         ----

     Total deferred tax assets                                           (549)
     Valuation allowance for deferred tax assets                          165
                                                                         ----
     Net deferred tax assets                                             (384)
                                                                         ----

     Deferred tax liabilities
     Excess of book value over taxation value of fixed assets             274
     Leased assets                                                        507
     Other                                                                 37
                                                                         ----

     Total deferred tax liabilities                                       818
                                                                         ----
          Net deferred tax liabilities                                    434
                                                                         ====

     All of the net deferred tax liabilities are non-current.

     The recognized deferred tax asset is based upon the expected future utilization of net operating loss carryforwards and the reversal of other temporary differences. For financial reporting purposes, the Company has recognized a valuation allowance for those benefits for which realization does not meet the more likely than not criteria. The valuation allowance has been recognized in respect of leased assets. The Company continually reviews the adequacy of the valuation allowance and is recognizing these benefits only as reassessments indicate that it is more likely than not that the benefits will be realized. The valuation allowance increased by (pound)18 million in the year ended March 31, 1998.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


7.   Taxation (continued)

     United Kingdom income tax expense at the statutory tax rate (33% at March 31, 1997 and 31% at March 31, 1998 and May 18, 1998) is reconciled below to the actual income tax expense:

                                                                                                Period from
                                                                                               April 1, 1998
                                                             Year ended       Year ended         through
                                                           March 31, 1997   March 31, 1998     May 18, 1998
                                                           --------------   --------------     ------------
                                                                          ((pound) million)
     Tax at United Kingdom statutory rate                        71               47               (8)
     Windfall tax                                                --              112               --
     Non-deductible goodwill                                     10               10                1
     Effect of tax rate on United Kingdom dividends              (2)              (2)              --
     Movement in valuation allowance                            147               18                2
     Leasing transaction                                         93               --               --
     Tax rate change                                            (13)              --               --
     Profit on disposal taxed at lower rates                     (5)              (1)              --
     Non-deductible expenses                                      2                3               --
     Other                                                        1                2               --
                                                               ----             ----             ----

          Income tax expense/ (benefit)                         304              189               (5)
                                                               ====             ====             ====


     For the year ended March 31, 1998, a windfall tax was levied on Eastern according to a formula contained in the UK Finance (No. 2) Act 1997. The liability to the tax was assessed at (pound)112 million of which half was paid on December 1, 1997 and the balance was paid on December 1, 1998.

     As at March 31, 1998 Eastern had net operating loss carryforwards of (pound)1 million that are available to offset future taxable income. The net operating loss carryforwards have no expiration date.

     The tax effect of components included in accumulated other comprehensive income was a benefit of (pound)2 million in the year ended March 31, 1997, a benefit of (pound)1 million in the year ended March 31, 1998 and a benefit of (pound)1 million for the period from April 1, 1998 through May 18, 1998.

8.   Related Party Transactions

     At March 31, 1998 Eastern was owed (pound)0.4 million by TEG, which arose from payments of salary expenses by Eastern on behalf of TEG.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


9.   Notes Payable and Long-term Debt

     Weighted average interest rate at March 31, 1998 on notes payable to banks was 13.2%.

     Long-term debt consists of the following:

                                                                                              March 31, 1998
                                                                                              --------------
                                                                                             ((pound) million)
      Notes and Bonds:
     (pound)350 million 8.375% bonds due 2004                                                         350
     (pound)200 million 8.5% bonds due 2025                                                           200
     (pound)200 million 8.75% bonds due 2012                                                          200
      Other:
           Rent factoring loans (weighted average interest rate of 7.35%, due 1999-2001)              804
           Other unsecured loans, due in instalments 8.9% - 18.3%                                      50
           Capital leases                                                                             461
           Cross-border leases                                                                        139
                                                                                                    -----

      Total long-term debt                                                                          2,204
      Less current portion                                                                            228
                                                                                                    -----

      Long-term debt, less amounts due currently                                                    1,976
                                                                                                    =====


     (pound)100 million of the (pound)350 million 8.375% bonds included in long-term debt has been converted into floating rate debt by way of interest rate swaps, which expire in the year 2004.

     Rent factoring loans - Certain subsidiaries of Eastern entered into an agreement with commercial banks whereby future intra-group rental payments receivable were assigned to these banks in return for a capital sum. (pound)408 million of the capital sum has been deposited to cash collateralize existing future lease obligations to certain banks related to the funding of the leases of three power stations leased from National Power.

     On December 17, 1997 a subsidiary of Eastern issued a(pound)21 million floating rate (18.26% at March 31, 1998) bond in the Czech Republic.

     Long-term debt balances are denominated in the following currencies:

                                                          March 31, 1998
                                                          --------------
                                                         ((pound) million)
         Sterling                                             2,044
         United States dollars                                  139
         Other                                                   21
                                                              -----

         Total long-term debt                                 2,204
                                                              =====


     There was no capitalized interest for the year ended March 31, 1998, or for the period from April 1, 1998 through May 18, 1998. Capitalized interest for the year ended March 31, 1997 was (pound)11 million.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


9.   Notes Payable and Long-term Debt (continued)

     Long-term debt, excluding capital lease balances, is repayable as follows:

                                                           Year Ending
                                                            March 31
                                                            --------
         1999                                                   213
         2000                                                   225
         2001                                                   242
         2002                                                   127
         2003                                                    21
         Thereafter                                             915
                                                              -----
                                                              1,743
         Capital leases                                         461
                                                              -----

         Total long-term debt                                 2,204
                                                              =====


     Capital lease obligations - As at March 31, 1998, future minimum lease payments for assets under capital leases, together with the present value of minimum lease payments, were:

                                                             Year Ending
                                                              March 31
                                                              --------
                                                          ((pound) million)
     1999                                                        16
     2000                                                        16
     2001                                                        17
     2002                                                       542
     2003                                                        17
     Thereafter                                                  98
                                                               ----

     Total future minimum lease payments                        706
     Less amounts representing interest                        (245)
                                                               ----

     Present value of future minimum lease payments             461
                                                               ----

     Current                                                     15
     Non-current                                                446
                                                               ----
     Total                                                      461
                                                               ====


     Substantially all of the capital lease obligations relate to coal-fired power stations. Additional payments of approximately (pound)6 per megawatt hour (indexed from 1996 prices) linked to output levels from the stations are payable for the first seven years of their operation by Eastern (operations commenced in 1996).

     The lease agreement for three of the coal-fired power stations contains a purchase option of (pound)1 in 2046. The lease is for a total of ninety-nine years.

     Cross-border leases - The debt arising on the cross-border leases is fully collaterized by restricted cash on deposit (see Note 4). Certain subsidiaries of Eastern have entered into cross-border lease transactions in respect of two power stations that are wholly owned by the Company. The Company has retained control of the power stations and their output and is responsible for their operations.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


9.   Notes Payable and Long-term Debt (continued)

     The Company's debt agreements contain certain covenants with which they must comply, including leverage ratios, levels of net assets and interest cover covenants. At March 31, 1998, the Company was in compliance with all covenants.

10.  Lines of Credit and Other Credit Facilities

     Credit facility - At March 31, 1998 Eastern had a five year committed revolving credit borrowing facility amounting to (pound)350 million with interest based on LIBOR plus 0.23% which at March 31, 1998 was 7.86%.

     Promissory note program - Eastern has a one year promissory note program issued within the Czech Republic which has been utilized to fund its investment in SME and Teplarny Brno a.s. The note bears interest at an annual rate of PRIBOR plus 0.7% which at March 31, 1998 was 18.3%.

     Short-term loan on accounts receivable - Eastern has facilities with a financial institution whereby it may, from time to time, borrow funds from the financial institution. Outstanding borrowings under the agreements may not exceed certain levels and are collateralized by portions of Eastern's trade accounts receivable. At March 31, 1998, Eastern had borrowed (pound)300 million under these facilities. The loan bears interest at an annual rate based upon commercial paper rates plus 0.225% which at March 31, 1998 was 7.6%.

11.  Commitments

     Eastern evaluates its position relative to asserted and unasserted claims, loss-making purchase commitments or future commitments and makes provisions as needed.

     Eastern's investment in Svartisen (the offtake generated by water rights in hydro-electric power plants in Norway) requires coverage of approximately 31.2% of the costs incurred in relation to the operation of the power plant, as well as a portion of the maintenance costs, property tax, and feeding costs (defined as fixed charges such as connection and capacity charges and volume related charges such as an energy charge) for 55 years, beginning in 1998. The electricity generated from the hydro-electric plants will be sold into the Norwegian power pool, from which Eastern will receive income.

     Gas take-or-pay contracts - Eastern is a party to various types of contracts for the purchase of gas. Almost all include "take-or-pay" obligations under which the buyer agrees to pay for a minimum quantity of gas in a year. In order to help meet the expected needs of its wholesale and retail customers, Eastern has entered into a range of gas purchase contracts. As at March 31, 1998, the commitments under long-term gas purchase contracts amounted to an estimated (pound)2.8 billion, covering periods up to 16 years forward. Management does not consider it likely, on the basis of Eastern's current expectations of demand from its customers as compared with its take-or-pay obligations under such purchase contracts, that any material payments will become due from Eastern for gas not taken.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


11.  Commitments (continued)

     Rental   commitments  -  The  future  minimum  rental   commitments   under
     non-cancellable operating leases were as follows:

                                                                   Year ending
                                                                   December 31
                                                                   -----------

     Period from May 19, 1998 through December 31, 1998                 34
     1999                                                               53
     2000                                                               36
     2001                                                               37
     2002                                                               34
     2003                                                               30
     Thereafter                                                         27
                                                                       ---

     Total                                                             251
                                                                       ===


     The operating lease commitments relate to coal-fired power stations. Additional variable payments of approximately (pound)6 per megawatt hour (indexed to 1996 prices) linked to output levels from these stations are payable through 2000, the first four years of the lease agreement, by Eastern.

     Rental  expense for  operating  leases  amounted to  (pound)49  million and
     (pound)77 million for the years ended March 31, 1997 and 1998, respectively. Rental expense for operating leases for the years ended March 31, 1997 and March 31, 1998 include (pound)32 million and (pound)42 million, respectively, of minimum lease payments and (pound)17 million and (pound)35 million, respectively, of variable lease payments, based on output. Rental expense for operating leases amounted to (pound)10 million for the period ended May 18, 1998. Rental expense for operating leases during the period to May 18, 1998 includes (pound)6 million of minimum lease payments and (pound)4 million of variable lease payments, based upon output.

12.  Contingencies

     Eastern is subject to business risks that are actively managed against exposures.

     In February 1997, the official government representative of pensioners (Pensions Ombudsman) made a determination against the National Grid Company plc (National Grid) and its group trustees with respect to complaints by two pensioners in National Grid's section of the ESPS relating to the use of the pension fund surplus resulting from the March 31, 1992 actuarial valuation of the National Grid section to meet certain costs arising from the payment of pensions on early retirement upon reorganization or downsizing. These determinations were set aside by the High Court on June 10, 1997 and the arrangements made by National Grid and its group trustees in dealing with the surplus were confirmed. The two pensioners have now appealed against this decision and judgment has now been received although a final order is awaited. The appeal was allowed endorsing the Pensions Ombudsman's determination that the corporation was not entitled to unilaterally deal with any surplus. If a similar complaint were to be made against Eastern in relation to its use of actuarial surplus in its section of the ESPS, it would vigorously defend the action, ultimately through the courts. However, if a determination were finally to be made against it and upheld by the courts, Eastern could have a potential liability to repay to its section of the ESPS an amount estimated by Eastern to be up to (pound)45 million (exclusive of any applicable interest charges).

     General - In addition to the above, Eastern is involved in various legal and administrative proceedings arising in the ordinary course of its business. Eastern believes that all such lawsuits and resulting claims would not have a material effect on its financial position, results of operation or cash flows.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


13.  Employee Share Plans

     TEG had the following employee share plans in which Eastern's employees participated for the two year period ended March 31, 1998 and for the period from April 1, 1998 through May 18, 1998:

     (a) The Energy Group Sharesave Scheme which was available to the United Kingdom-based employees of Eastern and those directors who devoted more than 25 hours a week to their duties. Employees who participated in this scheme had to enter into a monthly savings contract.

     (b) The Energy Group Executive Share Option Scheme which was administered by the Remuneration Committee of the Board of Directors of TEG (the Remuneration Committee) and was available at its discretion to employees and those directors who devote more than 25 hours a week to their duties.

     (c) The Energy Group Long-term Incentive Plan operated in conjunction with Eastern's Employee Benefit Trust. The plan was supervised and administered by the Remuneration Committee. The Plan could be made available to all employees and directors at the discretion of the Remuneration Committee, but it was in practice limited to the executive directors and certain senior executives of Eastern.

     The movements in share options outstanding during the year ended March 31, 1998 and the period ended May 18, 1998 were:

                   Fair
                   value                   As at                                          As at                             As at
                    of       Exercise      March                                        March 31,    Exercise/             May 18,
                  options      price     31, 1997    Exercised    Lapsed     Granted       1998       Lapsed    Granted      1998
                  -------      -----     --------    ---------    ------     -------       ----       ------    -------      ----
                  (pence)     (pence)
Executive
Share Options         73         547      774,416     10,958      38,353           --     725,105         --         --     725,105

Sharesave
Scheme - 3
year               109.8         465       19,455         --          --      233,466     252,921         --     29,183     282,104

Sharesave
Scheme - 5
year               133.3         438       73,254         --          --      879,052     952,306         --     36,627     988,933

Long-term
Incentive Plan       465          --      486,926         --      33,951           --     452,975         --         --     452,975

     No options lapsed or were exercised prior to March 31, 1997.

     With the exception of the Sharesave Schemes, the options listed above were all granted between February 25, 1997 and March 31, 1997. The granted options for the Sharesave Schemes reflect additional amounts saved by participants during the respective period.

     Since May 18, 1998 all options or awards then outstanding under the employee share plans described in (a) to (c) above have, as a consequence of the takeover of Eastern by Texas Utilities (see Note 17), either been exercised, waived or surrendered for a cash cancellation payment or lapsed.

     Eastern recorded compensation expense relating to the employee share plans of (pound)0.1 million in the year to March 31, 1997, (pound)2 million in the year to March 31, 1998 and (pound)0.3 million in the period from April 1, 1998 to May 18, 1998.

     Eastern determined the potential impact of SFAS No. 123, "Accounting For Stock-Based Compensation" with regard to the recognition of compensation expense. Under SFAS 123, compensation expense is determined based upon the fair value at the grant date for awards. Had compensation expense for Eastern share option schemes been determined based upon the methodology prescribed under SFAS 123, Eastern's loss would not have been affected in the year ended March 31, 1997, would have been (pound)500,000 lower in the year ended March 31, 1998 and would have been (pound)125,000 lower in the period ended May 18, 1998. The fair value of the options granted are estimated using the Black Scholes model.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


13.  Employee Share Plans (continued)

     The following weighted-average assumptions were assumed in determining the fair value of options for the Executive Share Option Scheme: exercise price is equal to the fair value of the stock on the grant date; risk-free interest rate is 5.31%; expected lives of 2 years and remaining contract life of 5.5 years; expected volatility of 27.3% and a dividend yield of 5.48%. The same assumptions were used in determining the compensation cost as of the grant date for the Long-term Incentive Plan and the Sharesave Schemes for the risk free interest rate, expected volatility and dividend yield. For the 5 year Sharesave Scheme the exercise price is 80% of the stock price at date of grant and a contract life of 4.3 years. For the 3 year Sharesave Scheme the exercise price is 85% of the stock price at date of grant and a contract life of 2.3 years. For the Long-term Incentive Plan the exercise price is nil and the expected life is 3 years.

14.  Dividend Restrictions

     Certain debt instruments of Eastern contain provisions that, under certain conditions, restrict distributions on or acquisitions of common stock. At March 31, 1998 retained earnings were not restricted as a result of such provisions.

15.  Segmental Information

                                                                                           Period from April 1, 1998
                                                     Year ended March 31,                    through May 18, 1998
                                     ----------------------------------------------------  -------------------------
                                                    Capital/                   Capital/                   Capital/
                                         1997      Investment       1998      Investment                 Investment
                                     Contribution  expenditure  Contribution  expenditure  Contribution  expenditure
                                     ------------  -----------  ------------  -----------  ------------  -----------
     Energy retail                         (8)           16          (52)           42           (5)            6
     Energy management and
          generation                      103            60          180            44          (13)            6
     Networks                             165           147          189           120           21            31
     Other                                 --            --           --            32           (3)           35
                                         ----          ----         ----          ----         ----          ----

                                          260           223          317           238           --            78
     Cost of capital elimination          151            --          125            --           17            --
     Unallocated corporate costs          (40)           31          (11)           26          (28)           --
                                         ----          ----         ----          ----         ----          ----
                                          371           254          431           264          (11)           78
                                         ----          ----         ----          ----         ----          ----
     Purchase accounting and
          US GAAP adjustments             (61)           --          (70)           --           --            --
     Unallocated contract costs            --            --          (68)           --           --            --
     Unallocated restructuring costs      (20)           --          (20)           --           --            --
     Unallocated investment
          income                           13            --            4            --            1            --
                                         ----          ----         ----          ----         ----          ----

     Income (loss) before
          interest, income
          taxes and minority
          interest                        303            --          277            --          (10)           --
                                         ====          ====         ====          ====         ====          ====

     The segments have been identified on the basis of the underlying nature of the business and its customer base and the corresponding skill sets required, e.g., engineering, portfolio management and customer services.

     The energy retail business segment provides electricity and gas to United Kingdom national domestic, industrial and commercial users. It also has commenced retailing joint ventures in continental Europe. The energy management and generation business segment manages an integrated portfolio of contracts

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


15.  Segmental Information (continued)

     and physical gas and generation assets. The contracts include supplying the energy retail business with electricity and gas as well as contracts with third party energy retailers, traders and wholesalers. The networks business segment owns and manages the electricity distribution system and its principal customer base is energy retail and other electricity suppliers. The other category consists of two operating segments, metering and telecoms which fall below the quantitative thresholds for determining reportable segments.

     As set out above, contribution is defined as operating profit before exceptional and extraordinary items, but after a notional charge for the cost of capital. Capital/investment expenditure includes all items of capital and investment expenditures including the European equity investment. The cost of capital is calculated as 0.5% per month on working capital and is eliminated on consolidation. Overhead costs, such as those incurred by Eastern at head office and core costs related to information technology are not allocated among the segments.

                                                                  Revenues for
                                                                   the period
                                                                      from
                                      Revenues for the            April 1, 1998
                                    year ended March 31,            through
                                    1997            1998          May 18, 1998
                             ---------------  ----------------  ----------------
                            ((pound)million)  ((pound)million)  ((pound)million)

     United Kingdom                2,966           3,447              422
     Other countries                  18              28                3
                                   -----           -----            -----

     Total                         2,984           3,475              425
                                   =====           =====            =====


     Revenues are attributed to countries based on location of customers. There are no revenues for transactions with a single external customer that are 10% or more of Eastern's revenue. The electricity trading market in England and Wales (the Pool) is not considered by Eastern to be an external customer, as all electricity generated is sold into the Pool and is then repurchased from the Pool for subsequent resale.

                                                                  Long-lived
                                                                   assets at
                                                                March 31, 1998
                                                                --------------
                                                               ((pound) million)

     United Kingdom                                                   2,314
     Other countries                                                     51
                                                                      -----

     Total                                                            2,365
                                                                      =====


16.  Derivative and Financial Instruments

     Eastern uses derivative financial instruments for purposes other than trading and does so to reduce its exposure to fluctuations in electricity prices, gas prices, interest rates and foreign exchange rates. Derivative financial instruments used by Eastern include contracts for differences, electricity forward rate contracts, interest rate swaps, interest forward rate agreements, options, gas swaps futures and foreign exchange forward contracts.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


16.  Derivative and Financial Instruments (continued)

     Electricity price risk management - Electricity forward contracts are primarily used by Eastern to hedge future changes in electricity prices. Almost all electricity generated in England and Wales must be sold to the Pool, and electricity suppliers must likewise generally buy electricity from the Pool for resale to their customers. The Pool is operated under a Pooling and Settlement Agreement to which all licensed generators and suppliers of electricity in Great Britain are party. These trading arrangements are currently under review by the United Kingdom government.

     Eastern enters into electricity forward contracts to assist in the management of its exposure to fluctuations in electricity pool prices. The contracts bought and sold are contracts for differences (CfDs) and electricity forward agreements (EFAs) that fix the price of electricity for an agreed quantity and duration by reference to an agreed strike price. EFAs are similar in nature to CfDs, except that they tend to last for shorter time periods and are based on standard industry terms rather than being individually negotiated. Long-term CfDs are in place to hedge a portion of the electricity to be purchased through to 2009. Such CfDs represent an annual commitment of approximately five terawatt hours (TWh), declining on a linear basis to approximately two TWh by 2005 and finally expiring in 2010. There are no similar long-term commitments under EFAs. The impact of changes in the market value of these contracts, which serve as hedges, is deferred until the related transaction is completed.

     The fair value of outstanding CfDs and EFAs at March 31, 1998 was (pound)29 million, calculated as the difference between the expected value of the CfDs or EFAs, based on their known strike price and known volume, and the current market value, based on an estimate of forward prices for the CfD or EFA term. It should be noted that the market for the CfDs and EFAs has not been liquid to date and there is no readily identifiable market through which the majority of CfDs or EFAs could be realized through an exchange. No easily definable forward price curve exists for the duration and shape of the CfDs or EFAs that would be agreed generally.

     Gas swaps and futures - In the gas retail business, Eastern sells fixed price contracts to customers and supplies the customer through a portfolio of gas purchase contracts and other wholesale contracts. The overall net exposure of Eastern to the gas spot market is managed by using gas swaps and futures.

     Interest rate management - Interest rate swaps and forward rate agreements are used by Eastern to convert between fixed rates and floating rates as required. Gains and losses from interest rate swaps and forward rate agreements are accrued over the contract period. The interest rate swaps held by Eastern as at March 31, 1998 are comprised of two swaps to convert (pound)100 million of the (pound)350 million 8.375% bonds due 2004 into floating rate debt; (pound)35 million is based on LIBOR and (pound)65 million is based on LIBOR less 0.7625%.

     Forward rate agreements totalling (pound)865 million for a maximum duration of one year to swap floating rate deposits into fixed rates were outstanding at March 31, 1998.

     Foreign currency risk management - Eastern has exposure to foreign currency movements and uses derivative financial instruments to manage this exposure (principally investments in European countries). The instruments used are forward purchase contracts and options. The policy with regard to any such exposures is to match assets owned in foreign countries with borrowings in that same currency. Where there are firm commitments to purchase goods in a foreign currency then forward contracts or options are used to fix the exchange rate. There were no material foreign exchange forward contracts outstanding at March 31, 1998.

     Concentrations and credit risk - Eastern's financial instruments that are exposed to concentrations of credit risk consist primarily of cash equivalents, trade receivables and derivative contracts.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


16.  Derivative and Financial Instruments (continued)

     Eastern only deposits cash with banks that have a rating in excess of AA or invests in commercial paper from issuers with ratings of A1 or P1. Maximum limits are set for each bank based on their ratings and also maximum limits are set for each country.

     Eastern's trade receivables result primarily from its gas and electricity retail operations and reflect a broad customer base including industrial, commercial and domestic customers.

     Approximately  38 per cent by volume of all of  Eastern's  CfDs and EFAs in
     the  year  ended   March  31,  1998  were   contracted   with  two  primary
     counterparties.

     Credit risk relates to the risk of loss that Eastern would incur as a result of non-performance by counterparties to their respective derivative instruments. Eastern maintains credit policies with regard to its counterparties that management believes significantly minimize overall credit risk. Eastern generally does not obtain collateral to support the agreements but establishes credit limits and monitors the financial viability of counterparties and believes its credit risk is minimal on these transactions. The extent of this exposure varies with the prevailing interest and currency rates and was not material throughout the periods presented.

     At March 31, 1998, no single bank was party to more than (pound)100 million
     nominal   value  of  such   agreements.   Eastern   believes  the  risk  of
     nonperformance by counterparties is minimal.

     Fair value of financial instruments

     The carrying amounts and fair values of the material financial instruments of Eastern are as follows:

                                                                      As at March 31, 1998
                                                                    -------------------------
                                                                    Carrying           Fair
                                                                     amount            value
                                                                    --------          -------
                                                                        ((pound) million)

     Assets
          Other investments                                             42              42
          Restricted cash investments                                  547             547
          Cash and equivalents                                         714             714

     Liabilities
          Notes payable - banks                                         57              57
          Short-term loans on accounts receivable                      300             300
          Total long-term debt                                       1,743           1,827

     Other financial instruments - favorable/(unfavorable)
          Interest rate swaps                                           --              11
          Foreign exchange contracts                                    --              (1)
          Gas swaps                                                     --              21
          CfDs and EFAs                                                 --              29
          Financial guarantees and letters of credit                    --              (2)


     The following methods and assumptions were used to determine the above fair values:

     (i) The fair value of fixed asset investments is estimated based on quoted market prices where available and other estimates;

     (ii) The  carrying  amounts  of  current  asset   investments,   short-term
          deposits, cash and bank overdrafts, etc. approximate their fair values because of the short maturity of these instruments;

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


16.  Derivative and Financial Instruments (continued)

    (iii) The fair value of the investment bonds is based on their quoted mid-market prices and excludes the value of the interest rate swaps;

     (iv) The fair value of the interest rate swaps is based on the cancellation value of each swap quoted by the relevant bank counterparty;

     (v) The fair value of foreign exchange contracts is based upon valuations provided by the counterparty;

     (vi) The fair value of the gas swaps is based on the net present value of discounted future cash flows in accordance with the underlying gas forward curve;

    (vii) The fair value of the CfDs and EFAs is based upon a discounted cash flow analysis using an estimate of forward prices in the Pool;

   (viii) The fair value of financial guarantees and letters of credit is based upon fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

17.  Subsequent Events

     As of May 19, 1998, TU Acquisitions Limited (TU Acquisitions), a wholly owned subsidiary of Texas Utilities, acquired control of TEG. This business combination was accounted for as a purchase. During the period between February 5, 1998 and May 18, 1998, TU Acquisitions had acquired a 22% interest in TEG. Substantially all of TEG's continuing operations are conducted through Eastern. The acquisition of TEG by TU Acquisitions resulted in the replacement of the five year committed revolving credit facility, amounting to (pound)350 million, with revolving borrowing facilities of (pound)700 million, of which (pound)250 million is a stand alone facility for the exclusive use of Eastern and a revolving credit facility under which the current holding company of Eastern may borrow up to (pound)450 million for general corporate purposes.

[LETTERHEAD] PRICEWATERHOUSECOOPERS LLP


                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------

To the Board of Directors and Shareholders of Energy Group Overseas B.V.


In our opinion, the accompanying balance sheet and the related statements of income, of comprehensive income, of common stock equity and of cash flows present fairly, in all material respects, the financial position of Energy Group Overseas B.V. at March 3l, 1998 and the results of its operations and its cash flows for the period from formation (October 8, 1997) to March 31, 1998 and from April 1, 1998 to May 18, 1998 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of Overseas' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United Kingdom which do not differ significantly with those in the United States and which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.






PricewaterhouseCoopers
London, England
April 26, 1999

Energy Group Overseas B.V.
BALANCE SHEET
((pound) thousand)

                                                                                     As of
                                                                                 March 31, 1998
                                                                                 --------------
Current Assets:
  Cash and cash equivalents                                                               5
  Interest receivable                                                                10,049
  Unamortized debt issue costs                                                        2,552
  Prepaid expenses                                                                        2
                                                                                    -------
                                                                                     12,608
                                                                                    -------
Long-term loan to Related Party Obligor                                             297,053
                                                                                    -------
Total assets                                                                        309,661
                                                                                    =======

Current Liabilities:

  Interest payable                                                                    9,883
  Corporation tax                                                                        55
  Accrued expenses                                                                        1
                                                                                    -------
                                                                                      9,939

Long-term Debt:
  Guaranteed Notes (net of unamortized discount of (pound)576)                      296,477
  Unearned income related to amortization of discount and debt issue costs            3,128
                                                                                    -------
                                                                                    299,605
                                                                                    -------
Common Stock Equity:

  Common stock                                                                           13
  Retained earnings                                                                     104
  Accumulated other comprehensive income                                                 --
                                                                                    -------
                                                                                        117
                                                                                    -------

Total liabilities and common stock equity                                           309,661
                                                                                    =======




The accompanying notes are an integral part of these financial statements.

Energy Group Overseas B.V.
STATEMENTS OF INCOME
((pound) thousand)

                                                           Period from         Period from
                                                        formation through    April 1 through
                                                          March 31, 1998        May 18, 1998
                                                          --------------        ------------
Financial income/(charges)
Interest expense on Guaranteed Notes                          (10,099)           (3,209)
Interest income from related party                             10,268             3,263
Amortization of discount                                          (13)               (4)
Amortization of debt issue costs                                  (48)              (15)
Amortization income charged to Related Party Obligor               61                19
                                                              -------           -------
                                                                  169                54
                                                              -------           -------

General and administrative expenses                                (6)               (5)
                                                              -------           -------

Profit before taxation                                            163                49

Tax expense                                                       (59)              (18)
                                                              -------           -------
Net income                                                        104                31
                                                              =======           =======








The accompanying notes are an integral part of these financial statements.

Energy Group Overseas B.V.
STATEMENTS OF COMPREHENSIVE INCOME
((pound) thousand)


                                              Period from          Period from
                                           formation through     April 1 through
                                             March 31, 1998       May 18, 1998
                                             --------------       ------------

Net income                                         104                 31

Other comprehensive income:
     Cumulative translation adjustment              --                  3
                                                   ---                ---

Comprehensive income                               104                 34
                                                   ===                ===





The accompanying notes are an integral part of these financial statements.

Energy Group Overseas B.V.
STATEMENTS OF COMMON STOCK EQUITY
((pound) thousand)

                                                                                Accumulated
                                                                                  other
                                                                     Retained  comprehensive
                                                     Common stock    earnings     income
                                                     ------------    --------     ------
Balance at October 8, 1997                                 --           --           --

Stock (40,000 shares) issued                               13           --           --

Net income for the period from formation through
     March 31, 1998                                        --          104           --

Cumulative translation adjustment                          --           --           --

Balance at March 31, 1998                                  13          104           --
                                                          ---          ---          ---

Balance at April 1, 1998                                   13          104           --
                                                          ===          ===          ===

Net income for the period from April 1 through             --           31           --
     May 18, 1998

Cumulative translation adjustment                          --           --            3
                                                          ---          ---          ---

Balance at May 18, 1998                                    13          135            3
                                                          ===          ===          ===






The accompanying notes are an integral part of these financial statements.

Energy Group Overseas B.V.
STATEMENTS OF CASH FLOWS
((pound) thousand)

                                                         Period from      Period from April
                                                      formation through       1 through
                                                       March 31, 1998        May 18, 1998
                                                       --------------        ------------
Cash flows - operating activities:
Net income                                                      104                 31
Change in interest receivable                               (10,268)            (3,262)
Change in prepaid expenses                                       (2)                --
Change in interest payable                                   10,099             (8,064)
Change in corporation tax payable                                59                 18
Change in accrued expenses                                        1                  4
                                                           --------           --------
     Total cash flow used by operating activities                (7)           (11,273)
                                                           --------           --------

Cash flows - investing activities                                --                 --

Cash flows - financing activities:
Issuance of common stock:                                        13                 --
Proceeds from Guaranteed Note offering                      305,765                 --
Long term loan to Related Party Obligor                    (305,765)                --
Proceeds on loan from Related Party Obligor                      --             11,272
                                                           --------           --------
     Total cash flow from financing activities                   13             11,272
                                                           --------           --------

Effect of exchange rate changes on cash                          (1)                --
                                                           --------           --------

Net change in cash and cash equivalents                           5                 (1)

Cash and cash equivalents - beginning balance                    --                  5
                                                           --------           --------
Cash and cash equivalents - ending balance                        5                  4
                                                           ========           ========

Supplemental cash flow disclosures:
Cash paid for interest                                           --             11,272
Cash paid for income taxes                                       --                 --





The accompanying notes are an integral part of these financial statements

Energy Group Overseas B.V.
NOTES TO THE FINANCIAL STATEMENTS


1.   Description of business and summary of significant accounting policies

     General -- Energy Group Overseas B.V. (Overseas) is a private limited liability company established in Amsterdam on October 8, 1997. Overseas, a consolidated subsidiary of The Energy Group (TEG), issued on October 10, 1997 US$ 500 million aggregate principal amount of notes guaranteed by TEG (Guaranteed Notes).

     The Financial Statements have been prepared in conformity with accounting principles generally accepted in the United States (US GAAP).

     Foreign currencies -- All assets and liabilities expressed in currencies other than US Dollars (US$), Overseas' functional currency, have been translated into US Dollars at the rates of exchange approximating those at the date of the transactions. Resulting exchange differences are recognized in the profit and loss account. The financial statements have been translated from US Dollars to British pounds sterling ((pound)) utilizing the exchange rate prevailing at the period end for the balance sheet and at the average rate for the period for all profit and loss accounts. Any difference in the translation process has been recorded as accumulated other comprehensive income in the common stock equity section of the balance sheet.

     Amortization of debt issue costs -- The discount and debt issue costs relating to the issuance of the Guaranteed Notes have been deferred and are being amortized on a straight line basis over the life of the debt, which does not differ significantly from the interest method.

     Use of estimates -- The preparation of Overseas' financial statements, in conformity with US GAAP, requires management to make estimates and assumptions about future events that affect the reporting and disclosure of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense during the period covered by the financial statements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information.

     Cash and cash equivalents -- Cash equivalents consist of highly liquid investments, which are readily convertible into cash and have maturities of three months or less.

     Income taxes -- Deferred income taxes are determined under the liability method. Deferred income taxes represent liabilities to be paid or assets to be received in the future and reflect the tax consequences on future years of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. Future tax rate changes would affect those deferred tax liabilities or assets in the period when the tax rate change is enacted.

     Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not.

     Dividends -- Dutch law prescribes that no dividends can be declared until all losses, if any, have been recovered.

2.   Guaranteed Notes

     On October 10, 1997, Overseas issued US$ 500 million aggregate principal amount of Guaranteed Notes. The Guaranteed Notes were issued in two series; US$ 200 million 7.375% Notes due 2017 and US$ 300 million Notes 7.50% due 2027. The Guaranteed Notes are unconditionally guaranteed by TEG. Interest is payable semi-annually in arrears on April 15 and October 15 in each year, beginning April 1998. No principal payments on either series are due until the Guaranteed Notes are due.

Energy Group Overseas B.V.
NOTES TO THE FINANCIAL STATEMENTS (continued)


3.   Common stock equity

     The authorized share capital of Overseas consists of 200,000 ordinary shares of NLG 1 each. As at March 31, 1998, 40,000 shares ((pound)13,000) were issued and fully paid up. All shares are held by a wholly owned subsidiary of TEG.

4.   Related party transactions

     At March 31, 1998, Overseas had a long-term loan to a wholly-owned subsidiary of TEG (Related Party Obligor) of (pound)297,053,000. The long-term loan balance equals the principal amount of the Guaranteed Notes. Overseas had interest receivable from the Related Party Obligor relating to the long-term loan of (pound)10,049,000 at March 31, 1998. Interest income of (pound)10,268,000 and (pound)3,263,000 for the periods ended March 31, 1998 and May 18, 1998, respectively, was attributable to interest earned on the long-term loan to the Related Party Obligor. Additional funding in the amount of (pound)11,272,000 was received from the Related Party Obligor in April of 1998.

     Overseas will at all times earn a net spread of 12.5 basis points between the rate Overseas pays on the Guaranteed Notes and the rate Overseas charges the Related Party Obligor.

     Additionally,  the  Related  Party  Obligor  has  agreed to  discharge  and indemnify Overseas for the costs incurred by Overseas in issuing the Guaranteed Notes. The amortization charges shown in the statement of income are directly offset by the amortization income charged to the Related Party Obligor. The (pound)3,128,000 balance at March 31, 1998 represents the remaining unamortized discount and debt issue costs which will be recognized  in the  statement  of  income  over the life of the  Guaranteed
     Notes.

5.   Taxes

     All profit before tax is taxed in The Netherlands.

     A minimum taxable income, calculated as the 12.5 basis point spread between interest income and interest expense, must be utilized for determination of income tax expense if it exceeds Overseas' pre-tax income.

     During the period from April 1, 1998 through May 18, 1998, additional tax expense was incurred as the minimum taxable income exceeded actual pre-tax income. Any benefit from additional tax expense relating to the minimum taxable income can be carried forward for a three year period. Overseas has provided for a full valuation reserve against the deferred tax asset of (pound)2,000 at May 18, 1998 as it is more likely than not that the benefit will not be recognized.

     During the period ended March 31, 1998, the Dutch statutory rate for income under NGL 100,000 was decreased by 1% from 36% for income earned through December 31, 1997 to 35% for income earned on or after January 1, 1998. There was no change in the statutory rate for income over NGL 100,000.

                                                       Period from         Period from
                                                        formation         April 1, 1998
                                                         through             through
                                                      March 31, 1998       May 18, 1998
                                                      --------------       ------------
                                                              ((pound) thousand)
     Tax at Dutch statutory rate on pre-tax income           59                  16

     Movement on valuation allowance                         --                   2
                                                             --                  --
     Tax expense                                             59                  18
                                                             ==                  ==

Energy Group Overseas B.V.
NOTES TO THE FINANCIAL STATEMENTS (continued)


6.   Fair value of financial instruments

     The carrying amount and fair value of the material financial instruments used by Overseas are as follows:

                                                       As of March 31, 1998
                                                     ------------------------
                                                     Carrying            Fair
                                                      amount            value
                                                     --------           -----
                                                        ((pound) thousand)

     Guaranteed Notes                                 296,477          306,388
     Long-term loan to Related Party Obligor          297,053          306,981

     The fair value of the Guaranteed Notes and the long-term loan to the Related Party Obligor varies with market conditions and is estimated based on trading levels at March 31, 1998.

     The carrying amounts of all other assets and liabilities approximate their fair values because of the short maturity of these instruments.

7.   Subsequent events

     On May 19, 1998 TU Acquisitions Limited (TU Acquisitions), a wholly-owned subsidiary of Texas Utilities Company, acquired control of TEG. On October 9, 1998, due to a downgrading of the credit rating on the Guaranteed Notes, the interest rate on both series of Guaranteed Notes increased by five basis points. Overseas will continue to maintain its 12.5 basis point spread. In October 1998, in connection with a restructuring of TEG and its subsidiaries, Overseas and its direct holding company were sold to another wholly-owned subsidiary of TU Acquisitions and that subsidiary assumed the obligations of the Related Party Obligor under the long-term intercompany loan. In addition, TXU Eastern Holdings Limited, an indirect 90% holding company of TU Acquisitions, guaranteed the Guaranteed Notes.

          TXU EASTERN HOLDINGS LIMITED AND SUBSIDIARIES

             Unaudited condensed combined pro forma statement
               of income from continuing operations for the year
               ended December 31, 1998  . . . . . . . . . . . . . . .   P-2
             Notes to unaudited condensed combined pro forma
               statement of income  . . . . . . . . . . . . . . . . .   P-4

TXU Eastern Holdings Limited
Unaudited Condensed Combined Pro Forma Statement of Income
For the Year ended December 31, 1998


     As of May 19, 1998, TU Acquisitions Limited (TU Acquisitions), an indirect wholly-owned subsidiary of Texas Utilities Company (Texas Utilities), acquired control of The Energy Group PLC (now known as Energy Holdings (No. 3) Limited)
(TEG). TXU Eastern Holdings Limited (the Company), an indirect wholly-owned subsidiary of Texas Utilities, indirectly owns 90% of TU Acquisitions, and another indirect wholly-owned subsidiary of Texas Utilities owns the remaining 10%.

     Immediately prior to the purchase of TEG by TU Acquisitions, subsidiaries of TEG completed the sale of TEG's US and Australian coal businesses and US energy marketing operations (Peabody Sale). The TEG businesses acquired, exclusive of those operations sold in the Peabody Sale, are referred to as the "TEG Businesses Acquired", and include Eastern Group plc (Eastern), Energy Group Overseas B.V., a finance subsidiary (Overseas), and other minor operations.

     The following unaudited condensed combined pro forma statement of income for the year ended December 31, 1998 (the Pro Forma Statement of Income) has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of the Company, Eastern and Overseas included elsewhere in this offering memorandum. The Pro Forma Statement of Income assumes that the acquisition of the TEG Businesses Acquired occurred on January 1, 1998. The historical information included in the Pro Forma Statement of Income has been prepared in accordance with US GAAP.

     The acquisition of TEG by TU Acquisitions was accounted for as a purchase. The Pro Forma Statement of Income includes the effects of fair value and purchase accounting adjustments.

     The Pro Forma Statement of Income combines the unaudited historical condensed statements of consolidated income of Eastern and Overseas for the three months ended March 31, 1998 and the audited historical statements of consolidated income (loss) of Eastern and Overseas for the period from April 1, 1998 to May 18, 1998 with the audited historical statement of consolidated income of the Company for the period from formation to December 31, 1998 and gives effect to the pro forma adjustments described in the Notes hereto. The pro forma adjustments reflect estimates made by the Company and assumptions it believes to be reasonable. The Pro Forma Statement of Income includes an estimate of the financing charge as if the acquisition financing had been in place for the whole period. The pro forma information has not taken into account any significant changes in future operating activities that may occur as a result of the acquisition.

TXU Eastern Holdings Limited


     The Unaudited Condensed Combined Pro Forma Statement of Income is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been if the purchase had occurred on January 1, 1998, nor is it necessarily indicative of future operating results.


                                           TEG Businesses
                                              Acquired                                    The Company
                                 --------------------------------    -------------------------------------------------

                                             Historical                  Historical                 Pro Forma
                                 ----------------------------------  ------------------ -------------------------------

                                    Three Months      Period from       Period from                         Year ended
                                       ended           April 1 to       Formation to       Pro forma       December 31,
                                   March 31, 1998     May 18, 1998   December 31, 1998    Adjustments          1998
                                 -----------------   --------------  -----------------  ---------------  --------------
                                                                        ((pound) million)

Operating revenues                     1,100              425            2,165                   0               3,690
Costs and expenses                       996              436            1,851                (101)(a)           3,182
                                      ------           ------           ------              ------              ------
Operating income (loss)                  104              (11)             314                 101                 508
Other income (deductions)                  4                1               46                 (20)(b)              31
Interest income                           23               12               64                 (24)(c)              75
Interest expense                         (60)             (31)            (269)                (56)(d)            (416)
                                      ------           ------           ------              ------              ------
Income (loss) before income
  taxes                                   71              (29)             155                   1                 198
Income tax expense
   (benefit)                              30               (6)              67                   -                  91
                                      ------           ------           ------              ------              ------
Income (loss) before
   minority interest                      41              (23)              88                   1                 107
Minority interest                         --               --               11                   2(e)               13
                                      ------           ------           ------              ------              ------
Net income (loss)                         41              (23)              77                  (1)                 94
                                      ======           ======           ======              ======              ======


See Notes to Unaudited Condensed Combined Pro Forma Statement of Income.

TXU Eastern Holdings Limited

Notes to Unaudited Condensed Combined Pro Forma Statement of Income


     The amounts for the TEG Businesses Acquired are comprised of the following:

                                   Three Months Ended March 31, 1998             Period from April 1 through May 18, 1998
                               ------------------------------------------      -------------------------------------------

                               Eastern     Overseas    Other(1)     Total      Eastern     Overseas    Other(1)      Total
                               -------     --------    --------     -----      -------     --------    --------      -----

                                                                    ((pound) million)

Operating revenues               1,100          --          --       1,100         425          --          --         425
Operating expenses                 996          --          --         996         436          --          --         436
                                ------      ------      ------      ------      ------      ------      ------      ------
Operating income
  (loss)                           104          --          --         104         (11)         --          --         (11)
Other income                         4          --          --           4           1          --          --           1
Interest income                     23           6          (6)         23          12           3          (3)         12
Interest expense                   (54)         (6)         --         (60)        (28)         (3)         --         (31)
                                ------      ------      ------      ------      ------      ------      ------      ------
Income (loss)
 before income taxes                77          --          (6)         71         (26)         --          (3)        (29)
Income tax expense
   (benefit)                        32          --          (2)         30          (5)         --          (1)         (6)
                                ------      ------      ------      ------      ------      ------      ------      ------
Net income (loss)                   45          --          (4)         41         (21)         --          (2)        (23)
                                ======      ======      ======      ======      ======      ======      ======      ======


(1) Other represents the elimination of intercompany interest income on a long-term loan between Overseas and another subsidiary of TEG.

Summary of pro forma adjustments:

(a) Costs and expenses
    ------------------
                                                             ((pound) million)

      (1) Unfavorable electricity and gas contracts                 (29)

      (2) Leases                                                    (96)

      (3) Goodwill amortization                                      24
                                                                   ----
            Total                                                  (101)
                                                                   ====

TXU Eastern Holdings Limited

Notes to Unaudited Condensed Combined Pro Forma Statement of Income
(continued)

(1) Represents reversal of operating expenses, primarily for electricity and gas purchases, recorded by Eastern, to the extent that a liability for the present value of unfavorable commitments, obligations and contracts is made in purchase accounting.

(2) Represents impact of purchase accounting adjustments to fair value of leased assets, establishing a liability for probable variable payments and adjustment for the amortization of operating lease payments and capitalized leases over the revised estimated economic life of power plants under lease. Alternative operating methodologies employed by Texas Utilities extend the estimated economic life of the plants by ten years.

(3) Goodwill recorded by the Company from the acquisition totals approximately (pound)3.5 billion. Annual amortization over the 40-year life is (pound)88 million of which (pound)52 million was recorded during the period from May 19 to December 31, 1998. The net pro forma amortization for the period to acquisition is (pound)36 million which is (pound)24 million greater than amortization recorded by Eastern of (pound)12 million.

(b) Other income/deductions
    -----------------------
                                                              ((pound) million)

  (1) Equity in net income of TEG                                     (2)

  (2) Earnings on portion of Peabody Sale proceeds
         invested in  tax efficient scheme                           (18)
                                                                    -----

      Total                                                          (20)
                                                                    =====


(1) Represents reversal of equity in net income of TEG of (pound)2 million recorded by the Company for its approximate 22% interest for the period March through May 18, 1998.

(2) Represents reversal of earnings of (pound)18 million recorded by the Company on the portion of the Peabody Sale proceeds invested in a short-term investment. These proceeds have been used to reduce Acquisition debt for the entire period presented in the pro forma statement of income.

                                                             ((pound) million)

(c)  Interest income                                                (24)
     ---------------                                               =====

     Represents reversal of interest earnings on the remaining Peabody Sale proceeds invested in cash. These proceeds have been used to reduce Acquisition debt for the entire period presented in the pro forma statement of income.

                                                              ((pound) million)
(d) Interest expense
    ----------------

  (1) Interest and fees on Acquisition debt                         (50)

  (2) Interest on unfavorable commitments, obligations
          and unfavorable contracts                                  (8)

  (3) Amortization of discount on fair value of debt at acquisition   2
                                                                    -----
          Total                                                     (56)
                                                                    =====

(1) The annual pro forma interest expense on debt issued in the acquisition is (pound)120 million consisting of interest on the Acquisition facility of (pound)55 million, on the intercompany note to Texas Utilities of (pound)59 million and on loan notes of (pound)6 million. Pro forma annual amortization of financing fees on the Acquisition debt is (pound)12 million. Interest and

TXU Eastern Holdings Limited

Notes to Unaudited Condensed Consolidated Pro Forma Statement of Income (continued)


other  charges  incurred  for the period from  formation  to  December  31, 1998
total(pound)82   million.  The  net  pro  forma  increase  in  interest  expense is(pound)50 million.

(2) Represents pro forma annual interest on the present value of commitments, obligations and unfavorable contracts of (pound)13 million, less (pound)8 million incurred for the period from May 19 to December 31, 1998 plus (pound)3 million on imputed interest for a capital lease.

(3) Represents amortization of fair value adjustment to debt at acquisition of (pound)2 million.

(e) Represents minority interest on net earnings of TEG Businesses Acquired and pro forma adjustments.

The Company's total investment to acquire TEG was (pound)4,448 million.

                                                               ((pound) million)
The investment was funded as follows:
  Borrowings repaid with cash from Peabody Sale received by TEG prior
                to the Acquisition                                         1,314
  Proceeds from common stock issued to Texas Utilities                     1,467
  Borrowings under Acquisition facilities                                    700
  Note issued to Texas Utilities for TEG ordinary shares acquired by
       Texas Utilities in the Share Alternative                              882
  Loan notes                                                                  85
                                                                          ------
                          Total                                            4,448
                                                                          ======



Texas Utilities issued 37,316,884 shares of Texas Utilities common stock which TU Acquisitions offered to TEG shareholders as part of its Share Alternative. 105,117,983 of TEG ordinary shares outstanding were tendered by TEG shareholders and exchanged for Texas Utilities common stock. TU Acquisitions acquired the shares of Texas Utilities common stock from Texas Utilities by the issuance of an intercompany note for (pound)882 million bearing interest at 6.7% per annum.

                             REGISTERED OFFICE OF FUNDING
                                    Kempson House
                                   Camomile Street
                                   London EC3A 7AN

                            REGISTERED OFFICE OF HOLDINGS
                                    Kempson House
                                   Camomile Street
                                   London EC3A 7AN

                       TRUSTEE, PAYING AGENT AND TRANSFER AGENT
                                 The Bank of New York
                                  101 Barclay Street
                              New York, New York  10286

                      LUXEMBOURG PAYING AGENT AND TRANSFER AGENT
                            Kredietbank SA Luxembourgeoise
                              43, Boulevard Royal L-2955
                                      Luxembourg

                                BOOK-ENTRY DEPOSITARY
                                 The Bank of New York
                                  101 Barclay Street
                              New York, New York  10286

                                    EXCHANGE AGENT
                                 The Bank of New York
                                  101 Barclay Street
                              New York, New York  10286

                                    LEGAL ADVISORS


     To the Issuer and the Guarantor as
          to United States law

Thelen Reid & Priest LLP      Worsham, Forsythe           E.J. Lean
 40 West 57th Street        & Wooldridge, L.L.P.      Eastern Group plc
New York, New York 10019      1601 Bryan Street         Wherstead Park
                            Dallas, Texas  75201      Ipswich, Suffolk
                                                      England IP9 2AQ

                           To the Issuer and the Guarantor as
                                    to English law

                                     Norton Rose
                                    Kempson House
                                   Camomile Street
                                   London EC3A 7AN

                                    To the Holders
                               as to United States law

                         Winthrop, Stimson, Putnam & Roberts
                                One Battery Park Plaza
                               New York, New York 10004

                                       AUDITORS

                                PricewaterhouseCoopers

                                    LISTING AGENT

                            Kredietbank SA Luxembourgeoise

                   PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


          ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                    Under English law, directors are entitled to an indemnity out of the assets of the company for liabilities incurred by them in the proper management of the company's business, other than for wrongful or unauthorized acts. However,
          Section 310 Companies Act 1985 makes void any agreement by a company, whether contained in a company's articles of association or elsewhere, to indemnify any director or officer against, or hold him exempt from, any liability which would otherwise attach to him as a consequence of any illegal act, negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

                    There are certain exceptions to that general rule:

                    (1) A company is not prevented from purchasing and maintaining insurance for any director, officer or auditor against liability; and

                    (2) A company may indemnify any director, officer or auditor against any liability incurred by him in successfully defending civil or criminal proceedings or in successfully applying for judicial relief from liability in the case of honest and reasonable conduct under the Companies Act 1985 (i.e., actions under section 727 Companies Act 1985).

          Indemnification with respect to (2) may be done by including Regulation 118 of Table A in a company's articles. Regulation 118 states that:

                    "subject to the provisions of the Act but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty, or breach of trust in relation to the affairs of the company."

          Article 15 of the Articles of Association of TXU Eastern Funding Company provides as follows:

               "Every Director or other officer of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under the Act in which relief is granted to him by the Court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. This Regulation shall have effect only in so far as its provisions are not avoided by Section 310 of the Companies Act 1985. Regulation 118 in Table A shall not apply to the Company."

          Article 11.1 of the New Articles of Association of TXU Eastern Holdings Limited provides as follows:

               "Subject to the provisions of, and so far as may be consistent with, the Statutes, but without prejudice to any indemnity to which a director may be otherwise entitled, every director, auditor, secretary or other officer of the company shall be entitled to be indemnified by the company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court."

          ITEM 21.  EXHIBITS.


                    PREVIOUSLY FILED*
                   -------------------

                   WITH FILE     AS
         EXHIBIT     NUMBER    EXHIBIT
         -------   ---------   -------

          3(a)                        -  Memorandum of Association of TXU
                                         Eastern Funding Company.
          3(b)                        -  Articles of Association of TXU
                                         Eastern Funding Company.
          3(c)                        -  Memorandum of Association of TXU
                                         Eastern Holdings Limited.
          3(d)                        -  Articles of Association of TXU
                                         Eastern Holdings Limited.
          4(a)                        -  Indenture (For Unsecured Debt
                                         Securities) dated May 1, 1999.
          4(b)                        -  Officer's Certificate
                                         establishing 6.15% senior notes
                                         due May 15, 2002 and 6.15%
                                         exchange senior notes due May 15,
                                         2002, with the forms of notes
                                         attached thereto.
          4(c)                        -  Officer's Certificate
                                         establishing 6.45% senior notes
                                         due May 15, 2005 and 6.45%
                                         exchange senior notes due May 15,
                                         2005, with the forms of notes
                                         attached thereto.
          4(d)                        -  Officer's Certificate
                                         establishing 6.75% senior notes
                                         due May 15, 2009 and 6.75%
                                         exchange senior notes due May 15,
                                         2009 with the forms of notes
                                         attached thereto.
          4(e)                        -  Registration Rights Agreement
                                         with respect to the senior notes.
          4(f)                        -  Deposit Agreement with respect to
                                         the senior notes and the exchange
                                         senior notes.
          4(g)                        -  Form of Letter of Transmittal.
          5(a)                        -  Opinion and Consent of E.J. Lean,
                                         General Counsel to TXU Eastern
                                         Funding Company and TXU Eastern
                                         Holdings Limited.
          5(b)                        -  Opinion and Consent of Worsham,
                                         Forsythe & Wooldridge, L.L.P.,
                                         United States counsel to TXU
                                         Eastern Funding Company and TXU
                                         Eastern Holdings Limited.
          5(c)                        -  Opinion and Consent of Thelen
          and                            Reid & Priest LLP, special
          8(a)                           United States counsel to TXU
                                         Eastern Funding Company and TXU
                                         Eastern Holdings Limited.
        **8(b)                        -  Opinion of Norton Rose, English
                                         legal advisers to TXU Eastern
                                         Funding Company and TXU Eastern
                                         Holdings Limited.
          10(a)     1-12833     10(a) -  Facilities Agreement for (pounds
                   Form 10-Q             sterling)1,275,000, Credit
                    (Quarter             Facilities, dated March 24, 1999,
                  ended March            among TXU Eastern Holdings
                   31, 1999)             Limited, TU Finance (No. 2)
                                         Limited, TU Acquisitions Limited,
                                         Chase Manhattan Bank plc, Lehman
                                         Brothers International (Europe),
                                         Merrill Lynch Capital Corporation
                                         and the other banks named
                                         therein.

                    PREVIOUSLY FILED*
                   -------------------

                   WITH FILE     AS
         EXHIBIT     NUMBER    EXHIBIT
         -------   ---------   -------


          10(b)     1-12833     99(a) -  Facility Agreement for (pounds
                   Form 10-Q             sterling)250,000,000 Revolving
                    (Quarter             Credit Facility, dated May 21,
                     ended               1998, among Eastern Electricity
                   September             plc, and Chase Manhattan plc,
                   30, 1998)             Lehman Brothers International and
                                         Merrill Lynch Capital Corporation
                                         as Joint Lead Arrangers, and The
                                         Chase Manhattan Bank, Lehman
                                         Commercial Paper Inc. and Merrill
                                         Lynch Capital Corporation as
                                         Underwriters.
          10(c)   333-8008 and   4.1  -  Indenture, dated as of October
                   333-8008-1            16, 1997, among Energy Group
                                         Overseas B.V. (EGO), The Energy
                                         Group PLC and The Bank of New
                                         York, as Trustee.
          10(d)   333-8008 and   4.2  -  Form of 7.375% Series B
                   333-8008-1            Guaranteed note of EGO due 2017.
          10(e)   333-8008 and   4.3  -  Form of 7.500% Series B
                   333-8008-1            Guaranteed note of EGO due 2027.
          10(f)     1-14576     3.10  -  Deed of Assignment of Rents,
                   Form 20-F,            dated as of October 28, 1996,
                     dated               among Eastern Merchant Properties
                  January 27,            Limited (EMPL), Eastern Group
                      1997               Finance Limited, Barclays Bank
                                         PLC (as agent) and the banks
                                         listed therein.
          10(g)     1-14576     3.11  -  Standby Credit Facility
                   Form 20-F,            Agreement, dated as of October
                     dated               18, 1996, among EMPL and Eastern
                  January 27,            Merchant Generation Limited
                      1997               (EMGL) (as borrowers), Eastern
                                         Group plc (Eastern) and Eastern
                                         Generation Limited (EGL) (as
                                         guarantors), Eastern Electricity
                                         plc (EE), The Industrial Bank of
                                         Japan, Limited (as arranger and
                                         agent), The Bank of Nova Scotia,
                                         the Dai-ichi Kangyo Bank,
                                         Limited, The Royal Bank of
                                         Scotland plc and Societe Generale
                                         (as co-arrangers), and the
                                         financial institutions listed
                                         therein.
          **10(h)                     -  Pooling and Settlement Agreement
                                         dated 30 March 1990, as amended
                                         as of 15 April 1999, among
                                         Eastern Electricity plc, National
                                         Grid Company plc and other
                                         parties.
          **10(i)                     -  Master Connection and Use of
                                         System Agreement dated as of 30
                                         March 1990 among the National
                                         Grid Company plc and its users
                                         (including Eastern Electricity
                                         plc).
          **10(j)                     -  Lease of land and premises known
                                         as West Burton, Ironbridge and
                                         Rugeley B Power Stations dated 27
                                         June  1996 from National Power
                                         PLC to Eastern Merchant
                                         Properties Limited and Eastern
                                         Group PLC.
          **10(k)                     -  Sublease of land and premises
                                         known as West Burton, Ironbridge
                                         and Rugeley B Power Stations
                                         dated 27 June  1996 from Eastern
                                         Merchant Properties Limited to
                                         Eastern Merchant Generation
                                         Limited and Eastern Group PLC.
          **10(l)                     -  Lease of commercial premises at
                                         High Marnham, Newark,
                                         Nottinghamshire dated 2 July 1996
                                         between PowerGen plc and Eastern
                                         Merchant Properties Limited.

                    PREVIOUSLY FILED*
                   -------------------

                   WITH FILE     AS
         EXHIBIT     NUMBER    EXHIBIT
         -------   ---------   -------

          **10(m)                     -  Underlease of commercial premises
                                         at High Marnham, Newark,
                                         Nottinghamshire dated 2 July 1996
                                         between Eastern Merchant
                                         Properties Limited and Eastern
                                         Merchant Generation Limited.
          **10(n)                     -  Lease of commercial premises at
                                         Drakelow, Burton-on-Trent,
                                         Staffordshire dated 2 July 1996
                                         between PowerGen plc and Eastern
                                         Merchant Properties Limited.
          **10(o)                     -  Underlease of commercial premises
                                         at Drakelow, Burton-on-Trent,
                                         Staffordshire dated 2 July 1996
                                         between Eastern Merchant
                                         Properties Limited and Eastern
                                         Merchant Generation Limited.
          12(a)                       -  Computation of Ratio of Earnings
                                         to Fixed Charges for TXU Eastern
                                         Holdings Limited.
          12(b)                       -  Computation of Ratio of Earnings
                                         to Fixed Charges for Eastern
                                         Group plc and Subsidiaries (US
                                         GAAP basis).
          12(c)                       -  Computation of Ratio of Earnings
                                         to Fixed Charges for Earnings to
                                         Fixed Charges for Eastern Group
                                         plc and Subsidiaries (UK GAAP
                                         basis).
          21(a)                       -  List of subsidiaries of TXU
                                         Eastern Holdings Limited.
          23(a)                       -  Consent of PricewaterhouseCoopers.
          23(b)                       -  Consent of E.J. Lean (included in
                                         Opinion filed as Exhibit 5(a)
                                         hereto).
          23(c)                       -  Consent of Worsham, Forsythe &
                                         Wooldridge, L.L.P. (included in
                                         Opinion filed as Exhibit 5(b)
                                         hereto).
          23(d)                       -  Consent of Thelen Reid & Priest LLP
                                         (included in Opinion filed as
                                         Exhibits 5(c) and 8(a) hereto).
          23(e)                       -  Consent of Norton Rose.
          24(a)                       -  Power of Attorney for TXU Eastern
                                         Funding Company (see Page II-7).
          24(b)                       -  Power of Attorney for TXU Eastern
                                         Holdings Limited (see Page II-8).
          25(a)                       -  Statement on Form T-1 of The Bank
                                         of New York relating to the
                                         Indenture (For Unsecured Debt
                                         Securities) dated May 1, 1999.
          27(a)                       -  Financial Data Schedule.
          99(a)                       -  Form of Exchange Agent Agreement.

          -----------------------------------

          * Incorporated herein by reference.
          **To be filed by amendment.

          ITEM 22. UNDERTAKINGS.

          a.     The undersigned registrants hereby undertake:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events
             arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          b. That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          c. (i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          d. To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  POWER OF ATTORNEY

               EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, AND EACH OF THEM SEVERALLY, AS HIS ATTORNEY-IN-FACT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH AGENT FOR SERVICE AS ITS ATTORNEY-IN-FACT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND BEHALF.


                                      SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY
          AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON JULY 2, 1999.

                                           TXU EASTERN FUNDING COMPANY


                                           BY /s/ Robert A. Wooldridge
                                             -------------------------------
                                             (ROBERT A. WOOLDRIDGE, DIRECTOR
                                             AND DULY APPOINTED ATTORNEY FOR
                                             THE REGISTRANT)


               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURES                   TITLE             DATE
                      -----------                  -----            -----



             /s/ Erle Nye                     PRINCIPAL
           -----------------------------      EXECUTIVE
                   (ERLE NYE)                 OFFICER AND
                                              DIRECTOR          July 2, 1999



             /s/ Michael J. McNally
           -----------------------------      PRINCIPAL
               (MICHAEL J. MCNALLY)           FINANCIAL
                                              OFFICER,
                                              PRINCIPAL
                                              ACCOUNTING
                                              OFFICER
                                              AND DIRECTOR       July 2, 1999


             /s/ H. Jarrell Gibbs
           -----------------------------      DIRECTOR           July 2, 1999
                (H. JARRELL GIBBS)




            /s/ Robert A. Wooldridge
           -----------------------------      DIRECTOR           July 2, 1999
              (ROBERT A. WOOLDRIDGE)



             /s/ Robert J. Reger, Jr.
           -----------------------------      AUTHORIZED
              (ROBERT J. REGER, JR.)          REPRESENTATIVE
                                              IN THE UNITED
                                              STATES              July 2, 1999

                                  POWER OF ATTORNEY

               EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, AND EACH OF THEM SEVERALLY, AS HIS ATTORNEY-IN-FACT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH AGENT FOR SERVICE AS ITS ATTORNEY-IN-FACT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND BEHALF.


                                      SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY
          AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON JULY 2, 1999.



                                           TXU EASTERN HOLDINGS LIMITED


                                           BY  /s/ Robert A. Wooldridge
                                             -------------------------------
                                             (ROBERT A. WOOLDRIDGE, DIRECTOR
                                             AND DULY APPOINTED ATTORNEY FOR
                                             THE REGISTRANT)


               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURES                   TITLE             DATE
                      ----------                   -----            -----


            /s/ Erle Nye
           ------------------------------     PRINCIPAL
                    (ERLE NYE)                EXECUTIVE
                                              OFFICER AND
                                              DIRECTOR            July 2, 1999


            /s/ Michael J. McNally
           ------------------------------     PRINCIPAL
               (MICHAEL J. MCNALLY)           FINANCIAL
                                              OFFICER,
                                              PRINCIPAL
                                              ACCOUNTING
                                              OFFICER
                                              AND DIRECTOR         July 2, 1999
            /s/ Robert A. Wooldridge
           ------------------------------     DIRECTOR             July 2, 1999
               (ROBERT A. WOOLDRIDGE)


            /s/ Derek Charles Bonham
           ------------------------------     DIRECTOR             July 2, 1999
              (DEREK CHARLES BONHAM)


            /s/ H. Jarrell Gibbs
           ------------------------------     DIRECTOR             July 2, 1999
                (H. JARRELL GIBBS)


            /s/ Paul Colin Marsh
           ------------------------------     DIRECTOR             July 2, 1999
                (PAUL COLIN MARSH)


            /s/ Philip George Turberville
           ------------------------------     DIRECTOR             July 2, 1999
            (PHILIP GEORGE TURBERVILLE)


            /s/ James Whelan
           ------------------------------     DIRECTOR             July 2, 1999
                  (JAMES WHELAN)


            /s/ Robert J. Reger, Jr.
           ------------------------------     AUTHORIZED
              (ROBERT J. REGER, JR.)          REPRESENTATIVE
                                              IN THE UNITED
                                              STATES               July 2, 1999

                              EXHIBIT INDEX

                    PREVIOUSLY FILED*
                   -------------------

                   WITH FILE     AS
         EXHIBIT     NUMBER    EXHIBIT
         -------   ---------   -------

          3(a)                        -  Memorandum of Association of TXU
                                         Eastern Funding Company.
          3(b)                        -  Articles of Association of TXU
                                         Eastern Funding Company.
          3(c)                        -  Memorandum of Association of TXU
                                         Eastern Holdings Limited.
          3(d)                        -  Articles of Association of TXU
                                         Eastern Holdings Limited.
          4(a)                        -  Indenture (For Unsecured Debt
                                         Securities) dated May 1, 1999.
          4(b)                        -  Officer's Certificate
                                         establishing 6.15% senior notes
                                         due May 15, 2002 and 6.15%
                                         exchange senior notes due May 15,
                                         2002, with the forms of notes
                                         attached thereto.
          4(c)                        -  Officer's Certificate
                                         establishing 6.45% senior notes
                                         due May 15, 2005 and 6.45%
                                         exchange senior notes due May 15,
                                         2005, with the forms of notes
                                         attached thereto.
          4(d)                        -  Officer's Certificate
                                         establishing 6.75% senior notes
                                         due May 15, 2009 and 6.75%
                                         exchange senior notes due May 15,
                                         2009 with the forms of notes
                                         attached thereto.
          4(e)                        -  Registration Rights Agreement
                                         with respect to the senior notes.
          4(f)                        -  Deposit Agreement with respect to
                                         the senior notes and the exchange
                                         senior notes.
          4(g)                        -  Form of Letter of Transmittal.
          5(a)                        -  Opinion and Consent of E.J. Lean,
                                         General Counsel to TXU Eastern
                                         Funding Company and TXU Eastern
                                         Holdings Limited.
          5(b)                        -  Opinion and Consent of Worsham,
                                         Forsythe & Wooldridge, L.L.P.,
                                         United States counsel to TXU
                                         Eastern Funding Company and TXU
                                         Eastern Holdings Limited.
          5(c)                        -  Opinion and Consent of Thelen
          and                            Reid & Priest and LLP, special
          8(a)                           United States counsel to TXU
                                         Eastern Funding Company and TXU
                                         Eastern Holdings Limited.
        **8(b)                        -  Opinion of Norton Rose, English
                                         legal advisers to TXU Eastern
                                         Funding Company and TXU Eastern
                                         Holdings Limited.
          10(a)     1-12833     10(a) -  Facilities Agreement for (pounds
                   Form 10-Q             sterling)1,275,000, Credit
                    (Quarter             Facilities, dated March 24, 1999,
                  ended March            among TXU Eastern Holdings
                   31, 1999)             Limited, TU Finance (No. 2)
                                         Limited, TU Acquisitions Limited,
                                         Chase Manhattan Bank plc, Lehman
                                         Brothers International (Europe),
                                         Merrill Lynch Capital Corporation
                                         and the other banks named
                                         therein.

                    PREVIOUSLY FILED*
                   -------------------

                   WITH FILE     AS
         EXHIBIT     NUMBER    EXHIBIT
         -------   ---------   -------


          10(b)     1-12833     99(a) -  Facility Agreement for (pounds
                   Form 10-Q             sterling)250,000,000 Revolving
                    (Quarter             Credit Facility, dated May 21,
                     ended               1998, among Eastern Electricity
                   September             plc, and Chase Manhattan plc,
                   30, 1998)             Lehman Brothers International and
                                         Merrill Lynch Capital Corporation
                                         as Joint Lead Arrangers, and The
                                         Chase Manhattan Bank, Lehman
                                         Commercial Paper Inc. and Merrill
                                         Lynch Capital Corporation as
                                         Underwriters.
          10(c)   333-8008 and   4.1  -  Indenture, dated as of October
                   333-8008-1            16, 1997, among Energy Group
                                         Overseas B.V. (EGO), The Energy
                                         Group PLC and The Bank of New
                                         York, as Trustee.
          10(d)   333-8008 and   4.2  -  Form of 7.375% Series B
                   333-8008-1            Guaranteed note of EGO due 2017.
          10(e)   333-8008 and   4.3  -  Form of 7.500% Series B
                   333-8008-1            Guaranteed note of EGO due 2027.
          10(f)     1-14576     3.10  -  Deed of Assignment of Rents,
                   Form 20-F,            dated as of October 28, 1996,
                     dated               among Eastern Merchant Properties
                  January 27,            Limited (EMPL), Eastern Group
                      1997               Finance Limited, Barclays Bank
                                         PLC (as agent) and the banks
                                         listed therein.
          10(g)     1-14576     3.11  -  Standby Credit Facility
                   Form 20-F,            Agreement, dated as of October
                     dated               18, 1996, among EMPL and Eastern
                  January 27,            Merchant Generation Limited
                      1997               (EMGL) (as borrowers), Eastern
                                         Group plc (Eastern) and Eastern
                                         Generation Limited (EGL) (as
                                         guarantors), Eastern Electricity
                                         plc (EE), The Industrial Bank of
                                         Japan, Limited (as arranger and
                                         agent), The Bank of Nova Scotia,
                                         the Dai-ichi Kangyo Bank,
                                         Limited, The Royal Bank of
                                         Scotland plc and Societe Generale
                                         (as co-arrangers), and the
                                         financial institutions listed
                                         therein.
          **10(h)                     -  Pooling and Settlement Agreement
                                         dated 30 March 1990, as amended
                                         as of 15 April 1999, among
                                         Eastern Electricity plc, National
                                         Grid Company plc and other
                                         parties.
          **10(i)                     -  Master Connection and Use of
                                         System Agreement dated as of 30
                                         March 1990 among the National
                                         Grid Company plc and its users
                                         (including Eastern Electricity
                                         plc).
          **10(j)                     -  Lease of land and premises known
                                         as West Burton, Ironbridge and
                                         Rugeley B Power Stations dated 27
                                         June  1996 from National Power
                                         PLC to Eastern Merchant
                                         Properties Limited and Eastern
                                         Group PLC.
          **10(k)                     -  Sublease of land and premises
                                         known as West Burton, Ironbridge
                                         and Rugeley B Power Stations
                                         dated 27 June  1996 from Eastern
                                         Merchant Properties Limited to
                                         Eastern Merchant Generation
                                         Limited and Eastern Group PLC.
          **10(l)                     -  Lease of commercial premises at
                                         High Marnham, Newark,
                                         Nottinghamshire dated 2 July 1996
                                         between PowerGen plc and Eastern
                                         Merchant Properties Limited.

                    PREVIOUSLY FILED*
                   -------------------

                   WITH FILE     AS
         EXHIBIT     NUMBER    EXHIBIT
         -------   ---------   -------

          **10(m)                     -  Underlease of commercial premises
                                         at High Marnham, Newark,
                                         Nottinghamshire dated 2 July 1996
                                         between Eastern Merchant
                                         Properties Limited and Eastern
                                         Merchant Generation Limited.
          **10(n)                     -  Lease of commercial premises at
                                         Drakelow, Burton-on-Trent,
                                         Staffordshire dated 2 July 1996
                                         between PowerGen plc and Eastern
                                         Merchant Properties Limited.
          **10(o)                     -  Underlease of commercial premises
                                         at Drakelow, Burton-on-Trent,
                                         Staffordshire dated 2 July 1996
                                         between Eastern Merchant
                                         Properties Limited and Eastern
                                         Merchant Generation Limited.
          12(a)                       -  Computation of Ratio of Earnings
                                         to Fixed Charges for TXU Eastern
                                         Holdings Limited.
          12(b)                       -  Computation of Ratio of Earnings
                                         to Fixed Charges for Eastern
                                         Group plc and Subsidiaries (US
                                         GAAP basis).
          12(c)                       -  Computation of Ratio of Earnings
                                         to Fixed Charges for Earnings to
                                         Fixed Charges for Eastern Group
                                         plc and Subsidiaries (UK GAAP
                                         basis).
          21(a)                       -  List of subsidiaries of TXU
                                         Eastern Holdings Limited.
          23(a)                       -  Consent of PricewaterhouseCoopers.
          23(b)                       -  Consent of E.J. Lean (included in
                                         Opinion filed as Exhibit 5(a)
                                         hereto).
          23(c)                       -  Consent of Worsham, Forsythe &
                                         Wooldridge, L.L.P. (included in
                                         Opinion filed as Exhibit 5(b)
                                         hereto).
          23(d)                       -  Consent of Thelen Reid & Priest LLP
                                         (included in Opinion filed as
                                         Exhibits 5(c) and 8(a) hereto).
          23(e)                       -  Consent of Norton Rose.
          24(a)                       -  Power of Attorney for TXU Eastern
                                         Funding Company (see Page II-7).
          24(b)                       -  Power of Attorney for TXU Eastern
                                         Holdings Limited (see Page II-8).
          25(a)                       -  Statement on Form T-1 of The Bank
                                         of New York relating to the
                                         Indenture (For Unsecured Debt
                                         Securities) dated May 1, 1999.
          27(a)                       -  Financial Data Schedule.
          99(a)                       -  Form of Exchange Agent Agreement.

          -----------------------------------

          * Incorporated herein by reference.
          **To be filed by amendment.